As filed with the Securities and Exchange Commission on September 11, 2019

Registration No. 333-________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Cincinnati Bancorp, Inc.

Cincinnati Federal 401(k) Profit Sharing Plan and Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland	6035	84-2848636
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

6581 Harrison Avenue

Cincinnati, Ohio 45247

(513) 574-3025

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Joseph V. Bunke

President

Cincinnati Bancorp, Inc.

6581 Harrison Avenue

Cincinnati, Ohio 45247

(513) 574-3025

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Kip A. Weissman, Esq.

Victor L. Cangelosi, Esq.

Luse Gorman, PC

5335 Wisconsin Avenue, N.W., Suite 780

Washington, D.C. 20015

(202) 274-2028

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒	Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act: ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	2,975,625 shares	$10.00	$29,756,250 (1)	$3,607.00
Participation Interests	(2)			(2)
(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	The securities to be purchased by the Cincinnati Federal 401(k) Profit Sharing Plan and Trust are included in the amount shown for the common stock. Accordingly, no separate fee is required for the participation interests.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus Supplement

CINCINNATI FEDERAL 401(k) PLAN

Offering of Participation Interests in up to 413,032 Shares

of

CINCINNATI BANCORP, INC.

Common Stock

Cincinnati Bancorp, Inc., a new Maryland corporation, is offering shares of common stock for sale at $10.00 per share in connection with the conversion of CF Mutual Holding Company from the mutual holding company to the stock holding company form of organization. The shares being offered represent the ownership interest in Cincinnati Bancorp, an existing federal corporation, currently owned by CF Mutual Holding Company. Cincinnati Bancorp’s common stock currently trades on the OTC Pink Marketplace (OTCPK) under the trading symbol “CNNB.” We have applied to list the shares of Cincinnati Bancorp, Inc. common stock on the Nasdaq Capital Market under the symbol “CNNB.”

In connection with the offering, Cincinnati Federal is allowing participants in the Cincinnati Federal 401(k) Plan (the “401(k) Plan”) to invest all or a portion of their account balances in Cincinnati Bancorp, Inc. common stock. Based upon the value of the 401(k) Plan assets at June 30, 2019, the trustee of the 401(k) Plan could purchase up to 413,032 shares of Cincinnati Bancorp, Inc. common stock, at the purchase price of $10.00 per share. This prospectus supplement relates to the election of 401(k) Plan participants to direct the trustee of the 401(k) Plan to invest all or a portion of their 401(k) Plan account balances in Cincinnati Bancorp, Inc. common stock at the time of the stock offering.

Before you consider investing, you should read the prospectus of Cincinnati Bancorp, Inc., dated [date], which is attached to this prospectus supplement. It contains detailed information regarding the conversion, the stock offering of Cincinnati Bancorp, Inc., and the financial condition, results of operations and business of Cincinnati Federal. This prospectus supplement provides information regarding the 401(k) Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

________________________________

For a discussion of risks that you should consider, see “Risk Factors” in this prospectus supplement, “Risk Factors” beginning on page [1] of the attached prospectus, and “Notice of Your Rights Concerning Employer Securities” in this prospectus supplement.

The interests in the 401(k) Plan and the offering of the shares of Cincinnati Bancorp, Inc. common stock have not been approved or disapproved by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Securities and Exchange Commission or any other federal or state agency. Any representation to the contrary is a criminal offense.

The securities offered by this prospectus supplement are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus supplement may be used only in connection with offers and sales, by Cincinnati Bancorp, Inc., in the offering of Cincinnati Bancorp, Inc. common stock that may be acquired within the 401(k) Plan. No one may use this prospectus supplement to reoffer or resell interests in shares of Cincinnati Bancorp, Inc. common stock acquired through the 401(k) Plan.

You should rely only on the information contained in this prospectus supplement and the attached prospectus. Cincinnati Bancorp, Inc., Cincinnati Federal and the 401(k) Plan have not authorized anyone to provide you with different information.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the attached prospectus nor any sale of Cincinnati Bancorp, Inc. common stock shall under any circumstances imply that there has been no change in the affairs of Cincinnati Bancorp, Cincinnati Federal or the 401(k) Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is [date].

RISK FACTORS

In addition to considering the material risks disclosed under “Risk Factors” beginning on page [1] of the attached prospectus, you should also consider the following:

If you elect to purchase Cincinnati Bancorp, Inc. common stock using your 401(k) Plan account balance and the stock offering is oversubscribed, you will bear the risk of price changes in the investment funds of the 401(k) Plan.

If you elect to purchase Cincinnati Bancorp, Inc. common stock using your 401(k) Plan account balance, the 401(k) Plan trustee will sell the designated percentage of your designated investment funds (other than the existing Cincinnati Bancorp Stock Fund) within your 401(k) Plan account based on your investment election. If the stock offering is oversubscribed (i.e., there are more orders for Cincinnati Bancorp, Inc. common stock than shares available for sale in the stock offering) and the 401(k) Plan trustee cannot use any or all of the funds you allocate to purchase Cincinnati Bancorp, Inc. common stock, the funds that cannot be invested in Cincinnati Bancorp, Inc. common stock, and any interest earned on such funds, will be reinvested in your existing investment funds of the 401(k) Plan (other than the existing Cincinnati Bancorp Stock Fund), according to your then existing investment election (i.e., in proportion to your investment direction for future contributions). During the period from when the 401(k) Plan trustee sells a percentage of each of your investment funds until reinvestment of some or all of those funds back into your investment funds as a result of an oversubscription, you will bear the risk of price changes in the investment funds. It is possible that during this period some or all of the investment funds may have increased in value more than the amount of any interest you may have earned on the reinvested funds before reinvestment. See “The Offering – Purchases in the Stock Offering and Oversubscriptions” in this prospectus supplement.

THE OFFERING

Securities Offered

Cincinnati Bancorp, Inc. is offering participants of the 401(k) Plan the opportunity to purchase participation interests in shares of Cincinnati Bancorp, Inc. common stock through the 401(k) Plan. A “participation interest” represents your indirect ownership of stock units that are acquired by the 401(k) Plan pursuant to your election, and is the equivalent to one share of Cincinnati Bancorp, Inc. common stock. In this prospectus supplement, “participation interests” are referred to as shares of Cincinnati Bancorp, Inc. common stock. At the purchase price of $10.00 per share, the 401(k) Plan may acquire up to 413,032 shares of Cincinnati Bancorp, Inc. common stock in the stock offering, based on the approximate fair market value of the 401(k) Plan’s assets as of June 30, 2019.

Only employees of Cincinnati Federal may become participants in the 401(k) Plan and only participants may purchase shares of Cincinnati Bancorp, Inc. common stock through the 401(k) Plan. Your investment in shares of Cincinnati Bancorp, Inc. common stock in connection with the stock offering is subject to the purchase priorities listed below.

Information regarding the 401(k) Plan is contained in this prospectus supplement and information with respect to the financial condition, results of operations and business of Cincinnati Bancorp and Cincinnati Federal is contained in the accompanying prospectus. The address of the corporate/main office of Cincinnati Bancorp, Inc. and Cincinnati Federal is 6581 Harrison Avenue, Cincinnati, Ohio 45247 and the telephone number at this address is (513) 574-3025.

Address all questions about this prospectus supplement to Herbert Brinkman, Chief Financial Officer and Treasurer, at Cincinnati Federal; telephone: (513) 574-3025; email: hbrinkman@cincinnatifederal.com.

Direct all questions about the stock offering, the prospectus, or obtaining a stock order form to purchase stock in the offering outside the 401(k) Plan to the Stock Information Center at [#], Monday through Friday, 10:00 a.m. through 4:00 p.m., Eastern time. The Stock Information Center will be closed on bank holidays.

Election to Purchase Cincinnati Bancorp, Inc. Common Stock	In connection with the stock offering, you may elect to designate a percentage of your 401(k) Plan (other than the existing Cincinnati Bancorp Stock Fund) account balance (up to 100%) to be used to purchase shares of Cincinnati Bancorp, Inc. common stock in the stock offering. The trustee of the 401(k) Plan will purchase Cincinnati Bancorp, Inc. common stock at $10.00 per share to be held as stock units, in accordance with your directions. However, your directions are subject to purchase priorities and purchase limitations described below.

Purchase Priorities	All 401(k) Plan participants are eligible to elect to order Cincinnati Bancorp, Inc. common stock in the stock offering. However, the elections are subject to the purchase priorities in the Plan of Conversion and Reorganization, which provides for a subscription offering and a community offering. In the stock offering, purchase priorities are as follows and apply in case more shares of Cincinnati Bancorp, Inc. common stock are ordered than are available for sale (i.e., an “oversubscription”):

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Subscription Offering:

(1)          Each depositor of Cincinnati Federal with aggregate account balances of at least $50 at the close of business on June 30, 2018, get first priority.

(2)         Cincinnati Federal’s tax-qualified plans, including the employee stock ownership plan and the 401(k) Plan, get second priority.

(3)          Each depositor of Cincinnati Federal aggregate account balances of at least $50 at the close of business on September 30, 2019, get third priority.

(4)          Each depositor of Cincinnati Federal at the close of business on [date], 2019, and each borrower each borrower of Cincinnati Federal at the close of business on January 21, 2015 and borrower of the former Kentucky Federal Savings and Loan Association at the close of business on October 12, 2018, whose borrowings, in each case, remained outstanding at [date], 2019, get fourth priority.

Community Offering:

Shares of Cincinnati Bancorp, Inc. common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering,” with a preference given to (i) natural persons (including trusts of natural persons) in Butler, Clermont, Hamilton and Warren counties in Ohio, Dearborn County in Indiana, and Boone, Campbell and Kenton counties in Kentucky, (ii) Cincinnati Bancorp’s public stockholders at the close of business on [date], 2019; and (iii) other members of the general public.

If you fall into purchase priority (1), (3) or (4), you have subscription rights to purchase Cincinnati Bancorp, Inc. common stock in the subscription offering. You may use up to 100% of your 401(k) Plan account balance (other the existing Cincinnati Bancorp Stock Fund) to pay for the shares of Cincinnati Bancorp, Inc. common stock.

If you do not fall into purchase priority (1), (3) or (4), you may place an order for the purchase of Cincinnati Bancorp, Inc. common stock through the 401(k) Plan in the Community Offering, if any, using the enclosed Special Investment Election Form, to be completed and submitted in the manner described below under “How to Order Common Stock Through the 401(k) Plan During the Offering.”

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If you fall into purchase priority (1), (3) or (4), you will separately receive a stock offering materials package in the mail, including a stock order form. You may use the stock order form to order shares of Cincinnati Bancorp, Inc. common stock outside the 401(k) Plan. Refer to the prospectus for information on how to submit such orders.

Additionally, or instead of placing an order outside of the 401(k) Plan using a stock order form, you may place an order for the purchase of Cincinnati Bancorp, Inc. common stock through the 401(k) Plan, using the enclosed Special Investment Election Form, to be completed and submitted in the manner described below under “How to Order Common Stock Through the 401(k) Plan During the Offering.”

Purchases in the Stock Offering and Oversubscriptions	The trustee of the 401(k) Plan will order shares of Cincinnati Bancorp, Inc. common stock in the stock offering based on the designated percentage set forth on your Special Investment Election Form. Specifically, on or about the second business day following the conclusion of the 401(k) Plan Offering Period (as defined below), each of your current investments funds within your 401(k) Plan account (other than the existing Cincinnati Bancorp Stock Fund) will be liquidated based on your designated percentage, and the proceeds (rounded down to the nearest $10.00 increment) will be transferred to an interest-bearing account held by the 401(k) Plan pending the formal closing of the stock offering several weeks later. We will determine whether all, or any portion of, your order will be filled (if the offering is oversubscribed, you may not receive any, or all, of your order, depending on your purchase priority, as described above). The amount that can be used toward your order will be applied to the purchase of shares of Cincinnati Bancorp, Inc. common stock. Following the formal closing of the stock offering, your purchased shares of Cincinnati Bancorp, Inc. common stock will be reflected in the new Cincinnati Bancorp, Inc. Stock Fund, which will also then included converted shares of common stock of Cincinnati Bancorp. Your ownership interest in the Cincinnati Bancorp, Inc. Stock Fund will initially be based on the number of shares of Cincinnati Bancorp, Inc. common stock that you purchased through the 401(k) Plan in the stock offering, plus the converted shares of common stock of Cincinnati Bancorp and any cash from the existing Cincinnati Bancorp Stock Fund. See “Composition of the Cincinnati Bancorp, Inc. Stock Fund” for further details.

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If the stock offering is oversubscribed (i.e., there are more orders for Cincinnati Bancorp, Inc. common stock than shares available for sale in the stock offering) and the trustee is unable to use the full amount allocated by you to purchase Cincinnati Bancorp, Inc. common stock in the stock offering, the amount that cannot be invested in Cincinnati Bancorp, Inc. common stock, and any interest earned on that amount, will be reinvested in the existing investment funds of the 401(k) Plan (other than the existing Cincinnati Bancorp Stock Fund), in accordance with your then existing investment election (in proportion to your investment direction for future contributions). The prospectus describes the allocation procedures in the event of an oversubscription.

If you choose not to direct the investment of your 401(k) Plan account balance towards the purchase of Cincinnati Bancorp, Inc. common stock in the stock offering, your account balance will remain invested in the investment funds of the 401(k) Plan as you previously directed.

Composition of the Cincinnati Bancorp, Inc. Stock Fund	Shares purchased by the 401(k) Plan in the stock offering will be transferred to the 401(k) Plan and held by the Cincinnati Bancorp, Inc. Stock Fund. The Cincinnati Bancorp, Inc. Stock Fund is neither a mutual fund nor a diversified or managed investment option. Rather, it is merely a recordkeeping mechanism established by the 401(k) Plan custodian to track the shares purchased by the participants in the stock offering through the 401(k) Plan. The Cincinnati Bancorp, Inc. Stock Fund will initially consist of shares of Cincinnati Bancorp, Inc. common stock purchased by participants in the 401(k) Plan, which will be initially valued at $10.00 per share (i.e., the purchase price), plus any converted shares and cash from the existing Cincinnati Bancorp Stock Fund. Following the stock offering, the Cincinnati Bancorp, Inc. Stock Fund will maintain a cash component for liquidity purposes in order to facilitate daily transactions, such as investment transfers or distributions from the Cincinnati Bancorp, Inc. Stock Fund. Your ownership interest in the Cincinnati Bancorp, Inc. Stock Fund will be denominated in stock units.

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After the stock offering, a stock unit will consist of a percentage interest in both Cincinnati Bancorp, Inc. common stock and cash held in the Cincinnati Bancorp, Inc. Stock Fund. Stock unit values (similar to the stock’s share price) and the number of stock units (similar to number of shares) are used to designate the dollar value of the participant’s interest in the Cincinnati Bancorp, Inc. Stock Fund. Each day the stock unit value of the Cincinnati Bancorp, Inc. Stock Fund will be determined by dividing the total market value of the fund at the end of the day by the total number of stock units held in the fund by all participants as of the previous day’s end. The change in stock unit value reflects the day’s change in stock price of Cincinnati Bancorp, Inc. common stock, any cash dividends accrued and the interest earned on the cash component of the Cincinnati Bancorp, Inc. Stock Fund, less any investment management fees (if applicable). Investment in Cincinnati Bancorp, Inc. common stock involves special risks related to investments in shares of Cincinnati Bancorp, Inc. common stock. For a discussion of material risks you should consider, see the “Risk Factors Section” of this prospectus supplement, the “Risk Factors” section of the accompanying prospectus, and the section of this prospectus supplement called “Notice of Your Rights Concerning Employer Securities” (see below).

The market value and stock unit holdings of your 401(k) Plan account in the Cincinnati Bancorp, Inc. Stock Fund will be reported to you on your quarterly statements, which may be accessed through your participant website.

Minimum and Maximum Investment

In connection with the stock offering, the 401(k) Plan will permit you to use up to 100% of your 401(k) Plan account balance (other than your account balance in the existing Cincinnati Bancorp Stock Fund) for the purchase of Cincinnati Bancorp, Inc. common stock.

The trustee of the 401(k) Plan will then subscribe for shares of the Cincinnati Bancorp, Inc. common stock offered for sale in the stock offering, in accordance with each participant’s direction. The trustee will pay $10.00 per share, which will be the same price paid by all other persons who purchase shares in the subscription and community offerings. In order to purchase Cincinnati Bancorp, Inc. common stock through the 401(k) Plan, the minimum investment will be the purchase of 25 shares of Cincinnati Bancorp, Inc. common stock, which equals $250. The prospectus describes maximum purchase limits for investors in the stock offering.

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Value of 401(k) Plan Assets	The market value of the assets of the 401(k) Plan is approximately $4,130,327.

How to Order Common Stock Through the 401(k) Plan During the Offering

Enclosed is a Special Investment Election Form on which you can make a special election to purchase Cincinnati Bancorp, Inc. common stock in the stock offering through the Cincinnati Bancorp, Inc. Stock Fund. This is done by following the procedures described below. Note the following stipulations concerning this election:

•            Using your Special Investment Election Form, you can designate a percentage (up to 100%) of your total 401(k) Plan account balance to be used to order Cincinnati Bancorp, Inc. common stock.

•            Your election is subject to a minimum purchase of 25 shares of Cincinnati Bancorp, Inc. common stock at the purchase price of $10.00 per share.

•            Your election, plus any order you placed outside the 401(k) Plan using a stock order form, are together subject to a maximum purchase limit. The maximum number of shares of Cincinnati Bancorp, Inc. common stock that can be ordered by any person in the offering, or persons exercising subscription rights through a single account held jointly, is 20,000 shares, or $200,000, and no person together with an associate or group of persons acting in concert may purchase more than 60,000 shares or $600,000.

•           The election period for the 401(k) Plan ends at [time] p.m., Eastern time on [date], 2019 (the “401(k) Plan Offering Period”).

•           During the stock offering period, you will continue to be able to transfer amounts that are not directed to be used to purchase Cincinnati Bancorp, Inc. common stock among all other investment funds. However, you will not be permitted to change the investment amounts that you designated to be used to purchase Bancorp, Inc. common stock on your Special Investment Election Form.

•           As soon as practicable following the 401(k) Plan Offering Period (most likely on or about the second day), the 401(k) Plan trustee will sell a percentage of each of your investment funds within your 401(k) Plan account based on the percentage designated in your Special Investment Election Form. Thereafter, the proceeds (rounded down to the nearest $10.00 increment) will be transferred to an interest bearing account held by the 401(k) Plan pending the formal closing of the stock offering several weeks after the 401(k) Plan Offering Period.

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• Following the formal closing of the stock offering, your purchased shares of Cincinnati Bancorp, Inc. common stock will be reflected in the Cincinnati Bancorp, Inc. Stock Fund, which will be denominated in stock units. Any remaining dollar amounts remaining in the interest bearing account because the amounts could not be used by the trustee to purchase Cincinnati Bancorp, Inc. common stock in the stock offering will be reinvested in the existing investment funds of the 401(k) Plan, in accordance with your then existing investment election (in proportion to your investment direction for future contributions).

Special Investment Election Form Delivery Deadline

If you wish to elect to order Cincinnati Bancorp, Inc. common stock through the 401(k) Plan, you must return your Special Investment Election Form to Herbert Brinkman, Chief Financial Officer and Treasurer, at Cincinnati Federal, 6581 Harrison Avenue, Cincinnati, Ohio 45247, no later than the deadline.

Address all questions about this prospectus supplement to Herbert Brinkman, Chief Financial Officer and Treasurer, at Cincinnati Federal; telephone: (513) 574-3025; email: hbrinkman@cincinnatifederal.com.

Irrevocability of Transfer Direction

Once you make an election to purchase shares of Cincinnati Bancorp, Inc. common stock in the stock offering through the 401(k) Plan, you may not change your election. Your election is irrevocable. You will, however, continue to be able to transfer amounts not directed towards the purchase of shares of Cincinnati Bancorp, Inc. common stock among all of the other investment funds in the 401(k) Plan on a daily basis.

Future Direction to Purchase and Sell Common Stock	You will be able to purchase Cincinnati Bancorp, Inc. common stock after the stock offering through the 401(k) Plan. You will also be able to sell your interest in the Cincinnati Bancorp, Inc. Stock Fund (subject to the restrictions below).

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After the stock offering, you will again have complete access to any amounts you directed towards the purchase of shares in the stock offering. For example, after the stock offering closes, you may sell any units you purchased in the offering. Special restrictions may apply to purchasing or selling shares of Cincinnati Bancorp, Inc. common stock by the participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal stockholders of Cincinnati Bancorp, Inc. Note that if you are an officer of Cincinnati Federal that is restricted by federal or state regulations from selling shares of Cincinnati Bancorp, Inc. common stock acquired in the stock offering for one year, the Cincinnati Bancorp, Inc. common stock that you purchased in the stock offering through the 401(k) Plan (and held by the Cincinnati Bancorp, Inc. Stock Fund) will not be tradable until the one-year trading restriction has lapsed.

Voting Rights of Common Stock	The 401(k) Plan provides that you may direct the trustee as to how to vote your interest in the shares of Cincinnati Bancorp, Inc. common stock held by Cincinnati Bancorp, Inc. Stock Fund. If the trustee does not receive your voting instructions, the administrator of the 401(k) Plan will direct the trustee to vote your shares in the same proportion as the voting instructions received from other participants related to their shares of Cincinnati Bancorp, Inc. common stock held by the Cincinnati Bancorp, Inc. Stock Fund, provided that such vote is made in accordance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). All voting instructions will be kept confidential.

DESCRIPTION OF THE 401(k) PLAN

Introduction

Cincinnati Federal originally adopted the predecessor plan to the 401(k) Plan effective as of January 1, 1986, and amended and restated the 401(k) Plan effective April 1, 2015. The 401(k) Plan is a single-employer, tax-qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

Cincinnati Federal intends that the 401(k) Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. Cincinnati Federal will adopt any amendments to the 401(k) Plan that may be necessary to ensure the continuing qualified status of the 401(k) Plan under the Code and applicable Treasury Regulations.

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Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The 401(k) Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of ERISA. As such, the 401(k) Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Code Relating to Retirement Plans) of ERISA, except to the funding requirements contained in Part 3 of Title I of ERISA, which by their terms do not apply to an individual account plan (other than a money purchase plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the 401(k) Plan.

Reference to Full Text of 401(k) Plan. The following portions of this prospectus supplement summarize certain provisions of the 401(k) Plan. They are not complete and are qualified in their entirety by the full text of the 401(k) Plan. Copies of the 401(k) Plan are available to all employees by filing a request with the 401(k) Plan Administrator c/o Cincinnati Federal, Attn: Herb Brinkman. You are urged to read carefully the full text of the 401(k) Plan.

Eligibility and Participation

As an employee of Cincinnati Federal, you are eligible to become a participant in the 401(k) Plan on the entry date coinciding with or immediately following completion of three months of service and attainment of age 20. The entry dates under the 401(k) Plan are the first day of each calendar month following satisfaction of the eligibility requirements.

As of June 30, 2019, there were approximately 54 active and former employees in the 401(k) Plan.

Contributions under the 401(k) Plan

Elective Deferrals. Participants are permitted to defer on a pre-tax basis any whole percentage of Compensation, from 1% up to 85%, subject to certain restrictions imposed by the Code, and to have that amount contributed to the 401(k) Plan on your behalf. You are also permitted to make Roth (i.e., after-tax) elective deferrals to the 401(k) Plan. Both your pre-tax and Roth deferrals are subject to certain restrictions imposed by the Code. For purposes of the 401(k) Plan, “Compensation” means your Section 3401(a) wages. In addition, any pre-tax contributions that you make to a 401(k) plan and pre-tax contributions to a Section 125 cafeteria plan and qualified transportation fringe benefits are included in Compensation. In 2019, the Compensation of each participant taken into account under the 401(k) Plan is limited to $280,000. (Limits established by the Internal Revenue Service are subject to increase pursuant to an annual cost-of-living adjustment, as permitted by the Code). Canceling or changing your contribution percentage can be accomplished either over the telephone or over the internet at any time.

Catch-up Contributions. If you have made the maximum amount of elective deferrals allowed by the 401(k) Plan or other legal limits and you have attained at least age 50 (or will reach age 50 before the end of the Plan Year, which is December 31), you are also eligible to make an additional catch-up contribution. In 2019, the maximum catch-up contribution is $6,000. You may authorize your employer to withhold a specified dollar amount of your compensation for this purpose.

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Employer Safe Harbor Contribution. Cincinnati Federal makes a safe harbor nonelective contribution equal to 3% of your compensation. The safe harbor nonelective contribution is fully vested at all times.

Discretionary Employer Contributions. Discretionary employer contributions may be made for each plan year in an amount determined by Cincinnati Federal. Discretionary employer contributions will be allocated to your account based on the ratio of your compensation during the plan year for which the contribution is made to the total compensation of all employees eligible for a discretionary employer contribution for that year.

Limitations on Contributions

Contribution Limits. For the Plan Year beginning January 1, 2019, the amount of your before-tax contributions may not exceed $19,000 per calendar year, or $25,000, if you are eligible to make catch-up contributions. Contributions in excess of this limit are known as excess deferrals. If you defer amounts in excess of this limitation, your gross income for federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by you in the tax year in which the contribution is made.

The total amount of contributions that you make and any contribution your employer makes on your behalf to your account in one year is limited to the lesser of 100% of your compensation or $56,000, or if applicable, $62,000 including catch-up contributions.

Catch-up Contributions. For 2019, the maximum catch-up contribution is $6,000.

Rollovers. You may make a rollover contribution of an eligible rollover distribution from any other qualified retirement plan or an individual retirement arrangement (“IRA”). These funds will be maintained in a separate rollover account in which you will have a nonforfeitable vested interest.

Benefits Under the 401(k) Plan

Vesting. At all times, you have a fully vested, nonforfeitable interest in your elective deferral contributions, safe-harbor matching and safe harbor nonelective contributions and rollover contributions. You will become vested in discretionary employer contributions at the rate of 20% per year, commencing upon completion of two years of service, and will become 100% vested upon completion of six years of service. You will also become 100% vested in your entire account in the event you attain normal retirement age (age 65), you die or you are disabled. If you terminate employment before you are 100% vested in your account, the non-vested portion of your account will be forfeited after the earlier of the date you incur five consecutive one-year breaks in service or the date you receive a distribution of the vested portion of your account. However, if you are reemployed by Cincinnati Federal before incurring five consecutive one-year breaks in service and you pay back to the Plan within five years of reemployment in a cash lump sum the full amount distributed to you from your account, your forfeited employer contributions will be restored to you.

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Distribution at Termination of Employment. You (or your beneficiary, in the event of your death) will be entitled to receive a distribution of the vested amounts in your account when your employment terminates for any reason. Your benefit will be equal to the vested balance of your account. You will receive payment of your benefit in a lump sum. You may request a partial distribution of the vested portion of your account; the minimum amount will be $1,000. You may be eligible to elect a direct rollover of your distribution to an IRA or another qualified plan to avoid current taxation of your benefit. The Plan will make involuntary cash-out distributions of vested account balances of $1,000 or less. In determining the value of your vested account balance, the Plan will include rollover contributions. If the value of your vested account balance exceeds $1,000, you must consent to any distribution of such account balance. If you are not a 5% or more owner of your employer, your required benefit commencement date is the April 1st following the close of the year in which the later occurs: you attain age 70-½ or you terminate employment.

Distribution after Death of Participant. In the event of your death, the value of your entire account will be payable to your beneficiary. If your spouse is your beneficiary, distribution must begin by December 31 of the calendar year immediately following the calendar year in which you died, or by December 31 of the calendar year in which you would have attained age 70-½, if later.

Investment of Contributions and Account Balances

All amounts credited to your accounts under the 401(k) Plan are held in the 401(k) Plan trust (the “Trust”), which is administered by the trustee appointed by Cincinnati Federal’s Board of Directors. Before the effective date of the stock offering, you are currently given the opportunity to direct the investment of your account into one or more of the following investment options:

Federated Govt Obligations Fund

American Century Govt Bond Fund

JPMorgan Core Bond Fund

Pioneer Strategic Income Fund

Blackrock Equity Dividend Fund

Clearbridge Mid Cap Fund

DWS RREEF Real Estate Securities Fund

Invesco Comstock Fund

Invesco Oppenheimer Developing Mkts Fund

Invesco Oppenheimer GI Fund

Invesco S&P 500 Index Fund

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MainStay Large Cap Growth Fund

MainStay MacKay U.S. Small Cap Core Fund

Prudential Jennison Mid-Cap Growth Fund

Prudential Jennison Small Company Fund

Victory Sycamore Established Value Fund

Victory Sycamore Small Company Opp Fund

Virtus Vontobel Foreign Opps. Fund

Wells Fargo Precious Metals Fund

BlackRock Global Allocation Fund

Even Keel Multi-Asset Managed Risk Fund

JPMorgan SmartRetirement 2020 Fund

JPMorgan SmartRetirement 2025 Fund

JPMorgan SmartRetirement 2030 Fund

JPMorgan SmartRetirement 2035 Fund

JPMorgan SmartRetirement 2040 Fund

JPMorgan SmartRetirement 2045 Fund

JPMorgan SmartRetirement 2050 Fund

JPMorgan SmartRetirement 2055 Fund

JPMorgan SmartRetirement 2060 Fund

JPMorgan SmartRetirement Income Fund

Cincinnati Bancorp Stock Fund

Qualified Default Investment Alternative. For participants who are automatically enrolled in the 401(k) Plan, or otherwise fail to direct how their 401(k) Plan contributions are to be invested, contribution amounts will be invested in the 401(k) Plan’s “qualified default investment alternative” until such time as the participant provides investment direction. The 401(k) Plan’s qualified default investment alternative is the JP Morgan SmartRetirement Fund Series. The specific fund selected for a given participant will be the fund which approximately coincides with or next follows the year in which the participant will attain age 65.

In connection with the stock offering, the 401(k) Plan now provides that, in addition to the investment options specified above, you may direct the trustee, or its representative, to invest all or a portion of your account in the Cincinnati Bancorp, Inc. Stock Fund.

Performance History

The following table provides performance data with respect to the above investment funds as of June 30, 2019:

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		Total Returns as of June 30, 2019
Fund Name	3 Month Return as of June 30, 2019	1 Year	3 Year	5 Year	10 Year
Federated Govt Obligations Fund	0.58%	2.17%	2.17%	N/A	0.88%
American Century Govt Bond Fund	2.43%	6.10%	1.08%	1.82%	2.46%
JPMorgan Core Bond Fund	2.96%	7.48%	2.13%	2.72%	3.83%
Pioneer Strategic Income Fund	3.02%	6.81%	4.07%	3.07%	6.03%
Blackrock Equity Dividend Fund	4.67%	7.31%	11.27%	8.41%	12.14%
Clearbridge Mid Cap Fund	4.49%	6.77%	10.37%	6.20%	12.50%
DWS RREEF Real Estate Securities Fund	2.12%	13.42%	4.81%	8.19%	15.23%
Invesco Comstock Fund	2.83%	0.98%	11.93%	6.20%	12.62%
Invesco Oppenheimer Developing Mkts Fund	2.75%	2.71%	12.10%	2.45%	7.93%
Invesco Oppenheimer GI Fund	3.96%	3.33%	15.98%	7.77%	11.81%
Invesco S&P 500 Index Fund	4.18%	9.84%	13.54%	10.09%	14.07%
MainStay Large Cap Growth Fund	4.55%	11.49%	19.58%	13.04%	15.23%
MainStay MacKay U.S. Small Cap Core Fund	-0.93%	-6.74%	6.18%	3.86%	11.61%
Prudential Jennison Mid-Cap Growth Fund	6.88%	13.79%	13.96%	8.79%	13.46%
Prudential Jennison Small Company Fund	4.17%	-1.75%	11.26%	6.68%	13.00%
Victory Sycamore Established Value Fund	4.64%	5.45%	10.77%	9.24%	14.62%
Victory Sycamore Small Company Opp Fund	5.17%	2.99%	13.53%	9.18%	14.29%
Virtus Vontobel Foreign Opps. Fund	6.27%	5.49%	8.94%	5.05%	8.89%
Wells Fargo Precious Metals Fund	14.02%	15.25%	-4.08%	-1.24%	-1.71%
BlackRock Global Allocation Fund	2.80%	3.72%	6.20%	3.14%	6.31%
Even Keel Multi-Asset Managed Risk Fund	N/A	N/A	N/A	N/A	N/A
JPMorgan SmartRetirement 2020 Fund	3.11%	5.74%	6.82%	4.75%	8.86%
JPMorgan SmartRetirement 2025 Fund	3.33%	5.80%	7.82%	5.27%	9.68%
JPMorgan SmartRetirement 2030 Fund	3.48%	5.82%	8.88%	5.71%	10.33%
JPMorgan SmartRetirement 2035 Fund	3.39%	5.27%	9.27%	5.82%	10.69%
JPMorgan SmartRetirement 2040 Fund	3.46%	5.15%	9.91%	6.10%	10.96%
JPMorgan SmartRetirement 2045 Fund	3.47%	5.17%	9.99%	6.15%	10.95%
JPMorgan SmartRetirement 2050 Fund	3.46%	5.17%	10.60%	6.73%	10.99%
JPMorgan SmartRetirement 2055 Fund	3.44%	5.17%	9.96%	6.14%	9.39%
JPMorgan SmartRetirement 2060 Fund	3.46%	5.27%	N/A	N/A	9.35%
JPMorgan SmartRetirement Income Fund	2.99%	5.65%	5.60%	3.86%	6.56%
Cincinnati Bancorp Stock Fund

Description of the Investment Funds

The following is a description of each fund:

Federated Govt Obligations Fund. The primary investment objective of this fund is to preserve principal while generating earnings at rates competitive over time with short-term high quality fixed income investments.

American Century Govt Bond Fund. This fund seeks high current income. It normally invests primarily in U.S. government debt securities., including U.S. Treasury securities and other securities issued or guaranteed by the U.S. government and its agencies and instrumentalities.

JPMorgan Core Bond Fund. This fund seeks to maximize total return income. It invests in a portfolio of investment-grade intermediate and long-term debt securities, primarily corporate bonds, U.S. Treasury obligations and other U.S. government and agency securities, and asset-backed, mortgage-related and mortgage-backed securities.

Pioneer Strategic Income Fund. This fund seeks a high level of current income. It normally invests primarily in debt securities issued or guaranteed by the U.S. government, its agencies or instrumentalities or non-U.S. government entities; debt securities of U.S. and non-U.S. corporate issuers; and mortgage-related securities.

Blackrock Equity Dividend Fund. This fund seeks long-term total return and current income. It normally invests primarily in a diversified portfolio of equity securities, most of which are dividend paying securities. It may invest in companies of any size, but will generally focus on large-cap securities. It may invest up to 25% in securities of foreign issuers.

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Clearbridge Mid Cap Fund. This fund seeks long-term capital growth. It normally invests primarily in equity securities, or other investments with similar economic characteristics of medium capitalization companies. It may invest a small percentage in foreign issuers.

DWS RREEF Real Estate Securities Fund. This fund seeks long-term capital appreciation and current income. It will invest primarily in equity securities of real estate investment trusts (REITS) and real estate companies. It may also invest a portion of assets in other types of securities. These securities may include short-term securities, bonds, notes, securities of companies not principally engaged in the real estate industry and other similar securities.

Invesco Comstock Fund. This fund seeks total return through growth of capital and current income. It normally invests primarily in common stocks and in derivatives and other instruments that have economic characteristics similar to such securities. It may invest in securities of issuers of any market cap; however, a substantial number of the issuers in which the fund invests are large-cap issuers.

Invesco Oppenheimer Developing Mkts Fund. This fund seeks capital appreciation. It mainly invests in common stocks of issuers in developing and emerging markets, throughout the world and at times it may invest up to 100% of its assets in foreign securities. It will invest in at least three developing markets. It focuses on companies with above average earnings growth.

Invesco Oppenheimer GI Fund. This fund seeks capital appreciation. It invests mainly in common stocks of U.S. and foreign companies. It can invest without limit in foreign securities and can invest in any country, including countries with developing or emerging markets, However, it currently emphasizes investments in developed markets. It can invest in companies of any size, but primarily invests in mid- and large-cap companies.

Invesco S&P 500 Index Fund. This fund seeks total return through growth of capital and current income. It normally invests primarily in common stocks of companies included in the S&P 500 Index, and in derivatives and other instruments that have economic characteristics similar to such securities. It invests in stocks in approximately the same proportion as they are represented in the Index.

MainStay Large Cap Growth Fund. This fund seeks long-term growth of capital. It normally invests primarily in large-cap returns over the long term. It typically invests substantially all of its investable assets in domestic securities, but is permitted to invest up to 20% of its net assets in foreign securities.

MainStay MacKay U.S. Small Cap Core Fund. This fund seeks long-term capital appreciation. It normally invests primarily in equity securities of small-cap U.S. companies, which include stocks common stocks, securities convertible into common stock, and exchange traded funds whose underlying securities are issued by small-cap companies. It may invest in mid-cap stocks.

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Prudential Jennison Mid-Cap Growth Fund. This fund seeks long-term capital appreciation. It normally invests primarily in equity and equity-related securities of medium-sized companies with the potential for above-average growth.

Prudential Jennison Small Company Fund. This fund seeks capital growth. It normally invests primarily in equity and equity-related securities of small, less well-known companies in a variety of different industries and sectors that are believed to be relatively undervalued.

Victory Sycamore Established Value Funds. This fund seeks long-term growth of capital. It primarily invests primarily in equity securities of companies with market capitalization within the range of companies in the Russell Midcap Index. It invests in companies believed to be high quality based on criteria such as market share position, profitability, balance sheet strength, competitive advantages, management competence and the ability to generate excess cash flow.

Victory Sycamore Small Company Opp Fund. This fund seeks capital appreciation. It primarily invests primarily in equity securities of small companies that are believed to be undervalued relative relatively undervalued.to their underlying earnings potential.

Virtus Vontobel Foreign Opps. Fund. This fund seeks long-term capital appreciation. It normally invests primarily in equity securities or equity-linked instruments of issuers located outside the United States, including in emerging markets countries. It seeks high-quality international companies believed to be well-managed with consistent operating histories and financial performance that have favorable long-term economic prospects.

Wells Fargo Precious Metals Fund. This fund seeks long-term capital appreciation. It normally invests primarily in investments related to precious metals. It invests any amount of its total assets in equity securities of foreign issuers, including ADRs and similar investments.

BlackRock Global Allocation Fund. This fund seeks high total investment return. It invests in a portfolio of equity, debt and money market securities. It may invest up to 35% of its total assets in junk bonds, corporate loans and distressed securities. It may also invest in REITs and securities related to real assets such as stock, bonds or convertible bonds issued by REITs or companies that mine precious metals.

Even Keel Multi-Asset Managed Risk Fund. This fund seeks long-term capital appreciation and current income, consistent with capital preservation. It will provide exposure to a diversified portfolio of core holdings, futures contracts and cash with the dual goals of generating long-term capital appreciation and current income, while strategically managing portfolio volatility and downside risk.

JPMorgan SmartRetirement 2020 Fund. This fund seeks high total return with a shift to current income and some capital appreciation over time as the fund approaches and passes the target retirement date. It is a fund of funds, investing in J.P. Morgan Funds. The fund is designed to provide exposure to a variety of asset classes. Its allocation will change over time, becoming more conservative as the fund nears the target date.

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JPMorgan SmartRetirement 2025 Fund. This fund seeks high total return with a shift to current income and some capital appreciation over time as the fund approaches and passes the target retirement date. It is a fund of funds, investing in other J.P. Morgan Funds. The fund is designed to provide exposure to a variety of asset classes. Its allocation will change over time, becoming more conservative as the fund nears the target date.

JPMorgan SmartRetirement 2030 Fund. This fund seeks high total return with a shift to current income and some capital appreciation over time as the fund approaches and passes the target retirement date. It is a fund of funds, investing in J.P. Morgan Funds. The fund is designed to provide exposure to a variety of asset classes. It’s allocation will change over time, becoming more conservative as the fund nears the target date.

JPMorgan SmartRetirement 2035 Fund. This fund seeks high total return with a shift to current income and some capital appreciation over time as the fund approaches and passes the target retirement date. It is a fund of funds, investing in J.P. Morgan Funds. The fund is designed to provide exposure to a variety of asset classes. Its allocation will change over time, becoming more conservative as the fund nears the target date.

JPMorgan SmartRetirement 2040 Fund. This fund seeks high total return with a shift to current income and some capital appreciation over time as the fund approaches and passes the target retirement date. It is a fund of funds, investing in J.P. Morgan Funds. The fund is designed to provide exposure to a variety of asset classes. Its allocation will change over time, becoming more conservative as the fund nears the target date.

JPMorgan SmartRetirement 2045 Fund. This fund seeks high total return with a shift to current income and some capital appreciation over time as the fund approaches and passes the target retirement date. It is a fund of funds, investing in J.P. Morgan Funds. The fund is designed to provide exposure to a variety of asset classes. Its allocation will change over time, becoming more conservative as the fund nears the target date.

JPMorgan SmartRetirement 2050 Fund. This fund seeks high total return with a shift to current income and some capital appreciation over time as the fund approaches and passes the target retirement date. It is a fund of funds, investing in J.P. Morgan Funds. The fund is designed to provide exposure to a variety of asset classes. Its allocation will change over time, becoming more conservative as the fund nears the target date.

JPMorgan SmartRetirement 2055 Fund. This fund seeks high total return with a shift to current income and some capital appreciation over time as the fund approaches and passes the target retirement date. It is a fund of funds, investing in J.P. Morgan Funds. The fund is designed to provide exposure to a variety of asset classes. Its allocation will change over time, becoming more conservative as the fund nears the target date.

JPMorgan SmartRetirement 2060 Fund. This fund seeks high total return with a shift to current income and some capital appreciation over time as the fund approaches and passes the target retirement date. It is a fund of funds, investing in J.P. Morgan Funds. The fund is designed to provide exposure to a variety of asset classes. Its allocation will change over time, becoming more conservative as the fund nears the target date.

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JPMorgan SmartRetirement Income Fund. This fund seeks current income and some capital appreciation. It is a fund of funds, investing in J.P. Morgan Funds, and is generally intended for investors who are retired or are expected to retire soon. The fund is designed to provide exposure to a variety of asset classes, with an emphasis on fixed income funds.

Cincinnati Bancorp Stock Fund (Current Employer Stock Fund) – The Cincinnati Bancorp Stock Fund consists primarily of common stock of Cincinnati Bancorp. This fund was made available to 401(k) Plan participants in connection with the mutual holding company reorganization and minority stock offering in 2015. Participants were allowed a one-time opportunity to invest 401(k) Plan funds in the Cincinnati Bancorp Stock Fund. While participants were allowed to move funds out of the Cincinnati Bancorp Stock Fund and into other funds, participants were not allowed to direct assets into the fund following the minoity stock offering. Investments in the Cincinnati Bancorp Stock Fund involves special risks common to investments in the shares of common stock of Cincinnati Bancorp. Following the offering, Cincinnati Bancorp will cease to exist, but will be succeeded by a new Maryland corporation, Cincinnati Bancorp, Inc., which will be 100% owned by its public shareholders. Shares of Cincinnati Bancorp which were held in the Cincinnati Bancorp Stock Fund before the conversion and offering will be converted into new shares of common stock of Cincinnati Bancorp, Inc., in accordance with the exchange ratio. As soon as practicable after the closing of the stock offering, the Cincinnati Bancorp Stock Fund will be merged into the Cincinnati Bancorp, Inc. Stock Fund.

An investment in any of the funds listed above is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. As with any mutual fund investment, there is always a risk that you may lose money on your investment in any of the funds listed above.

For a discussion of material risks you should consider, see “Risk Factors” of this prospectus supplement, “Risk Factors” beginning on page [1] of the attached prospectus, and the section of this prospectus supplement called “Notice of Your Rights Concerning Employer Securities” below.

Investors should carefully consider a mutual fund's investment objectives, risks, charges, and expenses before investing. A prospectus, or summary prospectus if available, containing this and other information can be obtained by contacting the 401(k) Plan administrator. Read the prospectus carefully before investing.

Before directing retirement funds to a separate account, investors should carefully consider the investment objectives, risks, charges, and expenses of the separate account as well as their individual risk tolerance, time horizon and goals. For additional information, contact the 401(k) Plan administrator.

Cincinnati Bancorp, Inc. Stock Fund

In connection with the stock offering, you may, in the manner described earlier, elect to direct the trustee to invest all or a portion of your 401(k) Plan account in Cincinnati Bancorp, Inc. common stock. Your purchased shares will be held within the 401(k) Plan by the Cincinnati Bancorp, Inc. Stock Fund. The Cincinnati Bancorp, Inc. Stock Fund is neither a mutual fund nor a diversified or managed investment option. Rather, it is merely a recordkeeping mechanism established by the 401(k) Plan custodian to track the shares purchased by the participants in the stock offering through the 401(k) Plan.

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Performance of Cincinnati Bancorp, Inc. Stock Fund depends on a number of factors, including the financial condition and profitability of Cincinnati Bancorp, Inc. and Cincinnati Federal and market conditions for shares of Cincinnati Bancorp, Inc. common stock generally.

Investments in Cincinnati Bancorp, Inc. Stock Fund involve special risks related to investments in the shares of common stock of Cincinnati Bancorp, Inc. In making a decision to invest all or a part of your account balance in the Cincinnati Bancorp, Inc. Stock Fund, you should carefully consider the information set forth in this prospectus supplement under “Notice of Your Rights Concerning Employer Securities – The Importance of Diversifying Your Retirement Savings.”

For a discussion of material risks you should consider, see “Risk Factors” of this prospectus supplement, “Risk Factors” beginning on page [1] of the attached prospectus, and the section of this prospectus supplement called “Notice of Your Rights Concerning Employer Securities” below.

An investment in any of the investment options listed above under “Description of the 401(k) Plan – Description of the Investment Funds” is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any investment option, there is always a risk that you may lose money on your investment in any of the investment options listed above.

Administration of the 401(k) Plan

The Trustee and Custodian. The trustee of the 401(k) Plan is the Board of Directors of Cincinnati Federal. Reliance Trust Company is appointed Custodian for all investment funds under the 401(k) Plan.

401(k) Plan Administrator. Pursuant to the terms of the 401(k) Plan, the 401(k) Plan is administered by the 401(k) Plan administrator. The address of the 401(k) Plan administrator is Cincinnati Federal, 6581 Harrison Avenue, Cincinnati, Ohio 45247. The 401(k) Plan administrator is responsible for the administration of the 401(k) Plan, interpretation of the provisions of the 401(k) Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the 401(k) Plan, maintenance of 401(k) Plan records, books of account and all other data necessary for the proper administration of the 401(k) Plan, preparation and filing of all returns and reports relating to the 401(k) Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Sections 104 and 105 of ERISA.

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Reports to Plan Participants. The 401(k) Plan administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses (if any). In addition, you may go online to www.pentegra.com at any time to review your account balances.

Amendment and Termination

Cincinnati Federal intends to continue the 401(k) Plan indefinitely. Nevertheless, Cincinnati Federal may terminate the 401(k) Plan at any time. If the 401(k) Plan is terminated in whole or in part, then regardless of other provisions in the 401(k) Plan, you will have a fully vested interest in your 401(k) Plan account. Cincinnati Federal reserves the right to make any amendment or amendments to the 401(k) Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Cincinnati Federal may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

Merger, Consolidation or Transfer

In the event of the merger or consolidation of the 401(k) Plan with another plan, or the transfer of the plan assets to another plan, the 401(k) Plan requires that you would, if either the 401(k) Plan or the other plan terminates, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the 401(k) Plan had then terminated.

Federal Income Tax Consequences

The following is a brief summary of the material federal income tax aspects of the 401(k) Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the 401(k) Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Consult your tax advisor with respect to any distribution from the 401(k) Plan and transactions involving the 401(k) Plan.

As a “tax-qualified retirement plan,” the Code affords the 401(k) Plan special tax treatment, including:

(1)	the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the 401(k) Plan each year;

(2)	participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3)	earnings of the 401(k) Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

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Cincinnati Federal will administer the 401(k) Plan to comply with the requirements of the Code as of the applicable effective date of any change in the law.

Lump-Sum Distribution. A distribution from the 401(k) Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59½, and consists of the balance credited to participants under the 401(k) Plan and all other profit sharing plans, if any, maintained by Cincinnati Federal. The portion of any lump-sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, you have made to this 401(k) Plan and any other profit sharing plans maintained by Cincinnati Federal, which is included in the distribution.

Cincinnati Bancorp, Inc. Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes Cincinnati Bancorp, Inc. common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to Cincinnati Bancorp, Inc. common stock; that is, the excess of the value of Cincinnati Bancorp, Inc.at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of Cincinnati Bancorp, Inc. common stock, for purposes of computing gain or loss on its subsequent sale, equals the value of Cincinnati Bancorp, Inc. common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of Cincinnati Bancorp, Inc. common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of Cincinnati Bancorp, Inc. common stock. Any gain on a subsequent sale or other taxable disposition of Cincinnati Bancorp, Inc. common stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.

Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the 401(k) Plan to another qualified plan or to an individual retirement account in accordance with the terms of the other plan or account.

Notice of Your Rights Concerning Employer Securities

Federal law provides specific rights concerning investments in employer securities. Because you may in the future have investments in Cincinnati Bancorp, Inc. common stock under the 401(k) Plan, you should take the time to read the following information carefully.

Your Rights Concerning Employer Securities. The 401(k) Plan must allow you to elect to move any portion of your account that is invested in Cincinnati Bancorp, Inc. common stock from that investment into other investment alternatives under the 401(k) Plan. You may contact the 401(k) Plan administrator shown above for specific information regarding this right, including how to make this election. In deciding whether to exercise this right, you will want to give careful consideration to the information below that describes the importance of diversification. All of the investment options under the 401(k) Plan are available to you if you decide to diversify out of your investment in Cincinnati Bancorp, Inc. common stock.

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The Importance of Diversifying Your Retirement Savings. To help achieve long-term retirement security, you should give careful consideration to the benefits of a well-balanced and diversified investment portfolio. Spreading your assets among different types of investments can help you achieve a favorable rate of return, while minimizing your overall risk of losing money. This is because market or other economic conditions that cause one category of assets, or one particular security, to perform very well often cause another asset category, or another particular security, to perform poorly. If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be properly diversified. Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.

In deciding how to invest your retirement savings, you should take into account all of your assets, including any retirement savings outside of the 401(k) Plan. No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerance for risk. Therefore, you should carefully consider the rights described here and how these rights affect the amount of money that you invest in Cincinnati Bancorp, Inc. common stock through the 401(k) Plan.

It is also important to periodically review your investment portfolio, your investment objectives, and the investment options under the 401(k) Plan to help ensure that your retirement savings will meet your retirement goals.

Additional Employee Retirement Income Security Act, as amended, Considerations

As noted above, the 401(k) Plan is subject to certain provisions of ERISA, including special provisions relating to control over the 401(k) Plan’s assets by participants and beneficiaries. The 401(k) Plan’s feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of Section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a “fiduciary” because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as Cincinnati Federal, the 401(k) Plan administrator, or the 401(k) Plan’s trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your 401(k) Plan account.

Because you will be entitled to invest all or a portion of your account balance in the 401(k) Plan in Cincinnati Bancorp, Inc. common stock, the regulations under Section 404(c) of the ERISA require that the 401(k) Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA. These regulations also require that your exercise of voting and similar rights with respect to Cincinnati Bancorp, Inc. common stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

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Securities and Exchange Commission Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies, such as Cincinnati Bancorp, Inc. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of Cincinnati Bancorp, Inc., a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within two business days after the change occurs, or annually on a Form 5 within 45 days after the close of fiscal year of Cincinnati Bancorp, Inc.. Discretionary transactions in and beneficial ownership of Cincinnati Bancorp, Inc. common stock by officers, directors and persons beneficially owning more than 10% of Cincinnati Bancorp, Inc. common stock generally must be reported to the Securities and Exchange Commission by such individuals.

In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by Cincinnati Bancorp, Inc. of profits realized by an officer, director or any person beneficially owning more than 10% of Cincinnati Bancorp, Inc. common stock resulting from non-exempt purchases and sales of Cincinnati Bancorp, Inc. common stock within any six (6)-month period.

The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.

Except for distributions of Cincinnati Bancorp, Inc. common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by Section 16(b) are required to hold shares of Cincinnati Bancorp, Inc. common stock distributed from the 401(k) Plan for six (6) months following such distribution and are prohibited from directing additional purchases of Cincinnati Bancorp, Inc. common stock for six (6) months after receiving such a distribution.

Financial Information Regarding Plan Assets

Financial information representing the net assets available for 401(k) Plan benefits and the change in net assets available for 401(k) Plan benefits is available upon written request to the 401(k) Plan administrator at the address shown above.

LEGAL OPINION

The validity of the issuance of Cincinnati Bancorp, Inc. common stock has been passed upon by Luse Gorman, PC, Washington, D.C., which the firm has acted as special counsel to Cincinnati Bancorp, Inc. in connection with the stock offering of Cincinnati Bancorp, Inc.

23

PROSPECTUS

CINCINNATI BANCORP, INC.

(Proposed Holding Company for Cincinnati Federal)

Up to 1,437,356 Shares of Common Stock

(Subject to Increase to up to 1,652,960 Shares)

Cincinnati Bancorp, Inc. is offering shares of common stock for sale on a best efforts basis in connection with the conversion of CF Mutual Holding Company from the mutual holding company to the stock holding company form of organization. The shares we are offering represent the ownership interest in Cincinnati Bancorp, a federal corporation, currently owned by CF Mutual Holding Company. Cincinnati Bancorp’s common stock currently trades on the OTC Pink Marketplace (OTCPK) operated by OTC Markets Group under the symbol “CNNB.” We have applied to list Cincinnati Bancorp, Inc.’s common stock on the Nasdaq Capital Market under the symbol “CNNB.” We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012.

The shares of common stock are first being offered for sale in a subscription offering to eligible depositors and borrowers of Cincinnati Federal as of specified eligibility dates and to tax-qualified employee benefit plans of Cincinnati Federal. Shares not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given first to residents of the communities served by Cincinnati Federal and then to existing stockholders of Cincinnati Bancorp. Any shares of common stock not purchased in the subscription or community offerings may be offered for sale to the public through a syndicate of broker-dealers, referred to in this prospectus as the syndicated community offering. The syndicated community offering may commence before the subscription and community offerings (including any extensions) have expired. However, no shares purchased in the subscription offering or the community offering will be issued until the completion of any syndicated community offering. We may sell up to 1,652,960 shares of common stock because of demand for the shares of common stock or changes in market conditions, without resoliciting subscribers. We must sell a minimum of 1,062,394 shares to complete the offering.

In addition to the shares we are selling in the offering, the shares of common stock of Cincinnati Bancorp currently owned by the public will be exchanged for shares of common stock of Cincinnati Bancorp, Inc. based on an exchange ratio that will result in existing public stockholders of Cincinnati Bancorp owning approximately the same percentage of common stock of Cincinnati Bancorp, Inc. as they owned in the common stock of Cincinnati Bancorp immediately before the completion of the conversion. We expect to issue up to 1,150,144 shares in the exchange, which may be increased to up to 1,322,665 shares if we sell 1,652,960 shares of common stock in the offering.

The minimum purchase order is 25 shares. Generally, no individual, or individuals acting through a single qualifying account held jointly, may purchase more than 20,000 shares ($200,000) of common stock, and no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 60,000 shares ($600,000) of common stock in all categories of the offering combined.

The subscription offering will expire at 2:00 p.m., Eastern time, on ________, 2019. We expect that the community offering, if held, will expire at the same time. We may extend the expiration date of the subscription and/or community offerings without notice to you until ________, 2020, or longer if the Federal Reserve Board approves a later date. No single extension may exceed 90 days and the offering must be completed by ________, 2020. Once submitted, orders are irrevocable unless the subscription and community offerings are terminated or extended, with regulatory approval, beyond ___________, 2020, or the number of shares of common stock to be sold is increased to more than 1,652,960 shares or decreased to less than 1,062,394 shares. If the subscription and community offerings are extended past ______, 2020, all subscribers will be notified and given the opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will promptly return your funds with interest or cancel your deposit account withdrawal authorization. If the number of shares to be sold in the offering is increased to more than 1,652,960 shares or decreased to less than 1,062,394 shares, we will resolicit subscribers, and all funds delivered to us to purchase shares of common stock in the subscription and community offerings will be returned promptly with interest. Funds received in the subscription and the community offerings will be held in a segregated account at Cincinnati Federal and will earn interest at 0.15% per annum until completion or termination of the offering.

Keefe, Bruyette & Woods, Inc. will assist us in selling the shares on a best efforts basis in the subscription and community offerings, and will serve as sole manager for any syndicated community offering. Keefe, Bruyette & Woods, Inc. is not required to purchase any shares of common stock that are sold in the offering.

OFFERING SUMMARY

Price: $10.00 per Share

	Minimum	Midpoint	Maximum	Adjusted Maximum
Number of shares	1,062,394	1,249,875	1,437,356	1,652,960
Gross offering proceeds	$10,623,938	$12,498,750	$14,373,563	$16,529,597
Estimated offering expenses, excluding selling agent fees and expenses (1) (2)	$950,000	$950,000	$950,000	$950,000
Selling agent fees and expenses (1)	$350,000	$350,000	$350,000	$350,000
Estimated net proceeds	$9,323,938	$11,198,750	$13,073,563	$15,229,597
Estimated net proceeds per share (1)	$8.78	$8.96	$9.10	$9.21

(1)	See “The Conversion and Offering – Plan of Distribution; Selling Agent and Underwriter Compensation” for a discussion of Keefe, Bruyette & Woods, Inc.’s compensation for this offering and the compensation to be received by Keefe, Bruyette & Woods, Inc. and the other broker-dealers that may participate in the syndicated community offering.
(2)	Excludes records agent fees and expenses payable to Keefe, Bruyette & Woods, Inc., which are included in estimated offering expenses. See “The Conversion and Offering – Records Management.”

This investment involves a degree of risk, including the possible loss of principal.

See “Risk Factors” beginning on page 17.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Keefe, Bruyette & Woods

A Stifel Company

For assistance, contact the Stock Information Center at 1-(877) ________.

The date of this prospectus is _______, 2019.

[MAP TO BE INSERTED ON INSIDE FRONT COVER]

i

SUMMARY

The following summary explains the significant aspects of the conversion, the offering and the exchange of existing shares of Cincinnati Bancorp common stock for shares of Cincinnati Bancorp, Inc. common stock. It may not contain all of the information that is important to you. Before making an investment decision, you should read this entire document carefully, including the consolidated financial statements and the related notes, and the section entitled “Risk Factors.”

Our Organizational Structure and the Proposed Conversion

Since October 14, 2015, when Cincinnati Federal reorganized into the mutual holding company structure, we have operated in a two-tier mutual holding company structure. Cincinnati Bancorp is a federally-chartered corporation that is our publicly-traded stock holding company and the parent company of Cincinnati Federal. At June 30, 2019, Cincinnati Bancorp had consolidated assets of $206.3 million, deposits of $138.7 million and stockholders’ equity of $23.3 million. Cincinnati Bancorp’s parent company is CF Mutual Holding Company, a federally-chartered mutual holding company. At June 30, 2019, Cincinnati Bancorp Corp. had 1,816,517 shares of common stock outstanding, of which 1,008,969 shares, or 55.5%, were owned by CF Mutual Holding Company, and the remaining 807,548 shares were held by the public.

Pursuant to the terms of the plan of conversion and reorganization, which we refer to as the plan of conversion, we are converting from the mutual holding company corporate structure to the fully public stock holding company corporate structure. Upon completion of the conversion, CF Mutual Holding Company and Cincinnati Bancorp will cease to exist and Cincinnati Bancorp, Inc. will become the successor corporation to Cincinnati Bancorp. The conversion will be accomplished by the merger of CF Mutual Holding Company with and into Cincinnati Bancorp, followed by the merger of Cincinnati Bancorp with and into Cincinnati Bancorp, Inc. The shares of Cincinnati Bancorp, Inc. common stock being offered for sale represent the majority ownership interest in Cincinnati Bancorp currently owned by CF Mutual Holding Company. Public stockholders of Cincinnati Bancorp will receive shares of common stock of Cincinnati Bancorp, Inc. in exchange for their shares of Cincinnati Bancorp at an exchange ratio intended to preserve the same aggregate ownership interest in Cincinnati Bancorp, Inc. as they had in Cincinnati Bancorp, adjusted downward to reflect certain assets held by CF Mutual Holding Company, without giving effect to new shares purchased in the offering or cash paid in lieu of any fractional shares. The shares of Cincinnati Bancorp common stock owned by CF Mutual Holding Company will be canceled.

The following diagram shows our current organizational structure, reflecting ownership percentages at June 30, 2019:

After the conversion and offering are completed, we will be organized as a fully public stock holding company, as follows:

Our Business

Our business activities are conducted primarily through Cincinnati Federal. Cincinnati Federal provides financial services to individuals and businesses from our main office in Cincinnati, Ohio and our full service branch offices in Miami Heights, Anderson and Price Hill in Ohio and in Covington and Florence in Northern Kentucky. Our primary market area includes Hamilton County, Ohio, and, to a lesser extent, Warren, Butler and Clermont Counties, Ohio. We also conduct business in the northern Kentucky region and make loans secured by properties in Campbell, Kenton and Boone Counties, Kentucky, as well as in Dearborn County, in southeastern Indiana.

Our business consists primarily of taking deposits from the general public and investing those deposits, together with borrowings and funds generated from operations, in one- to four-family residential real estate loans, and, to a lesser extent, nonresidential real estate and multi-family loans, home equity loans and lines of credit and construction and land loans. We also invest in securities, which currently consist primarily of mortgage-backed securities issued by U.S. government sponsored entities and Federal Home Loan Bank stock.

Cincinnati Federal also operates an active mortgage banking unit with eight mortgage loan officers. This unit originates loans both for sale in the secondary market and for retention in our portfolio.

Cincinnati Federal offers a variety of deposit accounts, including checking accounts, savings accounts and certificate of deposit accounts. It also utilizes advances from the Federal Home Loan Bank of Cincinnati for liquidity and for asset/liability management purposes.

Cincinnati Federal is subject to comprehensive regulation and examination by the Office of the Comptroller of the Currency.

Cincinnati Federal completed its acquisition of Kentucky Federal Savings and Loan Association on October 12, 2018. Kentucky Federal Savings and Loan Association was a mutual savings association headquartered in Covington, Kentucky.

Cincinnati Bancorp, Inc. is a newly formed Maryland corporation. Following the completion of the conversion and offering, Cincinnati Bancorp, Inc. will be the holding company for Cincinnati Federal and will succeed Cincinnati Bancorp as the publicly traded holding company of Cincinnati Federal. Our executive offices are located at 6581 Harrison Avenue, Cincinnati, Ohio 45247 and our telephone number is (513) 574-3025. Our website address is www.cincinnatifederal.com. Information on this website is not and should not be considered a part of this prospectus.

Business Strategy

Our current business strategy is to operate as a well-capitalized and profitable community bank dedicated to serving the needs of our consumer and business customers, and offering personalized and efficient customer service. Our goals are to increase interest income through loan portfolio growth and noninterest income with the mortgage banking fees, decrease interest expense by increasing core deposits, and achieve economies of scale through balance sheet growth. Highlights of our current business strategy include:

•	Increasing our origination of nonresidential real estate and multi-family loans. At June 30, 2019, nonresidential real estate and multifamily loans, together with construction and land loans, totaled $47.2 million and $8.3 million, or 195.4% and 34.2% of Cincinnati Federal’s capital and allowance for loan losses, respectively. Under our current Board-approved loan concentration policy, these loans (including construction and land loans) are limited to 300% of capital and the allowance for loan losses. We intend to continue to increase our origination of nonresidential real estate and multi-family real estate loans, with a focus on multi-family loans. Substantially all of our nonresidential real estate and multi-family loans are originated with adjustable rates. Nonresidential real estate and multi-family lending is expected to increase loan yields with shorter repricing terms than fixed-rate loans. Nonresidential real estate and multi-family originations in 2018 increased $2.4 million or 19.75% over 2017 origination levels. See “Business of Cincinnati Federal – Lending Activities – Commercial Real Estate and Multi-Family Lending.”

•	Continuing to focus on our residential mortgage banking operations. For the six months ended June 30, 2019, we originated $45.4 million of one-to four-family residential loans and sold $32.4 million of one-to four-family residential loans. For the year ended December 31, 2018, we originated $73.1 million of one-to four-family residential loans and sold $52.8 million of one-to four-family residential loans. For the year ended December 31, 2017, we originated $80.0 million of one-to four family residential loans and sold $58.1 million of one- to four-family residential loans. These loans are all sold on a non-recourse basis primarily to the Federal Home Loan Bank of Cincinnati, Freddie Mac, and private sector third-party buyers. Loans are sold on both a servicing-retained and servicing-released basis. Subject to mortgage market conditions, we intend to continue to increase the number of mortgage loan originators in order to increase our volume of sold loans with the potential for increased servicing income.

•	Continuing to emphasize one- to four-family residential adjustable rate mortgage lending. We will continue to focus on originating one- to four-family adjustable rate mortgages for retention in our portfolio. At June 30, 2019, $87.8 million, or 49.0%, of our total loans consisted of one- to four-family residential adjustable rate mortgage loans. Adjustable rate loans have shorter repricing terms to mitigate interest rate risk.

•	Increasing our “core” deposit base. We seek to increase our core deposit base, particularly checking accounts. Core deposits include all deposit account types except certificates of deposit. Core deposits are our least costly source of funds, which improves our interest rate spread, and represent our best opportunity to develop customer relationships that enable us to cross-sell our full complement of products and services. Core deposits also contribute non-interest income from account-related fees and services and are generally less sensitive to withdrawal when interest rates fluctuate. We have continued our marketing efforts for checking accounts through digital, print and outdoor advertising channels. Core deposits at December 31, 2018 grew $15.0 million or 32.2% over December 31, 2017 balances primarily due to the addition of core deposits acquired from Kentucky Federal Savings and Loan Association. At June 30, 2019, core deposits totaled $62.7 million, or 45.2% of total deposits. In recent years, we have significantly expanded and improved the products and services we offer our retail and business deposit customers who maintain core deposit accounts and have improved our infrastructure for electronic banking services, including online banking, mobile banking, bill pay, and e-statements. The deposit infrastructure we have established can accommodate significant increases in retail and business deposit accounts without additional capital expenditure. We intend to continue to use non-core deposits, including certificates of deposit from the National CD Rateline Program, as a source of funds, in accordance with our asset/liability policies and funding strategies.

•	Implementing a managed growth strategy. We intend to pursue a growth strategy for the foreseeable future, with the goal of improving the profitability of our business through increased net interest income and retail deposit growth. Subject to market conditions, we intend to grow our one- to four-family residential adjustable rate, nonresidential real estate and multi-family loan portfolios. To a lesser extent we intend to grow our construction loan portfolio. The additional capital raised in the offering will also help to reduce our reliance on wholesale funding sources.

Reasons for the Conversion and Offering

Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to:

•	Support our planned growth and strengthen our regulatory capital position with the additional capital we will raise in the stock offering. While Cincinnati Federal exceeds all regulatory capital requirements, the proceeds from the offering will significantly augment our capital position and enable us to support our planned growth by increasing our regulatory loans-to-one borrower limit and by reducing our loan concentrations as a percent of capital. The augmented capital will be essential to the continued implementation of our business strategy.

•	Transition our organization to a stock holding company structure, which gives us greater flexibility to access the capital markets compared to our existing mutual holding company structure. The stock holding company structure is a more flexible form of organization that will give us greater flexibility to access the capital markets through possible future equity and debt offerings, although we have no current plans, agreements or understandings regarding any additional securities offerings.

•	Improve the liquidity of our shares of common stock. The larger number of shares that will be outstanding after completion of the conversion and offering is expected to result in a more liquid and active market for Cincinnati Bancorp, Inc. common stock. A more liquid and active market will make it easier for our stockholders to buy and sell our common stock and will give us greater flexibility in implementing capital management strategies.

•	Facilitate our stock holding company’s ability to pay dividends to our public stockholders. Current regulations of the Board of Governors of the Federal Reserve System, which we refer to as the Federal Reserve Board, substantially restrict the ability of recently formed mutual holding companies, such as CF Mutual Holding Company, to waive dividends declared by their subsidiaries. Accordingly, because any dividends declared and paid by Cincinnati Bancorp would have to be paid to CF Mutual Holding Company along with all other stockholders, the amount of dividends available for all other stockholders will be less than if CF Mutual Holding Company were to waive the receipt of dividends. The conversion will eliminate our mutual holding company structure and will facilitate our ability to pay dividends to all stockholders of Cincinnati Bancorp, Inc., subject to legal, regulatory and financial considerations applicable to all financial institutions. See “Our Dividend Policy.”

•	Facilitate future mergers and acquisitions. Although we do not currently have any understandings or agreements regarding any specific acquisition transaction, the stock holding company structure will give us greater flexibility to structure, and make us a more attractive and competitive bidder for, mergers and acquisitions of other financial institutions or business lines as opportunities arise. The additional capital raised in the offering also will enable us to consider larger merger transactions. Although we intend to remain an independent financial institution, the stock holding company structure may make us a more attractive acquisition candidate for other institutions. Applicable regulations prohibit the acquisition of Cincinnati Bancorp, Inc. for three years following completion of the conversion, and also prohibit anyone from acquiring or offering to acquire more than 10% of our stock without regulatory approval.

Terms of the Offering

We are offering for sale between 1,062,394 and 1,437,356 shares of common stock to eligible depositors and borrowers of Cincinnati Federal, to our tax-qualified employee benefit plans and, to the extent shares remain available, in a community offering to the general public, with a preference given first to natural persons (including trusts of natural persons) residing in the Ohio counties of Butler, Clermont, Hamilton and Warren, the Indiana county of Dearborn, and the Kentucky counties of Boone, Campbell and Kenton, and then to existing public stockholders of Cincinnati Bancorp as of the close of business on __________, 2019. If necessary, we will also offer for sale shares to the general public in a syndicated community offering. The number of shares of common stock to be sold may be increased to up to 1,652,960 shares as a result of demand for the shares of common stock in the offering or changes in market conditions. Unless the number of shares of common stock to be offered is increased to more than 1,652,960 shares or decreased to fewer than 1,062,394 shares, or the subscription and community offerings are extended beyond _________, 2020, subscribers will not have the opportunity to change or cancel their stock orders once submitted. If the subscription and community offerings are extended past _________, 2020, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. All subscribers will be notified by mail sent to the address the subscriber provides on the stock order form they have submitted. If you do not respond to the notice of extension, your order will be cancelled and we will promptly return your funds with interest at 0.15% per annum or cancel your deposit account withdrawal authorization. If the number of shares to be sold is increased to more than 1,652,960 shares or decreased to less than 1,062,394 shares, all subscribers’ stock orders will be canceled, their withdrawal authorizations will be canceled and funds delivered to us to purchase shares of common stock in the subscription and community offerings will be returned promptly with interest at 0.15% per annum. We will then resolicit subscribers, giving them an opportunity to place new orders for a period of time. No shares purchased in the subscription offering and community offering will be issued until the completion of any syndicated community offering.

The purchase price of each share of common stock offered for sale in the offering is $10.00. All investors will pay the same purchase price per share, regardless of whether the shares are purchased in the subscription offering, the community offering or a syndicated community offering. Investors will not be charged a commission to purchase shares of common stock in the offering. Keefe, Bruyette & Woods, Inc. (“KBW”), our marketing agent in the offering, will use its best efforts to assist us in selling shares of our common stock in the offering but is not obligated to purchase any shares of common stock in the offering.

How We Determined the Offering Range, the Exchange Ratio and the $10.00 Per Share Purchase Price

The amount of common stock we are offering for sale and the exchange ratio for the exchange of shares of Cincinnati Bancorp for shares of Cincinnati Bancorp, Inc. are based on an independent appraisal of the estimated market value of Cincinnati Bancorp, Inc., assuming the offering has been completed. Keller & Company, Inc., our independent appraiser, has estimated that, as of August 12, 2019, this market value was $22.5 million. Based on federal regulations, this market value forms the midpoint of a valuation range with a minimum of $19.1 million and a maximum of $25.9 million. Based on this valuation range, the 55.5% ownership interest of CF Mutual Holding Company in Cincinnati Bancorp as of June 30, 2019 being sold in the offering, certain assets held by CF Mutual Holding Company and the $10.00 per share price, the number of shares of common stock being offered for sale by Cincinnati Bancorp, Inc. ranges from 1,062,394 shares to 1,437,356 shares. The purchase price of $10.00 per share was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. The exchange ratio ranges from 1.0528 shares at the minimum of the offering range to 1.4244 shares at the maximum of the offering range, and will generally preserve in Cincinnati Bancorp, Inc. the percentage ownership of public stockholders in Cincinnati Bancorp immediately before the completion of the conversion. Keller & Company, Inc. will update its appraisal before we complete the conversion and offering. If, as a result of demand for the shares or changes in market conditions, Keller & Company, Inc. determines that our estimated pro forma market value has increased, we may sell up to 1,652,960 shares without further notice to you. If our pro forma market value at that time is either below $19.1 million or above $29.8 million, then, after consulting with the Federal Reserve Board, we may: terminate the offering and promptly return all funds with interest; set a new offering range and give all subscribers the opportunity to place a new order; or take such other actions as may be permitted by the Federal Reserve Board and the Securities and Exchange Commission.

The appraisal is based in part on Cincinnati Bancorp’s financial condition and results of operations, the pro forma effect of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of 10 publicly traded savings and loan and bank holding companies that Keller & Company, Inc. considers comparable to Cincinnati Bancorp. The appraisal peer group consists of the following companies, all of which are traded on the Nasdaq Stock Market.

Company Name	Ticker Symbol	Headquarters	Total Assets (1)
			(In millions)
Eagle Financial Bancorp, Inc.	EFBI	Cincinnati, OH	$136.5
Equitable Financial Corp.	EQFN	Grand Island, NE	$323.4
FSB Bancorp, Inc.	FSBC	Fairport, NY	$325.0
WVS Financial Corp.	WVFC	Pittsburgh, PA	$356.2
Elmira Savings Bank	ESBK	Elrira, NY	$596.8
IF Bancorp, Inc.	IROQ	Watseka, IL	$662.5
HMN Financial, Inc.	HNMF	Rochester, MN	$721.6
Severn Bancorp, Inc.	SVBI	Annapolis, MD	$881.2
Wellesley Bancorp, Inc.	WEBK	Wellesley, MA	$909.3
Prudential Bancorp, Inc.	PBIP	Philadelphia, PA	$1,202.2

(1)	Asset size for all companies is as of June 30, 2019.

The following table presents a summary of selected pricing ratios for Cincinnati Bancorp, Inc. (on a pro forma basis) as of and for the twelve months ended June 30, 2019, and for the peer group companies based on earnings and other information as of and for the twelve months ended March 31, 2019, with stock prices as of June 30, 2019, as reflected in the appraisal report. Compared to the average pricing of the peer group, and based upon the information in the following table, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 36.67% on a price-to-book value basis, a discount of 39.21% on a price-to-tangible book value basis, and a premium of 64.25% on a price-to-earnings basis.

	Price-to-earnings multiple (1)		Price-to-book value ratio	Price-to-tangible book value ratio
Cincinnati Bancorp, Inc. (on a pro forma basis, assuming completion of the conversion)
Adjusted Maximum	53.82	x	81.23%	81.70%
Maximum	46.26	x	74.52%	75.02
Midpoint	39.83	x	68.03%	68.49%
Minimum	33.53	x	60.83%	61.27%

Valuation of peer group companies, all of which are fully converted (on an historical basis)
Averages	24.25	x	107.47%	112.71%
Medians	13.75	x	108.52%	112.39%

(1)	Price-to-earnings multiples calculated by Keller & Company, Inc. in the independent appraisal are based on an estimate of “core” or recurring earnings. These ratios are different than those presented in “Pro Forma Data.”

The independent appraisal does not indicate trading market value. Do not assume or expect that our valuation as indicated in the appraisal means that after the conversion and offering the shares of our common stock will trade at or above the $10.00 per share purchase price. Furthermore, the pricing ratios presented in the appraisal were used by Keller & Company, Inc. to estimate our pro forma appraised value for regulatory purposes and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Conversion and Offering—Stock Pricing and Number of Shares to be Issued.”

Effect of CF Mutual Holding Company’s Assets on Minority Stock Ownership

Public stockholders of Cincinnati Bancorp will receive shares of common stock of Cincinnati Bancorp, Inc. in exchange for their shares of common stock of Cincinnati Bancorp pursuant to an exchange ratio that is designed to provide, subject to adjustment, public stockholders with the same ownership percentage of the common stock of Cincinnati Bancorp, Inc. after the conversion as their ownership percentage in Cincinnati Bancorp immediately before the conversion, without giving effect to new shares purchased in the offering or cash paid in lieu of any fractional shares. The exchange ratio will be adjusted downward to reflect assets held by CF Mutual Holding Company (other than shares of common stock of Cincinnati Bancorp) at the completion of the conversion, which assets consist of cash totaling $50,000 at June 30, 2019. However, this amount of assets held by CF Mutual Holding Company would not change the exchange ratio, which is rounded to four decimal places.

The Exchange of Existing Shares of Cincinnati Bancorp Common Stock

If you are a stockholder of Cincinnati Bancorp immediately before the completion of the conversion, your shares will be exchanged for shares of common stock of Cincinnati Bancorp, Inc. The number of shares of common stock you will receive will be based on the exchange ratio, which will depend upon our final appraised value and the percentage of outstanding shares of Cincinnati Bancorp common stock owned by public stockholders immediately before the completion of the conversion. The following table shows how the exchange ratio will adjust, based on the appraised value of Cincinnati Bancorp, Inc. as of August 12, 2019, assuming public stockholders of Cincinnati Bancorp own 55.5% of Cincinnati Bancorp common stock and CF Mutual Holding Company had assets (excluding its shares of Cincinnati Bancorp common stock) of $50,000 immediately before the completion of the conversion. The table also shows the number of shares of Cincinnati Bancorp, Inc. common stock a hypothetical owner of Cincinnati Bancorp common stock would receive in exchange for 100 shares of Cincinnati Bancorp common stock owned at the completion of the conversion, depending on the number of shares of common stock issued in the offering.

	Shares to be Sold in This Offering		Shares of Cincinnati Bancorp, Inc. to be Issued for Shares of Cincinnati Bancorp		Total Shares of Common Stock to be Issued in Exchange and	Exchange	Equivalent Value of Shares Based Upon Offering	Equivalent Pro Forma Tangible Book Value Per Exchanged	Whole Shares to be Received for 100 Existing
	Amount	Percent	Amount	Percent	Offering	Ratio	Price (1)	Share (2)	Shares (3)
Minimum	1,062,394	55.5	850,106	44.5	1,912,500	1.0528	$10.53	$16.32	105
Midpoint	1,249,875	55.5	1,000,125	44.5	2,250,000	1.2386	12.39	14.60	123
Maximum	1,437,356	55.5	1,150,144	44.5	2,587,500	1.4244	14.24	13.33	142
Adjusted Maximum	1,652,960	55.5	1,322,665	44.5	2,975,625	1.6381	16.38	12.24	163

(1)	Represents the value of shares of Cincinnati Bancorp, Inc. common stock to be received in the conversion by a holder of one share of Cincinnati Bancorp, pursuant to the exchange ratio, based upon the $10.00 per share offering price.
(2)	Represents the pro forma tangible book value per share at each level of the offering range multiplied by the respective exchange ratio. At August 12, 2019, Cincinnati Bancorp’s tangible book value per share was $12.83.
(3)	Cash will be paid in lieu of fractional shares.

No fractional shares of Cincinnati Bancorp, Inc. common stock will be issued to any public stockholder of Cincinnati Bancorp. For each fractional share that otherwise would be issued, Cincinnati Bancorp, Inc. will pay in cash an amount equal to the product obtained by multiplying the fractional share interest to which the holder otherwise would be entitled by the $10.00 per share offering price.

Outstanding options to purchase shares of Cincinnati Bancorp common stock will convert into and become options to purchase shares of Cincinnati Bancorp, Inc. common stock based upon the exchange ratio. The aggregate exercise price, duration and vesting schedule of these options will be unaffected by the conversion. At June 30, 2019, there were 75,817 outstanding options to purchase shares of Cincinnati Bancorp common stock, of which 30,327 have vested. The outstanding options will be converted into options to purchase 79,820 shares of common stock at the minimum of the offering range and 124,196 shares of common stock at the adjusted maximum of the offering range. Because federal regulations prohibit us from repurchasing our common stock during the first year following the conversion unless compelling business reasons exist to do so, we may use authorized but unissued shares to fund option exercises that occur during the first year following the conversion. If all existing options were exercised and funded with authorized but unissued shares of common stock following the conversion, stockholders would experience ownership dilution of approximately 9.09% at the minimum of the offering range.

Intended Use of the Proceeds From the Offering

We intend to invest at least 50% of the net proceeds from the stock offering in Cincinnati Federal, fund a loan to our employee stock ownership plan to finance its purchase of shares of common stock in the stock offering and retain the remainder of the net proceeds from the offering at Cincinnati Bancorp, Inc. Therefore, assuming we sell 1,249,875 shares of common stock in the stock offering at the midpoint of the offering range, and we have net proceeds of $11.2 million, we intend to invest $5.6 million Cincinnati Federal, loan $1.0 million to our employee stock ownership plan to fund its purchase of shares of common stock, and retain the remaining $4.6 million of the net proceeds at Cincinnati Bancorp, Inc.

Cincinnati Bancorp, Inc. may use the funds it retains for investment in securities, to repurchase shares of common stock, to acquire other financial institutions or financial services companies, to pay cash dividends and for other general corporate purposes. Cincinnati Federal may use the proceeds it receives to support increased lending, enhance existing, or support growth and the development of, new products and services, or expand its branch network by establishing or acquiring new branches or by acquiring other financial institutions or financial services companies. We do not currently have any agreements or understandings regarding any acquisition transactions.

See “How We Intend to Use the Proceeds from the Offering” for additional information.

Persons Who May Order Shares of Common Stock in the Offering

We are offering the shares of common stock for sale in a subscription offering in the following descending order of priority:

(i)	To depositors with accounts at Cincinnati Federal with aggregate balances of at least $50 at the close of business on June 30, 2018.

(ii)	To our tax-qualified employee benefit plans (including Cincinnati Federal’s employee stock ownership plan), which may subscribe for, in the aggregate, up to 10% of the shares of common stock sold in the offering. We expect our employee stock ownership plan to purchase 8% of the shares of common stock sold in the stock offering.

(iii)	To depositors with accounts at Cincinnati Federal with aggregate balances of at least $50 at the close of business on September 30, 2019.

(iv)	To depositors of Cincinnati Federal at the close of business on _______, 2019, and to borrowers of Cincinnati Federal as of January 21, 2015, and borrowers of the former Kentucky Federal Savings and Loan Association as of October 12, 2018, whose borrowings, in each case, remained outstanding as of ______, 2019.

Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given first to natural persons (including trusts of natural persons) residing in the Ohio counties of Butler, Clermont, Hamilton and Warren, the Indiana county of Dearborn, and the Kentucky counties of Boone, Campbell and Kenton, and then to Cincinnati Bancorp’s public stockholders as of the close of business on __________, 2019. The community offering is expected to begin concurrently with the subscription offering, but may begin concurrently with, during or promptly after the subscription offering. We also may offer for sale shares of common stock not purchased in the subscription offering and the community offering in a syndicated community offering. KBW will act as sole manager for the syndicated community offering. We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated community offering, and our interpretation of the terms and conditions of the plan of conversion will be final. Any determination to accept or reject stock orders in the community offering or syndicated community offering will be based on the facts and circumstances available to management at the time of the determination.

If we receive orders for more shares than we are offering for sale, we may not be able to fully or partially fill your order. A detailed description of the subscription offering, the community offering and the syndicated community offering, as well as a discussion regarding allocation procedures, can be found in the section of this prospectus entitled “The Conversion and Offering.”

Limits on How Much Common Stock You May Purchase

The minimum number of shares of common stock that may be purchased is 25 shares.

Generally, no individual, or individuals acting through a single qualifying account held jointly, may purchase more than 20,000 shares ($200,000) of common stock. If any of the following persons purchase shares of common stock, their purchases, in all categories of the offering, when combined with your purchases, cannot exceed 60,000 shares ($600,000) of common stock:

•	your spouse or relatives of you or your spouse living in your house;

•	most companies, trusts or other entities in which you are a senior officer, partner, trustee or have a substantial beneficial interest; or

•	other persons who may be your associates or persons acting in concert with you.

Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying accounts registered to the same address will be subject to the overall purchase limitation of 60,000 shares ($600,000).

In addition to the above purchase limitations, there is an ownership limitation for current stockholders of Cincinnati Bancorp other than our employee stock ownership plan. Shares of common stock that you purchase in the offering individually and together with persons described above, plus any shares you and they receive in exchange for existing shares of Cincinnati Bancorp common stock, may not exceed 9.9% of the total shares of common stock to be issued and outstanding after the completion of the conversion and offering. However, if, based on your current ownership level, you will own more than 9.9% of the total shares of common stock of Cincinnati Bancorp, Inc. to be issued and outstanding after the completion of the conversion and offering following the exchange of your shares of Cincinnati Bancorp common stock, you will be ineligible to purchase any new shares in the offering. You will be required to obtain regulatory approval or non-objection before acquiring 10% or more of Cincinnati Bancorp, Inc.’s common stock.

Subject to regulatory approval, we may increase or decrease the purchase and ownership limitations at any time. See the detailed description of the purchase limitations in “The Conversion and Offering – Additional Limitations on Common Stock Purchases.”

How You May Purchase Shares of Common Stock in the Subscription Offering and the Community Offering

In the subscription offering and community offering, you may pay for your shares only by:

(i)	personal check, bank check or money order made payable directly to Cincinnati Bancorp, Inc.; or

(ii)	authorizing us to withdraw available funds (without any early withdrawal penalty) from your Cincinnati Federal deposit account(s), other than checking accounts or individual retirement accounts (IRAs).

Cincinnati Federal is not permitted to lend funds to anyone to purchase shares of common stock in the offering. Additionally, you may not use any type of third party check to pay for shares of common stock. Do not submit cash. Wire transfers will not be accepted. Applicable regulations prohibit Cincinnati Federal from lending funds or extending credit to any person to purchase shares of common stock in the offering. You may not designate withdrawal from Cincinnati Federal’s accounts with check-writing privileges; rather, submit a check. If you request a direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and will immediately withdraw the amount from your checking account(s). You may not authorize direct withdrawal from a Cincinnati Federal individual retirement account, or IRA. See “—Using Individual Retirement Account Funds to Purchase Shares of Common Stock.”

You may subscribe for shares of common stock in the subscription and community offerings by delivering a signed and completed original stock order form, together with full payment payable to Cincinnati Bancorp, Inc. or authorization to withdraw funds from one or more of your Cincinnati Federal deposit accounts, provided that the stock order form is received before 2:00 p.m., Eastern time, on _______, 2019, which is the expiration of the subscription offering period. You may submit your stock order form and payment by mail using the stock order reply envelope provided or by overnight delivery to the address listed on the stock order form. You may also hand-deliver stock order forms to our main office, located at 6581 Harrison Avenue, Cincinnati, Ohio, which is open between 9:00 a.m. and 5:00 p.m., Eastern time, Monday through Friday. Hand-delivered stock order forms will be accepted only at this location. We will not accept stock order forms at our other offices. Do not mail stock order forms to Cincinnati Federal’s offices.

See “The Conversion and Offering – Procedure for Purchasing Shares in the Subscription and Community Offerings – Payment for Shares” for a complete description of how to purchase shares in the subscription and community offerings.

Using Individual Retirement Account Funds to Purchase Shares of Common Stock

You may be able to subscribe for shares of common stock using funds in your individual retirement account (“IRA”) or other retirement account. If you wish to use some or all of the funds in your Cincinnati Federal IRA or other retirement account, the applicable funds must be transferred to a self-directed account maintained by an independent custodian or trustee, such as a brokerage firm, and the purchase must be made through that account. If you do not have such an account, you will need to establish one before placing your stock order. An annual administrative fee may be payable to the independent custodian or trustee. Because individual circumstances differ and the processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the __________, 2019 offering deadline, for assistance with purchases using funds in your IRA or other retirement account you may have at Cincinnati Federal or elsewhere. Whether you may use such funds to purchase shares in the stock offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

See “The Conversion and Offering – Procedure for Purchasing Shares in the Subscription and Community Offerings – Payment for Shares” and “—Using Individual Retirement Account Funds” for a complete description of how to use IRA funds to purchase shares of common stock in the stock offering.

Market for Common Stock

Existing publicly held shares of Cincinnati Bancorp’s common stock are traded on the OTC Pink Marketplace (OTCPK) operated by OTC Markets Group under the symbol “CNNB.” Upon completion of the conversion, the shares of common stock of Cincinnati Bancorp, Inc. will be issued in exchange for the existing shares of Cincinnati Bancorp. We have applied to list the shares of Cincinnati Bancorp, Inc. common stock on the Nasdaq Capital Market under the symbol “CNNB.” To list our stock on the Nasdaq Capital Market, we are required to have at least three broker-dealers who will make a market in our common stock and at least 300 round-lot holders (i.e., a holder of at least 100 shares). We cannot assure you that we will satisfy these requirements. At June 30, 2019, Cincinnati Bancorp had approximately eight registered market makers in its common stock. KBW has advised us that it intends to make a market in our common stock following the offering, but is under no obligation to do so.

Our Dividend Policy

Following completion of the stock offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future.

For information regarding our proposed dividend policy, see “Our Dividend Policy.” For information regarding our recent dividend payment history, see “Selected Consolidated Financial and Other Data” and “Market for the Common Stock.”

Purchases by Directors and Executive Officers

We expect our directors and executive officers, together with their associates, to subscribe for 116,700 shares of common stock in the offering, representing 11.0% of the shares to be sold at the minimum of the offering range. The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offering. Following the conversion, our directors and executive officers, together with their associates, are expected to beneficially own 287,141 shares of common stock (including any stock options exercisable within 60 days of June 30, 2019), or 15.0% of our total outstanding shares of common stock at the minimum of the offering range, which includes shares they currently own in Cincinnati Bancorp that will be exchanged for shares of Cincinnati Bancorp, Inc.

See “Subscriptions by Directors and Executive Officers” for more information on the proposed purchases of shares of common stock by our directors and executive officers.

Deadline for Orders of Shares of Common Stock in the Subscription and Community Offerings

The deadline for submitting orders to purchase shares of common stock in the subscription and community offerings is 2:00 p.m., Eastern time, on _________, 2019, unless we extend this deadline. If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment, must be received (not postmarked) by this time.

Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 2:00 p.m., Eastern time, on __________, 2019, whether or not we have been able to locate each person entitled to subscription rights.

See “The Conversion and Offering – Procedure for Purchasing Shares in the Subscription and Community Offerings – Expiration Date” for a complete description of the deadline for purchasing shares in the stock offering.

You May Not Sell or Transfer Your Subscription Rights

Applicable regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to certify that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights or the shares that you are purchasing. We intend to take legal action, including reporting persons to federal or state agencies, against anyone who we believe has sold or transferred his or her subscription rights. We will not accept your order if we have reason to believe you have sold or transferred your subscription rights. On the stock order form, you cannot add the names of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do. Doing so may jeopardize your subscription rights. You may only add those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility. In addition, the stock order form requires that you list all deposit and loan accounts, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation.

Delivery of Shares of Common Stock

All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and offering. We expect trading in the stock to begin on the day of completion of the conversion and offering or the next business day. The conversion and offering are expected to be completed as soon as practicable following satisfaction of the conditions described below in “—Conditions to Completion of the Conversion.” Until a statement reflecting your ownership of shares of common stock is available and delivered to you, you may not be able to sell the shares of common stock that you purchased in the offering, even though the common stock will have begun trading. Your ability to sell your shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Conditions to Completion of the Conversion

We cannot complete the conversion and offering unless:

•	The plan of conversion is approved by at least a majority of votes eligible to be cast by members of CF Mutual Holding Company (i.e., depositors of Cincinnati Federal, eligible borrowers of Cincinnati Federal and eligible borrowers of the former Kentucky Federal Savings and Loan Association) as of the close of business on _______, 2019;

•	The plan of conversion is approved by Cincinnati Bancorp stockholders holding at least two-thirds of the outstanding shares of common stock of Cincinnati Bancorp as of the close of business on _______, 2019, including shares held by CF Mutual Holding Company;

•	The plan of conversion is approved by Cincinnati Bancorp stockholders holding at least a majority of the outstanding shares of common stock of Cincinnati Bancorp as of the close of business on ______, 2019, excluding shares held by CF Mutual Holding Company;

•	We sell at least the minimum number of shares of common stock offered in the offering;

•	We receive approval from the Federal Reserve Board; and

•	The Office of the Comptroller of the Currency approves an amendment to Cincinnati Federal’s charter to provide for a liquidation account.

CF Mutual Holding Company intends to vote its shares in favor of the plan of conversion. At the close of business on June 30, 2019, CF Mutual Holding Company owned 1,008,969 shares, or approximately 55.5%, of the outstanding shares of common stock of Cincinnati Bancorp. At the close of business on June 30, 2019, the directors and executive officers of Cincinnati Bancorp and their affiliates owned 162,100 shares of Cincinnati Bancorp (excluding exercisable options), or 8.9% of the outstanding shares of common stock and ____% of the outstanding shares of common stock excluding shares held by CF Mutual Holding Company. They intend to vote those shares in favor of the plan of conversion.

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 1,062,394 shares of common stock, we may take one or more steps to sell the minimum number of shares of common stock in the offering range. Specifically, we may:

(i)	increase the purchase and ownership limitations; and/or

(ii)	seek regulatory approval to extend the offering beyond _______, 2020, so long as we resolicit subscribers who previously submitted subscriptions in the offering; and/or

(iii)	increase the shares purchased by the employee stock ownership plan.

If we extend the offering past __________, 2020, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will cancel your stock order and promptly return your funds with interest for funds received in the subscription and community offering or cancel your deposit account withdrawal authorization. If one or more purchase limitations are increased, subscribers in the subscription offering who ordered the maximum amount will be, and, in our sole discretion, some other large purchasers may be, given the opportunity to increase their subscriptions up to the then-applicable limit.

Possible Change in the Offering Range

Keller & Company, Inc. will update its appraisal before we complete the conversion and offering. If, as a result of demand for the shares or changes in market conditions, Keller & Company, Inc. determines that our pro forma market value has increased, we may sell up to 1,652,960 shares in the offering without further notice to you. If our pro forma market value at that time is either below $19.1 million or above $29.8 million, then, after consulting with the Federal Reserve Board, we may:

•	terminate the stock offering and promptly return all funds (with interest paid on funds received in the subscription and community offerings);

•	set a new offering range; or

•	take such other actions as may be permitted by the Federal Reserve Board and the Securities and Exchange Commission.

If we set a new offering range, we will promptly return funds, with interest at 0.15% per annum, for funds received for purchases in the subscription and community offerings, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. We will then resolicit subscribers, allowing them to place a new stock order for a period of time.

Possible Termination of the Offering

We may terminate the offering at any time before the special meeting of members of CF Mutual Holding Company and the special meeting of stockholders of Cincinnati Bancorp that have been called to vote on the conversion, and at any time after these approvals with regulatory approval. If we terminate the offering, we will promptly return your funds with interest at 0.15% per annum, and we will cancel deposit account withdrawal authorizations.

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion

We expect our employee stock ownership plan, which is a tax-qualified retirement plan for the benefit of Cincinnati Federal’s employees, to purchase up to 8% of the shares of common stock we sell in the offering. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan’s subscription order will not be filled and the employee stock ownership plan may elect to purchase shares in the open market following the completion of the conversion, subject to the approval of the Federal Reserve Board.

We intend to implement one or more new stock-based benefit plans no earlier than six months after completion of the conversion. Stockholder approval of these plans would be required. We have not determined whether we would adopt the plans within or after 12 months following the completion of the conversion. If we implement stock-based benefit plans within 12 months following the completion of the conversion, the stock-based benefit plans would be limited to reserving a number of shares (i) up to 4% of the shares of common stock sold in the offering for awards of restricted stock to key employees and directors, at no cost to the recipients, and (ii) up to 10% of the shares of common stock sold in the offering for issuance pursuant to the exercise of stock options by key employees and directors. If the stock-based benefit plan is adopted more than 12 months after the completion of the conversion, it would not be subject to the percentage limitations set forth above. We have not yet determined the definitive number of shares that would be reserved for issuance under these plans. For a description of our current stock-based benefit plan, see “Management – Benefits to be Considered Following Completion of the Conversion – Stock-Based Benefit Plans.”

The following table summarizes the number of shares of common stock and the aggregate dollar value of grants that are available under one or more stock-based benefit plans if such plans reserve a number of shares of common stock equal to 4% and 10% of the shares sold in the stock offering for restricted stock awards and stock options, respectively. The table shows the dilution to stockholders if all such shares are issued from authorized but unissued shares, instead of shares purchased in the open market. A portion of the stock grants shown in the table below may be made to non-management employees. The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all qualifying employees.

	Number of Shares to be Granted or Purchased			Dilution
			As a	Resulting	Value of Grants (1)
	At Minimum of Offering Range	At Adjusted Maximum of Offering Range	Percentage of Common Stock to be Sold in the Offering	From Issuance of Shares for Stock-Based Benefit Plans	At Minimum of Offering Range	At Adjusted Maximum of Offering Range
Employee stock ownership plan	84,992	132,237	8.0%	N/A (2)	$849,920	$1,322,370
Restricted stock awards	42,496	66,118	4.0	3.85%	424,960	661,180
Stock options	106,239	165,296	10.0	9.09%	275,159	428,117
Total	233,727	363,651	22.0%	12.94%	$1,550,039	$2,411,667

(1)	The actual value of restricted stock awards will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value for restricted stock awards is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $2.59 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; an expected option term of 10 years; no dividend yield; a risk-free rate of return of 2.03%; and expected volatility of 13.20%. The actual value of stock options granted will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted.
(2)	No dilution is reflected for the employee stock ownership plan because such shares are assumed to be purchased in the stock offering.

We may fund our stock-based benefit plans through open market purchases, as opposed to new issuances of stock; however, if any options previously granted under our existing 2017 Equity Incentive Plan are exercised during the first year following completion of the offering, they will be funded with newly issued shares as federal regulations do not permit us to repurchase our shares during the first year following the completion of the offering except to fund the grants of restricted stock under a stock-based benefit plan or under extraordinary circumstances.

The following table presents information as of June 30, 2019 regarding our employee stock ownership plan, our 2017 Equity Incentive Plan, and our proposed stock-based benefit plan. The table below assumes that 2,975,625 shares are outstanding after the offering, which includes the sale of 1,652,960 shares in the offering at the adjusted maximum of the offering range and the issuance of shares of Cincinnati Bancorp, Inc. in exchange for shares of Cincinnati Bancorp based on an exchange ratio of 1.6381. It also assumes that the value of the stock is $10.00 per share.

Existing and New Stock Benefit Plans	Participants	Shares at Adjusted Maximum of Offering Range		Estimated Value of Shares		Percentage of Shares Outstanding After the Conversion
Employee Stock Ownership Plan:	Officers and Employees
Shares purchased in 2015 offering (1)		110,403	(2)	$1,104,030		3.7%
Shares to be purchased in this offering		132,237		1,322,370		4.4
Total employee stock ownership plan shares		242,640		$2,426,400		8.1%

Restricted Stock Awards:	Directors, Officers and Employees
2017 Equity Incentive Plan (1)		55,199	(3)	$551,990	(4)	1.9%
New shares of restricted stock		66,118		661,180	(4)	2.2
Total shares of restricted stock		121,317		$1,213,170		4.1%

Stock Options:	Directors, Officers and Employees
2017 Equity Incentive Plan (1)		132,478	(5)	$343,118	(6)	4.4%
New stock options		165,296		428,117	(6)	5.6
Total stock options		297,774		$771,235		10.0%

Total of stock benefit plans		661,731		$4,410,805		22.2%

(1)	The number of shares indicated has been adjusted for the 1.6381 exchange ratio at the adjusted maximum of the offering range.
(2)	At June 30, 2019, 29,440 of these shares have been allocated to participants.
(3)	At June 30, 2019, 55,199 of these shares have been awarded and 22,080 have vested.
(4)	The value of restricted stock awards is determined based on their fair value as of the date grants are made. For purposes of this table, the fair value of awards under the new stock-based benefit plan is assumed to be the same as the offering price of $10.00 per share.
(5)	At June 30, 2019, 126,404 of these options have been awarded and 45,041 have vested.
(6)	The weighted-average fair value of stock options has been estimated at $2.59 per option, using the Black-Scholes option pricing model with the following assumptions: exercise price, $10.00; trading price on date of grant, $10.00; no dividend yield; expected term, 10 years; expected volatility, 13.20%; and risk-free rate of return, 2.03%. The actual value of option grants will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted.

Tax Consequences

CF Mutual Holding Company, Cincinnati Bancorp, Cincinnati Federal and Cincinnati Bancorp, Inc. have received an opinion of counsel, Luse Gorman, PC, regarding the material federal income tax consequences of the conversion, and have received an opinion of BKD, LLP regarding the material Ohio tax consequences of the conversion. As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to CF Mutual Holding Company, Cincinnati Bancorp, Cincinnati Federal, Cincinnati Bancorp, Inc., persons eligible to subscribe in the subscription offering, or existing stockholders of Cincinnati Bancorp (except as to cash paid for fractional shares). Existing stockholders of Cincinnati Bancorp who receive cash in lieu of fractional shares of Cincinnati Bancorp, Inc. will recognize a gain or loss equal to the difference between the cash received and the tax basis of the fractional share.

Emerging Growth Company Status

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we are an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies. See “Risk Factors – Risks Related to Our Business – We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors” and “Supervision and Regulation – Emerging Growth Company Status.”

An emerging growth company may elect to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies, but must make such election when the company is first required to file a registration statement. Such an election is irrevocable during the period a company is an emerging growth company. We have elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

Risk Factors

An investment in Cincinnati Bancorp, Inc.’s common stock is subject to risk, including risks related to our business and this offering.

Specific risks related to our business include those related to our commercial real estate loans, multi-family loans, and construction and land loans; our secondary mortgage market operations; our one- to four-family mortgage loans secured by non-owner occupied properties; changes in interest rates; our allowance for loan losses; changes in local and general economic conditions; competition; dependence on technology; changes in management’s estimate and assumptions underlying our consolidated financial statements; reliance on our management team; reliance on our reputation; changes in and compliance with laws and regulations; and environmental risks with our lending activities and properties we own.

Specific risks related to this offering include those related to the future trading price of the common stock of Cincinnati Bancorp, Inc.; use of the net offering proceeds; return on equity after the completion of the offering; intended new stock-based benefit plans; anti-takeover factors; trading market for the common stock of Cincinnati Bancorp, Inc.; and the irrevocability of your investment decision.

Before making an investment decision, you should read this entire document carefully, including the section entitled “Risk Factors” that immediately follows and that discusses the above risks in further detail.

How You Can Obtain Additional Information – Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, call our Stock Information Center at 1-(877) _________ (toll-free). The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern time, and will be closed on bank holidays.

RISK FACTORS

You should consider carefully the following risk factors in evaluating an investment in the shares of common stock. In addition to these risks and the other risks and uncertainties described elsewhere in this prospectus, there may be additional risks and uncertainties that are not currently known to us or that we currently deem to be immaterial that could materially and adversely affect our business, financial condition or results of operations.

Risks Related to Our Business

Our commercial real estate and multi-family loans, and construction and land loans, carry greater credit risk than loans secured by owner occupied one- to four-family real estate.

At June 30, 2019, commercial real estate loans totaled $18.3 million, or 10.2% of our loan portfolio, multi-family loans totaled $28.9 million, or 16.2% of our loan portfolio, and construction and land loans totaled $8.3 million, or 4.6% of our loan portfolio. Commercial real estate, multi-family, and construction and land loans, which generally have larger principal balances than one- to four-family real estate loans, generally have greater credit risk than owner occupied residential real estate loans. Repayment of commercial real estate and multi-family loans depends primarily on the income generated by the property being sufficient to cover operating expenses, property maintenance and debt service. Repayment of construction loans and land loans depends primarily on borrower’s ability to sell the completed project, the value of the completed project, or the successful operation of the borrower’s business after completion, and collateral value depends primarily on the ability of builders/contractors to complete construction per specifications and plans and on budget. If we are unable to recover the full contractual amount of principal and interest that we anticipated at the time we originated such loans, we may have to increase our provision for loan losses which would adversely affect our operating results and financial condition.

In addition, commercial real estate and multi-family loans, particularly those secured by non-owner occupied properties, expose us to greater risk of non-payment and loss than loans secured by owner occupied one- to four-family properties because repayment of such loans depend primarily on the tenant’s continuing ability to pay rent to the property owner, who is our borrower, or, if the property owner is unable to find a tenant, the property owner’s ability to repay the loan without the benefit of a rental income stream. In addition, the physical condition of non-owner occupied properties is often below that of owner occupied properties due to lax property maintenance standards, which has a negative impact on the value of the collateral properties.

Income from secondary mortgage market operations is volatile, and we may incur losses or charges related to our secondary mortgage market operations which would negatively affect our earnings.

A key component of our strategy is to continue to sell in the secondary market a large majority of the fixed-rate residential mortgage loans that we originate, earning non-interest income in the form of gains on sale. Gains on sale of loans totaled $716,000 for the six months ended June 30, 2019, $1.7 million for the year ended December 31, 2018 and $1.6 million for the year ended December 31, 2017. When interest rates rise, the demand for mortgage loans, particularly refinancing of existing mortgage loans, tends to fall, likely reducing loan demand. Weak or deteriorating economic conditions also tend to reduce loan demand. Although we sell loans in the secondary market without recourse, we are required to give customary representations and warranties to the buyers. If we breach those representations and warranties, the buyers will be able to require us to repurchase the loans and we may incur a loss on the repurchase.

A portion of our one- to four-family residential mortgage loan portfolio is comprised of non-owner occupied properties, which increases the credit risk on this portion of our loan portfolio.

The housing stock in our primary lending market area is comprised in part of single family rental properties as well as two- to four-unit properties. At June 30, 2019, $14.2 million, or 7.9% of our one- to four-family residential loan portfolio, were comprised of non-owner occupied properties. Our non-owner occupied residential loans were secured primarily by single family properties, and to a much lesser extent, by two- to four-unit properties. There generally is greater credit risk inherent in investor-owner and non-owner occupied properties than in owner occupied single family properties since, similar to commercial real estate and multi-family loans, the repayment of these loans may depend, in part, on the successful management of the property and/or the borrower’s ability to lease the units of the property. In addition, the physical condition of non-owner occupied properties is often below that of owner occupied properties due to lax property maintenance standards, which has a negative impact on the value of the collateral properties. Furthermore, some of our non-owner occupied borrowers have more than one loan outstanding with us, which may expose us to a greater risk of loss compared to residential and commercial borrowers with only one loan. A downturn in the real estate market or the local economy could adversely affect the value of properties securing these loans or the revenues derived from these properties which could affect the borrower’s ability to repay the loan.

Future changes in interest rates may reduce our profits and asset values, particularly the value of our mortgage servicing rights asset.

Our ability to make a profit largely depends on our net interest income, which could be negatively affected by changes in interest rates. Net interest income is the difference between the interest income we earn on our interest-earning assets, such as loans and securities, and the interest expense we pay on our interest-bearing liabilities, such as deposits and borrowings.

The rates we earn on our assets and the rates we pay on our liabilities are generally fixed for a contractual period of time. Like many savings institutions, our liabilities generally have shorter contractual maturities than our assets. This imbalance can create significant earnings volatility because market interest rates change over time. In a period of rising interest rates, the interest income we earn on our assets may not increase as rapidly as the interest we pay on our liabilities. In a period of declining interest rates, the interest income we earn on our assets may decrease more rapidly than the interest we pay on our liabilities, as borrowers prepay mortgage loans, and mortgage-backed securities and callable investment securities are called, requiring us to reinvest those cash flows at lower interest rates.

Any increase in market interest rates may reduce our mortgage banking income. We generate noninterest income primarily from gains on the sale of mortgage loans to investors. We also earn interest on loans held for sale while they are awaiting delivery to our investors. In a rising or higher interest rate environment, our mortgage loan originations may decrease, resulting in fewer loans that are available for sale. This would result in a decrease in interest income and a decrease in revenues from loan sales. In addition, our results of operations are affected by the amount of noninterest expenses associated with mortgage banking activities, such as salaries and employee benefits, occupancy, equipment, data processing and other operating costs. During periods of reduced loan demand, our results of operations may be adversely affected to the extent that we are unable to reduce expenses commensurate with the decline in mortgage loan origination activity.

In addition, changes in interest rates can affect the average life of loans and mortgage-backed and related securities. A decline in interest rates results in increased prepayments of loans and mortgage-backed and related securities as borrowers refinance their debt to reduce their borrowing costs. This creates reinvestment risk, which is the risk that we may not be able to reinvest prepayments at rates that are comparable to the rates we earned on the prepaid loans or securities. Furthermore, an inverted interest rate yield curve, where short-term interest rates (which are usually the rates at which financial institutions borrow funds) are higher than long-term interest rates (which are usually the rates at which financial institutions lend funds for fixed-rate loans) can reduce a financial institution’s net interest margin and create financial risk for financial institutions who originate longer-term, fixed rate mortgage loans.

Because we generally retain the servicing rights on many of the loans we sell in the secondary market, we are required to record a mortgage servicing right asset, which amounted to $1.4 million at June 30, 2019. We are required to test our mortgage right asset quarterly for impairment. The value of mortgage servicing rights tends to increase with rising interest rates and to decrease with falling interest rates. If we are required to take an impairment charge, our earnings could be adversely affected.

We monitor interest rate risk through the use of a simulation model that estimates the net present value of cash flows from our assets, liabilities and off-balance sheet items, which is referred to as our net portfolio value, or NPV, under a range of assumed changes in market interest rates. At June 30, 2019, assuming an instantaneous 300 basis point increase in market interest rates, we estimate that our NPV would decline by 35.03%. For further discussion of how changes in market interest rates could impact us, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Management of Market Risk.”

If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. In determining the amount of the allowance for loan losses, we review our loans and our loss and delinquency experience, and we evaluate economic conditions. If our assumptions or the results of our analyses are incorrect, our allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio, resulting in additions to our allowance. In addition, our emphasis on loan growth and on increasing our portfolios of commercial real estate and commercial business loans, as well as any future credit deterioration, could require us to increase our allowance for loan losses in the future. At June 30, 2019, our allowance for loan losses was 0.78% of total loans and 462.38% of nonperforming loans. Material additions to our allowance would materially decrease our net income.

The Financial Accounting Standards Board has proposed a delay in the effective date of the Current Expected Credit Loss, or CECL, standard. If the proposal is adopted, CECL would be effective for Cincinnati Bancorp, Inc. and Cincinnati Federal on January 1, 2023. If the proposal is not adopted, it would be effective for Cincinnati Bancorp, Inc. and Cincinnati Federal on January 1, 2022. CECL will require financial institutions to determine periodic estimates of lifetime expected credit losses on loans, and recognize the expected credit losses as allowances for loan losses. This will change the current method of providing allowances for loan losses that are incurred or probable, which would likely require us to increase our allowance for loan losses, and to greatly increase the types of data we would need to collect and review to determine the appropriate level of the allowance for loan losses.

In addition, bank regulators periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize further loan charge-offs. Any increase in our allowance for loan losses or loan charge-offs as required by these regulatory authorities or otherwise may have a material adverse effect on our financial condition and results of operations.

We have a high concentration of loans secured by real estate in our market area. Adverse economic conditions, both generally and in our market area, could adversely affect our financial condition and results of operations.

We have relatively few loans outside of our market area and, as a result, we have a greater risk of loan defaults and losses in the event of a further economic downturn in our market area, as adverse economic conditions may have a negative effect on the ability of our borrowers to make timely payments of their loans. Although economic conditions have improved significantly since the end of the economic recession in 2009, a return of recessionary conditions and/or negative developments in the domestic and international credit markets may significantly affect the markets in which we do business, the value of our loans, investments, and collateral securing our loans, and our ongoing operations, costs and profitability. Any of these negative events may result in higher than expected loan delinquencies, increase our levels of nonperforming and classified assets, and reduce demand for our products and services, which may cause us to incur losses and may adversely affect our capital, liquidity and financial condition.

A worsening of economic conditions could reduce demand for our products and services and/or increase our level of non-performing loans, which could adversely affect our financial condition and results of operations.

Unlike larger financial institutions that are more geographically diversified, our profitability depends primarily on the general economic conditions in our primary market area. In addition to local economic conditions, which could have a significant impact on ability of our borrowers to repay their loans and on the value of the collateral securing their loans, deterioration in general economic conditions could result in the following consequences, any of which could have a material adverse effect on our business, financial condition, liquidity and results of operations:

•	demand for our products and services may decline;

•	loan delinquencies, problem assets and foreclosures may increase;

•	collateral for loans, especially real estate, may decline in value, in turn reducing customers’ future borrowing power, and reducing the value of assets and collateral associated with existing loans;

•	the value of our securities portfolio may decline; and

•	the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us.

Moreover, a significant decline in general economic conditions, caused by inflation, recession, tariffs and international trade disputes, acts of terrorism, an outbreak of hostilities or other international or domestic calamities, unemployment or other factors beyond our control could further impact these local economic conditions and could further negatively affect the financial results of our banking operations. In addition, deflationary pressures, while possibly lowering our operating costs, could have a significant negative effect on our borrowers, especially our business borrowers, and the values of underlying collateral securing loans, which could negatively affect our financial performance.

We rely on wholesale funds which are generally a more volatile and costlier source of funds than retail deposits.

We rely in part on wholesale funds to fund our business operations, particularly our mortgage banking activities. Our wholesale funds consist of Federal Home Loan Bank of Cincinnati advances, which amounted to $41.3 million at June 30, 2019, and wholesale certificates of deposit obtained through the National CD Rateline Program, which amounted to $8.1 million or 5.8% of total deposits at June 30, 2019. The availability of wholesale funds, particularly wholesale deposits, and the interest rates we are required to pay on them can change depending on market conditions and other factors. If there would be a material increase in the interest rates payable on wholesale funds, it would have an material adverse effect on our results of operations. Furthermore, if we are unable to access readily wholesale funds, regardless of interest rate, it could have a material adverse effect on our liquidity, as well as our results of operations if we would have to increase our deposit rates to attract replacement funds.

Strong competition within our market area may limit our growth and profitability.

Competition in the banking and financial services industry is intense. In all of our market areas, we compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, brokerage and investment banking firms and unregulated or less regulated non-banking entities, operating locally and elsewhere. Many of these competitors are substantially larger than us and have substantially greater resources and higher lending limits than we have and offer certain services that we do not or cannot provide. In addition, some of our competitors offer loans with lower interest rates on more attractive terms than loans we offer. Competition also makes it increasingly difficult and costly to attract and retain qualified employees. We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Our profitability depends upon our continued ability to successfully compete for business and qualified employees in our market areas. The greater resources and deposit and loan products offered by some of our competitors may limit our ability to increase our interest earning assets. For additional information see “Business of Cincinnati Federal – Competition.”

We face significant operational risks because of our reliance on technology. Our information technology systems may be subject to failure, interruption or security breaches.

Information technology systems are critical to our business. Our business requires us to collect, process, transmit and store significant amounts of confidential information regarding our customers, employees and our own business, operations, plans and business strategies. We use various technology systems to manage our customer relationships, general ledger, securities investments, deposits, and loans. Our computer systems, data management and internal processes, as well as those of third parties, are integral to our performance. Our operational risks include the risk of malfeasance by employees or persons outside our company, errors relating to transaction processing and technology, systems failures or interruptions, breaches of our internal control systems and compliance requirements, and business continuation and disaster recovery. There have been increasing efforts by third parties to breach data security at financial institutions. Such attacks include computer viruses, malicious or destructive code, phishing attacks, denial of service or information or other security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss or destruction of confidential, proprietary and other information, damages to systems, or other material disruptions to network access or business operations. Although we take protective measures and have not experienced any of the data breaches described above, the security of our computer systems, software, and networks may be vulnerable to breaches, unauthorized access, misuse, computer viruses, or other malicious code and cyber-attacks that could have an impact on information security. Because the techniques used to cause security breaches change frequently, we may be unable to proactively address these techniques or to implement adequate preventative measures.

In the event of a breakdown in our internal control systems, improper operation of systems or improper employee actions, or a breach of our security systems, including if confidential or proprietary information were to be mishandled, misused or lost, we could suffer financial loss, loss of customers and damage to our reputation, and face regulatory action or civil litigation. Any of these events could have a material adverse effect on our financial condition and results of operations. Insurance coverage may not be available for such losses, or where available, such losses may exceed insurance limits.

In addition, we outsource a majority of our data processing requirements to certain third-party providers. Accordingly, our operations are exposed to risk that these vendors will not perform in accordance with the contracted arrangements under service level agreements, or we also could be adversely affected if such an agreement is not renewed by the third party vendor or is renewed on terms less favorable to us. If our third-party providers encounter difficulties, or if we have difficulty communicating with those service providers, our ability to adequately process and account for transactions could be affected, and our business operations could be adversely affected, which could have a material adverse effect on our financial condition and results of operations. Threats to information security also exist in the processing of customer information through various other vendors and their personnel. To our knowledge, the services and programs provided to us by third parties have not suffered any security breaches. However, the existence of cyber-attacks or security breaches at third parties with access to our data, such as vendors, may not be disclosed to us in a timely manner.

Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results.

When preparing our consolidated financial statements, our management is and will be required under applicable rules and regulations to make estimates and assumptions as of a specified date. These estimates and assumptions are based on management’s best estimates and experience as of that date and are subject to substantial risk and uncertainty. Materially different results may occur as circumstances change and additional information becomes known. Areas requiring significant estimates and assumptions by management include our evaluation of the adequacy of our allowance for loan losses, our valuation of investment securities, our valuation of our mortgage servicing rights assets, and our determination of fair value measurements.

We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services.

We depend upon the services of the members of our senior management team who direct our strategy and operations. Our executive officers and lending personnel possess expertise in our markets and key business relationships, and have been integral in the restructuring of our operations, including the implementation of a more aggressive sales culture within our institution. Any one of them could be difficult to replace. Our loss of these persons, or our inability to hire additional qualified personnel, could impact our ability to implement our business strategy and could have a material adverse effect on our results of operations and our ability to compete in our markets. See “Management.”

We are a community bank and our ability to maintain our reputation is critical to the success of our business. The failure to do so may materially adversely affect our performance.

We are a community bank, and our reputation is one of the most valuable components of our business. A key component of our business strategy is to rely on our reputation for customer service and knowledge of local markets to expand our presence by capturing new business opportunities from existing and prospective customers in our market area and contiguous areas. Threats to our reputation can come from many sources, including adverse sentiment about financial institutions generally, unethical practices, employee misconduct, failure to deliver minimum standards of service or quality, compliance deficiencies, cybersecurity incidents and questionable or fraudulent activities of our customers. Negative publicity regarding our business, employees, or customers, with or without merit, may result in the loss of customers and employees, costly litigation and increased governmental regulation, all of which could adversely affect our business and operating results.

Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.

Cincinnati Federal is subject to extensive regulation, supervision and examination by the Office of the Comptroller of the Currency, and CF Mutual Holding Company and Cincinnati Bancorp are, and Cincinnati Bancorp, Inc. will be, subject to extensive regulation, supervision and examination by the Federal Reserve Board. Such regulation and supervision governs the activities in which an institution and its holding company may engage and are intended primarily for the protection of the federal deposit insurance fund and the depositors of Cincinnati Federal, rather than for our stockholders. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for loan losses. These regulations, along with existing tax, accounting, securities, insurance and monetary laws, rules, standards, policies, and interpretations, control the methods by which financial institutions conduct business, implement strategic initiatives and tax compliance, and govern financial reporting and disclosures. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations. Further, changes in accounting standards can be both difficult to predict and involve judgment and discretion in their interpretation by us and our independent accounting firm. These changes could materially impact, potentially even retroactively, how we report our financial condition and results of operations.

Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.

The USA PATRIOT and Bank Secrecy Acts require financial institutions to develop programs to prevent financial institutions from being used for money laundering and terrorist activities. If such activities are suspected, financial institutions are obligated to file suspicious activity reports with the U.S. Treasury’s Office of Financial Crimes Enforcement Network. These rules require financial institutions to establish procedures for identifying and verifying the identity of customers seeking to open new financial accounts. Failure to comply with these regulations could result in fines or sanctions, including restrictions on pursuing acquisitions or establishing new branches. The policies and procedures we have adopted that are designed to assist in compliance with these laws and regulations may not be effective in preventing violations of these laws and regulations. Furthermore, these rules and regulations continue to evolve and expand. We have not been subject to fines or other penalties, or have suffered business or reputational harm, as a result of money laundering activities in the past.

We are subject to stringent capital requirements, which may adversely impact our return on equity, require us to raise additional capital, or limit our ability to pay dividends or repurchase shares.

Federal regulations establish minimum capital requirements for insured depository institutions, including minimum risk-based capital and leverage ratios, and defines “capital” for calculating these ratios. The minimum capital requirements are: (i) a common equity Tier 1 capital ratio of 4.5%; (ii) a Tier 1 to risk-based assets capital ratio of 6%; (iii) a total capital ratio of 8%; and (iv) a Tier 1 leverage ratio of 4%. The regulations also establish a “capital conservation buffer” of 2.5%, and the following minimum ratios: (i) a common equity Tier 1 capital ratio of 7.0%; (ii) a Tier 1 to risk-based assets capital ratio of 8.5%; and (iii) a total capital ratio of 10.5%. An institution will be subject to limitations on paying dividends, engaging in share repurchases and paying discretionary bonuses if its capital level falls below the capital conservation buffer amount.

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The application of these capital requirements could, among other things, result in lower returns on equity, and result in regulatory actions if we are unable to comply with such requirements. Specifically, following the completion of the offering, Cincinnati Federal’s ability to pay dividends to Cincinnati Bancorp, Inc. will be limited if it does not have the capital conservation buffer required by the new capital rules, which may further limit Cincinnati Bancorp, Inc.’s ability to pay dividends to its stockholders. See “Regulation and Supervision – Federal Banking Regulation – Capital Requirements.”

We are subject to environmental liability risk associated with lending activities or properties we own.

A significant portion of our loan portfolio is secured by real estate, and we could become subject to environmental liabilities with respect to one or more of these properties, or with respect to properties that we own in operating our business. During the ordinary course of business, we may foreclose on and take title to properties securing defaulted loans. In doing so, there is a risk that hazardous or toxic substances could be found on these properties. If hazardous conditions or toxic substances are found on these properties, we may be liable for remediation costs, as well as for personal injury and property damage, civil fines and criminal penalties regardless of when the hazardous conditions or toxic substances first affected any particular property. Environmental laws may require us to incur substantial expenses to address unknown liabilities and may materially reduce the affected property’s value or limit our ability to use or sell the affected property. In addition, future laws or more stringent interpretations or enforcement policies with respect to existing laws may increase our exposure to environmental liability. Our policies, which require us to perform an environmental review before initiating any foreclosure action on non-residential real property, may not be sufficient to detect all potential environmental hazards. The remediation costs and any other financial liabilities associated with an environmental hazard could have a material adverse effect on us.

We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

Cincinnati Bancorp is an emerging growth company. As successor to Cincinnati Bancorp, Cincinnati Bancorp, Inc. will also be an emerging growth company. For as long as Cincinnati Bancorp, Inc. continues to be an emerging growth company, it may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As an emerging growth company, Cincinnati Bancorp, Inc. also will not be subject to Section 404(b) of the Sarbanes-Oxley Act of 2002, which would require that our independent auditors review and attest as to the effectiveness of our internal control over financial reporting. We have also elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

Cincinnati Bancorp, Inc. will cease to be an emerging growth company upon the earliest of: (i) the end of the fiscal year following the fifth anniversary of the completion of the mutual holding company reorganization of Cincinnati Federal on October 14, 2015; (ii) the first fiscal year after our annual gross revenues are $1.0 billion (adjusted for inflation) or more; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year. Investors may find our common stock less attractive if we choose to rely on these exemptions. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.

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Risks Related to the Offering

The future price of our shares of common stock may be less than the $10.00 purchase price per share in the offering.

If you purchase shares of common stock in the offering, you may not be able to sell them later at or above the $10.00 purchase price. In many cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price. The aggregate purchase price of the shares of common stock sold in the offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change from time to time. After the shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, changes in federal tax laws, new regulations, investor perceptions of Cincinnati Bancorp, Inc. and the outlook for the financial services industry in general. Price fluctuations in our common stock may be unrelated to our operating performance.

Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.

We intend to invest between $4.7 million and $6.5 million of the net proceeds of the offering (or $7.6 million at the adjusted maximum of the offering range) in Cincinnati Federal. We may use the remaining net proceeds to invest in short-term investments and for general corporate purposes, including repurchasing shares of our common stock and paying dividends. We also expect to use a portion of the net proceeds we retain to fund a loan to our employee stock ownership plan to purchase shares of common stock in the offering. Cincinnati Federal may use the net proceeds it receives to fund new loans, expand its retail banking franchise by establishing or acquiring new branches or by acquiring other financial institutions or other financial services companies, or for other general corporate purposes. However, except for the funding the loan to the employee stock ownership plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have broad discretion in determining the amount of the net proceeds we apply to different uses and when we apply or reinvest such proceeds. We have not established a timetable for investing the net proceeds, and we cannot predict how long we will require to invest the net proceeds. Our failure to reinvest these funds effectively would reduce our profitability and may adversely affect the value of our common stock.

Our return on equity will be low following the stock offering. This could negatively affect the trading price of our shares of common stock.

Net income divided by average stockholders’ equity, known as “return on equity,” is a ratio many investors use to compare the performance of financial institutions. Our return on equity will be low until we are able to leverage the additional capital we receive from the stock offering. Our return on equity also will be negatively affected by added expenses associated with our employee stock ownership plan and the stock-based benefit plans we intend to adopt, and may be negatively affected by higher minimum regulatory capital requirements. Until we can increase our net interest income and noninterest income and leverage the capital raised in the stock offering, we expect our return on equity to be low, which may reduce the market price of our shares of common stock.

Our stock-based benefit plans will increase our expenses and reduce our income.

We intend to adopt one or more new stock-based benefit plans after the conversion, subject to stockholder approval, which will increase our annual compensation and benefit expenses related to the stock options and stock awards granted to participants under the new stock-based benefit plans. The actual amount of these new stock-related compensation and benefit expenses will depend on the number of options and stock awards granted under the plans, the fair market value of our stock or options on the date of grant, the vesting period, and other factors which we cannot predict at this time. If we adopt stock-based benefit plans within 12 months following the conversion, the shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under such plans would be limited to 4% and 10%, respectively, of the total shares of our common stock sold in the offering. If we adopt stock-based benefit plans more than 12 months after the completion of the conversion, we may award restricted shares of common stock or grant options in excess of these amounts, which would further increase costs.

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In addition, we will recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts, and we will recognize expense for restricted stock awards and stock options over the vesting period of awards made to recipients. The expense in the first year following the offering for our employee stock ownership plan and for our new stock-based benefit plans, assuming such plans had been implemented at the beginning of the year, is estimated to be approximately $284,000 ($237,000 after tax) at the adjusted maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. For further discussion of our proposed stock-based plans, see “Management – Benefits to be Considered Following Completion of the Conversion.”

The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.

We intend to adopt one or more new stock-based benefit plans following the stock offering. These plans may be funded either through open market purchases of our common stock or from the issuance of authorized but unissued shares of common stock. Our ability to repurchase shares of our common stock to fund these plans will be subject to many factors, including applicable regulatory restrictions on stock repurchases, the availability of stock in the market, the trading price of our stock, our capital levels, alternative uses for our capital and our financial performance. While our intention is to fund the new stock-based benefit plans through open market purchases, stockholders would experience a 9.09% dilution in ownership interest if newly issued shares of our common stock are used to fund stock options in an amount equal to 10% of the shares sold in the offering, and all such stock options are exercised, and a 3.85% dilution in ownership interest if newly issued shares of our common stock are used to fund shares of restricted common stock in an amount equal to 4% of the shares sold in the offering. Such dilution would also reduce earnings per share. If we adopt the plans more than 12 months following the conversion, new stock-based benefit plans would not be subject to these limitations and stockholders could experience greater dilution.

Although the implementation of new stock-based benefit plans would be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.

We have not determined when we will adopt one or more new stock-based benefit plans. Stock-based benefit plans adopted more than 12 months following the completion of the conversion may exceed regulatory restrictions on the size of stock-based benefit plans adopted within 12 months, which would further increase our costs.

If we adopt stock-based benefit plans more than 12 months following the completion of the conversion, then grants of shares of common stock or stock options under our proposed stock-based benefit plans may exceed 4% and 10%, respectively, of shares of common stock sold in the stock offering. Stock-based benefit plans that provide for awards in excess of these amounts would increase our costs beyond the amounts estimated in “—Our stock-based benefit plans will increase our expenses and reduce our income.” Stock-based benefit plans that provide for awards in excess of these amounts could also result in dilution to stockholders in excess of that described in “—The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.” Although the implementation of stock-based benefit plans would be subject to stockholder approval, the timing of the implementation of such plans will be at the discretion of our board of directors.

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Various factors may make takeover attempts more difficult to achieve.

Certain provisions of our articles of incorporation and bylaws and federal banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire control of Cincinnati Bancorp, Inc. without our board of directors’ approval. Under regulations applicable to the conversion, for a period of three years following completion of the conversion, no person may offer to acquire or acquire beneficial ownership of more than 10% of our common stock without prior approval of the Federal Reserve Board. Under federal law, subject to certain exemptions, a person, entity or group must notify the Federal Reserve Board and receive the Federal Reserve Board’s non-objection before acquiring control of a savings and loan holding company. There also are provisions in our articles of incorporation and bylaws that we may use to delay or block a takeover attempt, including a provision that prohibits any person from voting more than 10% of our outstanding shares of common stock. Cincinnati Federal’s charter will contain a similar restriction on acquisitions of 10% or more of its common stock, directly or indirectly, for five years following the conversion. Furthermore, shares of restricted stock and stock options that we may grant to employees and directors, stock ownership by our management and directors and other factors may make it more difficult for companies or persons to acquire control of Cincinnati Bancorp, Inc. without the consent of our board of directors. Taken as a whole, these statutory or regulatory provisions and provisions in our articles of incorporation and bylaws could result in our being less attractive to a potential acquirer and therefore could adversely affect the market price of our common stock. For additional information, see “Restrictions on Acquisition of Cincinnati Bancorp, Inc.” and “Management—Benefits to be Considered Following Completion of the Conversion.”

There may be a limited trading market in our shares of common stock, which would hinder your ability to sell our common stock and may lower the market price of our common stock.

Before the conversion and offering, transactions in shares of Cincinnati Bancorp common stock have been quoted on the OTC Pink Marketplace operated by OTC Markets Group Inc., but the shares have not been actively traded. We have applied to list the shares of Cincinnati Bancorp, Inc. common stock on the Nasdaq Capital Market following the conversion and offering. In order to list on the Nasdaq Capital Market, we must have at least three broker-dealers who will make a market in our common stock and at least 300 round-lot holders.  We cannot assure you that we will satisfy these requirements. KBW has advised us that it intends to make a market in our common stock following the offering, but is under no obligation to do so.  The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of our common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold.  Persons purchasing the common stock may not be able to sell their shares at or above the $10.00 price per share in the offering. Purchasers of our common stock should recognize that there are risks involved in their investment and that there may be a limited trading market in the common stock.

You may not revoke your decision to purchase Cincinnati Bancorp, Inc. common stock in the subscription or community offerings after you send us your order.

Funds submitted or automatic withdrawals authorized in connection with the purchase of shares of common stock in the subscription and community offerings will be held by us until the completion or termination of the conversion and offering, including any extension of the expiration date and consummation of a syndicated community offering. Because completion of the conversion and offering will be subject to regulatory approvals and an update of the independent appraisal prepared by Keller & Company, Inc., among other factors, there may be one or more delays in completing the conversion and offering. Orders submitted in the subscription and community offerings are irrevocable, and purchasers will have no access to their funds unless the offering is terminated, or extended beyond __________, 2020, or the number of shares to be sold in the offering is increased to more than 1,652,960 shares or decreased to fewer than 1,062,394 shares.

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SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The summary information presented below at each date or for each of the periods presented is derived in part from the consolidated financial statements of Cincinnati Bancorp. The financial condition data at December 31, 2018 and 2017 and the operating data for the years ended December 31, 2018 and 2017 were derived from the audited consolidated financial statements of Cincinnati Bancorp included elsewhere in this prospectus. The information at and for the year ended December 31, 2016 was derived in part from the audited consolidated financial statements of Cincinnati Bancorp that are not included in this prospectus. The information at June 30, 2019 and for the six months ended June 30, 2019 and 2018 is unaudited and reflects all normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. Such adjustments are the only adjustments included in the interim data. The results of operations for the six months ended June 30, 2019 are not necessarily indicative of the results of operations for the entire year or any other interim period. The following information is only a summary, and should be read in conjunction with the consolidated financial statements and related notes of Cincinnati Bancorp beginning on page F-1 of this prospectus.

	At June 30,	At December 31,
	2019	2018	2017	2016

	(In thousands)
Selected Financial Condition Data:
Total assets	$206,334	$197,694	$170,453	$154,974
Cash and cash equivalents	11,148	11,089	10,267	11,128
Interest-bearing time deposits	200	200	—	—
Available-for-sale securities	427	630	910	1,779
Federal Home Loan Bank stock	2,657	2,583	1,021	908
Loans receivable, net	176,160	170,365	147,020	131,103
Loans held for sale	4,128	1,282	2,221	1,315
Federal Home Loan Bank lender risk account receivable	1,584	1,703	1,709	1,706
Bank-owned life insurance	4,042	3,997	3,254	3,173
Total deposits	138,656	142,392	113,948	108,092
Federal Home Loan Bank advances	41,316	28,580	34,310	25,559
Total stockholders’ equity	23,311	22,961	19,325	18,392

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2019	2018	2018	2017	2016

	(In thousands)
Selected Operating Data:
Interest and dividend income	$4,192	$3,288	$6,994	$5,789	$5,297
Interest expense	1,330	929	2,083	1,418	1,367
Net interest income	2,862	2,359	4,911	4,371	3,930
Provision (credit) for loan losses	—	30	45	30	(121)
Net interest income after provision (credit) for loan losses	2,862	2,329	4,866	4,341	4,051
Noninterest income	1,298	1,358	4,875	2,477	2,602
Noninterest expense	3,805	3,217	7,249	5,909	5,571
Income before income taxes	355	470	2,492	909	1,082
Provision for income taxes	43	105	191	34	349
Net income	$312	$365	$2,301	$875	$734

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	At or For the Six Months Ended June 30,		At or For the Years Ended December 31,
	2019	2018	2018	2017	2016
Performance Ratios (1):
Return on average assets	0.31%	0.42%	1.27%	0.55%	0.49%
Return on average equity	2.75%	3.87%	11.85%	4.74%	4.18%
Interest rate spread (2)	2.79%	2.66%	2.67%	2.81%	2.67%
Net interest margin (3)	3.04%	2.89%	2.91%	2.97%	2.84%
Non-interest expense to average assets	3.76%	3.69%	4.01%	3.70%	3.70%
Efficiency ratio (4)	91.47%	86.55%	74.08%	86.29%	85.29%
Average interest-earning assets to average interest-bearing liabilities	117.52%	119.97%	119.04%	117.70%	117.66%
Average equity to average assets	11.19%	10.81%	10.74%	11.56%	11.68%

Capital Ratios (Bank only):
Total risk-based capital to risk weighted assets	16.5%	16.3%	17.5%	16.5%	18.1%
Tier 1 capital to risk-weighted assets	15.6%	15.2%	16.5%	15.4%	16.9%
Common equity Tier 1 capital to risk-weighted assets	15.6%	15.2%	16.5%	15.4%	16.9%
Tier 1 capital to adjusted total assets	11.1%	11.0%	11.5%	11.3%	11.9%

Asset Quality Ratios (1):
Allowance for loan losses as a percentage of total loans	0.78%	0.89%	0.81%	0.91%	0.99%
Allowance for loan losses as a percentage of non-performing loans	462.38%	360.10%	188.81%	888.29%	2,286.21%
Net (charge-offs) recoveries to average outstanding loans during the period	0.00%	0.00%	0.00%	2.73%	0.06%
Non-performing loans as a percentage of total loans	0.17%	0.25%	0.43%	0.10%	0.04%
Non-performing loans as a percentage of total assets	0.15%	0.22%	0.38%	0.09%	0.04%
Total non-performing assets as a percentage of total assets	0.15%	0.22%	0.43%	0.09%	0.04%
Total non-performing assets and accruing troubled debt restructured loans as a percentage of total assets	0.68%	1.04%	1.12%	0.95%	1.10%

Other Data:
Number of offices	6	5	8	4	4
Number of full-time equivalent employees	52	47	54	45	41

(1)	Annualized, where appropriate, for the six months ended June 30, 2019 and 2018.
(2)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3)	Represents net interest income as a percentage of average interest-earning assets.
(4)	Represents noninterest expense divided by the sum of net interest income and noninterest income.

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FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect,” “will,” “would,” “should,” “could” or “may,” and words of similar meaning. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	general economic conditions, either nationally or in our market areas, that are worse than expected;

•	changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses;

•	our ability to access cost-effective funding, including by increasing core deposits and reducing reliance on wholesale funds;

•	fluctuations in real estate values and both residential and commercial real estate market conditions;

•	demand for loans and deposits in our market area;

•	our ability to implement and change our business strategies;

•	competition among depository and other financial institutions;

•	inflation and changes in the interest rate environment that reduce our margins and yields, our mortgage banking revenues, the fair value of financial instruments, including our mortgage servicing rights asset, or our level of loan originations, or increase the level of defaults, losses and prepayments on loans we have made and make;

•	adverse changes in the securities or secondary mortgage markets;

•	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements, including as a result of Basel III;

•	the impact of the Dodd-Frank Act and the implementing regulations;

•	changes in the quality or composition of our loan or investment portfolios;

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•	technological changes that may be more difficult or expensive than expected;

•	the inability of third party providers to perform as expected;

•	our ability to manage market risk, credit risk and operational risk in the current economic environment;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	our ability to successfully integrate into our operations any assets, liabilities, customers, systems and management personnel we may acquire and our ability to realize related revenue synergies and cost savings within expected time frames, and any goodwill charges related thereto;

•	changes in consumer spending, borrowing and savings habits;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board;

•	our ability to retain key employees;

•	our compensation expense associated with equity allocated or awarded to our employees; and

•	changes in the financial condition, results of operations or future prospects of issuers of securities that we own.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. See “Risk Factors” beginning on page 17. Except as required by applicable law or regulation, we do not undertake, and we specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

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HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $9.3 million and $13.0 million, or $15.2 million if the offering range is increased by 15%.

We intend to use the net proceeds as follows:

	Based Upon the Sale at $10.00 Per Share of:
	1,062,394 Shares		1,249,875 Shares		1,437,356 Shares		1,652,960 Shares (1)
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds

	(Dollars in thousands)
Gross offering proceeds	$10,624		$12,499		$14,374		$16,530
Less: offering expenses	1,300		1,300		1,300		1,300
Net offering proceeds	$9,324	100.0%	$11,199	100.0%	$13,074	100.0%	$15,230	100.0%

Distribution of net proceeds:
To Cincinnati Federal	$4,662	50.0%	$5,600	50.0%	$6,537	50.0%	$7,615	50.0%
To fund loan to employee stock ownership plan	$850	9.1%	$1,000	8.9%	$1,150	8.8%	$1,322	8.7%
Retained by Cincinnati Bancorp, Inc.	$3,812	40.9%	$4,599	41.1%	$5,387	41.2%	$6,293	41.3%

(1)	As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will reduce Cincinnati Federal’s deposits. The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if all shares were not sold in the subscription and community offerings and a portion of the shares were sold in a syndicated community offering.

Cincinnati Bancorp, Inc. may use the proceeds it retains from the offering:

•	to invest in securities;

•	to repurchase shares of its common stock;

•	to finance the potential acquisition of financial institutions or financial services companies, although we do not currently have any agreements or understandings regarding any specific acquisition transaction;

•	to pay cash dividends to stockholders; and

•	for other general corporate purposes.

See “Our Dividend Policy” for a discussion of our expected dividend policy following the completion of the conversion. Under current federal regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion, except when extraordinary circumstances exist and with prior regulatory approval, or except to fund the granting of restricted stock awards (which would require notification to the Federal Reserve Board) or tax-qualified employee stock benefit plans.

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Cincinnati Federal may use the net proceeds it receives from the offering:

•	to fund new loans;

•	to enhance existing products and services, hire additional employees and support growth and the development of new products and services;

•	to expand its banking franchise by establishing or acquiring new branches or by acquiring other financial institutions or other financial services companies as opportunities arise, although we do not currently have any understandings or agreements to acquire a financial institution or other entity;

•	to invest in securities; and

•	for other general corporate purposes.

Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities. We have not determined specific amounts of the net proceeds that would be used for the purposes described above. The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, the attractiveness of potential acquisitions to expand our operations, and overall market conditions. The use of the proceeds may also change depending on our ability to receive regulatory approval to establish new branches or acquire other financial institutions.

We expect our return on equity to be low until we are able to reinvest effectively the additional capital raised in the offering. Until we can increase our net interest income and noninterest income, we expect our return on equity to be below the industry average, which may negatively affect the value of our common stock. See “Risk Factors – Risks Related to the Offering – Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.”

OUR DIVIDEND POLICY

Following completion of the stock offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future.

Cincinnati Bancorp, Inc. will not be permitted to pay dividends on its common stock if its stockholders’ equity would be reduced below the amount of the liquidation account established by Cincinnati Bancorp, Inc. in connection with the conversion. The source of dividends will depend on the net proceeds retained by Cincinnati Bancorp, Inc. and earnings thereon, and dividends from Cincinnati Federal. In addition, Cincinnati Bancorp, Inc. will be subject to state law limitations and federal bank regulatory policy on the payment of dividends. Maryland law generally limits dividends if the corporation would not be able to pay its debts in the usual course of business after giving effect to the dividend or if the corporation’s total assets would be less than the corporation’s total liabilities plus the amount needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

After the completion of the conversion, Cincinnati Federal will not be permitted to pay dividends on its capital stock owned by Cincinnati Bancorp, Inc., its sole stockholder, if Cincinnati Federal’s stockholder’s equity would be reduced below the amount of the liquidation account established in connection with the conversion. In addition, Cincinnati Federal will not be permitted to make a capital distribution if, after making such distribution, it would be undercapitalized. Cincinnati Federal must file an application with the Federal Reserve Board for approval of a capital distribution if the total capital distributions for the applicable calendar year exceed the sum of its net income for that year to date plus its retained net income for the preceding two years, or it would not be at least adequately capitalized following the distribution.

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Any payment of dividends by Cincinnati Federal to Cincinnati Bancorp, Inc. that would be deemed to be drawn from Cincinnati Federal’s bad debt reserves established before 1988, if any, would require a payment of taxes at the then-current tax rate by Cincinnati Federal on the amount of earnings deemed to be removed from the pre-1988 bad debt reserves for such distribution. Cincinnati Federal does not intend to make any distribution that would create such a federal tax liability. See “The Conversion and Offering – Liquidation Rights.” For further information concerning additional federal law and regulations regarding the ability of Cincinnati Federal to make capital distributions, including the payment of dividends to Cincinnati Bancorp, Inc., see “Taxation – Federal Taxation.”

We intend to file a consolidated federal tax return with Cincinnati Federal. Accordingly, it is anticipated that any cash distributions made by us to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal tax purposes. Additionally, during the three-year period following the conversion, we will not be permitted to make any capital distribution to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

MARKET FOR THE COMMON STOCK

Cincinnati Bancorp’s common stock is currently traded on the OTC Pink Marketplace (OTCPK) operated by OTC Markets Group under the symbol “CNNB.” Upon completion of the conversion, the shares of common stock of Cincinnati Bancorp, Inc. will be issued in exchange for the existing shares of Cincinnati Bancorp. We have applied to list the shares of Cincinnati Bancorp, Inc. common stock on the Nasdaq Capital Market under the symbol “CNNB.” To list our stock on the Nasdaq Capital Market, we are required to have at least three broker-dealers who will make a market in our common stock and at least 300 round-lot holders. We cannot assure you that we will satisfy these requirements. At June 30, 2019, Cincinnati Bancorp had approximately eight registered market makers in its common stock. KBW has advised us that it intends to make a market in our common stock following the offering, but is under no obligation to do so.

The following tables set forth the high and low closing bid prices per share of common stock of Cincinnati Bancorp for the periods indicated as reported on the OTCPink Market. The indicated prices do not include retail markups or markdowns or any commissions and do not necessarily reflect prices in actual transactions.

Fiscal Year Ending December 31, 2019:

Quarter Ended:	High	Low	Dividend Paid
September 30, 2019 (through ______, 2019)			$—
June 30, 2019	$14.00	$13.50	—
March 31, 2019	11.80	13.25	—

Fiscal Year Ended December 31, 2018:

Quarter Ended:	High	Low	Dividend Paid
December 31, 2018	$13.99	$11.96	$—
September 30, 2018	14.40	12.90	—
June 30, 2018	12.85	10.07	—
March 31, 2018	11.00	10.40	—

Fiscal Year Ended December 31, 2017:

Quarter Ended:	High	Low	Dividend Paid
December 31, 2017	$10.43	$9.75	$—
September 30, 2017	10.49	9.46	—
June 30, 2017	10.15	9.40	—
March 31, 2017	9.80	9.50	—

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At the close of business on _________, 2019, there were ____________ shares of common stock outstanding, including ___________ publicly held shares (shares held by stockholders other than CF Mutual Holding Company), and approximately 94 stockholders of record (excluding stockholders who hold shares in street name through a broker).

On July 19, 2019, the business day immediately preceding the public announcement of the conversion, and on ________, 2019, the closing prices of Cincinnati Bancorp common stock as reported on the OTC Pink Marketplace were $14.75 per share and $______ per share, respectively. On the effective date of the conversion, all publicly held shares of Cincinnati Bancorp common stock, including shares of common stock held by our officers and directors, will be converted automatically into and become the right to receive a number of shares of Cincinnati Bancorp, Inc. common stock determined pursuant to the exchange ratio. See “The Conversion and Offering – Share Exchange Ratio for Current Stockholders.” The above table reflects actual prices and has not been adjusted to reflect the exchange ratio. Options to purchase shares of Cincinnati Bancorp common stock will be converted into options to purchase a number of shares of Cincinnati Bancorp, Inc. common stock determined pursuant to the exchange ratio, for the same aggregate exercise price. See “Beneficial Ownership of Common Stock.”

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HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At June 30, 2019, Cincinnati Federal exceeded all of the applicable regulatory capital requirements and was considered “well capitalized.” The table below sets forth the historical equity capital and regulatory capital of Cincinnati Federal at June 30, 2019, and the pro forma equity capital and regulatory capital of Cincinnati Federal after giving effect to the sale of shares of common stock at $10.00 per share. The table also compares historical and pro forma capital levels to those required to be considered “well capitalized.” The table assumes that Cincinnati Federal receives 50% of the net offering proceeds. See “How We Intend to Use the Proceeds from the Offering.”

	Cincinnati Federal		Cincinnati Federal Pro Forma at June 30, 2019 Based Upon the Sale in the Offering of:
	Historical at June 30, 2019		1,062,394 Shares		1,249,875 Shares		1,437,356 Shares		1,652,960 Shares (1)
	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets

	(Dollars in thousands)
Equity	$22,773	11.0%	$26,160	12.4%	$26,873	12.7%	$27,585	13.0%	$28,404	13.3%

Tier 1 leverage capital (2)(3)	$22,832	11.1%	$26,219	12.4%	$26,931	12.7%	$27,644	13.0%	$28,464	13.3%
Tier 1 leverage requirement	10,306	5.0	10,539	5.0	10,586	5.0	10,633	5.0	10,687	5.0
Excess	$12,526	6.1%	$15,680	7.4%	$16,345	77%	$17,011	8.0%	$17,777	8.3%

Tier 1 risk-based capital (2)(3)	$22,832	15.6%	$26,219	17.7%	$26,931	18.2%	$27,644	18.7%	$28,464	19.2%
Tier 1 risk-based requirement	11,743	8.0	11,818	8.0	11,833	8.0	11,848	8.0	11,865	8.0
Excess	$11,089	7.6%	$14,401	9.7%	$15,098	10.2%	$15,796	10.7%	$16,599	11.2%

Total risk-based capital (2)(3)	$24,237	16.5%	$27,624	18.7%	$28,336	19.2%	$29,049	19.6%	$29,869	20.1%
Total risk-based requirement	14,679	10.0	14,772	10.0	14,791	10.0	14,810	10.0	14,831	10.0
Excess	$9,558	6.5%	$12,852	8.7%	$13,545	9.2%	$14,239	9.6%	$15,038	10.1%

Common equity tier 1 risk-based capital (2)(3)	$22,832	15.6%	$26,219	17.7%	$26,931	18.2%	$27,644	18.7%	$28,464	19.2%
Common equity tier 1 risk-based requirement	9,541	6.5	9,628	6.5	9,619	6.5	9,609	6.5	9,670	6.5
Excess	$13,291	9.1%	$16,591	11.2%	$17,312	11.7%	$18,035	12.2%	$18,794	12.7%

Reconciliation of capital infused into Cincinnati Federal:
Net proceeds			$4,662		$5,600		$6,537		$7,615
Less: Common stock acquired by stock-based benefit plan			425		500		575		661
Less: Common stock acquired by employee stock ownership plan			850		1,000		1,150		1,322
Pro forma increase			$3,387		$4,099		$4,812		$5,632

(1)	As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(2)	Tier 1 leverage capital levels are shown as a percentage of total average assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(3)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

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CAPITALIZATION

The following table presents the historical consolidated capitalization of Cincinnati Bancorp at June 30, 2019 and the pro forma consolidated capitalization of Cincinnati Bancorp, Inc. after giving effect to the conversion and offering based upon the assumptions set forth in the “Pro Forma Data” section.

	Cincinnati Bancorp	Cincinnati Bancorp, Inc. Pro Forma at June 30, 2019 Based upon the Sale in the Offering at $10.00 per share of:
	Historical at June 30, 2019	1,062,394 Shares	1,249,875 Shares	1,437,356 Shares	1,652,960 Shares (1)

	(Dollars in thousands)
Deposits (2)	$138,656	$138,656	$138,656	$138,656	$138,656
Borrowed funds	41,316	41,316	41,316	41,316	41,316
Total deposits and borrowed funds	$179,972	$179,972	$179,972	$179,972	$179,972

Stockholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized (post-conversion) (3)	—	—	—	—	—
Common stock, $0.01 par value, 14,000,000 shares authorized (post-conversion); shares to be issued as reflected (3) (4)	30	19	23	26	30
Additional paid-in capital (3)	7,489	16,824	18,695	20,567	22,719
MHC capital contribution	—	50	50	50	50
Retained earnings (5)	16,531	16,531	16,531	16,531	16,531
Accumulated other comprehensive loss	(267)	(267)	(267)	(267)	(267)
Unearned employee stock ownership plan shares	(472)	(472)	(472)	(472)	(472)
Common stock to be acquired by employee stock ownership plan (6)	—	(850)	(1,000)	(1,150)	(1,322)
Common stock to be acquired by stock-based benefit plan (7)	—	(425)	(500)	(575)	(661)
Total stockholders’ equity	$23,311	$31,410	$33,060	$34,710	$36,608

Pro Forma Shares Outstanding
Shares offered for sale	—	1,062,394	1,249,875	1,437,356	1,652,960
Exchange shares issued	—	850,106	1,000,125	1,150,144	1,322,665
Total shares outstanding	—	1,912,500	2,250,000	2,587,500	2,975,625

Total stockholders’ equity as a percentage of total assets	11.30%	14.65%	15.30%	15.94%	16.67%
Tangible equity as a percentage of total assets	11.19%	14.54%	15.20%	15.84%	16.57%

(1)	As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(2)	Does not reflect withdrawals from deposit accounts to purchase shares of common stock in the conversion and offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.
(3)	Cincinnati Bancorp currently has 9,000,000 authorized shares of common stock, $0.01 par value per share, and 1,000,000 authorized shares of preferred stock, par value $0.01 per share. On a pro forma basis, common stock and additional paid-in capital have been revised to reflect the number of shares of Cincinnati Bancorp, Inc. common stock to be outstanding.
(4)	No effect has been given to the issuance of additional shares of Cincinnati Bancorp, Inc. common stock pursuant to the exercise of options under one or more stock-based benefit plans. If the plans are implemented within the first year after the closing of the offering, an amount up to 10% of the shares of Cincinnati Bancorp, Inc. common stock sold in the offering will be reserved for issuance upon the exercise of options under the plans. No effect has been given to the exercise of options currently outstanding. See “Management.”
(5)	The retained earnings of Cincinnati Federal will be substantially restricted after the conversion. See “The Conversion and Offering – Liquidation Rights” and “Supervision and Regulation – Federal Banking Regulation – Capital Distributions.”

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(continued from previous page)

(6)	Assumes that 8% of the shares sold in the offering will be acquired by the employee stock ownership plan financed by a loan from Cincinnati Bancorp, Inc. The loan will be repaid principally from Cincinnati Bancorp, Inc.’s contributions to the employee stock ownership plan. Since Cincinnati Bancorp, Inc. will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on Cincinnati Bancorp, Inc.’s consolidated financial statements. Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.
(7)	Assumes a number of shares of common stock equal to 4% of the shares of common stock to be sold in the offering will be purchased for grant by one or more stock-based benefit plans. The funds to be used by such plans to purchase the shares will be provided by Cincinnati Bancorp, Inc. The dollar amount of common stock to be purchased is based on the $10.00 per share purchase price in the offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the purchase price in the offering. Cincinnati Bancorp, Inc. will accrue compensation expense to reflect the vesting of shares pursuant to such stock-based benefit plans and will credit capital in an amount equal to the charge to operations. Implementation of such plans will require stockholder approval.

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PRO FORMA DATA

The following tables summarize historical data of Cincinnati Bancorp and pro forma data of Cincinnati Bancorp, Inc. at and for the six months ended June 30, 2019 and at and for the year ended December 31, 2018. This information is based on assumptions set forth below and in the tables and related footnotes, and should not be used as a basis for projections of market value of the shares of common stock following the conversion.

The net proceeds disclosed in the tables are based upon the following assumptions:

(i)	all of the shares of common stock will be sold in the subscription and community offerings;

(ii)	our employee stock ownership plan will purchase 8% of the shares of common stock sold in the offering with a loan from Cincinnati Bancorp, Inc. The existing loan obligation of our employee stock ownership plan, equal to $471,779 at June 30, 2019, will be combined with the new loan. The combined loan will be repaid in substantially equal payments of principal and interest (at the prime rate of interest, as may be adjusted annually) over 20 years. Interest income that we earn on the loan will offset the interest paid by Cincinnati Federal. The effect on earnings for the employee stock ownership plan is the cost of amortizing the combined loan over 20 years, net of historical expense for the period;

(iii)	we will pay KBW a fixed fee of $250,000 with respect to shares sold in the subscription and community offerings; and

(iv)	total expenses of the offering, other than the fees and commissions to be paid to KBW and other broker-dealers, will be $1.05 million.

We calculated pro forma consolidated net income for each period as if the estimated net proceeds we received had been invested at the beginning of the period at an assumed interest rate of 1.66% (1.31% on an after-tax basis). This represents the yield on the five-year U.S. Treasury Note at December 31, 2018, which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate federal regulations require that we assume in presenting pro forma data.

We further believe that the reinvestment rate is factually supportable because:

•	the yield on the U.S. Treasury Note can be determined and/or estimated from third-party sources; and

•	we believe that U.S. Treasury securities are not subject to credit losses due to a U.S. Government guarantee of payment of principal and interest.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and stockholders’ equity by the indicated number of shares of common stock. For pro forma earnings per share calculations, we adjusted these figures to give effect to the shares of common stock purchased by the employee stock ownership plan. We computed per share amounts as if the shares of common stock were outstanding at the beginning of the period, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

The pro forma data gives effect to the implementation of one or more stock-based benefit plans. We have assumed that stock-based benefit plans will acquire for restricted stock awards a number of shares of common stock equal to 4% of the shares of common stock sold in the stock offering at the same price for which they were sold in the stock offering. We have assumed that awards of common stock granted under such plans vest over a five-year period.

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We also have assumed that options will be granted under stock-based benefit plans to acquire shares of common stock equal to 10% of the shares of common stock sold in the stock offering. In preparing the tables below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $2.59 for each option.

We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 10% and 4%, respectively, of the shares of common stock sold in the stock offering and that vest sooner than over a five-year period if the stock-based benefit plans are adopted more than one year following the completion of the stock offering.

As discussed under “How We Intend to Use the Proceeds from the Offering,” we intend to contribute 50% of the net proceeds from the stock offering to Cincinnati Federal, and we will retain the remainder of the net proceeds from the stock offering. We will use a portion of the proceeds we retain to fund a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.

The pro forma data does not give effect to:

•	withdrawals from deposit accounts to purchase shares of common stock in the stock offering;

•	our results of operations after the stock offering; or

•	changes in the market price of the shares of common stock after the stock offering.

The following pro forma data may not be representative of the financial effects of the offering at the dates on which the offering actually occurs, and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders’ equity represents the difference between the stated amounts of our assets and liabilities. The pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Moreover, pro forma stockholders’ equity per share does not give effect to the liquidation accounts to be established in the conversion or, in the unlikely event of a liquidation of Cincinnati Federal, to the tax effect of the recapture of the bad debt reserve. See “The Conversion and Offering – Liquidation Rights.”

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At or for the Six Months Ended June 30, 2019 Based upon the Sale at $10.00 Per Share of:
1,062,394 Shares	1,249,875 Shares	1,437,356 Shares	1,652,960 Shares (1)

(Dollars in thousands, except per share amounts)
Gross proceeds of offering	$10,624	$12,499	$14,374	$16,530
Market value of shares issued in the exchange	8,501	10,001	11,501	13,226
Pro forma market capitalization	$19,125	$22,500	$25,875	$29,756

Gross proceeds of offering	$10,624	$12,499	$14,374	$16,530
Expenses	(1,300)	(1,300)	(1,300)	(1,300)
Estimated net proceeds	9,324	11,199	13,074	15,230
Assets received from CF Mutual Holding Company	50	50	50	50
Common stock purchased by employee stock ownership plan	(850)	(1,000)	(1,150)	(1,322)
Common stock purchased by stock-based benefit plans	(425)	(500)	(575)	(661)
Estimated net proceeds, as adjusted	$8,099	$9,749	$11,399	$13,297

For the Six Months Ended June 30, 2019
Consolidated net earnings:
Historical	$312	$312	$312	$312
Income on adjusted net proceeds	53	64	75	87
Employee stock ownership plan (2)	(17)	(20)	(23)	(26)
Stock awards (3)	(34)	(39)	(45)	(52)
Stock options (4)	(26)	(31)	(35)	(41)
Pro forma net income	$288	$286	$284	$280

Earnings per share (5):
Historical	$0.17	$0.14	$0.13	$0.11
Income on adjusted net proceeds	0.03	0.03	0.03	0.03
Employee stock ownership plan (2)	(0.01)	(0.01)	(0.01)	(0.01)
Stock awards (3)	(0.02)	(0.02)	(0.02)	(0.02)
Stock options (4)	(0.02)	(0.02)	(0.02)	(0.02)
Pro forma earnings per share (5)	$0.16	$0.13	$0.12	$0.10

Offering price to pro forma net earnings per share	63.53	x	75.26	x	87.16	x	101.67	x
Number of shares used in earnings per share calculations	1,829,633	2,152,510	2,475,387	2,846,694

At June 30, 2019
Stockholders’ equity:
Historical	$23,311	$23,311	$23,311	$23,311
Estimated net proceeds	9,324	11,199	13,074	15,230
Equity increase from CF Mutual Holding Company	50	50	50	50
Common stock acquired by employee stock ownership plan (2)	(850)	(1,000)	(1,150)	(1,322)
Common stock acquired by stock-based benefit plans (3)	(425)	(500)	(575)	(661)
Pro forma stockholders’ equity (6)	$31,410	$33,060	$34,710	$36,608
Intangible assets	$(221)	$(221)	$(221)	$(221)
Pro forma tangible stockholders’ equity (6)	$31,189	$32,839	$34,489	$36,387

Stockholders’ equity per share (7):
Historical	$12.19	$10.36	$9.01	$7.83
Estimated net proceeds	4.88	4.98	5.05	5.12
Equity increase from the mutual holding company	0.03	0.02	0.02	0.02
Common stock acquired by employee stock ownership plan (2)	(0.44)	(0.44)	(0.44)	(0.44)
Common stock acquired by stock-based benefit plans (3)	(0.22)	(0.22)	(0.22)	(0.22)
Pro forma stockholders’ equity per share (6) (7)	$16.44	$14.70	$13.42	$12.31
Intangible assets	$(0.12)	$(0.10)	$(0.09)	$(0.07)
Pro forma tangible stockholders’ equity per share (6) (7)	$16.32	$14.60	$13.33	$12.24

Offering price as percentage of pro forma stockholders’ equity per share	60.83%	68.03%	74.52%	81.23%
Offering price as percentage of pro forma tangible stockholders’ equity per share	61.27%	68.49%	75.02%	81.70%
Number of shares outstanding for pro forma book value per share calculations	1,912,500	2,250,000	2,587,500	2,975,625

(footnotes begin on second following page)

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At or for the Year Ended December 31, 2018 Based upon the Sale at $10.00 Per Share of:
1,062,394 Shares	1,249,875 Shares	1,437,356 Shares	1,652,960 Shares (1)

(Dollars in thousands, except per share amounts)
Gross proceeds of offering	$10,624	$12,499	$14,374	$16,530
Market value of shares issued in the exchange	8,501	10,001	11,501	13,226
Pro forma market capitalization	$19,125	$22,500	$25,875	$29,756

Gross proceeds of offering	$10,624	$12,499	$14,374	$16,530
Expenses	(1,300)	(1,300)	(1,300)	(1,300)
Estimated net proceeds	9,324	11,199	13,074	15,230
Assets received from mutual holding company	50	50	50	50
Common stock purchased by employee stock ownership plan	(850)	(1,000)	(1,150)	(1,322)
Common stock purchased by stock-based benefit plans	(425)	(500)	(575)	(661)
Estimated net proceeds, as adjusted	$8,099	$9,749	$11,399	$13,297

For the Year Ended December 31, 2018
Consolidated net earnings:
Historical	$2,301	$2,301	$2,301	$2,301
Income on adjusted net proceeds	106	128	149	174
Employee stock ownership plan (2)	(34)	(39)	(45)	(52)
Stock awards (3)	(67)	(79)	(91)	(104)
Stock options (4)	(52)	(61)	(71)	(81)
Pro forma net income	$2,254	$2,250	$2,243	$2,238

Earnings per share (5):
Historical	$1.26	$1.07	$0.93	$0.81
Income on adjusted net proceeds	0.06	0.06	0.06	0.06
Employee stock ownership plan (2)	(0.02)	(0.02)	(0.02)	(0.02)
Stock awards (3)	(0.04)	(0.04)	(0.04)	(0.04)
Stock options (4)	(0.03)	(0.03)	(0.03)	(0.03)
Pro forma earnings per share (5)	$1.23	$1.04	$0.90	$0.78

Offering price to pro forma net earnings per share	8.13	x	9.58	x	11.05	x	12.73	x
Number of shares used in earnings per share calculations	1,831,758	2,155,010	2,478,261	2,850,000

At December 31, 2018
Stockholders’ equity:
Historical	$22,961	$22,961	$22,961	$22,961
Estimated net proceeds	9,324	11,199	13,074	15,230
Equity increase from CF Mutual Holding Company	50	50	50	50
Common stock acquired by employee stock ownership plan (2)	(850)	(1,000)	(1,150)	(1,322)
Common stock acquired by stock-based benefit plans (3)	(425)	(500)	(575)	(661)
Pro forma stockholders’ equity (6)	$31,060	$32,710	$34,360	$36,258
Intangible assets	$(221)	$(221)	$(221)	$(221)
Pro forma tangible stockholders’ equity (6)	$30,839	$32,489	$34,139	$36,037

Stockholders’ equity per share (7):
Historical	$12.01	$10.20	$8.87	$7.72
Estimated net proceeds	4.88	4.98	5.05	5.12
Equity increase from the mutual holding company	0.03	0.02	0.02	0.02
Common stock acquired by employee stock ownership plan (2)	(0.44)	(0.44)	(0.44)	(0.44)
Common stock acquired by stock-based benefit plans (3)	(0.22)	(0.22)	(0.22)	(0.22)
Pro forma stockholders’ equity per share (6) (7)	$16.26	$14.54	$13.28	$12.20
Intangible assets	$(0.12)	$(0.10)	$(0.09)	$(0.07)
Pro forma tangible stockholders’ equity per share (6) (7)	$16.14	$14.44	$13.19	$12.13

Offering price as percentage of pro forma stockholders’ equity per share	61.50%	68.78%	75.30%	81.97%
Offering price as percentage of pro forma tangible stockholders’ equity per share	61.96%	69.25%	75.82%	82.44%
Number of shares outstanding for pro forma book value per share calculations	1,912,500	2,250,000	2,587,500	2,975,625

(footnotes begin on following page)

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(1)	As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(2)	Assumes that 8% of the shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of these tables, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from Cincinnati Bancorp, Inc., and the outstanding loan with respect to existing shares of Cincinnati Bancorp held by the employee stock ownership plan will be refinanced and consolidated with the new loan. Cincinnati Federal intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. Cincinnati Federal’s total annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718-40, “Compensation – Stock Compensation -- Employee Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Cincinnati Federal, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 21.0%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 1,700, 2,000, 2,300 and 2,600 shares were committed to be released during the six months ended June 30, 2019 at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, that 3,400, 3,900, 4,500 and 5,200 shares were committed to be released during the year ended December 31, 2018 at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for net income per share calculations.
(3)	Assumes that one or more stock-based benefit plans purchase an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering. Stockholder approval of the plans and purchases by the plans may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from Cincinnati Bancorp, Inc. or through open market purchases. Shares in the stock-based benefit plan are assumed to vest over a period of five years. The funds to be used to purchase the shares will be provided by Cincinnati Bancorp, Inc. The tables assume that (i) the stock-based benefit plan acquires the shares through open market purchases at $10.00 per share, (ii) 10% of the amount contributed to the plan is amortized as an expense during the six months ended June 30, 2019, (iii) 20% of the amount contributed to the plan is amortized as an expense during the year ended December 31, 2018, and (iv) the plan expense reflects an effective combined federal and state tax rate of 21.0%. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock (equal to 4% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 3.85%.
(4)	Assumes that options are granted under one or more stock-based benefit plans to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering. Stockholder approval of the plans may not occur earlier than six months after the completion of the conversion. In calculating the pro forma effect of the stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $2.59 for each option and that the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options using an effective combined federal and state tax rate of 21.0%. The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares used to satisfy the exercise of options comes from authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders’ ownership and voting interests by approximately 9.09%.

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(continued from previous page)

(5)	Per share figures include publicly held shares of Cincinnati Bancorp common stock that will be issued in exchange for shares of Cincinnati Bancorp, Inc. common stock in the conversion. See “The Conversion and Offering – Share Exchange Ratio for Current Stockholders.” Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and the number of new shares assumed to be issued in exchange for publicly held shares and, in accordance with ASC 718-40, subtracting the employee stock ownership plan shares that have not been committed for release during the period. See footnote 2, above. The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.
(6)	The retained earnings of Cincinnati Federal will be substantially restricted after the conversion. See “Our Dividend Policy,” “The Conversion and Offering – Liquidation Rights” and “Supervision and Regulation – Federal Banking Regulation – Capital Distributions.”
(7)	Per share figures include publicly held shares of Cincinnati Bancorp common stock that will be issued in exchange for shares of Cincinnati Bancorp, Inc. common stock in the conversion. Stockholders’ equity per share calculations are based upon the sum of (i) the number of shares assumed to be sold in the offering and (ii) shares to be issued in exchange for publicly held shares at the minimum, midpoint and maximum of the offering range, respectively. The exchange shares reflect an exchange ratio of 1.0528, 1.2386, 1.4244 and 1.6381 at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively. The number of shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This discussion and analysis reflects our consolidated financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations. The information at December 31, 2018 and 2017 and for the years ended December 31, 2018 and 2017 is derived in part from the audited consolidated financial statements that appear elsewhere in this prospectus. The information at June 30, 2019 and for the six months ended June 30, 2019 and 2018 is unaudited. You should read the information in this section in conjunction with the other business and financial information contained in this prospectus, including the consolidated financial statement and related notes of Cincinnati Bancorp provided elsewhere in this prospectus.

Overview

Cincinnati Bancorp, Inc. will succeed to Cincinnati Bancorp as the holding company for Cincinnati Federal upon the completion of the conversion. Like Cincinnati Bancorp, Cincinnati Bancorp, Inc. will conduct its operations primarily through Cincinnati Federal.

Cincinnati Federal provides financial services to individuals and businesses from our main office in Cincinnati, Ohio and our full service branch offices in Miami Heights, Anderson and Price Hill in Ohio and in Covington and Florence in Northern Kentucky. Our primary market area includes Hamilton County, Ohio, and, to a lesser extent, Warren, Butler and Clermont Counties, Ohio. We also conduct business in the northern Kentucky region and make loans secured by properties in Campbell, Kenton and Boone Counties, Kentucky, as well as in Dearborn County, in southeastern Indiana.

Our business consists primarily of taking deposits from the general public and investing those deposits, together with borrowings and funds generated from operations, in one- to four-family residential real estate loans, and, to a lesser extent, nonresidential real estate and multi-family loans, home equity loans and lines of credit and construction and land loans. At June 30, 2019, $111.1 million, or 62.0% of our total loan portfolio, consisted of one- to four-family residential real estate loans; $18.3 million, or 10.2%, consisted of nonresidential real estate loans; $28.9 million, or 16.1%, consisted of multi-family loans; $11.4 million, or 6.3%, consisted of home equity lines of credit; $1.2 million or 0.6% consisted of commercial business loans and consumer loans; and $8.3 million, or 4.6%, consisted of construction and land loans. We also invest in securities, which currently consist primarily of mortgage-backed securities issued by U.S. government sponsored entities and Federal Home Loan Bank of Cincinnati stock.

Cincinnati Federal also operates an active mortgage banking unit with eight mortgage loan officers. This unit originates loans both for sale in the secondary market and for retention in our portfolio. The revenue from gain on sales of loans was $716,000 for the six months ended June 30, 2019, $1.7 million for year ended December 31, 2018 and $1.6 million for year ended December 31, 2017.

We offer a variety of deposit accounts, including checking accounts, savings accounts and certificate of deposit accounts. We utilize advances from the Federal Home Loan Bank of Cincinnati for liquidity and for asset/liability management purposes. At June 30, 2019, we had $41.3 million in advances (net of deferred prepayment penalties) outstanding from the Federal Home Loan Bank of Cincinnati.

Our results of operations depend primarily on our net interest income. Net interest income is the difference between the interest income we earn on our interest-earning assets and the interest we pay on our interest-bearing liabilities. Our results of operations also are affected by our provisions for loan losses, non-interest income and non-interest expense. Non-interest income currently consists primarily of gain (loss) on sale of mortgage loans, checking account service fee income, interchange fees from debit card transactions and income from bank owned life insurance. Non-interest expense currently consists primarily of expenses related to compensation and employee benefits, occupancy and equipment, data processing, franchise taxes, federal deposit insurance premiums, prepayment penalties on Federal Home Loan Bank of Cincinnati advances, impairment losses on foreclosed real estate and other operating expenses.

We invest in bank owned life insurance to provide us with a funding source to offset some costs of our benefit plan obligations. Bank owned life insurance provides us with non-interest income that is nontaxable. Federal regulations generally limit our investment in bank owned life insurance to 25% of our Tier 1 capital plus our allowance for loan losses. At June 30, 2019, this limit was $6.1 million, and we had invested $4.0 million in bank owned life insurance.

Our results of operations also may be affected significantly by general and local economic and competitive conditions, changes in market interest rates, governmental policies and actions of regulatory authorities.

Business Strategy

Our current business strategy is to operate as a well-capitalized and profitable community bank dedicated to serving the needs of our consumer and business customers, and offering personalized and efficient customer service. Our goals are to increase interest income through loan portfolio growth and noninterest income through mortgage banking activities, decrease interest expense by increasing core deposits, and achieve economies of scale through balance sheet growth. Highlights of our current business strategy include:

•	Increasing our origination of nonresidential real estate and multi-family loans. We began originating a significant amount of nonresidential real estate and multi-family loans in the early 2000s. At June 30, 2019, these loans, together with construction and land loans, totaled $47.2 million and $8.3 million, or 195.4% and 34.2% of Cincinnati Federal’s capital and allowance for loan losses, respectively. Under our current Board-approved loan concentration policy, these loans (including construction and land loans) are limited to 300% of capital and the allowance for loan losses. We intend to continue to increase our origination of nonresidential real estate and multi-family real estate loans, with a focus on multi-family loans. Substantially all of our nonresidential real estate and multi-family loans are originated with adjustable rates. Nonresidential real estate and multi-family lending is expected to increase loan yields with shorter repricing terms than fixed-rate loans. Nonresidential real estate and multi-family originations in 2018 increased $2.4 million or 19.75% over 2017 origination levels. See “Business of Cincinnati Federal – Lending Activities – Commercial Real Estate and Multi-Family Lending.”

•	Continuing to focus on our residential mortgage banking operations. For the six months ended June 30, 2019, we originated $45.4 million of one-to four-family residential loans and sold $32.4 million of one-to four-family residential loans. For the year ended December 31, 2018, we originated $73.1 million of one-to four-family residential loans and sold $52.8 million of one-to four-family residential loans. For the year ended December 31, 2017, we originated $80.0 million of one-to four family residential loans and sold $58.1 million of one- to four-family residential loans. These loans are all sold on a non-recourse basis primarily to the Federal Home Loan Bank of Cincinnati, Freddie Mac, and private sector third-party buyers. Loans are sold on both a servicing-retained and servicing-released basis. Subject to mortgage market conditions, we intend to continue to increase the number of mortgage loan originators in order to increase our volume of sold loans with the potential for increased servicing income.

•	Continuing to emphasize one- to four-family residential adjustable rate mortgage lending. We will continue to focus on originating one- to four-family adjustable rate mortgages for retention in our portfolio. At June 30, 2019, $87.8 million, or 49.0%, of our total loans consisted of one- to four-family residential adjustable rate mortgage loans. Adjustable rate loans have shorter repricing terms to mitigate interest rate risk.

•	Increasing our “core” deposit base. We seek to increase our core deposit base, particularly checking accounts. Core deposits include all deposit account types except certificates of deposit. Core deposits are our least costly source of funds, which improves our interest rate spread, and represent our best opportunity to develop customer relationships that enable us to cross-sell our full complement of products and services. Core deposits also contribute non-interest income from account-related fees and services and are generally less sensitive to withdrawal when interest rates fluctuate. We have continued our marketing efforts for checking accounts through digital, print and outdoor advertising channels. Core deposits at December 31, 2018 grew $15.0 million or 32.2% over December 31, 2017 balances primarily due to the addition of core deposits acquired from Kentucky Federal Savings and Loan Association. At June 30, 2019, core deposits totaled $62.7 million, or 45.2% of total deposits. In recent years, we have significantly expanded and improved the products and services we offer our retail and business deposit customers who maintain core deposit accounts and have improved our infrastructure for electronic banking services, including online banking, mobile banking, bill pay, and e-statements. The deposit infrastructure we have established can accommodate significant increases in retail and business deposit accounts without additional capital expenditure. We intend to continue to use non-core deposits, including certificates of deposit from the National CD Rateline Program, as a source of funds, in accordance with our asset/liability policies and funding strategies.

•	Implementing a managed growth strategy. We intend to pursue a growth strategy for the foreseeable future, with the goal of improving the profitability of our business through increased net interest income and retail deposit growth. Subject to market conditions, we intend to grow our one- to four-family residential adjustable rate, nonresidential real estate and multi-family loan portfolios. To a lesser extent we intend to grow our construction loan portfolio.

Summary of Critical Accounting Policies

The discussion and analysis of the financial condition and results of operations are based on our consolidated financial statements, which are prepared in conformity with U.S. generally accepted accounting principles. The preparation of these financial statements requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of income and expenses. We consider the accounting policies discussed below to be critical accounting policies. The estimates and assumptions that we use are based on historical experience and various other factors and are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions, resulting in a change that could have a material impact on the carrying value of our assets and liabilities and our results of operations.

As an “emerging growth company” we may delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. We have elected to take advantage of the benefits of this extended transition period. Accordingly, our financial statements may not be comparable to companies that comply with such new or revised accounting standards.

The following represent our critical accounting policies:

Allowance for Loan Losses. The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to income. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of allocated and general components. The allocated component relates to loans that are classified as impaired. For those loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers nonclassified loans and is based on historical charge-off experience and expected loss given default derived from our internal risk rating process. Other adjustments may be made to the allowance for pools of loans after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss or risk rating data.

A loan is considered impaired when, based on current information and events, it is probable that we may not be able to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the collateral if the loan is collateral dependent.

Groups of loans with similar risk characteristics are collectively evaluated for impairment based on the group’s historical loss experience adjusted for changes in trends, conditions and other relevant factors that affect repayment of the loans.

In the course of working with borrowers, we may choose to restructure the contractual terms of certain loans. In this scenario, we attempt to work-out an alternative payment schedule with the borrower in order to optimize collectability of the loan. Any loans that are modified are reviewed by us to identify if a troubled debt restructuring has occurred, which is when, for economic or legal reasons related to a borrower’s financial difficulties, we grant a concession to the borrower that it would not otherwise consider. Terms may be modified to fit the ability of the borrower to repay in line with the borrower’s current financial status, and the restructuring of the loan may include the transfer of assets from the borrower to satisfy the debt, a modification of loan terms or a combination of the two. If such efforts by us do not result in a satisfactory arrangement, the loan is referred to legal counsel, at which time we commence foreclosure. We may terminate foreclosure proceedings if the borrower is able to work-out a satisfactory payment plan. It is our policy that any restructured loans on nonaccrual, before being restructured, remain on nonaccrual status until six months of satisfactory borrower performance, at which time management would consider its return to accrual status. If a loan was accruing at the time of restructuring, we review the loan to determine if it is appropriate to continue the accrual of interest on the restructured loan.

With regards to determination of the amount of the allowance for credit losses, troubled debt restructured loans are considered to be impaired. As a result, the determination of the amount of impaired loans for each portfolio segment within troubled debt restructurings is the same as detailed previously.

Federal Home Loan Bank of Cincinnati Lender Risk Account Receivable. Certain loan sale transactions with the Federal Home Loan Bank of Cincinnati provide for establishment of a lender risk account receivable, which consists of amounts withheld from loan sale proceeds by the Federal Home Loan Bank of Cincinnati for absorbing inherent losses that are probable on those sold loans. These withheld funds are an asset as they are scheduled to be paid to us in future years, net of any credit losses on those loans sold. The receivables are initially measured at fair value. The fair value is estimated by discounting the cash flows over the life of each master commitment contract. The accretable yield is amortized over the life of the master commitment contract. Expected cash flows are re-evaluated at each measurement date. If there is an adverse change in expected cash flows, the accretable yield would be adjusted on a prospective basis and the asset would be evaluated for impairment.

Mortgage Servicing Rights. Mortgage servicing assets are recognized separately when rights are acquired through sale of financial assets. Under the servicing assets and liabilities accounting guidance (ASC 860-50), servicing rights resulting from the sale of loans originated by us are initially measured at fair value at the date of transfer. Cincinnati Federal subsequently measures each class of servicing asset using the fair value method. Under the fair value method, the servicing rights are carried in the balance sheet at fair value and the changes in fair value are reported in earnings in the period in which the changes occur.

Fair value is based on a valuation model that calculates the present value of estimated future net servicing income. The valuation model incorporates assumptions that market participants would use in estimating future net servicing income, such as the cost to service, the discount rate, the custodial earnings rate, an inflation rate, ancillary income, prepayment speeds and default rates and losses. These variables change from quarter to quarter as market conditions and projected interest rates change, and may have an adverse impact on the value of the mortgage servicing rights and may result in a reduction or addition to noninterest income.

Servicing fee income is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal or a fixed amount per loan and are recorded as income when earned.

Income Taxes. We account for income taxes on a consolidated basis in accordance with income tax accounting guidance (ASC 740, Income Taxes). The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. Cincinnati Federal determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Uncertain tax positions are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50%; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to management’s judgment. If necessary, we recognize interest and penalties on income taxes as a component of income tax expense.

Average Balances and Yields. The following tables set forth average balance sheets, average yields and costs, and certain other information at the dates and for the periods indicated. No tax-equivalent yield adjustments have been made. Any adjustments necessary to present yields on a tax-equivalent basis are insignificant. All average balances are monthly average balances. Management does not believe that the use of month-end balances instead of daily average balances has caused any material differences in the information presented. Non-accrual loans are included in the computation of average balances only. The yields set forth below include the effect of deferred fees, discounts, and premiums that are amortized or accreted to interest income or interest expense.

	For the Six Months Ended June 30,
	2019			2018
	Average Outstanding Balance	Interest	Average Yield/Rate (5)	Average Outstanding Balance	Interest	Average Yield/Rate (5)

	(Dollars in thousands)
Interest-earning assets:
Loans	$177,764	$4,023	4.53%	$153,021	$3,197	4.18%
Securities	536	6	2.24	830	8	1.93
Other (1)	9,908	163	3.29	9,614	83	1.73
Total interest-earning assets	188,208	4,192	4.45	163,465	3,288	4.02
Non-interest-earning assets	14,328			10,967
Total assets	$202,536			$174,432

Interest-bearing liabilities:
Savings	$33,953	$73	0.43	$24,346	$18	0.15
Interest-bearing demand	12,984	74	1.14	7,597	64	1.68
Certificates of deposit	77,582	785	2.02	69,027	559	1.62
Total deposits	124,519	932	1.50	100,970	641	1.27
Borrowings	35,628	398	2.23	35,288	288	1.63
Total interest-bearing liabilities	160,147	1,330	1.66	136,258	929	1.36
Non-interest-bearing demand	16,361			16,588
Other non-interest-bearing liabilities	3,371			2,733
Total non- interest-bearing liabilities	19,732			19,321
Total equity	22,657			18,853
Total liabilities and total equity	$202,536			$174,432

Net interest income		$2,862			$2,359

Net interest rate spread (2)			2.79%			2.66%

Net interest-earning assets (3)	$28,061			$27,207

Net interest margin (4)			3.04%			2.89%

Average interest-earning assets to interest-bearing liabilities			117.52%			119.97%

(1)	Consists of Federal Home Loan Bank of Cincinnati stock, Federal Home Loan Bank demand deposit account, certificates of deposit, Fed Funds sold, and cash reserves.
(2)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents annualized net interest income divided by average total interest-earning assets.
(5)	Annualized

	For the Years Ended December 31,
	2018			2017
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate

	(Dollars in thousands)
Interest-earning assets:
Loans	$157,708	$6,733	4.27%	$139,587	$5,706	4.09%
Securities	763	19	2.49	1,372	1	0.07
Other (1)	10,353	242	2.34	6,116	82	1.34
Total interest-earning assets	168,824	6,994	4.14	147,075	5,789	3.94
Non-interest-earning assets	12,016			12,572
Total assets	$180,840			$159,647

Interest-bearing liabilities:
Savings	$26,390	65	0.25	$24,179	20	0.08
Interest-bearing demand	9,098	134	1.47	6,912	72	1.04
Certificates of deposit	71,114	1,230	1.73	64,615	919	1.42
Total deposits	106,602	1,429	1.35	95,706	1,011	1.06
FHLB borrowings	35,219	654	1.86	29,254	407	1.39
Total interest-bearing liabilities	141,821	2,083	1.47	124,960	1,418	1.13
Non-interest-bearing Demand	16,305			14,141
Other non-interest-bearing liabilities	3,292			2,084
Total non-interest-bearing liabilities	19,597			16,225
Total equity	19,422			18,462
Total liabilities and total equity	$180,840			$159,647
Net interest income		$4,911			$4,371
Net interest rate spread (2)			2.67%			2.81%
Net interest-earning assets(3)	$27,003			$22,115
Net interest margin (4)			2.91%			2.97%
Average interest-earning assets to interest-bearing liabilities			119.04%			117.70%

(1)	Consists of Federal Home Loan Bank of Cincinnati stock, Federal Home Loan Bank of Cincinnati demand deposit account, Fed Funds sold, certificates of deposit, and cash reserves.
(2)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

Rate/Volume Analysis

The following table presents the effects of changing rates and volumes on our net interest income for the periods indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The total column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately based on the changes due to rate and the changes due to volume.

	Six Months Ended June 30, 2019 vs. 2018			Year Ended December 31, 2018 vs. 2017
	Increase (Decrease) Due to		Total Increase	Increase (Decrease) Due to		Total Increase
	Volume	Rate	(Decrease)	Volume	Rate	(Decrease)

	(In thousands)
Interest-earning assets:
Loans	$500	$326	$826	$767	$260	$1,027
Securities	(3)	1	(2)	1	17	18
Other	2	78	80	77	83	160
Total interest-earning assets	499	405	904	845	361	1,205

Interest-bearing liabilities:
Savings	8	47	55	2	43	45
Interest-bearing demand	9	1	10	27	35	62
Certificates of deposit	56	170	226	417	(106)	311
Total deposits	73	218	291	446	(28)	418
FHLB borrowings	2	108	110	9	238	247
Total interest-bearing liabilities	75	326	401	455	210	665

Change in net interest income	$424	$79	$503	$390	$150	$540

Comparison of Financial Condition at June 30, 2019 and December 31, 2018

Total Assets. Total assets were $206.3 million at June 30, 2019, an increase of $8.6 million, or 4.4%, from the $197.7 million at December 31, 2018. The increase resulted primarily from an increase in loans, net of allowances, of $5.8 million, and an increase of $2.8 million in loans held for sale.

Cash and Cash Equivalents. Cash and cash equivalents increased $58,000 or 0.5%, to $11.1 million at June 30, 2019.

Net Loans. Net loans increased $5.8 million, or 3.4%, to $176.2 million at June 30, 2019 from $170.4 million at December 31, 2018. During the six months ended June 30, 2019, we originated $25.5 million of loans for portfolio, $12.0 million of which were one-to-four family residential real estate loans, $5.3 million were multifamily loans, $1.5 million were nonresidential loans, $3.7 million were home equity lines of credit, and $2.8 million were construction and land loans and $218,000 were consumer loans. During the six months ended June 30, 2019, we sold $31.7 million of one-to- four family residential loans, on both a servicing–retained and servicing–released basis, and $1.0 million in multifamily loans on a servicing-retained basis. Subject to market conditions, management intends to continue this sales activity in future periods to generate gains on sale and servicing fee income.

The increase in net loans was comprised primarily of an increase in one-to-four family owner-occupied loans of $3.3 million, or 3.5%; an increase in construction and land loans of $1.0 million, or 13.4%; and an increase in multi-family loans of $1.8 million, or 6.6%. We intend to continue to emphasize growth primarily in our commercial real estate and multi-family loan segments.

Loans Held for Sale. We currently sell certain fixed-rate, 15- and 30-year term one-to-four family mortgage loans. We have sold loans on both a servicing-released and servicing-retained basis to: the Federal Home Loan Bank of Cincinnati, through its mortgage purchase program; Freddie Mac; and certain private sector third-party buyers. Loans held for sale increased $2.8 million, or 222.0%, to $4.1 million at June 30, 2019 from $1.3 million at December 31, 2018 as a result of increased origination of loans to be sold.

Available-for-Sale Securities. Available-for-sale securities, which consisted entirely of U.S. government-sponsored mortgage-backed securities, decreased $203,000, or 32.2%, to $427,000 at June 30, 2019 from $630,000 at December 31, 2018. There were no securities purchases during the six months ended June 30, 2019. There were $198,000 in maturities, with the remaining difference due to the change in market values within the portfolio during the six months ended June 30, 2019.

Deposits. Deposits decreased $3.7 million, or 2.6%, to $138.7 million at June 30, 2019 from $142.4 million at December 31, 2018. Core deposits, defined as demand, NOW and savings accounts, increased $853,000, or 1.4%, to $62.7 million at June 30, 2019 from $61.8 million at December 31, 2018. The increase was primarily the result of marketing efforts directed at increasing retail deposit accounts and an increase in interest paid on larger balance savings accounts. Time deposits decreased $4.6 million, or 5.7%, to $76.0 million at June 30, 2019 from $80.5 million at December 31, 2018. Certificates originated through the National CD Rateline service decreased $5.0 million to $8.1 million at June 30, 2019, and are included in the decrease in time deposits noted above. During the six months ended June 30, 2019, management continued its strategy of pursuing growth in lower cost core deposits, and intends to continue its efforts to increase core deposits.

Federal Home Loan Bank Advances. Federal Home Loan Bank advances increased $12.7 million, or 44.6%, to $41.3 million at June 30, 2019. The additional advances were used to fund loan originations and net deposit outflows during the period.

Stockholders’ Equity. Stockholders’ equity increased $350,000, or 1.5%, to $23.3 million at June 30, 2019. The increase was primarily due to net income for the six-month period ended June 30, 2019.

Comparison of Financial Condition at December 31, 2018 and December 31, 2017

Total Assets. Total assets were $197.7 million at December 31, 2018, an increase of $27.2 million, or 16.0%, from the $170.5 million at December 31, 2017. The increase resulted primarily from increases in cash and cash equivalents of $822,000, net loans of $23.3 million, premises and equipment of $882,000, Federal Home Loan Bank stock of $1.6 million and bank owned life insurance of $743,000 offset in part by a decrease of $939,000 in loans held for sale.

Cash and Cash Equivalents. Cash and cash equivalents increased $822,000, or 8.0%, to $11.1 million at December 31, 2018 from $10.3 million at December 31, 2017. This increase was primarily the result of an increase in Federal funds sold of $956,000 as we accumulated liquidity due to its merger with Kentucky Federal during 2018.

Loans Held for Sale. Loans held for sale decreased $939,000, or 42.3%, to $1.3 million at December 31, 2018 from $2.2 million at December 31, 2017. The decrease was due to lower mortgage activity at December 31, 2018.

Net Loans. Net loans increased $23.3 million, or 15.9%, to $170.3 million at December 31, 2018 from $147.0 million at December 31, 2017. Of this increase, the fair value of the loan portfolio assumed in the merger with Kentucky Federal was $16.3 million. During the year ended December 31, 2018, we originated $97.9 million of loans, $73.1 million of which were one- to four- family residential real estate loans, $5.5 million were nonresidential real estate loans, $9.2 million were multi-family loans, $5.0 million were home equity lines of credit, $4.7 million were construction and land loans and the remaining $264,000 were commercial business loans and consumer loans. In 2018, we sold $54.4 million of loans, of which $52.8 million were one- to four-family residential real estate loans and $1.6 million were multifamily loans. We sell loans on both a servicing–retained and servicing–released basis. Management intends to continue this sales activity in future periods to generate gain on sale revenue and servicing fee income.

The largest increases in our loan portfolio were in the one- to four-family owner occupied residential real estate loan portfolio, $16.1 million, in the one- to four-family-investment loan portfolio of $2.9 million the multi-family loan portfolio of $3.2 million and a $1.1 million increase in the construction and land loan portfolio. This growth reflects our strategy to grow the portfolio through loan originations and acquisitions primarily with adjustable-rate loans and mitigate interest rate risk on the balance sheet. We currently sell certain fixed-rate, 15- and 30-year term mortgage loans. We have sold loans on both a servicing-released and servicing-retained basis to: the Federal Home Loan Bank of Cincinnati, through its mortgage purchase program; Freddie Mac; and other private sector third-party buyers.

Premises and Equipment. Premises and equipment increased $882,000, or 34.9%, to $3.4 million at December 31, 2018 from $2.5 million at December 31, 2017. The increase was primarily due to the merger with Kentucky Federal. The fair value of the premises and equipment acquired in the merger was $967,000.

Deposits. Deposits increased $28.5 million, or 25.0%, to $142.4 million at December 31, 2018 from $113.9 million at December 31, 2017. Of this increase, $26.5 million was added from the merger with Kentucky Federal during 2018. Our core deposits increased $15.0 million, or 32.2%, to $61.8 million at December 31, 2018 from $46.8 million at December 31, 2017. Time deposits increased $13.4 million, or 20.0%, to $80.5 million at December 31, 2018 from $67.2 million at December 31, 2017. The increase in time deposits was primarily due to an increase in retail certificates of deposit. The amount of certificates of deposit obtained through the National CD Rateline Program at December 31, 2018 was $13.1 million. During the year ended December 31, 2018, management continued its strategy of pursuing growth in lower cost core deposits, and intends to continue its efforts to increase core deposits.

Federal Home Loan Bank Advances. Federal Home Loan Bank advances decreased $5.7 million, or 16.7%, to $28.6 million at December 31, 20018 from $34.3 million at December 31, 2017. The liquidity received in the merger with Kentucky Federal was partially used to pay down Federal Home Loan Bank advances and thereby manage interest rate risk.

Stockholders’ Equity. Stockholders’ equity increased $3.7 million, or 18.9%, to $23.0 million at December 31, 2018 from $19.3 million at December 31, 2017. The increase resulted from net income for the year of $2.3 million, and an increase in paid-in-capital of $1.3 million.

Comparison of Operating Results for the Six Months Ended June 30, 2019 and 2018

General. Net income for the six months ended June 30, 2019 was $312,000, compared to net income of $365,000 for the six months ended June 30, 2018, a decrease of $53,000, or 14.5%. The decrease was primarily due to a $588,000 increase in noninterest expense and a decrease in noninterest income of $61,000, partially offset by an increase in net interest income of $504,000. We completed the merger of Kentucky Federal in October 2018. As a result, the results of operations for the six months ended June 30, 2019 include the effects of the merger, while the results of operations for the six months ended June 30, 2018 have not been adjusted to reflect any effect of the merger. Accordingly, the income and expense items in the income statement for the six months ended June 30, 2019, can be expected to show overall increases in comparison to the six months ended June 30, 2018. See Note 2 to the Consolidated Financial Statements for additional information regarding the merger.

Interest and Dividend Income. Interest income increased $905,000, or 27.5%, to $4.2 million for the six months ended June 30, 2019 from the comparable six months in 2018. Interest income on loans increased $826,000, or 25.8%, to $4.0 million at June 30, 2019. The average balance of loans during the six months ended June 30, 2019 increased $24.7 million to $177.7 million, compared to $153.0 million for the six months ended June 30, 2018. The average yield on loans increased 35 basis points to 4.53% for the six months ended June 30, 2019 from 4.18% for the six months ended June 30, 2018. Interest income on other investments increased $80,000 for the six months ended June 30, 2019 primarily due to an increase in average yields of 156 basis points compared to the six months ended June 30, 2018.

Interest Expense. Total interest expense increased $401,000, or 43.2%, to $1.3 million for the six months ended June 30, 2019 from $929,000 for the six months ended June 30, 2018. Interest expense on deposit accounts increased $291,000, or 45.5%, to $932,000 for the six months ended June 30, 2019 from $641,000 for the six months ended June 30, 2018. The increase between comparable six month periods in 2019 from 2018 was primarily due to a $226,000 increase in interest expense on certificates of deposit resulting from a $8.6 million, or 12.4%, increase in the average balance of these certificates. The average cost of certificates increased 40 basis points to 2.02%. Savings interest expense increased $55,000 as average balances increased $9.6 million. The average cost of savings deposits increased 28 basis points during the six months ended June 30, 2019 compared to June 30, 2018. Interest expense on interest-bearing demand accounts increased $10,000 from the comparable six months in 2018. The increase in interest expense reflects the addition of Kentucky Federal’s NOW accounts and the promotion of a high-yielding checking account product for large balance DDA accounts. The average balances in interest-bearing demand accounts during the six months ended June 30, 2018 increased $5.4 million to $13.0 million compared to $7.6 million for the six months ended June 30, 2018.

Interest expense on FHLB advances increased $110,000, or 38.2%, to $398,000 for the six months ended June 30, 2019 from $288,000 for the six months ended June 30, 2018. The average balance of advances increased $340,000, or 1.00%, for the six months ended June 30, 2019. The average cost of FHLB borrowings increased 60 basis points during the six months ended June 30, 2019, due primarily to increases in market interest rates.

Net Interest Income. Net interest income increased $504,000, or 21.4%, to $2.9 million for the six months ended June 30, 2019. The interest rate spread increased 13 basis points to 2.79% for the six months ended June 30, 2019 compared to 2.66% for the six months ended June 30, 2018. The net interest margin increased 15 basis point to 3.04% for the six months ended June 30, 2019 from 2.89% for the six months ended June 30, 2018.

Provision for Loan Losses. Based on our analysis of the factors described in “—Critical Accounting Policies – Allowance for Loan Losses,” we did not record a provision for loan losses for the six months ended June 30, 2019, a decrease of $30,000 from the six months ended June 30, 2018. The allowance for loan losses was $1.4 million, or 0.78% of total loans, at June 30, 2019, compared to $1.4 million, or 0.89% of total loans, at June 30, 2018. The determination not to record a provision for loan losses in the six months ended June 30, 2019, was due primarily to the continued low balances of nonperforming loans and delinquent loans during the current period. Total nonperforming loans were $304,000 at June 30, 2019, compared to $386,000 at June 30, 2018. Classified loans declined to $1.2 million at June 30, 2019, compared to $1.6 million at June 30, 2018, and total loans past due greater than 30 days were $467,000 and $478,000 at those respective dates. There were no net charge-offs during either of the six month periods ended June 30, 2019 and 2018. As a percentage of nonperforming loans, the allowance for loan losses was 462.4% at June 30, 2019, compared to 360.3% at June 30, 2018.

Non-Interest Income. Non-interest income decreased $61,000, or 4.5%, to $1.3 million for the six months ended June 30, 2019 from $1.4 million for the comparable six months in 2018. The decrease was primarily due to an $88,000 decrease in gain on sales of loans and a $12,000 decrease in mortgage servicing rights, partially offset by an increase of $39,000 in other income. The decrease in gain on sale of loans was due primarily to competitive pricing pressures in the local market. The increase in other income was due primarily to an increase in service fees on deposits.

Non-Interest Expense. Non-interest expense increased $588,000, or 18.3%, to $3.8 million for the six months ended June 30, 2019. The increase was due primarily to a $411,000, or 25.0%, increase in salary and employee benefits to $2.1 million in the first six months of 2019 from $1.6 million for the comparable six months in 2018, attributable to increased staffing levels as well as termination and retention bonuses for certain Kentucky Federal employees. Data processing expense increased $90,000, or 30.7%, to $382,000 during the six months ended June 30, 2019 from $292,000 for the six months ended June 30, 2017, due primarily to overall growth including the addition of Kentucky Federal’s accounts. The final integration of Kentucky Federal’s data processing was completed April 26, 2019. Advertising expense decreased $12,000, or 16.4% due to a reduction in billboard, print and social media marketing. Loan cost expense decreased $57,000 or 26.4% primarily due to lower net closing cost expense.

Federal Income Taxes. Federal income taxes decreased $62,000, or 59.2%, to $43,000 for the six months ended June 30, 2019, compared to the same period in 2018, primarily due to a decrease in pre-tax income of $115,000, or 24.5%, as well as the effects of deductible merger-related costs. The effective tax rates were 12.1% and 22.4% for the six months ended June 30, 2019 and 2018, respectively.

Comparison of Operating Results for the Years Ended December 31, 2018 and 2017

General. Net income for the year ended December 31, 2018 was $2.3 million, compared to a net income of $875,000 for the year ended December 31, 2017, an increase of $1.4 million or 162.9%. The increase was primarily due to a $540,000 increase in net interest income, and a $2.4 million increase in noninterest income, partially offset by a $15,000 increase in provision for loan losses, a $1.3 million increase in noninterest expense and a $158,000 increase in provision for income taxes.

Interest and Dividend Income. Interest and dividend income increased $1.2 million, or 20.8%, to $7.0 million for the year ended December 31, 2018 from $5.8 million for the year ended December 31, 2017. This increase was primarily attributable to a $1.0 million increase in interest on loans receivable. Dividends on Federal Home Loan Bank stock and other investments increased $160,000 due to the increase in the FHLB Cincinnati dividend rate and the increase in yields on Fed Funds sold. The average balance of loans increased $18.1 million, or 13.0%, to $157.7 million for the year ended December 31, 2018 from $139.6 million for the year ended December 31, 2017, while the average yield on loans increased 18 basis points to 4.27% for the year ended December 31, 2018 from 4.09% for the year ended December 31, 2017, reflecting the shift in the loan origination mix to higher yielding multifamily and commercial loans, as well, as higher market interest rates.

The average balance of investment securities decreased $609,000 to $763,000 for the year ended December 31, 2018 from $1.4 million for the year ended December 31, 2017 attributable to higher securities prepayments. The average yield on investment securities increased 255 basis points to 2.62% at December 31, 2018 from 0.07% at December 31, 2017attributable to the increase in amortization expense of premiums paid on the securities. The average balance of other dividend and interest-bearing deposits, including certificates of deposit in other financial institutions, and fed funds sold increased $4.2 million to $10.3 million at December 31, 2018 from $6.1 million at December 31, 2017. The average yield for other interest-earning assets increased 100 basis points to 2.34% at December 31, 2018 from 1.34% at December 31, 2017. The increase in the average yield is due to the increase in short term interest rates experienced during 2018.

Interest Expense. Total interest expense increased $665,000, or 46.9%, to $2.1 million for the year ended December 31, 2018. Interest expense on deposit accounts increased $418,000, or 41.4%, to $1.4 million for the year ended December 31, 2018 from $1.0 million for the year ended December 31, 2017. The increase was primarily due to an increase of $2.2 million, or 9.1%, in the average balance of savings accounts to $26.4 million for the year ended December 31, 2018 from $24.2 million for the year ended December 31, 2017. The increase in the average cost of savings accounts was 17 basis points. The average balance of interest-bearing demand accounts increased $2.2 million and the average cost of interest-bearing demand accounts increased 43 basis points to 1.47% at December 31, 2018. The average balance of certificates of deposits increased $6.5 million while the average cost of certificates of deposits increased 31 basis points to 1.73% at December 31, 2018.

Interest expense on FHLB advances increased $247,000 to $654,000 for the year ended December 31, 2018 from $407,000 for the year ended December 31, 2017. The average balance of advances increased $5.9 million to $35.2 million for the year ended December 31, 2018 compared to $29.3 million for the year ended December 31, 2017, while the average cost of these advances increased 47 basis points to 1.86% from 1.39%. The increase in the average balance of advances is due to management utilizing advances as a funding source for loan originations.

Net Interest Income. Net interest income increased $540,000, or 12.4%, to $4.9 million for the year ended December 31, 2018 from $4.4 million for the year ended December 31, 2017. Average net interest-earning assets increased $4.9 million compared to year end December 31, 2017. The interest rate spread decreased to 2.67% for the year ended December 31, 2018 from 2.81% for the year ended December 31, 2017. The net interest margin decreased to 2.91% for the year ended December 31, 2018 from 2.97% for the year ended December 31, 2017. The interest rate spread and net interest margin were impacted by the increase in interest rates during 2018.

Provision for Loan Losses. Based on management’s analysis of the allowance for loan losses described in Note 1 of our financial statements “Nature of Operations and Summary of Significant Accounting Policies,” we recorded a provision for loan losses of $45,000 for the year ended December 31, 2018 and a provision for loan losses of $30,000 for the year ended December 31, 2017. The allowance for loan losses was $1.4 million, or 0.81% of total loans, at December 31, 2018, compared to $1.4 million or 0.91% of total loans, at December 31, 2017. The increase in the provision for loan losses in 2018 compared to 2017 was due primarily to loan growth. The allowance for loan and lease losses methodology establishes a range of historic loss factors based on a look- back periods including five years, six years and seven years to mirror actual portfolio loss experience.

The allowance for loan losses reflects the estimate we believe to be adequate to cover incurred probable losses which were inherent in the loan portfolio at December 31, 2018 and 2017. While we believe the estimates and assumptions used in our determination of the adequacy of the allowance are reasonable, such estimates and assumptions could be proven incorrect in the future, and the actual amount of future provisions may exceed the amount of past provisions, and the increase in future provisions that may be required may adversely impact our financial condition and results of operations. In addition, bank regulatory agencies periodically review our allowance for loan losses and may require an increase in the provision for possible loan losses or the recognition of further loan charge-offs, based on judgments different than those of management.

Non-Interest Income. Non-interest income increased $2.4 million, or 96.8%, to $4.9 million for the year ended December 31, 2018 from $2.5 million for the year ended December 31, 2017. The increase was primarily due to a $2.2 million gain related to the Kentucky Federal merger in 2018.

Non-Interest Expense. Non-interest expense increased $1.3 million, or 22.7%, to $7.2 million for 2018 from $5.9 million for 2017. Salary and employee benefits expense increased $384,000 to $3.6 million in 2018 from $3.2 million in 2017 due to normal salary increases, an increase in the cost of medical insurance, and incentive stock plan expense. Advertising expense increased $72,000, or 71.0% due to a marketing campaign during the year to attract checking accounts. Merger-related expense increased $577,000, with no related expense in 2017, due to the costs associated with the Kentucky Federal Savings and Loan Association merger.

Federal Income Taxes. The provision for income taxes increased $158,000 to a tax expense of $191,000 in 2018. The increase in income tax expense was primarily due to net income for 2018 and the credit to income tax expense recorded in 2017 without a similar credit in 2018.

Management of Market Risk

General. Our most significant form of market risk is interest rate risk because, as a financial institution, the majority of our assets and liabilities are monetary in nature and sensitive to changes in interest rates. Therefore, a principal part of our operations is to manage interest rate risk and limit the exposure of our financial condition and results of operations to changes in market interest rates. Our Asset/Liability Committee is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the policy and guidelines approved by our board of directors.

Our asset/liability management strategy attempts to manage the impact of changes in interest rates on net interest income, our primary source of earnings. Among the techniques we use to manage interest rate risk are:

•	originating nonresidential real estate and multi-family loans, and, to a lesser extent, construction, and consumer loans, all of which tend to have shorter terms and higher interest rates than one- to four-family residential real estate loans, and which generate customer relationships that can result in larger non-interest bearing checking accounts;

•	selling substantially all of our newly-originated longer-term fixed-rate one- to four-family residential real estate loans and retaining the shorter-term fixed-rate and adjustable-rate one- to four-family residential real estate loans that we originate, subject to market conditions and periodic review of our asset/liability management needs;

•	reducing our dependence on certificates of deposit to support lending and investment activities and increasing our reliance on core deposits, including checking accounts and savings accounts, which are less interest rate sensitive than certificates of deposit; and

Our Board of Directors is responsible for the review and oversight of our Asset/Liability Committee, which is comprised of our executive management team and other essential operational staff. This committee is charged with developing and implementing an asset/liability management plan, and meets at least quarterly to review pricing and liquidity needs and assess our interest rate risk. We currently utilize a third-party modeling program, prepared on a quarterly basis, to evaluate our sensitivity to changing interest rates, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the guidelines approved by the Board of Directors.

Net Portfolio Value. We compute amounts by which the net present value of our cash flow from assets, liabilities and off-balance sheet items (net portfolio value or “NPV”) would change in the event of a range of assumed changes in market interest rates. We measure our interest rate risk and potential change in our NPV through the use of a financial model. This model uses a discounted cash flow analysis and an option-based pricing approach to measure the interest rate sensitivity of net portfolio value. Historically, the model estimated the economic value of each type of asset, liability and off-balance sheet contract under the assumption that the United States Treasury yield curve increases or decreases instantaneously by 100 to 300 basis points in 100 basis point increments. However, given the current level of market interest rates, an NPV calculation for an interest rate decrease of greater than 100 basis points has not been prepared. A basis point equals one-hundredth of one percent, and 100 basis points equals one percent. An increase in interest rates from 3% to 4% would mean, for example, a 100 basis point increase in the “Change in Interest Rates” column below.

The following tables set forth, at June 30, 2019 and December 31, 2018, the calculation of the estimated changes in our net portfolio value that would result from the specified immediate changes in the United States Treasury yield curve. For purposes of these tables, 100 basis points equals 1%.

June 30, 2019:
				NPV as a Percentage of Present
				Value of Assets (3)
Change in Interest Rates (basis	Estimated	Estimated Increase (Decrease) in Net Portfolio Value			Increase (Decrease)
points) (1)	NPV (2)	Amount	Percent	NPV Ratio (4)	(basis points)

		(Dollars in thousands)
+300	$30,322	$(11,154)	(26.89)%	15.16%	(420)
+200	34,815	(6,661)	(16.06)%	16.94%	(242)
+100	38,532	(2,944)	(7.10)%	18.33%	(103)
—	41,476	—	—%	19.36%	—
-100	40,621	(855)	(2.06)%	18.62%	(74)

December 31, 2018:
				NPV as a Percentage of Present
				Value of Assets (3)
Change in Interest Rates (basis	Estimated	Estimated Increase (Decrease) in Net Portfolio Value			Increase (Decrease)
points) (1)	NPV (2)	Amount	Percent	NPV Ratio (4)	(basis points)

		(Dollars in thousands)
+300	$28,574	$(15,409)	(35.03)%	15.45%	(633)
+200	34,221	(9,762)	(22.20)%	17.90%	(388)
+100	39,556	(4,427)	(10.07)%	20.08%	(170)
—	43,983	—	—%	21.78%	—
-100	43,430	(553)	(1.26)%	21.05%	(73)

(1)	Assumes an immediate uniform change in interest rates at all maturities.
(2)	NPV is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.
(3)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.
(4)	NPV Ratio represents NPV divided by the present value of assets.

The tables above indicate that at June 30, 2019 and December 31, 2018, in the event of an instantaneous parallel 100 basis point increase in interest rates, we would experience a 7.1% and 10.07% decrease in net portfolio value, respectively. In the event of an instantaneous 100 basis point decrease in interest rates, we would experience a 2.06% and 1.26% decrease in net portfolio value, respectively.

The following tables set forth, at June 30, 2019 and December 31, 2018, the expected change in net interest income that would result from the specified immediate changes in the United States Treasury yield curve. For purposes of these tables, 100 basis points equals 1%.

June 30, 2019:

Change in Interest Rates (Basis Points) (1)	Net Interest Income Year 1 Forecast	Year 1 Change from Level Scenario

	(Dollars in thousands)
+400	$5,484	(6.86%)
+300	5,658	(3.91%)
+200	5,791	(1.65%)
+100	5,877	(0.19%)
Level	5,888	—
-100	6,004	1.97%

(1)	The calculated changes assume an immediate shock of the static yield curve.

December 31, 2018:

Change in Interest Rates (Basis Points) (1)	Net Interest Income Year 1 Forecast	Year 1 Change from Level Scenario

	(Dollars in thousands)
+400	$5,671	(3.80%)
+300	5,756	(2.36%)
+200	5,825	(1.19%)
+100	5,883	(0.20%)
Level	5,895	—
-100	5,943	0.81%

(1)	The calculated changes assume an immediate shock of the static yield curve.

Liquidity and Capital Resources

Liquidity describes our ability to meet the financial obligations that arise in the ordinary course of business. Liquidity is primarily needed to meet the borrowing and deposit withdrawal requirements of our customers and to fund current and planned expenditures. Our primary sources of funds are deposits, principal and interest payments on loans and securities, proceeds from the sale of loans, and proceeds from maturities of securities. We also have the ability to borrow from the Federal Home Loan Bank of Cincinnati. At June 30, 2019, we had $41.3 million outstanding in advances from the Federal Home Loan Bank of Cincinnati, and had the capacity to borrow approximately an additional $51.3 million based on our collateral capacity. At June 30, 2019, we had an additional $11.5 million on lines of credit available with three commercial banks.

While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions, and competition. Our most liquid assets are cash and short-term investments including interest-bearing demand deposits. The levels of these assets are dependent on our operating, financing, lending, and investing activities during any given period.

Our cash flows are comprised of three primary classifications: cash flows from operating activities, investing activities, and financing activities. Net cash used in operating activities was $2.6 million for the six months ended June 30, 2019. Net cash provided by operating activities was $882,000 for the year ended December 31, 2018 and net cash used in operating activities was $185,000 for the year ended December 31, 2017. Net cash used in investing activities was $5.6 million for the six months ended June 30, 2019. Net cash provided by investing activities, which consists primarily of disbursements for loan originations, offset by principal collections on loans, proceeds from the sale of securities and proceeds from maturing securities and pay downs on mortgage-backed securities, proceeds from sale of available-for-sale securities and interest-bearing deposits, and cash received in the merger with Kentucky Federal Savings and Loan Association, was $3.7 million for the year ended December 31, 2018. Net cash used in investing activities was $15.3 million for the year ended December 31, 2017. Net cash provided by financing activities, consisting primarily of the activity in deposit accounts and Federal Home Loan Bank of Cincinnati advances, was $8.3 million for the six months ended June 30, 2019. Net cash used in financing activities, consisting primarily of the activity in deposit accounts and Federal Home Loan Bank advances, was $3.8 million for the year ended December 31, 2018, resulting from our strategy of reducing our borrowing from the Federal Home Loan Bank of Cincinnati. Net cash provided by financing activities was $14.6 million for the year ended December 31, 2017.

We are committed to maintaining a strong liquidity position. We monitor our liquidity position on a daily basis. We anticipate that we will have sufficient funds to meet our current funding commitments. Based on our deposit retention experience and current pricing strategy, we anticipate that a significant portion of maturing time deposits will be retained. We also anticipate continued participation in the National CD Rateline Program as a wholesale source of certificates of deposit, and continued use of Federal Home Loan Bank of Cincinnati advances.

Cincinnati Bancorp is, and Cincinnati Bancorp, Inc. as its successor will be, a separate corporate entity from Cincinnati Federal and it must provide for its own liquidity to pay any dividends to its stockholders, to repurchase any shares of its common stock, and for other corporate purposes. Cincinnati Bancorp’s primary source of liquidity is any dividend payments it may receive from Cincinnati Federal. Cincinnati Federal paid no dividends to Cincinnati Bancorp during the six months ended June 30, 2019 or the year ended December 31, 2018. During the year ended December 31, 2017, Cincinnati Federal paid $600,000 in dividends to Cincinnati Bancorp. See “Regulation and Supervision – Federal Banking Regulation – Capital Distributions” for a discussion of the regulations applicable to the ability of Cincinnati Federal to pay dividends. At June 30, 2019, Cincinnati Bancorp (on an unconsolidated, stand-alone basis) had liquid assets totaling $569,000.

At June 30, 2019, Cincinnati Federal exceeded all its regulatory capital requirements and was categorized as well capitalized. See Note 11 to the Consolidated Financial Statements. Management is unaware of any conditions or events since the most recent notification that would change our category.

The net proceeds from the stock offering will significantly increase our liquidity and capital resources. Over time, the initial level of liquidity will be reduced as net proceeds from the stock offering are used for general corporate purposes, including funding loans. Our financial condition and results of operations will be enhanced by the net proceeds from the stock offering, which will increase our net interest-earning assets and net interest income. However, due to the increase in equity resulting from the net proceeds raised in the stock offering, as well as other factors associated with the stock offering, our return on equity will be adversely affected following the stock offering. See “Risk Factors – Risks Related to the Offering – Our return on equity will be low following the stock offering. This could negatively affect the trading price of our shares of common stock.”

Off-Balance Sheet Arrangements and Contractual Obligations

Commitments. As a financial services provider, we routinely are a party to various financial instruments with off-balance-sheet risks, such as commitments to extend credit and unused lines of credit. While these contractual obligations represent our future cash requirements, a significant portion of commitments to extend credit may expire without being drawn upon. Such commitments are subject to the same credit policies and approval process accorded to loans we make. At June 30, 2019, we had outstanding commitments to originate loans of $13.3 million, unfunded lines of credit of $17.3 million and forward sale commitments of $7.9 million. We anticipate that we will have sufficient funds available to meet our current lending commitments. Time deposits that are scheduled to mature in one year or less from June 30, 2019 totaled $41.0 million. Management expects that a substantial portion of the maturing time deposits will be renewed. However, if a substantial portion of these deposits is not retained, we may utilize Federal Home Loan Bank of Cincinnati advances or raise interest rates on deposits to attract new accounts, which may result in higher levels of interest expense.

Contractual Obligations. In the ordinary course of our operations, we enter into certain contractual obligations. Such obligations include data processing services, operating leases for premises and equipment, agreements with respect to borrowed funds and deposit liabilities.

Recent Accounting Pronouncements

See Note 20 to the Consolidated Financial Statements for a description of recent accounting pronouncements that may affect our financial condition and results of operations.

Impact of Inflation and Changing Price

The consolidated financial statements and related data presented elsewhere in this prospectus have been prepared in accordance with generally accepted accounting principles in the United States of America which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates, generally, have a more significant impact on a financial institution’s performance than does inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

BUSINESS OF CINCINNATI BANCORP, INC. AND CINCINNATI BANCORP

Cincinnati Bancorp, Inc.

Cincinnati Bancorp, Inc. is a Maryland corporation that was organized in August 2019. Upon completion of the conversion, it will become the holding company of Cincinnati Federal and will succeed to all of the business and operations of Cincinnati Bancorp and CF Mutual Holding Company, each of which will cease to exist upon completion of the conversion.

As part of the conversion, Cincinnati Bancorp, Inc. will receive the cash and securities held by Cincinnati Bancorp, the cash held by CF Mutual Holding Company, and the net proceeds it retains from the offering. A portion of the net proceeds will be used to fund a loan to the Cincinnati Federal Employee Stock Ownership Plan. Cincinnati Bancorp, Inc. will have no significant liabilities. It intends to use the support staff and offices of Cincinnati Federal and will pay Cincinnati Federal for these services. If Cincinnati Bancorp, Inc. expands or changes its business in the future, it may hire its own employees.

Cincinnati Bancorp, Inc. intends to invest the net proceeds of the offering as discussed under “How We Intend to Use the Proceeds From the Offering.” In the future, it may pursue other business activities, including mergers and acquisitions, investment alternatives and diversification of operations. There are, however, no current understandings or agreements for these activities.

Cincinnati Bancorp, Inc. will be subject to comprehensive regulation by the Federal Reserve Board.

Cincinnati Bancorp

Cincinnati Bancorp is a federal corporation that owns all of the outstanding shares of common stock of Cincinnati Federal. At June 30, 2019, Cincinnati Bancorp had consolidated total assets of $206.3 million, deposits of $138.7 million and stockholders’ equity of $23.3 million.

In October 2015, Cincinnati Federal reorganized into the two-tier mutual holding company structure and became the wholly-owned subsidiary of Cincinnati Bancorp and Cincinnati Bancorp, as part of the reorganization, sold 773,663 shares of its common stock to the public, representing 45.0% of its then-outstanding shares, at $10.00 per share, and issued an additional 945,587 shares, or 55.0% of its then-outstanding shares, to CF Mutual Holding Company. In November 2018, Kentucky Federal Savings and Loan Association merged with Cincinnati Federal and, as part of the merger, Cincinnati Bancorp issued an additional 63,382 shares of its common stock to CF Mutual Holding Company.

Cincinnati Bancorp is subject to comprehensive regulation by the Federal Reserve Board.

BUSINESS OF CINCINNATI FEDERAL

Cincinnati Federal provides financial services to individuals and businesses from our main office in Cincinnati, Ohio, and our full service branch offices in Miami Heights, Anderson and Price Hill in Ohio and in Covington and Florence in Northern Kentucky. Our primary market area includes Hamilton County, Ohio, and, to a lesser extent, Warren, Butler and Clermont Counties, Ohio. We also conduct business in the northern Kentucky region and make loans secured by properties in Campbell, Kenton and Boone Counties, Kentucky, as well as in Dearborn County, in southeastern Indiana.

Our business consists primarily of taking deposits from the general public and investing those deposits, together with borrowings and funds generated from operations, in one- to four-family residential real estate loans, and, to a lesser extent, nonresidential real estate and multi-family loans, home equity loans and lines of credit and construction and land loans. We also invest in securities, which currently consist primarily of mortgage-backed securities issued by U.S. government sponsored entities and Federal Home Loan Bank stock.

Cincinnati Federal also operates an active mortgage banking unit with eight mortgage loan officers. This unit originates loans both for sale in the secondary market and for retention in our portfolio.

Cincinnati Federal offers a variety of deposit accounts, including checking accounts, savings accounts and certificate of deposit accounts. It also utilizes advances from the Federal Home Loan Bank of Cincinnati for liquidity and for asset/liability management purposes.

Cincinnati Federal is subject to comprehensive regulation and examination by the Office of the Comptroller of the Currency.

Cincinnati Federal’s website address is www.cincinnatifederal.com. Information on this website is not and should not be considered a part of this prospectus.

Competition

We face significant competition in originating loans and attracting deposits. Our primary market area and other areas in which we operate have a high concentration of financial institutions, many of which are significantly larger institutions that have greater financial resources than we have, and many of which are our competitors to varying degrees. Our competition for loans and leases comes principally from commercial banks, savings banks, mortgage banking companies, the U.S. Government, credit unions, leasing companies, insurance companies, real estate conduits and other companies that provide financial services to businesses and individuals. Our most direct competition for deposits has historically come from commercial banks, savings banks and credit unions. We face additional competition for deposits from online financial institutions and non-depository competitors such as the mutual fund industry, securities and brokerage firms and insurance companies.

Hamilton County in Ohio represents our primary geographic market area for loans and deposits. At June 30, 2018 (the latest date for which information is available), Cincinnati Federal’s deposit market share was 0.13% of total Federal Deposit Insurance Corporation-insured deposits in Hamilton County, Ohio, representing the 16th largest market share of 38 institutions with banking offices in Hamilton County. This data excludes deposits held by credit unions.

Market Area

We conduct our operations from our main office and three branch offices in Cincinnati, Ohio (Cincinnati) and two branch offices in Northern Kentucky. Our business operations are conducted in the larger Greater Cincinnati/Northern Kentucky metropolitan area which includes Butler, Clermont, Hamilton and Warren Counties in Ohio, Boone, Kenton and Campbell Counties in Kentucky, and Dearborn County, Indiana. We will, on occasion, make loans secured by properties located outside of our primary market.

The local economy is diversified with services, trade and manufacturing employment being the most prominent employment sectors in Hamilton County. The employment base is diversified and there is no dependence on one area of the economy for continued employment. Major employers in the market include The Kroger Co., Catholic Healthcare Partners, The Procter & Gamble Company, the Greater Cincinnati/Northern Kentucky International Airport, Cincinnati Children’s Hospital, St. Elizabeth Healthcare, city and county governments, the University of Cincinnati and Northern Kentucky University. Recently, Amazon PrimeAir announced a major $1.49 billion investment in the Boone County area that is expected to result in more than 2,000 new jobs.

Our future growth opportunities will be influenced by the growth and stability of the regional, state and national economies, other demographic trends and the competitive environment. Based on U.S. Census Bureau data and other published statistics, Butler, Clermont, Hamilton and Warren counties in Ohio had a 2010 total estimated population of 1,580,560 and each county had a 2010 median household income in excess of the median for the State of Ohio. Boone, Campbell and Kenton counties in Kentucky and Dearborn County in Indiana have each experienced population growth from 2000 to 2010, a trend that is expected to continue through 2024. Based on Federal Reserve Bank of Cleveland data, the Cincinnati metro area had an April 2019 unemployment rate of 3.6% compared to 4.2% for the State of Ohio. As of May 2019, the median home value in Cincinnati metro area increased 6.9% over the past year compared to 5.4% for the State of Ohio. In December 2018, employment in the Cincinnati metro area grew by approximately 13,472 jobs or 1.3% compared to a 0.6% growth rate for the State of Ohio.

Lending Activities

General. Our principal lending activity is originating one- to four-family residential real estate loans and, to a lesser extent, nonresidential real estate and multi-family loans, home equity loans and lines of credit, and construction and land loans. To a much lesser extent, we also originate commercial business loans and consumer loans. Subject to market conditions and our asset-liability analysis, we expect to increase our focus on nonresidential real estate and multi-family loans in an effort to diversify our overall loan portfolio and increase the overall yield earned on our loans. We also originate for sale and sell the majority of the fixed-rate one- to four-family residential real estate loans that we originate with terms of greater than 10 years, on both a servicing-retained and servicing-released, limited or no recourse basis, while retaining shorter-term fixed-rate and generally all adjustable-rate one- to four-family residential real estate loans in order to manage the duration and time to repricing of our loan portfolio. Loans are sold primarily to Federal Home Loan Bank of Cincinnati, Freddie Mac or to private sector third party buyers.

Loan Portfolio Composition. The following table sets forth the composition of our loan portfolio by type of loan at the dates indicated.

			At December 31,
	At June 30, 2019		2018		2017
	Amount	Percent	Amount	Percent	Amount	Percent

			(Dollars in thousands)
Real estate loans:
One- to four-family residential: (1)
Owner occupied	$96,939	54.10%	$93,659	53.87%	$77,533	51.82%
Non-owner occupied	14,200	7.93	14,243	8.19	11,355	7.59
Nonresidential (2)	18,310	10.22	18,930	10.89	18,139	12.12
Multi-family	28,937	16.15	27,140	15.61	23,895	15.97
Home equity lines of credit	11,366	6.34	11,374	6.54	11,714	7.83
Construction and land	8,268	4.62	7,294	4.20	6,173	4.13
Total real estate	178,020	99.36	172,640	99.30	148,809	99.46
Commercial loans	375	0.21	416	0.24	335	0.22
Consumer loans	777	0.43	796	0.46	471	0.32
Total loans	179,172	100.00%	173,852	100.00%	149,615	100.00%
Less:
Deferred loan fees	(526)		(491)		(480)
Allowance for losses	1,405		1,405		1,360
Undisbursed loan proceeds	2,133		2,573		1,715
Total loans, net	$76,160		$170,365		$147,020

(1)	Includes $1.7 million, $1.6 million and $1.8 million of home equity loans at June 30, 2019, December 31, 2018 and December 31, 2017, respectively.
(2)	Includes $3.8 million, $3.4 million and $2.4 million of owner occupied nonresidential loans at June 30, 2019, December 31, 2018 and December 31, 2017, respectively.

Contractual Maturities. The following tables set forth the contractual maturities of our total loan portfolio at June 30, 2019 and December 31, 2018. Demand loans, which are loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in one year or less. The tables present contractual maturities and do not reflect repricing or the effect of prepayments. Actual maturities may differ.

June 30, 2019	One- to Four- Family Residential Real Estate	Nonresidential Real Estate	Multi-Family Real Estate	Construction and Land

	(In thousands)
Amounts due in:
2019	$571	$1	$—	$—
2020	91	83	137	400
2021	372	—	—	1,125
2022-2023	1,009	243	103	231
2024-2028	7,475	2,328	1,572	136
2029-2033	6,966	3,570	1,740	254
2034 and beyond	94,655	12,085	25,385	6,122
Total	$111,139	$18,310	$28,937	$8,268

June 30, 2019	Home Equity Lines of Credit	Commercial	Consumer	Total

	(In thousands)
Amounts due in:
2019	$694	$—	$451	$1,717
2020	1,274	16	1	2,002
2021	76	—	215	1,788
2022-2023	519	67	22	2,194
2024-2028	7,917	256	88	19,772
2029-2033	886	36	—	13,452
2034 and beyond	—	—	—	138,247
Total	$11,366	$375	$777	$179,172

December 31, 2018	One- to Four- Family Residential Real Estate	Nonresidential Real Estate	Multi-Family Real Estate	Construction and Land

	(In thousands)
Amounts due in:
2019	$835	$62	$215	$—
2020	231	447	139	—
2021	533	80	—	1,090
2022-2023	2,985	271	115	249
2024-2028	6,818	1,418	1,609	—
2029-2033	9,177	4,790	2,230	261
2034 and beyond	87,323	11,862	22,832	5,694
Total	$107,902	$18,930	$27,140	$7,294

December 31, 2018	Home Equity Lines of Credit	Commercial	Consumer	Total

	(In thousands)
Amounts due in:
2019	$1,957	$—	$670	$3,739
2020	527	24	2	1,370
2021	240	—	7	1,950
2022-2023	572	78	15	4,285
2024-2028	6,604	277	90	16,816
2029-2033	1,474	37	—	17,969
2034 and beyond	—	—	12	127,723
Total	$11,374	$416	$796	$173,852

Fixed- and Adjustable-Rate Loan Schedule. The following table sets forth our fixed-rate loans and adjustable-rate loans at June 30, 2019 and December 31, 2018 that are contractually due after June 30, 2020 and December 31, 2019 respectively.

	Due After June 30, 2020			Due After December 31, 2019
	Fixed	Adjustable	Total	Fixed	Adjustable	Total

	(In thousands)
Real estate loans:
One- to four-family residential	$23,474	$87,845	$111,319	$22,449	$84,618	$107,067
Nonresidential	1,000	16,895	17,895	1,511	17,357	18,868
Multi-family	1,668	27,132	28,800	2,132	24,793	26,925
Home equity lines of credit	-	9,711	9,711	—	9,417	9,417
Construction and land	322	6,376	6,698	249	7,045	7,294
Total real estate	26,464	147,959	174,423	26,341	143,230	169,571
Commercial loans	359	-	359	416	—	416
Consumer loans	4	-	4	5	121	126
Total loans	$26,827	$147,959	$174,786	$26,762	$143,351	$170,113

Loan Approval Procedures and Authority. Pursuant to federal law, the aggregate amount of loans that Cincinnati Federal is permitted to make to any one borrower or a group of related borrowers is generally limited to 15% of Cincinnati Federal’s unimpaired capital and surplus (25% if the amount in excess of 15% is secured by “readily marketable collateral” or 30% for certain residential development loans). At June 30, 2019, based on the 15% limitation, Cincinnati Federal’s loans-to-one-borrower limit was approximately $3.6 million. At June 30, 2019, Cincinnati Federal had no borrowers with outstanding balances in excess of this amount. At June 30, 2019, our largest loan outstanding with one borrower was for approximately $2.2 million, secured by a multi-family property, and was performing in accordance with its original terms on that date.

Our lending is subject to written underwriting standards and origination procedures. Decisions on loan applications are made on the basis of detailed applications submitted by the prospective borrower, credit histories that we obtain, and property valuations (consistent with our appraisal policy) prepared by outside independent licensed appraisers approved by our board of directors as well as internal evaluations, where permitted by regulations. The loan applications are designed primarily to determine the borrower’s ability to repay the requested loan, and the more significant items on the application are verified through use of credit reports, bank statements and tax returns. We generally follow underwriting procedures that are consistent with Freddie Mac underwriting guidelines.

Under our loan policy, the loan underwriter of an application is responsible for ensuring proposals and approval of any extensions of credit are in compliance with internal policies and procedures and applicable laws and regulations, and for establishing and maintaining credit files and documentation sufficient to support the loan and to perfect any collateral position. Loans originated for sale may be approved by any loan underwriter, if the loan conforms to the underwriting guidelines established by the investor to whom the loan will be sold.

Loans to be held in our portfolio may not be approved solely by an underwriter, and generally require review and approval by our Chief Lending Officer, members of the loan committee or the board of directors. All loan approval amounts are based on the aggregate loans, including total balances of outstanding loans and the proposed loan to the individual borrower and any related entity. For one- to four-family owner-occupied real estate loans, our Chief Lending Officer, any two members of the loan committee or any one loan committee member and one underwriter are authorized to approve loans up to $424,100 in the aggregate.

For one- to four-family owner-occupied real estate, non-owner occupied one- to four-family owner-occupied real estate, commercial real estate, undeveloped lots or employee loans, any three members of the loan committee are authorized to approve up to $750,000 in the aggregate. The entire loan committee may approve loans up to $1,000,000 in the aggregate. For aggregate loans in excess of $1,000,000, approval of the board of directors is required.

For all other loans, our Chief Lending Officer or any two members of the loan committee are authorized to approve aggregate loans up to $50,000, with three loan committee members able to approve aggregate loans up to $250,000. As above, the approval of the full loan committee is required for loans up to $1,000,000 and approval of the board of directors is required for loans in excess of $1,000,000.

Generally, we require title insurance or abstracts on our mortgage loans as well as fire and extended coverage casualty insurance in amounts at least equal to the principal amount of the loan or the value of improvements on the property, depending on the type of loan.

One- to Four-Family Residential Real Estate Lending. The focus of our lending program has historically been the origination of one- to four-family residential real estate loans. At June 30, 2019, we had $111.1 million of loans secured by one- to four-family real estate, representing 62.0% of our total loan portfolio. We originate both fixed- and adjustable-rate residential mortgage loans. At June 30, 2019, the one- to four-family residential mortgage loans held in our portfolio due after June 30, 2020 were comprised of 21.1% fixed-rate loans and 78.9% adjustable-rate loans.

Before 2010, we engaged in significant non-owner occupied one- to four-family real estate lending. Many of these loans were made to investors who owned a number of rental properties, and which did not provide sufficient rental cash flows to service the repayment of the loans. There is a greater credit risk inherent in non-owner occupied properties, than in owner occupied properties since, like nonresidential real estate and multi-family loans, the repayment of these loans may depend, in part, on the successful management of the property and/or the borrower’s ability to lease the property. A downturn in the real estate market or the local economy could adversely affect the value of properties securing these loans or the revenues derived from these properties which could affect the borrower’s ability to repay the loan. At June 30, 2019, we had $14.2 million of non-owner occupied residential loans.

We currently originate a small number of non-owner occupied residential loans. Non-owner occupied loans as a percentage of total loans were 7.9% at June 30, 2019, 8.2% at December 31, 2018 and 7.6% at December 31, 2017. We impose strict underwriting guidelines in the origination of such loans, including a maximum number of loans to the same borrower, local residency, and no prior bankruptcies and/or foreclosures. Properties securing non-owner occupied loans must be within 50 miles of a Cincinnati Federal branch office. We also generally limit loans on non-owner occupied properties to borrowers with no more than ten total rental properties as a way to mitigate the risks involved in lending to professional property investors.

Our one- to four-family residential real estate loans are generally underwritten according to Fannie Mae and Freddie Mac guidelines, and we refer to loans that conform to such guidelines as “conforming loans.” We generally originate both fixed- and adjustable-rate mortgage loans in amounts up to the maximum conforming loan limits as established by the Federal Housing Finance Agency for Fannie Mae. We also originate loans above the lending limit for conforming loans, which are referred to as “jumbo loans.” We also offer FHA, VA and Rural Housing Development loans, all of which we originate for sale on a servicing-released, non-recourse basis in accordance with FHA, VA and USDA guidelines. We use an underwriter with expertise in FHA/VA lending. Except for four one- to four-family residential loans totaling $2.0 million at June 30, 2019, all of our one- to four-family residential real estate loans at that date are secured by properties located in our market area.

We generally limit the loan-to-value ratios of our owner-occupied one- to four-family residential mortgage loans to 85% of the purchase price or appraised value, whichever is lower. In addition, we may make one- to four-family residential mortgage loans with loan-to-value ratios up to 95% of the purchase price or appraised value, whichever is less, if the borrower obtains private mortgage insurance. Non-owner occupied one- to four-family residential mortgage loans are limited to an 80% loan-to-value ratio.

Our one- to four-family residential real estate loans typically have terms of up to 30 years, with non-owner occupied loans limited to a maximum term of 25 years. Our adjustable-rate one- to four-family residential real estate loans generally have fixed rates for initial terms of three, five or seven years, and adjust annually thereafter at a margin. In recent years, this margin has been between 2.75% and 3.25% over the weekly average yield on U.S. treasury securities adjusted to a constant maturity of one year. The maximum amount by which the interest rate may be increased or decreased is generally 2% per adjustment period and the lifetime interest rate cap is generally 6% over the initial interest rate of the loan.

Although adjustable-rate mortgage loans may reduce to an extent our vulnerability to changes in market interest rates because they periodically re-price, as interest rates increase, the required payments due from the borrower also increase (subject to rate caps), increasing the potential for default by the borrower. At the same time, the ability of the borrower to repay the loan and the marketability of the underlying collateral may be adversely affected by higher interest rates. Upward adjustments of the contractual interest rate are also limited by the maximum periodic and lifetime rate adjustments permitted by our loan documents. Moreover, the interest rates on most of our adjustable-rate loans do not adjust for up to seven years after origination. As a result, the effectiveness of adjustable-rate mortgage loans in compensating for changes in general interest rates may be limited during periods of rapidly rising interest rates.

We do not offer “interest only” mortgage loans on permanent one- to four-family residential real estate loans (where the borrower pays interest for an initial period, after which the loan converts to a fully amortizing loan). We also do not offer loans that provide for negative amortization of principal, such as “Option ARM” loans, where the borrower can pay less than the interest owed on the loan, resulting in an increased principal balance during the life of the loan. We do not offer “subprime loans” on one- to four-family residential real estate loans (i.e., generally loans with credit scores less than 660), except for loans originated for sale in the secondary market.

We currently offer a special residential mortgage program with preferred loan terms to new and existing medical physicians. This program includes (i) preferred treatment of new physician income with regard to positions offered or recently begun and (ii) mortgage loans with a loan-to-value ratio up to 95% to 100% without the need to obtain mortgage insurance for loans up to $600,000. Doctors licensed for at least one year or self-employed for at least two years may receive mortgage loans with loan-to-value ratios up to 90% to 100% without the need to obtain mortgage insurance for loans up to $700,000 and 85% for loans greater than $700,000. The portfolio of loans originated under this program was $8.0 million at June 30, 2019.

Nonresidential Real Estate and Multi-Family Lending. In recent years, we have increased our nonresidential real estate and multi-family loans. Our nonresidential real estate loans are secured primarily by office buildings, retail and mixed-use properties, and light industrial properties located in our primary market area. Our multi-family loans are secured primarily by apartment buildings. At June 30, 2019, we had $18.3 million in nonresidential real estate loans and $28.9 million in multi-family real estate loans, representing 10.2% and 16.2% of our total loan portfolio, respectively.

Most of our nonresidential and multi-family real estate loans have a maximum term of up to 25 years. The interest rates on nonresidential real estate and multi-family loans are generally fixed for an initial period of three, five or seven years and adjust annually thereafter based on the One Year Treasury Rate. The maximum loan-to-value ratio of our nonresidential real estate loans is generally 75% while multi-family real estate loans have a maximum loan-to-value ratio of 80%. All loan-to-value ratios are subject to our underwriting procedures and guidelines. At June 30, 2019, our largest nonresidential real estate loan totaled $1.9 million and was secured by a professional office property. At June 30, 2019, our largest multi-family real estate loan totaled $2.2 million and was secured by an apartment building. At June 30, 2019, both of these loans were performing according to their original terms.

The following tables set forth information regarding our nonresidential real estate loans at June 30, 2019 and December 31, 2018.

June 30, 2019:

Collateral Type	Number of Loans	Balance
		(In thousands)
General commercial	20	$5,320
Industrial/warehouse	9	3,683
Retail/wholesale	17	6,371
Mobile home park	1	300
Service/professional	12	2,636
Total	59	$18,310

December 31, 2018:

Collateral Type	Number of Loans	Balance
		(In thousands)
General commercial	19	$5,394
Industrial/warehouse	9	3,761
Retail/wholesale	17	6,330
Mobile home park	2	319
Service/professional	13	3,126
Total	60	$18,930

We consider a number of factors in originating nonresidential and multi-family real estate loans. We evaluate the qualifications and financial condition of the borrower, including credit history, profitability and expertise, as well as the value and condition of the property securing the loan. When evaluating the qualifications of the borrower, we consider the financial resources of the borrower, the borrower’s experience in owning or managing similar property and the borrower’s payment history with us and other financial institutions. In evaluating the property securing the loan, the factors we consider include the net operating income of the mortgaged property before debt service and depreciation, the ratio of the loan amount to the appraised value of the mortgaged property and the debt service coverage ratio (the ratio of net operating income to debt service). All nonresidential real estate and multi-family loans are appraised by outside independent appraisers approved by the board of directors. Personal guarantees are generally obtained from the principals of nonresidential and multi-family real estate borrowers.

At June 30, 2019, we had no non-performing nonresidential real estate loans or non-performing multi-family loans.

Construction Lending and Land Loans. We make construction loans to individuals for the construction of their primary residences and, to a limited extent, loans to builders and commercial borrowers. We also make a limited amount of land loans to complement our construction lending activities, as such loans are generally secured by lots that will be used for residential development. Land loans also include loans secured by land purchased for investment purposes. At June 30, 2019, our construction loans, including land loans, totaled $8.3 million, representing 4.6% of our total loan portfolio. At June 30, 2019, residential construction loans totaled $2.8 million.

Loans to individuals for the construction of their residences are typically originated as construction/permanent loans, with a construction phase for up to 18 months. Upon completion of the construction phase, the loan automatically becomes a permanent loan. These construction loans have rates and terms comparable to one- to four-family residential loans offered by us. During the construction phase, the borrower pays interest only. The maximum loan-to-value ratio of owner-occupied single-family construction loans is generally 80%, or higher if mortgage insurance is obtained. Residential construction loans are generally underwritten pursuant to the same guidelines used for originating permanent residential loans. Land loans are generally offered for terms of up to 5 years. The maximum loan-to-value ratio of land loans is 65% for developed lots and 50% for undeveloped land loans.

At June 30, 2019, our largest outstanding residential construction loan was for $560,000, of which $489,000 was outstanding. At June 30, 2019, this loan was performing according to its original terms. At June 30, 2019, there were no residential construction loans that were 60 days or more delinquent.

Loans to builders for the construction of pre-sold and market (not pre-sold) homes typically run for up to 24 months. These construction loans have rates and terms comparable to one- to four-family residential loans offered by us. The maximum loan-to-value ratio of pre-sold builder construction loans is generally 80%, and this ratio is reduced to 65% on market homes. Construction loans to builders require that financial statements and tax returns be supplied and reviewed annually. Additionally, we limit construction loans to builders to no more than two loans on market homes in one development at a time or more than one loan per builder at a time.

Loans for the construction of nonresidential or multi-family properties typically run for up to 18 months. These construction loans have rates and terms comparable to nonresidential real estate loans offered by us. The maximum loan-to-value ratio of nonresidential or multi-family construction loans is generally 75%. Nonresidential real estate construction loans also have a 50% pre-leasing requirement. No such requirement is placed on multi-family construction loans.

At June 30, 2019, our largest outstanding nonresidential or multi-family construction loan totaled $2.2 million, secured by a multi-family property. At June 30, 2019, this loan was performing according to its original terms.

The application process for a construction loan includes a submission to Cincinnati Federal of accurate plans, specifications and costs of the project to be constructed or developed. These items are used as a basis to determine the appraised value of the subject property. Loans are based on the lesser of current appraised value and/or the cost of construction (land plus building). Our construction loan agreements generally provide that loan proceeds are disbursed in increments as construction progresses. Outside independent licensed appraisers inspect the progress of the construction of the dwelling before disbursements are made.

Home Equity Loans and Lines of Credit. We offer home equity loans and lines of credit, which are generally made for owner-occupied homes, and are secured by first or second mortgages on residences. We generally offer these loans with a maximum loan-to-value ratio (including senior liens on the collateral property) of 90% if the first mortgage is originated by Cincinnati Federal and 85% if the first mortgage is not originated by Cincinnati Federal. We currently offer home equity lines of credit for a period of ten years, and generally at rates tied to the prevailing prime interest rate. We also offer home equity lines of credit on non-owner occupied properties, where the first mortgage is also originated by us, with a maximum loan-to-value ratio of 50% for a maximum term of two years. Our home equity loans and lines of credit are generally underwritten in the same manner as our one- to four-family residential loans. At June 30, 2019, we had $11.4 million of home equity lines of credit and $1.7 million of fixed-term home equity loans, representing 6.3% and 1.0% of our total loan portfolio, respectively. At June 30, 2019, we had one home equity line of credit that was 30 days or more delinquent totaling $28,000.

Commercial Business Loans. We have generally conducted very limited commercial business lending. The board of directors has authorized management to purchase up to $500,000 in commercial business loans from an unaffiliated commercial lender specializing in loans to physicians and other professionals in the medical field. These are installment loans amortizing over seven years and carry higher interest rates than traditional residential loans. These loans may be secured by liens on non-real estate business assets. These loans are often used for working capital, debt consolidation, equipment and other general business purposes. The loans to be purchased must be reviewed and found to be consistent with our loan policy and underwriting guidelines. At June 30, 2019, we had acquired such loans in the aggregate amount of $227,000 or 0.1% of the loan portfolio. At June 30, 2019, the loans were performing in accordance with their original terms.

Consumer Lending. Our consumer lending apart from home equity loans and lines of credit has been limited. At June 30, 2019, we had $777,000 of consumer loans outstanding, representing approximately 0.4% of our total loan portfolio, of which $661,000 was secured by investment securities.

Loan Underwriting Risks

Non-owner Occupied One- to Four-Family Residential Loans. There generally is greater credit risk inherent in investor-owner and non-owner occupied properties than in owner occupied single family properties since, similar to commercial real estate and multi-family loans, the repayment of these loans may depend, in part, on the successful management of the property and/or the borrower’s ability to lease the units of the property. In addition, the physical condition of non-owner occupied properties is often below that of owner occupied properties due to lax property maintenance standards, which has a negative impact on the value of the collateral properties. Furthermore, some of our non-owner occupied borrowers have more than one loan outstanding with us, which may expose us to a greater risk of loss compared to residential and commercial borrowers with only one loan. A downturn in the real estate market or the local economy could adversely affect the value of properties securing these loans or the revenues derived from these properties which could affect the borrower’s ability to repay the loan.

Nonresidential and Multi-family Loans. Loans secured by nonresidential and multi-family real estate generally are larger than one- to four-family residential loans and involve greater credit risk. Nonresidential real estate loans often involve large loan balances to single borrowers or groups of related borrowers. This greater risk is due to several factors, including the concentration of principal in a limited number of loans and borrowers, the effects of general economic conditions on income-producing properties and the increased difficulty of evaluating and monitoring these types of loans. Repayment of nonresidential real estate loans depends to a large degree on the results of operations and management of the properties securing the loans or the businesses conducted on such property, and may be affected to a greater extent by adverse conditions in the real estate market or the economy in general, including today’s economic recession. Furthermore, the repayment of loans secured by multi-family residential real estate is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower’s ability to repay the loan may be impaired. Accordingly, the nature of these loans makes them more difficult for management to monitor and evaluate.

Construction and Loan Loans. Construction and land lending generally are made for relatively short terms. However, to the extent our construction loans are not made to owner-occupants of single-family homes, they are more vulnerable to changes in economic conditions and the concentration of credit with a limited number of borrowers. Further, the nature of these loans is such that they are more difficult to evaluate and monitor. Our risk of loss on a construction or land loan is dependent largely upon the accuracy of the initial estimate of the property’s value upon completion of the project and the estimated cost (including interest) of the project. If the estimate of value proves to be inaccurate, we may be confronted, at or before the maturity of the loan, with a project with a value which is insufficient to assure full repayment and/or the possibility of having to make substantial investments to complete and sell the project. Because defaults in repayment may not occur during the construction period, it may be difficult to identify problem loans at an early stage.

Home Equity Lines of Credit and Fixed-Rate Home Equity Loans. Home equity lines of credit and fixed-term home equity loans have greater risk than one- to four-family residential real estate loans secured by first mortgages. Our interest is generally subordinated to the interest of the institution holding the first mortgage. Even where we hold the first mortgage, we face the risk that the value of the collateral may not be sufficient to compensate us for the amount of the unpaid loan and costs of foreclosure and we may be unsuccessful in recovering the remaining balance from those customers.

Commercial Loans. Unlike residential mortgage loans, which generally are made on the basis of the borrower’s ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial business loans are of higher risk and typically are made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business and the collateral securing these loans may fluctuate in value. Our commercial business loans are originated primarily based on the identified cash flow of the borrower and secondarily on the underlying collateral provided by the borrower. Most often, this collateral consists of accounts receivable, inventory or equipment, the value of which may depreciate over time, may be more difficult to appraise and may be more susceptible to fluctuation in value. Credit support provided by the borrower for most of these loans and the probability of repayment is based on the liquidation of the pledged collateral and enforcement of a personal guarantee, if any. As a result, the availability of funds for the repayment of commercial business loans may depend substantially on the success of the business itself.

Consumer Loans. Consumer loans may entail greater risk than residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly, such as motor vehicles. Repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and a small remaining deficiency often does not warrant further substantial collection efforts against the borrower. Consumer loan collections depend on the borrower’s continuing financial stability, and therefore are likely to be adversely affected by various factors, including job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on such loans.

Adjustable-Rate Loans. While adjustable-rate loans are expected to better offset the adverse effects of an increase in interest rates as compared to fixed-rate loans, an increased monthly mortgage payment required of adjustable-rate loan borrowers in a rising interest rate environment could cause an increase in delinquencies and defaults. The marketability of the underlying property also may be adversely affected in a high interest rate environment. In addition, although adjustable-rate mortgage loans make our asset base more responsive to changes in interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits on residential loans.

Loan Originations, Purchases and Sales

Lending activities are conducted primarily by our salaried loan personnel operating at our main and branch office locations and by our loan officers. All loans originated by us are underwritten pursuant to our policies and procedures. We originate both fixed- and adjustable-rate loans. Our ability to originate fixed- or adjustable-rate loans is dependent upon relative customer demand for such loans, which is affected by current and expected future levels of market interest rates. We originate real estate and other loans through our loan officers, marketing efforts, our customer base, walk-in customers and referrals from real estate brokers, builders and attorneys.

Consistent with our interest rate risk strategy, we originate for sale and sell the majority of the fixed-rate, one- to four-family residential real estate loans that we originate with terms of greater than 10 years, on a combination of servicing-retained and servicing-released, limited or no recourse basis, while generally retaining shorter-term fixed-rate and all adjustable-rate one- to four-family residential real estate loans in order to manage the duration and time to repricing of our loan portfolio.  Additionally, we consider the current interest rate environment in making decisions as to whether to hold the mortgage loans we originate for investment or to sell such loans to investors, choosing the strategy that is most advantageous to us from a profitability and risk management standpoint. At June 30, 2019, we had $4.1 million in loans held for sale.

Periodically, we may purchase or sell participation interests in loans. We underwrite our participation portion of the loan according to our own underwriting criteria and procedures. At June 30, 2019, we had $3.5 million in loan participation interests that we purchased. At June 30, 2019, we had $5.3 million in loan participation interests sold.

Historically, we generally do not purchase whole loans or loan participations from third parties to supplement our loan production. However, we have purchased loans from a commercial lender specializing in loans to physicians and other professional in the medical field. We may purchase additional loans from that lender in the future. See “—Commercial Business Loans.”

We generally sell our loans without recourse, except for customary representations and warranties provided in sales transactions. Loan servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent borrowers, supervising foreclosures and property dispositions in the event of unremedied defaults, making certain insurance and tax payments on behalf of the borrowers and generally administering the loans. We retain a portion of the interest paid by the borrower on the loans we service as consideration for our servicing activities. For the six months ended June 30, 2019 and the years ended December 31, 2018 and 2017, we sold $32.4 million, $54.4 million and $58.1 million, respectively, of mortgage loans on either a servicing-released basis or a servicing-retained basis. At June 30, 2019, we serviced $101.5 million of fixed-rate, one- to four-family residential real estate loans that we originated and sold in the secondary market.

The following table sets forth our loan origination, purchase, sale, and principal repayment activity during the periods indicated.

	Six Months Ended June 30,		Years Ended December 31,
	2019	2018	2018	2017

	(In thousands)		(In thousands)
Total loans at beginning of period	$173,852	$149,615	$149,615	$133,488

Loans originated:
Real estate loans:
One- to four-family residential:
Owner occupied	43,713	42,827	71,331	78,524
Non-owner occupied	1,715	1,973	1,805	1,527
Nonresidential	1,455	3,058	5,556	5,670
Multi-family	5,301	5,422	9,193	6,646
Home equity lines of credit	3,492	1,755	4,997	4,325
Construction and land	2,902	107	4,710	4,380
Total real estate	58,578	55,142	97,592	101,072
Commercial loans	—	—	153	133
Consumer loans	219	—	111	600
Total loans	58,797	55,142	97,856	101,805

Loans purchased:
Real estate loans:
One- to four-family residential:
Owner occupied	—	—	10,177	—
Non-owner occupied	—	—	4,319	—
Nonresidential	—	—	17	478
Multi-family	1,404	—	1,309	—
Home equity lines of credit	—	—	—	—
Construction and land	—	—	589	1,500
Total real estate	1,404	—	16,411	1,978
Commercial loans	—	—	—	—
Consumer loans	—	—	225	—
Total loans	1,404	—	16,636	1,978

Loans sold:
Real estate loans:
One- to four-family residential:
Owner occupied	31,680	28,228	51,935	57,362
Non-owner occupied	759	539	897	724
Nonresidential	—	—	—	—
Multi-family	1,000	1,598	1,598	—
Home equity lines of credit	—	—	—	—
Construction and land	—	—	—	—
Total real estate	33,439	30,365	54,430	58,086
Commercial loans	—	—	—	—
Consumer loans	—	—	—	—
Total loans	33,439	30,365	54,430	58,086

Principal repayments and other	22,442	18,865	35,825	29,570

Net loan activity	5,320	5,912	24,237	16,127
Total loans at end of period	$179,172	$155,527	$173,852	$149,615

Delinquencies and Non-Performing Assets

Delinquency Procedures. When a loan payment becomes 20 days past due, we contact the customer by mailing a late notice. If a loan payment becomes 30 days past due, we mail a “right to cure” letter to the borrower and any co-makers and endorsers. If a loan payment becomes 90 days past due (or a borrower misses three consecutive payments, whichever occurs first), we send a demand letter and generally cease accruing interest. It is our policy to institute legal procedures for collection or foreclosure when a loan becomes 120 days past due, unless management determines that it is in the best interest of Cincinnati Federal to work further with the borrower to arrange a workout plan. From time to time we may accept deeds in lieu of foreclosure.

When we acquire real estate as a result of foreclosure, the real estate is classified as real estate owned.  The real estate owned is recorded at the lower of carrying amount or fair value, less estimated costs to sell. Soon after acquisition, we order a new appraisal to determine the current market value of the property. Any excess of the recorded value of the loan satisfied over the market value of the property is charged against the allowance for loan losses, or, if the existing allowance is inadequate, charged to expense of the current period. After acquisition, all costs incurred in maintaining the property are expensed.  Costs relating to the development and improvement of the property, however, are capitalized to the extent of estimated fair value less estimated costs to sell.

Delinquent Loans. The following tables set forth our loan delinquencies, including nonaccrual loans, by type and amount at the dates indicated.

				At December 31,
	At June 30, 2019			2018			2017
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due

	(In thousands)
Real estate loans:
One- to four-family residential	$135	$—	$181	$159	$87	$676	$92	$—	$153
Nonresidential	—	—	—	—	—	68	—	—	—
Multi-family	—	—	—	—	—	—	—	—	—
Home equity lines of credit	28	—	—	10	—	—	80	—	—
Construction and land	—	—	—	—	—	—	—	—	—
Total real estate	163	—	181	169	87	744	172	—	153
Commercial loans	—	—	—	—	—	—	—	—	—
Consumer loans	—	—	—	—	—	1	—	—	—
Total	$163	$—	$181	$169	$87	$745	$172	$—	$153

Classified Assets. Federal regulations provide for the classification of loans and other assets, such as debt and equity securities considered by the Office of the Comptroller of the Currency to be of lesser quality, as “substandard,” “doubtful” or “loss.” An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the insured institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific loss allowance is not warranted. Assets which do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated as “special mention” by our management.

When an insured institution classifies problem assets as either substandard or doubtful, it may establish general allowances in an amount deemed prudent by management to cover probable accrued losses. General allowances represent loss allowances which have been established to cover probable accrued losses associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as “loss,” it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge-off such amount. An institution’s determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the regulatory authorities, which may require the establishment of additional general or specific loss allowances.

In connection with the filing of our periodic reports with the Office of the Comptroller of the Currency and in accordance with our classification of assets policy, we regularly review the problem loans in our portfolio to determine whether any loans require classification in accordance with applicable regulations.

On the basis of this review of our assets, our classified or special mention assets (presented gross of allowance) at the dates indicated were as follows:

	At June 30,	At December 31,
	2019	2018	2017

	(In thousands)
Special mention assets	$1,381	$1,894	$1,492
Substandard assets	1,236	1,696	2,564
Doubtful assets	—	—	—
Loss assets	—	—	—
Total classified assets	$2,617	$3,590	$4,056

Non-Performing Assets. We generally cease accruing interest on our loans when contractual payments of principal or interest have become 90 days delinquent unless the loan is well-secured and in the process of collection. Loans are placed on non-accrual or charged off at an earlier date if collection of principal or interest is considered doubtful. All interest accrued but not received for loans placed on non-accrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until the loans qualifies for return to accrual. Generally, loans are restored to accrual status when all the principal and interest amounts contractually due are brought current, and future payments are reasonably assured. Loans are moved to non-accrual status in accordance with our policy, which is typically after 90 days of non-payment.

The following table sets forth information regarding our non-performing assets and troubled debt restructurings at the dates indicated. Troubled debt restructurings include loans for which either a portion of interest or principal has been forgiven, and loans modified at interest rates materially less than prevailing market rates.

	At June 30,	At December 31,
	2019	2018	2017

(Dollars in thousands)
Non-accrual loans:
Real estate loans:
One- to four-family residential:
Owner occupied	$176	$676	$130
Non-owner occupied	128	—	9
Nonresidential	—	68	—
Multi-family	—	—	—
Home equity lines of credit	—	—	—
Construction and land	—	—	—
Total real estate	304	744	139
Commercial loans	—	—	—
Consumer loans	—	1	—
Total non-accrual loans	304	745	139
Non-accruing troubled debt restructured loans:
Real estate loans:
One- to four-family residential:
Owner occupied	—	—	14
Non-owner occupied	—	—	—
Nonresidential	—	—	—
Multi-family	—	—	—
Home equity lines of credit	—	—	—
Construction and land	—	—	—
Total real estate	—	—	14
Commercial loans	—	—	—
Consumer loans	—	—	—
Total non-accruing troubled debt restructured loans	—	—	14

Total non-accrual loans	304	745	153
Real estate owned:
One- to four-family residential:
Owner occupied	—	—	—
Non-owner occupied	—	102	—
Nonresidential	—	—	—
Multi-family	—	—	—
Home equity lines of credit	—	—	—
Construction and land	—	—	—
Other	—	—	—
Total real estate owned	—	—	—

Total non-performing assets	$304	$847	$153

Accruing loans past due 90 days or more:
Real estate loans:
One- to four-family residential:
Owner occupied	$—	$—	$—
Non-owner occupied	—	—	—
Nonresidential	—	—	—
Multi-family	—	—	—
Home equity lines of credit	—	—	—
Construction and land	—	—	—
Total real estate	—	—	—
Commercial loans	—	—	—
Consumer loans	—	—	—
Total accruing loans past due 90 days or more	$—	$—	$—

	At June 30,	At December 31,
	2019	2018	2017

	(Dollars in thousands)
Accruing troubled debt restructured loans:
Real estate loans:
One- to four-family residential:
Owner occupied	$550	$514	$524
Non-owner occupied	157	225	306
Nonresidential	—	—	—
Multi-family	511	631	642
Home equity lines of credit	—	—	—
Construction and land	—	—	—
Total real estate	1,218	1,370	1,472
Commercial loans	—	—	—
Consumer loans	—	—	—
Total accruing troubled debt restructured loans	$1,218	$1,370	$1,472
Total non-performing assets and accruing troubled debt restructured loans	$1,522	$2,217	$1,625
Total non-performing loans to total loans	0.17%	0.43%	0.10%
Total non-performing assets to total assets	0.15%	0.43%	0.09%
Total non-performing assets and accruing troubled debt restructured loans to total assets	0.74%	1.12%	0.95%

Except as disclosed in the foregoing tables, there were no other loans at June 30, 2019 that are not already disclosed where there is information about possible credit problems of borrowers that caused us serious doubts about the ability of the borrowers to comply with present loan repayment terms and that may result in disclosure of such loans in the future.

Interest income that would have been recorded for the six months ended June 30, 2019 and the years ended December 31, 2018 and 2017 had nonaccruing loans been current according to their original terms amounted to $6,000, $19,000 and $5,400, respectively. We recognized $1,000 in interest on these loans for the six months ended June 30, 2019, $3,500 of interest for these loans for the year ended December 31, 2018, and we recognized no interest income for these loans for the year December 31, 2017. At June 30, 2019, all troubled debt restructurings were performing in accordance with their restructured terms.

Troubled Debt Restructurings. We occasionally modify loans to help a borrower stay current on his or her loan and to avoid foreclosure.  We consider modifications only after analyzing the borrower’s current repayment capacity, evaluating the strength of any guarantors based on documented current financial information, and assessing the current value of any collateral pledged. We generally do not forgive principal or interest on loans, but may do so if it is in our best interest and increases the likelihood that we can collect the remaining principal balance. We may modify the terms of loans to lower interest rates (which may be at below market rates), to provide for fixed interest rates on loans where fixed rates are otherwise not available, or to provide for interest-only terms. These modifications are made only when there is a reasonable and attainable workout plan that has been agreed to by the borrower and that is in our best interests. At June 30, 2019, we had nine loans totaling $1.3 million that were classified as troubled debt restructurings.

Allowance for Loan Losses

Analysis and Determination of the Allowance for Loan Losses. Our allowance for loan losses is the amount considered necessary to reflect probable incurred losses in our loan portfolio. We evaluate the need to establish allowances against losses on loans on a quarterly basis. When additional allowances are necessary, a provision for loan losses is charged to earnings.

Our methodology for assessing the appropriateness of the allowance for loan losses consists of two key elements: (1) specific allowances for identified impaired loans; and (2) a general valuation allowance on the remainder of the loan portfolio. Although we determine the amount of each element of the allowance separately, the entire allowance for loan losses is available for the entire portfolio.

We identify loans that may need to be charged off as a loss by reviewing all delinquent loans, classified loans, and other loans about which management may have concerns about collectability. For individually reviewed loans, the borrower’s inability to make payments under the terms of the loan as well as the shortfall in collateral value could result in our charging off the loan or the portion of the loan that was impaired.

Among other factors, we consider current general economic conditions, including current housing price depreciation, in determining the appropriateness of the allowance for loan losses for our residential real estate portfolio. We use evidence obtained from our own loan portfolio as well as published housing data on our local markets from third party sources we believe to be reliable as a basis for assumptions about the impact of housing depreciation.

Substantially all of our loans are secured by collateral. Loans 90 days past due and other classified loans are evaluated for impairment and general or specific allowances are established. Typically for a nonperforming real estate loan in the process of collection, the value of the underlying collateral is estimated using either the original independent appraisal, adjusted for current economic conditions and other factors, or a new independent appraisal, or evaluation and related general or specific allowances for loan losses are adjusted on a quarterly basis. If a nonperforming real estate loan is in the process of foreclosure and/or there are serious doubts about further collectability of principal or interest, and there is uncertainty about the value of the underlying collateral, we will order a new independent appraisal or evaluation if it has not already been obtained. Any shortfall would result in immediately charging off the portion of the loan that was impaired.

Specific Allowances for Identified Problem Loans. We establish a specific allowance when loans are determined to be impaired. Loss is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral less estimated selling expenses. Factors in identifying a specific problem loan include: (1) the strength of the customer’s personal or business cash flows; (2) the availability of other sources of repayment; (3) the amount due or past due; (4) the type and value of collateral; (5) the strength of our collateral position; (6) the estimated cost to sell the collateral; and (7) the borrower’s effort to cure the delinquency. In addition, for loans secured by real estate, we consider the extent of any past due and unpaid property taxes applicable to the property serving as collateral on the mortgage.

General Valuation Allowance on the Remainder of the Loan Portfolio. We establish a general allowance for loans that are not classified as impaired to recognize the probable incurred losses associated with lending activities, but which, unlike specific allowances, has not been allocated to particular problem assets. This general valuation allowance is determined by segregating the loans by loan category and assigning allowance percentages based on our historical loss experience, delinquency trends and management’s evaluation of the collectability of the loan portfolio. The allowance may be adjusted for significant factors that, in management’s judgment, affect the collectability of the portfolio as of the evaluation date. These significant factors may include changes in lending policies and procedures, changes in existing general economic and business conditions affecting our primary market area, credit quality trends, collateral value, loan volumes and concentrations, seasoning of the loan portfolio, recent loss experience in particular segments of the portfolio, duration of the current business cycle and bank regulatory examination results. The applied loss factors are re-evaluated quarterly to ensure their relevance in the current real estate environment.

As an integral part of their examination process, the Office of the Comptroller of the Currency will periodically review our allowance for loan losses. Such agencies may require that we recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

Allowance for Loan Losses. The following table sets forth activity in our allowance for loan losses for the periods indicated.

	At or For the Six Months Ended June 30,		At or For the Years Ended December 31,
	2019	2018	2018	2017

	(Dollars in thousands)
Allowance at beginning of period	$1,405	$1,360	$1,360	$1,326
Provision (credit) for loan losses	—	30	45	30
Charge offs:
Real estate loans:
One- to four-family residential	—	—	—	—
Nonresidential	—	—	—	—
Multi-family	—	—	—	—
Home equity lines of credit	—	—	—	—
Construction and land	—	—	—	—
Total real estate	—	—	—	—
Commercial loans	—	—	—	—
Consumer loans	—	—	—	—
Total charge-offs	—	—	—	—

Recoveries:
Real estate loans:
One- to four-family residential	—	—	—	4
Nonresidential	—	—	—	—
Multi-family	—	—	—	—
Home equity lines of credit	—	—	—	—
Construction and land	—	—	—	—
Total real estate	—	—	—	4
Commercial loans	—	—	—	—
Consumer loans	—	—	—	—
Total recoveries	—	—	—	4

Net (charge-offs) recoveries	—	—	—	4

Allowance at end of period	$1,405	$1,390	$1,405	$1,360

Allowance to non-performing loans	462.38%	360.10%	188.59%	888.89%
Allowance to total loans outstanding at the end of the period	0.78%	0.89%	0.81%	0.91%
Net (charge-offs) recoveries to average loans outstanding during the period	0.00%	0.00%	0.00%	0.003%

Allocation of Allowance for Loan Losses. The following tables set forth the allowance for loan losses by loan category and the percent of loans in each category to total loans at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

	At June 30,		At December 31,
	2019		2018		2017
	Allowance for Loan Losses	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Percent of Loans in Each Category to Total Loans

	(Dollars in thousands)
Real estate loans:
One- to four-family residential:
Owner occupied	$457	54.10%	$457	53.87%	$338	51.82%
Non-owner occupied	123	7.93	123	8.19	172	7.59
Nonresidential	182	10.22	182	10.89	197	12.12
Multi-family	224	16.15	224	15.61	241	15.97
Home equity lines of credit	297	6.34	297	6.54	312	7.83
Construction and land	100	4.62	100	4.20	83	4.13
Total real estate	1,383	99.36	1,383	99.30	1,343	99.46
Commercial loans	9	0.21	9	0.24	7	0.22
Consumer loans	13	0.43	13	0.46	10	0.32
Total allocated allowance	1,405	100.00%	1,405	100.00%	1,360	100.00%
Unallocated	—		—		—
Total	$1,405		$1,405		$1,360

At June 30, 2019, our allowance for loan losses represented 0.78% of total loans and 462.38% of nonperforming loans. Nonperforming loans increased from $153,000 at December 31, 2017 to $745,000 at December 31, 2018 primarily due to the addition of $396,000 in loans classified as nonaccrual by Kentucky Federal Savings and Loan Association. The allowance for loan losses was $1.4 million at June 30, 2019, December 31, 2018 and December 31, 2017. There were no net loan recoveries for the six months ended June 30, 2019 and the year ended December 31, 2018. There were $4,000 in net loan recoveries for the year ended December 31, 2017.

Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while we believe we have established our allowance for loan losses in conformity with accounting principles generally accepted in the United States of America, regulators, in reviewing our loan portfolio, may request us to increase our allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, the existing allowance for loan losses may not be adequate and increases may be necessary should the quality of any loan deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations.

Investment Activities

General. The goals of our investment policy are to provide and maintain liquidity to meet day-to-day, cyclical and long-term liquidity needs, to help mitigate interest rate and market risk within the parameters of our interest rate risk policy, and to generate a dependable flow of earnings within the context of our interest rate and credit risk objectives. Subject to loan demand and our interest rate risk analysis, we will increase the balance of our investment securities portfolio when we have excess liquidity. We expect to initially invest a substantial portion of the proceeds of the offering in short-term and other investments, including U.S. government securities.

Our investment policy was adopted by the board of directors. The investment policy is reviewed annually by the board of directors. All investment decisions shall require the approval of at least three senior management members, one of which shall be the President or Chief Financial Officer. The Executive Chairman of the Board is included in the senior management group for this purpose. The Chief Financial Officer provides an investment schedule detailing the investment portfolio which is reviewed at least monthly by the Bank’s asset-liability committee and the board of directors.

Our current investment policy permits, with certain limitations, investments in United States Treasury securities; securities issued by the United States Government and its agencies or government sponsored enterprises including mortgage-backed securities and collateralized mortgage obligations (“CMO”) issued by Fannie Mae, Ginnie Mae and Freddie Mac; corporate bonds and obligations; debt securities of state and municipalities; commercial paper; certificates of deposits in other financial institutions, and bank-owned life insurance.

At June 30, 2019, our investment portfolio consisted of securities and obligations issued by U.S. government-sponsored enterprises or the Federal Home Loan Bank. At June 30, 2019, we owned $2.7 million of Federal Home Loan Bank of Cincinnati stock. As a member of Federal Home Loan Bank of Cincinnati, we are required to purchase stock in the Federal Home Loan Bank of Cincinnati, which stock is carried at cost and classified as restricted equity securities.

Securities Portfolio Composition. The following table sets forth the amortized cost and estimated fair value of our available-for-sale securities portfolio at the dates indicated, all of which consisted of pass-through mortgage-backed securities.

			At December 31,
	June 30, 2019		2018		2017
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value

	(In thousands)
Freddie Mac	$48	$48	$81	$81	$173	$172
Fannie Mae	376	379	548	549	736	738
Total	$424	$427	$629	$630	$909	$910

Mortgage-Backed Securities. At June 30, 2019, we had mortgage-backed securities with a carrying value of $427,000, which constituted our entire securities portfolio. Mortgage-backed securities are securities issued in the secondary market that are collateralized by pools of mortgages. Certain types of mortgage-backed securities are commonly referred to as “pass-through” certificates because the principal and interest of the underlying loans is “passed through” to investors, net of certain costs, including servicing and guarantee fees. Mortgage-backed securities typically are collateralized by pools of one- to four-family or multifamily mortgages, although we invest primarily in mortgage-backed securities backed by one- to four-family mortgages. The issuers of such securities pool and resell the participation interests in the form of securities to investors such as Cincinnati Federal. The interest rate of the security is lower than the interest rates of the underlying loans to allow for payment of servicing and guaranty fees. All of our mortgage-backed securities are backed by either Freddie Mac or Fannie Mae, which are government-sponsored enterprises.

Residential mortgage-backed securities issued by United States Government agencies and government-sponsored enterprises are more liquid than individual mortgage loans because there is an active trading market for such securities. In addition, residential mortgage-backed securities may be used to collateralize our borrowings. Investments in residential mortgage-backed securities involve a risk that actual payments will be greater or less than the prepayment rate estimated at the time of purchase, which may require adjustments to the amortization of any premium or accretion of any discount relating to such interests, thereby affecting the net yield on our securities. Current prepayment speeds determine whether prepayment estimates require modification that could cause amortization or accretion adjustments.

Portfolio Maturities and Yields. The following tables summarize the composition and maturities of the investment securities portfolio at June 30, 2019, December 31, 2018 and December 31, 2017. Maturities are based on the final contractual payment dates, and do not reflect the effect of scheduled principal repayments, prepayments, or early redemptions that may occur. Adjustable-rate mortgage-backed securities are included in the period in which interest rates are next scheduled to adjust.

June 30, 2019:	One Year or Less		More than One Year through Five Years		More than Five Years through Ten Years		More than Ten Years		Total
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield

	(Dollars in thousands)

Freddie Mac	$48	4.62%	$—	—%	$—	—%	$—	—%	$48	$48	4.62%
Fannie Mae	376	4.22%	—	—%	—	—%	—	—%	376	379	4.22%
Total	$424	4.27%	$—	—%	$—	—%	$—	—%	$424	$427	4.27%

December 31, 2018:	One Year or Less		More than One Year through Five Years		More than Five Years through Ten Years		More than Ten Years		Total

	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield

	(Dollars in thousands)

Freddie Mac	$81	3.63%	$—	—%	$—	—%	$—	—%	$81	$81	3.63%
Fannie Mae	479	4.15%	69	3.45%	—	—%	—	—%	548	549	4.06%
Total	$560	4.07%	$69	3.45%	$—	—%	$—	—%	$629	$630	4.00%

December 31, 2017:	One Year or Less		More than One Year through Five Years		More than Five Years through Ten Years		More than Ten Years		Total
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield

	(Dollars in thousands)

Freddie Mac	$173	2.33%	$—	—	$—	—%	$—	—%	$173	$172	2.33%
Fannie Mae	599	3.18%	137	3.38%	—	—%	—	—%	736	738	3.22%
Total	$772	2.99%	$137	3.38%	$—	—%	$—	—%	$909	$910	3.05%

Sources of Funds

General. Deposits have traditionally been our primary source of funds for use in lending and investment activities. We also may use borrowings, primarily Federal Home Loan Bank of Cincinnati advances, to supplement cash flow needs, lengthen the maturities of liabilities for interest rate risk purposes and to manage the cost of funds. In addition, we receive funds from scheduled loan payments, investment maturities, loan prepayments, retained earnings and income on earning assets. While scheduled loan payments and income on earning assets are relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing interest rates, market conditions and levels of competition.

Deposits. Our deposits are generated primarily from our primary market area. We offer a selection of deposit accounts, including demand accounts, savings accounts, certificates of deposit and individual retirement accounts (IRAs). Deposit account terms vary, with the principal differences being the minimum balance required, the amount of time the funds must remain on deposit and the interest rate. We do not accept brokered deposits, although we have the authority to do so.

We participate in the National CD Rateline Program as a wholesale source for certificates of deposit to supplement deposits generated through our retail banking operations. The Rateline Program provides an internet based listing service which connects financial institutions such as Cincinnati Federal with other financial institutions for jumbo certificates of deposit. Deposits obtained through the Rateline Program are not considered to be brokered deposits. At June 30, 2019, approximately $8.1 million of our certificates of deposit, representing 5.8% of our total deposits, had been obtained through the Rateline Program. At June 30, 2019, these certificates of deposit had an average term to maturity of 13 months. Early withdrawal of these deposits is not permitted, which makes these accounts a more stable source of funds.

Interest rates paid, maturity terms, service fees and withdrawal penalties are established on a periodic basis. Deposit rates and terms are based primarily on current operating strategies and market rates, liquidity requirements, rates paid by competitors and growth goals. We rely upon personalized customer service, long-standing relationships with customers, and the favorable image of Cincinnati Federal in the community to attract and retain deposits. We recently implemented a fully functional electronic banking platform, including mobile app and on-line bill pay, as a service to our deposit customers.

The flow of deposits is influenced significantly by general economic conditions, changes in interest rates and competition. Our ability to gather deposits is affected by the competitive market in which we operate, which includes numerous financial institutions of varying sizes offering a wide range of products.

Deposits. The following table sets forth the distribution of the average balances of our deposit accounts, by account type, for the periods indicated.

	Six Months Ended June 30,				For the Years Ended December 31,
	2019		2018		2018			2017
	Average Balance	Percent	Average Balance	Percent	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate

	(Dollars in thousands)
Deposit type:
Savings	$33,953	24.10%	$24,346	20.71%	$26,390	21.47%	0.25%	$24,179	22.02%	0.08%
Interest-bearing demand	12,984	9.22	7,597	6.46	9,098	7.40	1.47	6,912	6.29	1.04
Certificates of deposit	77,582	55.07	69,027	58.72	71,114	57.86	1.73	64,615	58.82	1.42
Interest-bearing deposits	124,519	88.39	100,970	85.89	106,602	86.73	1.35	95,706	87.13	1.06
Non-interest bearing demand	16,361	11.61	16,588	14.11	16,305	13.27	—	14,141	12.87	—
Total deposits	$140,880	100.00%	$117,558	100.00%	$122,907	100.00%	1.16	$109,847	100.00%	0.92

The following table sets forth our deposit activities for the periods indicated.

	At or For the Six Months Ended June 30,		At or For the Years Ended December 31,
	2019	2018	2018	2017

	(In thousands)
Beginning balance	$142,392	$113,948	$113,948	$108,092
Net deposits (withdrawals) before interest credited	(4,173)	2,140	27,301	5,158
Interest credited	437	377	1,143	698
Net increase (decrease) in deposits	(3,736)	2,517	28,444	5,856
Ending balance	$138,656	$116,465	$142,392	$113,948

The following table sets forth certificates of deposit classified by interest rate at the dates indicated.

	At June 30,	At December 31,
	2019	2018	2017

	(In thousands)
Interest Rate:
Less than 1.00%	$1,847	$3,607	$6,564
1.00% to 1.99%	21,746	39,328	55,074
2.00% to 2.99%	50,646	36,208	5,513
3.00% to 3.99%	1,720	1,406	—
4.00% to 4.99%	—	—	—
5.00% to 5.99%	—	—	—
Total	$75,959	$80,549	$67,151

The following tables set forth the amount and maturities of certificates of deposit accounts at the date indicated.

	At June 30, 2019
	Period to Maturity
	Less Than or Equal to One Year	More Than One to Two Years	More Than Two to Three Years	More Than Three Years	Total	Percent of Total

	(Dollars in thousands)
Interest Rate Range:
Less than 1.00%	$1,804	$43	$—	$—	$1,847	2.43%
1.00% to 1.99%	16,400	3,071	2,198	77	21,746	28.63
2.00% to 2.99%	22,564	14,814	7,169	6,099	50,646	66.68
3.00% to 3.99%	202	1,054	390	74	1,720	2.26
Total	$40,970	$18,982	$9,757	$6,250	$75,959	100.00%

	At December 31, 2018
	Period to Maturity
	Less Than or Equal to One Year	More Than One to Two Years	More Than Two to Three Years	More Than Three Years	Total	Percent of Total

	(Dollars in thousands)
Interest Rate Range:
Less than 1.00%	$3,480	$127	$—	$—	$3,607	4.48%
1.00% to 1.99%	28,738	7,014	3,225	354	39,331	48.83
2.00% to 2.99%	17,556	6,578	6,023	6,051	36,208	44.95
3.00% to 3.99%	25	218	1,084	76	1,403	1.74
Total	$49,799	$13,937	$10,332	$6,481	$80,549	100.00%

The following table sets forth the maturity of our jumbo certificates of deposits ($100,000 or greater) at the dates indicated.

	At June 30, 2019	At December 31, 2018

	(In thousands)
Three months or less	$8,492	$6,811
Over three months through six months	5,615	6,550
Over six months through one year	5,766	12,171
Over one year to three years	12,980	11,083
Over three years	3,223	3,693
Total	$36,076	$40,308

Borrowings. We may obtain advances from the Federal Home Loan Bank of Cincinnati by pledging as security our capital stock in the Federal Home Loan Bank of Cincinnati and certain of our mortgage loans and mortgage-backed securities. Such advances may be made pursuant to several different credit programs, each of which has its own interest rate and range of maturities. To the extent such borrowings have different terms to repricing than our deposits, they can change our interest rate risk profile. Recently, we have lengthened the maturities of some of our Federal Home Loan Bank advance borrowings to reduce interest rate risk. At June 30, 2019, we had $41.3 million of Federal Home Loan Bank of Cincinnati advances (net of deferred prepayment penalties). Most of these advances had interest rates ranging from 1.01% to 3.12%. In addition to funding portfolio loans, we sometimes use Federal Home Loan Bank of Cincinnati advances for short-term funding needs arising from our mortgage-banking activities.

In addition to the availability of Federal Home Loan Bank of Cincinnati advances we also have a total of $11.5 million in lines of credit available from three commercial banks. No amount was outstanding on these lines of credit at June 30, 2019.

The following table sets forth information concerning balances and interest rates on our borrowings at the dates and for the periods indicated. All such borrowings consisted of Federal Home Loan Bank of Cincinnati advances.

	At or For the Six Months Ended June 30,		At or For the Year Ended December 31,
	2019	2018	2018	2017

	(Dollars in thousands)
Balance outstanding at end of period	$41,316	$38,968	$28,580	$34,310
Weighted average interest rate at the end of period	2.33%	1.89%	2.20%	1.42%
Maximum amount of borrowings outstanding at any month end during the period	$41,316	$38,968	$40,144	$34,514
Average balance outstanding during the period	35,628	35,288	35,219	29,254
Weighted average interest rate during the period	2.23%	1.63%	1.86%	1.39%

Employees

At June 30, 2019, we had 55 full-time employees and nine part-time employees. Management believes that we have a good working relationship with our employees.

Properties

At June 30, 2019, the net book value of our office properties was $ 3.3 million, and the net book value of our furniture, fixtures and equipment was $90,000. The following table sets forth information regarding our offices at June 30, 2019.

Location	Leased or Owned	Year Acquired or Leased	Net Book Value of Real Property

			(In thousands)
Main Office:
6581 Harrison Ave Cincinnati, OH 45247	Owned	2010	$1,120

Branch Offices:
1270 Nagel Rd. Cincinnati, OH 45255	Owned	1995	435

7553 Bridgetown Rd. Cincinnati, OH 45248	Owned	1987	255

4310 Glenway Ave Cincinnati, OH 45205	Owned	1957	507

1050 Scott Street Covington, KY 41011	Owned	1957	562

6890 Dixie Highway Florence, KY 41042	Owned	1957	413

Subsidiary Activities

Cincinnati Federal is the only subsidiary of Cincinnati Bancorp. Cincinnati Federal Investment Services, LLC is the sole subsidiary of Cincinnati Federal and is currently inactive.

SUPERVISION AND REGULATION

General

As a federal savings association, Cincinnati Federal is subject to examination and regulation by the Office of the Comptroller of the Currency, and is also subject to examination by the Federal Deposit Insurance Corporation. The federal system of regulation and supervision establishes a comprehensive framework of activities in which Cincinnati Federal may engage and is intended primarily for the protection of depositors and the Federal Deposit Insurance Corporation’s Deposit Insurance Fund. This regulation and supervision establishes a comprehensive framework of activities in which an institution may engage and is intended primarily for the protection of the Federal Deposit Insurance Corporation’s deposit insurance fund and depositors, and not for the protection of security holders. Cincinnati Federal also is a member of and owns stock in the Federal Home Loan Bank of Cincinnati, which is one of the 11 regional banks in the Federal Home Loan Bank System.

Under this system of regulation, the regulatory authorities have extensive discretion in connection with their supervisory, enforcement, rulemaking and examination activities and policies, including rules or policies that: establish minimum capital levels; restrict the timing and amount of dividend payments; govern the classification of assets; determine the adequacy of loan loss reserves for regulatory purposes; and establish the timing and amounts of assessments and fees. Moreover, as part of their examination authority, the banking regulators assign numerical ratings to banks and savings institutions relating to capital, asset quality, management, liquidity, earnings and other factors. These ratings are inherently subjective and the receipt of a less than satisfactory rating in one or more categories may result in enforcement action by the banking regulators against a financial institution. A less than satisfactory rating may also prevent a financial institution, such as Cincinnati Federal or its holding company, from obtaining necessary regulatory approvals to access the capital markets, pay dividends, acquire other financial institutions or establish new branches.

In addition, we must comply with significant anti-money laundering and anti-terrorism laws and regulations, Community Reinvestment Act laws and regulations, and fair lending laws and regulations. Government agencies have the authority to impose monetary penalties and other sanctions on institutions that fail to comply with these laws and regulations, which could significantly affect our business activities, including our ability to acquire other financial institutions or expand our branch network.

As a savings and loan holding company following the conversion, Cincinnati Bancorp, Inc. will be required to comply with the rules and regulations of the Federal Reserve Board. It will be required to file certain reports with the Federal Reserve Board and will be subject to examination by and the enforcement authority of the Federal Reserve Board. Cincinnati Bancorp, Inc. will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Any change in applicable laws or regulations, whether by the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Securities and Exchange Commission or Congress, could have a material adverse impact on the operations and financial performance of Cincinnati Bancorp, Inc. and Cincinnati Federal.

Set forth below is a brief description of material regulatory requirements that are or will be applicable to Cincinnati Federal and Cincinnati Bancorp, Inc.. The description is limited to certain material aspects of the statutes and regulations addressed, and is not intended to be a complete description of such statutes and regulations and their effects on Cincinnati Federal and Cincinnati Bancorp, Inc..

Federal Banking Regulation

Business Activities. A federal savings association derives its lending and investment powers from the Home Owners’ Loan Act, as amended, and applicable federal regulations. Under these laws and regulations, Cincinnati Federal may invest in mortgage loans secured by residential and commercial real estate, commercial business and consumer loans, certain types of debt securities and certain other assets, subject to applicable limits. Cincinnati Federal may also establish subsidiaries that may engage in certain activities not otherwise permissible for Cincinnati Federal, including real estate investment and securities and insurance brokerage.

Capital Requirements. Federal regulations require federally insured depository institutions to meet several minimum capital standards: a common equity Tier 1 capital to risk-based assets ratio of 4.5%, a Tier 1 capital to risk-based assets ratio of 6.0%, a total capital to risk-based assets ratio of 8.0%, and a 4.0% Tier 1 capital to total assets leverage ratio.

In determining the amount of risk-weighted assets for purposes of calculating risk-based capital ratios, all assets, including certain off-balance sheet assets (e.g., recourse obligations, direct credit substitutes, residual interests) are multiplied by a risk weight factor assigned by the regulations based on the risks believed inherent in the type of asset. Higher levels of capital are required for asset categories believed to present greater risk. Common equity Tier 1 capital is generally defined as common stockholders’ equity and retained earnings. Tier 1 capital is generally defined as common equity Tier 1 and additional Tier 1 capital. Additional Tier 1 capital includes certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries. Total capital includes Tier 1 capital (common equity Tier 1 capital plus additional Tier 1 capital) and Tier 2 capital. Tier 2 capital is comprised of capital instruments and related surplus, meeting specified requirements, and may include cumulative preferred stock and long-term perpetual preferred stock, mandatory convertible securities, intermediate preferred stock and subordinated debt. Also included in Tier 2 capital is the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and, for institutions that made such an election regarding the treatment of Accumulated Other Comprehensive Income, up to 45% of net unrealized gains on available-for-sale equity securities with readily determinable fair market values. Calculation of all types of regulatory capital is subject to deductions and adjustments specified in the regulations. In assessing an institution’s capital adequacy, the Office of the Comptroller of the Currency takes into consideration not only these numeric factors, but qualitative factors as well, and has the authority to establish higher capital requirements for individual institutions where deemed necessary.

In addition to establishing the minimum regulatory capital requirements, the regulations limit capital distributions and certain discretionary bonus payments to management if the institution does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted asset above the amount necessary to meet its minimum risk-based capital requirements. As fully implemented on January 1, 2019, the capital conservation buffer requirement is 2.5% of risk-weighted assets.

At June 30, 2019, Cincinnati Federal’s capital exceeded all applicable requirements.

Loans-to-One Borrower. Generally, a federal savings association may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus. An additional amount may be loaned, equal to 10% of unimpaired capital and surplus, if the loan is secured by readily marketable collateral, which generally does not include real estate. At June 30, 2019, Cincinnati Federal was in compliance with the loans-to-one borrower limitations.

Qualified Thrift Lender Test. As a federal savings association, Cincinnati Federal must satisfy the qualified thrift lender, or “QTL,” test. Under the QTL test, Cincinnati Federal must maintain at least 65% of its “portfolio assets” in “qualified thrift investments” (primarily residential mortgages and related investments, including mortgage-backed securities) in at least nine months of the most recent 12-month period. “Portfolio assets” generally means total assets of a savings association, less the sum of specified liquid assets up to 20% of total assets, goodwill and other intangible assets, and the value of property used in the conduct of the savings association’s business.

Cincinnati Federal also may satisfy the QTL test by qualifying as a “domestic building and loan association” as defined in the Internal Revenue Code of 1986, as amended. This test generally requires a savings association to have at least 75% of its deposits held by the public and earn at least 25% of its income from loans and U.S. government obligations. Alternatively, a savings association can satisfy this test by maintaining at least 60% of its assets in cash, real estate loans and U.S. Government or state obligations.

A savings association that fails the qualified thrift lender test must operate under specified restrictions set forth in the Home Owners’ Loan Act. The Dodd-Frank Act made noncompliance with the QTL test subject to agency enforcement action for a violation of law. At June 30, 2019, Cincinnati Federal satisfied the QTL test.

Capital Distributions. Federal regulations govern capital distributions by a federal savings association, which include cash dividends, stock repurchases and other transactions charged to the savings association’s capital account. A federal savings association must file an application with the Office of the Comptroller of the Currency for approval of a capital distribution if:

•	the total capital distributions for the applicable calendar year exceed the sum of the savings association’s net income for that year to date plus the savings association’s retained net income for the preceding two years;

•	the savings association would not be at least adequately capitalized following the distribution;

•	the distribution would violate any applicable statute, regulation, agreement or regulatory condition; or

•	the savings association is not eligible for expedited treatment of its filings, generally due to an unsatisfactory CAMELS rating or being subject to a cease and desist order or formal written agreement that requires action to improve the institution’s financial condition.

Even if an application is not otherwise required, every savings association that is a subsidiary of a savings and loan holding company, such as Cincinnati Federal, must still file a notice with the Federal Reserve Board at least 30 days before the board of directors declares a dividend or approves a capital distribution.

A notice or application related to a capital distribution may be disapproved if:

•	the federal savings association would be undercapitalized following the distribution;

•	the proposed capital distribution raises safety and soundness concerns; or

•	the capital distribution would violate a prohibition contained in any statute, regulation or agreement.

In addition, the Federal Deposit Insurance Act provides that an insured depository institution may not make any capital distribution if, after making such distribution, the institution would fail to meet any applicable regulatory capital requirement. A federal savings association also may not make a capital distribution that would reduce its regulatory capital below the amount required for the liquidation account established in connection with its conversion to stock form.

Community Reinvestment Act and Fair Lending Laws. All federal savings associations have a responsibility under the Community Reinvestment Act and related regulations to help meet the credit needs of their communities, including low- and moderate-income borrowers. In connection with its examination of a federal savings association, the Office of the Comptroller of the Currency is required to assess the federal savings association’s record of compliance with the Community Reinvestment Act. A savings association’s failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in denial of certain corporate applications such as branches or mergers, or in restrictions on its activities. In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes. The failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the Office of the Comptroller of the Currency, as well as other federal regulatory agencies and the Department of Justice.

The Community Reinvestment Act requires all institutions insured by the Federal Deposit Insurance Corporation to publicly disclose their rating. Cincinnati Federal received a “satisfactory” Community Reinvestment Act rating in its most recent federal examination.

Transactions with Related Parties. A federal savings association’s authority to engage in transactions with its affiliates is limited by Sections 23A and 23B of the Federal Reserve Act and federal regulation. An affiliate is generally a company that controls, or is under common control with, an insured depository institution such as Cincinnati Federal. Cincinnati Bancorp, Inc. will be an affiliate of Cincinnati Federal because of its control of Cincinnati Federal. In general, transactions between an insured depository institution and its affiliates are subject to certain quantitative limits and collateral requirements. In addition, federal regulations prohibit a savings association from lending to any of its affiliates that are engaged in activities that are not permissible for bank holding companies and from purchasing the securities of any affiliate, other than a subsidiary. Finally, transactions with affiliates must be consistent with safe and sound banking practices, not involve the purchase of low-quality assets and be on terms that are as favorable to the institution as comparable transactions with non-affiliates.

Cincinnati Federal’s authority to extend credit to its directors, executive officers and 10% stockholders, as well as to entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O of the Federal Reserve Board. Among other things, these provisions generally require that extensions of credit to insiders:

•	be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features; and

•	not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of Cincinnati Federal’s capital.

In addition, extensions of credit in excess of certain limits must be approved by Cincinnati Federal’s board of directors. Extensions of credit to executive officers are subject to additional limits based on the type of extension involved.

Enforcement. The Office of the Comptroller of the Currency has primary enforcement responsibility over federal savings associations and has authority to bring enforcement action against all “institution-affiliated parties,” including directors, officers, stockholders, attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on a federal savings association. Formal enforcement action by the Office of the Comptroller of the Currency may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors of the institution and the appointment of a receiver or conservator. Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1 million per day. The Federal Deposit Insurance Corporation also has the authority to terminate deposit insurance or recommend to the Office of the Comptroller of the Currency that enforcement action be taken with respect to a particular savings association. If such action is not taken, the Federal Deposit Insurance Corporation has authority to take the action under specified circumstances.

Standards for Safety and Soundness. Federal law requires each federal banking agency to prescribe certain standards for all insured depository institutions. These standards relate to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation and other operational and managerial standards as the agency deems appropriate. Interagency guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to implement an acceptable compliance plan. Failure to implement such a plan can result in further enforcement action, including the issuance of a cease and desist order or the imposition of civil money penalties.

Interstate Banking and Branching. Federal law permits well capitalized and well managed holding companies to acquire banks in any state, subject to Federal Reserve Board approval, certain concentration limits and other specified conditions. Interstate mergers of banks are also authorized, subject to regulatory approval and other specified conditions. In addition, among other things, recent amendments made by the Dodd-Frank Act permit banks to establish de novo branches on an interstate basis provided that branching is authorized by the law of the host state for the banks chartered by that state.

Prompt Corrective Action. Federal law requires, among other things, that federal bank regulators take “prompt corrective action” with respect to institutions that do not meet minimum capital requirements. For this purpose, the law establishes five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. The applicable Office of the Comptroller of the Currency regulations were amended to incorporate the previously mentioned increased regulatory capital standards that were effective January 1, 2015. Under the amended regulations, an institution is deemed to be “well capitalized” if it has a total risk-based capital ratio of 10.0% or greater, a Tier 1 risk-based capital ratio of 8.0% or greater, a leverage ratio of 5.0% or greater and a common equity Tier 1 ratio of 6.5% or greater. An institution is “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or greater, a Tier 1 risk-based capital ratio of 6.0% or greater, a leverage ratio of 4.0% or greater and a common equity Tier 1 ratio of 4.5% or greater. An institution is “undercapitalized” if it has a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 6.0%, a leverage ratio of less than 4.0% or a common equity Tier 1 ratio of less than 4.5%. An institution is deemed to be “significantly undercapitalized” if it has a total risk-based capital ratio of less than 6.0%, a Tier 1 risk-based capital ratio of less than 4.0%, a leverage ratio of less than 3.0% or a common equity Tier 1 ratio of less than 3.0%. An institution is considered to be “critically undercapitalized” if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2.0%.

At each successive lower capital category, an insured depository institution is subject to more restrictions and prohibitions, including restrictions on growth, restrictions on interest rates paid on deposits, restrictions or prohibitions on payment of dividends, and restrictions on the acceptance of brokered deposits. Furthermore, if an insured depository institution is classified in one of the undercapitalized categories, it is required to submit a capital restoration plan to the appropriate federal banking agency, and the holding company must guarantee the performance of that plan. Based upon its capital levels, a bank that is classified as well-capitalized, adequately capitalized, or undercapitalized may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition, or an unsafe or unsound practice, warrants such treatment. An undercapitalized bank’s compliance with a capital restoration plan is required to be guaranteed by any company that controls the undercapitalized institution in an amount equal to the lesser of 5.0% of the institution’s total assets when deemed undercapitalized or the amount necessary to achieve the status of adequately capitalized. If an “undercapitalized” bank fails to submit an acceptable plan, it is treated as if it is “significantly undercapitalized.” “Significantly undercapitalized” banks must comply with one or more of a number of additional restrictions, including but not limited to a regulatory order to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, ceasing receipt of deposits from correspondent banks, dismissal of directors or officers, and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. “Critically undercapitalized” institutions are subject to additional measures including, subject to a narrow exception, the appointment of a receiver or conservator within 270 days after it obtains such status.

At June 30, 2019, Cincinnati Federal met the criteria for being considered “well capitalized.”

Insurance of Deposit Accounts. The Deposit Insurance Fund of the Federal Deposit Insurance Corporation insures deposits at Federal Deposit Insurance Corporation insured financial institutions such as Cincinnati Federal. Deposit accounts in Cincinnati Federal are insured by the Federal Deposit Insurance Corporation generally up to a maximum of $250,000 per separately insured depositor. The Federal Deposit Insurance Corporation charges insured depository institutions premiums to maintain the Deposit Insurance Fund.

Under the Federal Deposit Insurance Corporation’s risk-based assessment system, insured institutions are assigned to one of four risk categories based on supervisory evaluations, regulatory capital levels and certain other risk factors. Rates are based on each institution’s risk category and certain specified risk adjustments. Institutions deemed to be less risky pay lower rates while institutions deemed riskier pay higher rates. Assessment rates (inclusive of possible adjustments) currently range from 2 1/2 to 45 basis points of each institution’s total assets less tangible capital. The Federal Deposit Insurance Corporation may increase or decrease the scale uniformly, except that no adjustment can deviate more than two basis points from the base scale without notice and comment rulemaking. The Federal Deposit Insurance Corporation’s current system represents a change, required by the Dodd-Frank Act, from its prior practice of basing the assessment on an institution’s deposits.

The Dodd-Frank Act increased the minimum target Deposit Insurance Fund ratio from 1.15% of estimated insured deposits to 1.35% of estimated insured deposits. The Federal Deposit Insurance Corporation must seek to achieve the 1.35% ratio by September 30, 2020. Insured institutions with assets of $10 billion or more are supposed to fund the increase. The Dodd-Frank Act eliminated the 1.5% maximum fund ratio, instead leaving it to the discretion of the Federal Deposit Insurance Corporation, which has exercised that discretion by establishing a long range fund ratio of 2%.

The Federal Deposit Insurance Corporation has authority to increase insurance assessments. Any significant increases would have an adverse effect on the operating expenses and results of operations of Cincinnati Federal. We cannot predict what assessment rates will be in the future.

Insurance of deposits may be terminated by the Federal Deposit Insurance Corporation upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation. We do not know of any practice, condition or violation that may lead to termination of our deposit insurance.

In addition to the Federal Deposit Insurance Corporation assessments, the Financing Corporation (“FICO”) is authorized to impose and collect, with the approval of the Federal Deposit Insurance Corporation, assessments for anticipated payments, issuance costs and custodial fees on bonds issued by the FICO in the 1980s to recapitalize the former Federal Savings and Loan Insurance Corporation. The bonds issued by the FICO are due to mature in 2017 through 2019. For the quarter ended June 30, 2019, the annualized FICO assessment was equal to zero basis points of total assets less tangible capital.

Privacy Regulations. Federal regulations generally require that Cincinnati Federal disclose its privacy policy, including identifying with whom it shares a customer’s “non-public personal information,” to customers at the time of establishing the customer relationship and annually thereafter. In addition, Cincinnati Federal is required to provide its customers with the ability to “opt-out” of having their personal information shared with unaffiliated third parties and not to disclose account numbers or access codes to non-affiliated third parties for marketing purposes. Cincinnati Federal currently has a privacy protection policy in place and believes that such policy is in compliance with the regulations.

USA PATRIOT Act. Cincinnati Federal is subject to the USA PATRIOT Act, which gives federal agencies additional powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing, and broadened anti-money laundering requirements. The USA PATRIOT Act contains provisions intended to encourage information sharing among bank regulatory agencies and law enforcement bodies and imposes affirmative obligations on financial institutions, such as enhanced recordkeeping and customer identification requirements.

Prohibitions Against Tying Arrangements. Federal savings associations are prohibited, subject to some exceptions, from extending credit to or offering any other service, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the institution or its affiliates or not obtain services of a competitor of the institution.

Other Regulations

Interest and other charges collected or contracted for by Cincinnati Federal are subject to state usury laws and federal laws concerning interest rates. Loan operations are also subject to state and federal laws applicable to credit transactions, such as the:

•	Home Mortgage Disclosure Act, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•	Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies; and

•	Rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

The deposit operations of Cincinnati Federal also are subject to, among others, the:

•	Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•	Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check; and

•	Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services.

Federal Reserve System

The Federal Reserve Board regulations require depository institutions to maintain noninterest-earning reserves against their transaction accounts (primarily NOW and regular checking accounts). For 2019, the Federal Reserve Board regulations generally require that reserves be maintained against aggregate transaction accounts as follows: for that portion of transaction accounts aggregating $124.2 million or less (which may be adjusted by the Federal Reserve Board) the reserve requirement is 3.0% and the amounts greater than $124.2 million require a 10.0% reserve (which may be adjusted annually by the Federal Reserve Board between 8.0% and 14.0%). The first $16.3 million of otherwise reservable balances (which may be adjusted by the Federal Reserve Board) are exempted from the reserve requirements. Cincinnati Federal was in compliance with these requirements at June 30, 2019.

Federal Home Loan Bank System

Cincinnati Federal is a member of the Federal Home Loan Bank System, which consists of 11 regional Federal Home Loan Banks. The Federal Home Loan Bank provides a central credit facility primarily for member institutions. Members of the Federal Home Loan Bank are required to acquire and hold shares of capital stock in the Federal Home Loan Bank. Cincinnati Federal was in compliance with this requirement at June 30, 2019. Based on redemption provisions of the Federal Home Loan Bank of Cincinnati, the stock has no quoted market value and is carried at cost. Cincinnati Federal reviews for impairment, based on the ultimate recoverability, the cost basis of the Federal Home Loan Bank of Cincinnati stock. At June 30, 2019, no impairment had been recognized.

Holding Company Regulation

Cincinnati Bancorp, Inc. will be a unitary savings and loan holding company subject to regulation and supervision by the Federal Reserve Board. The Federal Reserve Board will have enforcement authority over Cincinnati Bancorp, Inc. and its non-savings institution subsidiaries. Among other things, this authority permits the Federal Reserve Board to restrict or prohibit activities that are determined to be a risk to Cincinnati Federal.

As a savings and loan holding company, Cincinnati Bancorp, Inc.’s activities will be limited to those activities permissible by law for financial holding companies (if Cincinnati Bancorp, Inc. makes an election to be treated as a financial holding company and meets the other requirements to be a financial holding company) or multiple savings and loan holding companies. A financial holding company may engage in activities that are financial in nature, incidental to financial activities or complementary to a financial activity. Such activities include lending and other activities permitted for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, insurance and underwriting equity securities. Multiple savings and loan holding companies are authorized to engage in activities specified by federal regulation, including activities permitted for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act.

Federal law prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of another savings institution or savings and loan holding company without prior written approval of the Federal Reserve Board, and from acquiring or retaining control of any depository institution not insured by the Federal Deposit Insurance Corporation. In evaluating applications by holding companies to acquire savings institutions, the Federal Reserve Board must consider such things as the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on and the risk to the federal deposit insurance fund, the convenience and needs of the community and competitive factors. A savings and loan holding company may not acquire a savings institution in another state and hold the target institution as a separate subsidiary unless it is a supervisory acquisition or the law of the state in which the target is located authorizes such acquisitions by out-of-state companies.

The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

Savings and loan holding companies historically have not been subject to consolidated regulatory capital requirements. The Dodd-Frank Act requires the Federal Reserve Board to establish minimum consolidated capital requirements for all depository institution holding companies that are as stringent as those required for the insured depository subsidiaries. However, savings and loan holding companies of under $3 billion in consolidated assets remain exempt from consolidated regulatory capital requirements, unless the Federal Reserve determines otherwise in particular cases.

The Dodd-Frank Act extended the “source of strength” doctrine to savings and loan holding companies. The Federal Reserve Board has promulgated regulations implementing the “source of strength” doctrine that require holding companies to act as a source of strength to their subsidiary depository institutions by providing capital, liquidity and other support in times of financial stress.

The Federal Reserve Board has issued a policy statement regarding the payment of dividends and the repurchase of shares of common stock by bank holding companies and savings and loan holding companies. In general, the policy provides that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. Regulatory guidance provides for prior regulatory consultation with respect to capital distributions in certain circumstances such as where the company’s net income for the past four quarters, net of capital distributions previously paid over that period, is insufficient to fully fund the dividend or the company’s overall rate of earnings retention is inconsistent with the company’s capital needs and overall financial condition. The ability of a holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. The policy statement also states that a holding company should inform the Federal Reserve Board supervisory staff before redeeming or repurchasing common stock or perpetual preferred stock if the holding company is experiencing financial weaknesses or if the repurchase or redemption would result in a net reduction, at the end of a quarter, in the amount of such equity instruments outstanding compared with the beginning of the quarter in which the redemption or repurchase occurred. These regulatory policies may affect the ability of Cincinnati Bancorp, Inc. to pay dividends, repurchase shares of common stock or otherwise engage in capital distributions.

Federal Securities Laws

Cincinnati Bancorp, Inc. common stock will be registered with the Securities and Exchange Commission after the conversion and stock offering. Cincinnati Bancorp, Inc. will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

The registration under the Securities Act of 1933 of shares of common stock issued in Cincinnati Bancorp, Inc.’s public offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of Cincinnati Bancorp, Inc. may be resold without registration. Shares purchased by an affiliate of Cincinnati Bancorp, Inc. will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If Cincinnati Bancorp, Inc. meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of Cincinnati Bancorp, Inc. that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Cincinnati Bancorp, Inc., or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, Cincinnati Bancorp, Inc. may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 is intended to improve corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. We have policies, procedures and systems designed to comply with these regulations, and we review and document such policies, procedures and systems to ensure continued compliance with these regulations.

Change in Control Regulations

Under the Change in Bank Control Act, no person may acquire control of a savings and loan holding company, such as Cincinnati Bancorp, Inc., unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition. Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the institution’s directors, or a determination by the regulator that the acquirer has the power, directly or indirectly, to exercise a controlling influence over the management or policies of the institution. Acquisition of more than 10% of any class of a savings and loan holding company’s voting stock constitutes a rebuttable determination of control under the regulations under certain circumstances including where, as will be the case with Cincinnati Bancorp, Inc., the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934.

In addition, federal regulations provide that no company may acquire control of a savings and loan holding company without the prior approval of the Federal Reserve Board. Any company that acquires such control becomes a “savings and loan holding company” subject to registration, examination and regulation by the Federal Reserve Board.

Emerging Growth Company Status

Cincinnati Bancorp is an emerging growth company. As successor to Cincinnati Bancorp, Cincinnati Bancorp, Inc. will also be an emerging growth company. For as long as Cincinnati Bancorp, Inc. continues to be an emerging growth company, it may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As an emerging growth company, Cincinnati Bancorp, Inc. also will not be subject to Section 404(b) of the Sarbanes-Oxley Act of 2002, which would require that our independent auditors review and attest as to the effectiveness of our internal control over financial reporting. We have also elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Such an election is irrevocable during the period a company is an emerging growth company. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

Cincinnati Bancorp, Inc. will cease to be an emerging growth company upon the earliest of: (i) the end of the fiscal year following the fifth anniversary of the completion of the mutual holding company reorganization of Cincinnati Federal on October 14, 2015; (ii) the first fiscal year after our annual gross revenues are $1.0 billion (adjusted for inflation) or more; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million at the end of the second quarter of that fiscal year. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

TAXATION

CF Mutual Holding Company, Cincinnati Bancorp and Cincinnati Federal are, and Cincinnati Bancorp, Inc. will be, subject to federal and state income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal and state taxation is intended only to summarize certain pertinent tax matters and is not a comprehensive description of the tax rules applicable to Cincinnati Bancorp, Cincinnati Bancorp, Inc. or Cincinnati Federal.

Our federal and state tax returns have not been audited for the past five years.

Federal Taxation

Method of Accounting. For federal income tax purposes, Cincinnati Bancorp and Cincinnati Federal report their income and expenses on the cash method of accounting and use a tax year ending December 31 for filing their federal income tax returns.

Net Operating Loss Carryovers. Generally, a financial institution may carry a net operating loss forward indefinitely for losses generated in taxable years ending after December 31, 2017. Cincinnati Bancorp had $666,000 of federal net loss carryforwards at June 30, 2019 that expire between 2028 and 2037 and $468,000 with no expiration.

Capital Loss Carryovers. A corporation cannot recognize capital losses in excess of capital gains generated. Generally, a financial institution may carry back capital losses to the preceding three taxable years and forward to the succeeding five taxable years. Any capital loss carryback or carryover is treated as a short-term capital loss for the year to which it is carried. As such, it is grouped with any other capital losses for the year to which carried and is used to offset any capital gains. Any undeducted loss remaining after the five year carryover period is not deductible. At June 30, 2019, Cincinnati Bancorp had no capital loss carryovers.

Corporate Dividends. We may generally exclude from our income 100% of dividends received from Cincinnati Federal as a member of the same affiliated group of corporations.

State Taxation

Cincinnati Bancorp and Cincinnati Federal are subject to Ohio taxation in the same general manner as other financial institutions. In particular, Cincinnati Bancorp and Cincinnati Federal file a consolidated Ohio Financial Institutions Tax (“FIT”) return. The FIT is based upon the net worth of the consolidated group. For Ohio FIT purposes, savings institutions are currently taxed at a rate equal to 0.8% of taxable net worth.

Maryland State Taxation. As a Maryland business corporation, Cincinnati Bancorp, Inc. is required to file an annual report with and pay franchise taxes to the State of Maryland.

MANAGEMENT

Our Directors and Executive Officers

Directors of Cincinnati Bancorp, Inc. serve three-year staggered terms so that approximately one-third of the directors are elected at each annual meeting. The executive officers of Cincinnati Bancorp are elected annually by the Board of Directors. The following table states sets forth certain information about our directors and executive officers at June 30, 2019:

Name	Position(s) Held With Cincinnati Bancorp, Inc. and/or Cincinnati Federal	Age	Director Since (1)	Current Term Expires
Directors:
Robert A. Bedinghaus	Executive Chairman of the Board	60	2001	2021
Harold L. Anness	Director	66	2000	2022
Stuart H. Anness, MD	Director	66	2003	2021
Andrew J. Nurre, CPA	Director	52	2009	2020
Charles G. Skidmore	Director	52	2005	2020
Philip E. Wehrman	Director	56	2018	2022
Executive Officers:
Joseph V. Bunke	President	65	N/A	N/A
Herbert C. Brinkman	Chief Financial Officer and Treasurer	62	N/A	N/A
Gregory W. Meyers	Senior Vice President	62	N/A	N/A

(1)	Includes prior service with Cincinnati Federal.

The business experience for the past five years of each of our directors and executive officers is set forth below. The directors’ biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the board of directors to determine that the person should serve as a director. Each director is also a director of Cincinnati Bancorp. Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

Directors

Robert A. Bedinghaus has served as Chairman of the Board since 2001 (Executive Chairman since April 1, 2017). He has served as Director of Business Development for the Cincinnati Bengals from 2004 until the present and before then he served as Hamilton County Commissioner (1996 - 2001). Mr. Bedinghaus currently serves as Board Member and Secretary of Activities Beyond the Classroom (ABC), a not-for-profit organization that focuses on providing extracurricular and after school activities for students in the Cincinnati Public Schools, as well as a Board Member of the Institute for Hospitality Leadership, an initiative to increase skilled and diverse talent in the Greater Cincinnati hospitality sector. He has also served as an advisory member of the Kenton County Airport Board (Greater Cincinnati/Northern Kentucky International Airport). Mr. Bedinghaus holds a bachelors degree in Economics from the University of Cincinnati.

Mr. Bedinghaus’ experience in the public and private sectors provides him with insight and understanding into the communities served by Cincinnati Federal.

Harold L. Anness, retired, was an attorney with the firm of Griffin, Fletcher & Herndon LLP, located in Cincinnati, Ohio. As part of his practice, he represented developers and lenders in general real estate, mortgage lending and title matters. His law firm also represents Cincinnati Federal as outside legal counsel. Previously, he was an attorney with the law firms of Lindhorst & Dreidame Co., LPA and Thompson Hine LLP. He has served as a director of Cincinnati Federal since 2000. He is also the former Chairman and member of the Hamilton County Regional Planning Commission. Mr. Anness earned his J.D. from Ohio Northern University and a B.S. from Miami University in Oxford, Ohio. He is the first cousin of Stuart Anness.

Mr. Anness’ legal experience and knowledge of the local community enables him to provide insights as a member of the board of directors.

Stuart H. Anness, M.D, retired, practiced ophthalmology for over 32 years and was affiliated with the Cincinnati Eye Institute. Dr. Anness was a member of the Twin Towers Board of Trustees from 1996 to 2008 and Vice Chair on Twin Towers Board from 2006 to 2008. He has been a member of the Kenyon College Finance Executive Committee since 2012. He holds a bachelor’s degree from Kenyon College and was elected to the Phi Beta Kappa Honor Society. His medical training was completed at the University of Cincinnati College of Medicine. An ophthalmology residency program was completed at Evanston Hospital, an affiliate of Northwestern University Medical Center. He was certified by The American Board of Ophthalmology in October 1983. He was elected a fellow of the American Academy of Ophthalmology in 1983. Dr. Anness is the first cousin of Harold Anness and Charles Skidmore.

Dr. Anness’s contacts in the local business community and management experience make him a valuable resource for Cincinnati Bancorp.

Andrew J. Nurre, CPA, is a Certified Public Accountant with the accounting firm ScrogginsGrear, a position he has held since 2018. Following Cincinnati Federal’s 2007 merger with The Clifton Heights Savings & Loan Company, he served as an advisory director of Cincinnati Federal from 2007 to 2009. He previously served on the board of The Clifton Heights Savings & Loan Company since 1996. He has a background in income tax and general business consulting areas. Mr. Nurre holds a BBA degree in accounting and finance from the University of Cincinnati and has been a CPA for over 20 years.

Mr. Nurre’s experience as an accountant and his contacts in the local community make him a valuable resource for Cincinnati Bancorp.

Charles G. Skidmore is an attorney in solo practice in Cincinnati. Before starting his own practice in 2010, he was corporate counsel for LCA Vision, a leading provider of laser vision correction, and an attorney at Lindhorst & Dreidame, LPA. He currently serves as a director for several small businesses, and formerly served as a director for Lasik Insurance Company. Mr. Skidmore sits on the board of directors of the Mill Creek Alliance. He chairs the Greenways Subcommittee for the City of Wyoming, Ohio, and serves on the Wyoming Income Tax Review Board and the board of trustees of the Wyoming Recreation Foundation. Mr. Skidmore holds a juris doctorate from the University of Cincinnati College of Law and a LLM, Masters of Law in Taxation, from Capital University Law School. He is the first cousin of Stuart Anness.

Mr. Skidmore’s experience as a corporate attorney, including his experience in public company securities disclosure reporting while affiliated with LCA Vision, makes him a valuable resource for Cincinnati Bancorp.

Philip E. Wehrman is Chief Financial Officer and Treasurer of Rumpke Consolidated Companies, Inc., a waste disposal and recycling company. He was the Chairman of the Board of the former Kentucky Federal Savings and Loan Association. He holds a BBA degree in accounting and computer information systems from Eastern Kentucky University and has been a CPA for over 30 years.

Mr. Wehrman’s experience as a chief financial officer and his contacts in the Northern Kentucky community make him a valuable resource for Cincinnati Bancorp.

Director Emeritus

Henry C. Dolive, Ph. D., a director of Cincinnati Federal only, serves as a director emeritus of Cincinnati Bancorp, Inc. and Cincinnati Bancorp. He retired as a director of Cincinnati Bancorp in July 2019. He has served as a director of Cincinnati Federal since 2000. He served as the Township Administrator of Anderson Township from 1989 to 2010. Since 1987, he also has served as President of Dolive, Inc., a company engaged in survey research, consulting and other activities. Dr. Dolive has taught public administration/political science at several universities in addition to serving in leadership roles in economic and organizational development with state and county governments, including a governor’s office. He is a founding board member for the Center for Local Government and served numerous years on the boards of the Anderson Area Chamber of Commerce, the Cincinnati Hillside Trust and the Hermitage Club Company, Inc.

Executive Officers Who are Not Directors

Joseph V. Bunke joined Cincinnati Federal in November 1998 as President. Before then he served as financial and compliance officers for various institutions in the Cincinnati area. He has been working in the banking industry for almost 40 years. Additionally, Mr. Bunke holds a B.S. in Economics from Bowling Green State University and an M.B.A. in Finance from the University of Cincinnati. He previously served on the Ohio Bankers League board from 2008 to 2011. Mr. Bunke serves on the boards of Cincinnati Landmark Productions and Price Hill Historic Society. He is also a member of Western Economic Council and the Lions Club of Western Hills.

Herbert C. Brinkman has been the Chief Financial Officer of Cincinnati Federal since January 2006. He has 30 years of experience in accounting, financial management and operations in the banking industry. Mr. Brinkman holds a B.A. in Economics from Trinity College, Hartford, CT. and an M.B.A. from the University of Cincinnati.

Gregory W. Meyers joined Cincinnati Federal in May 2013 as Senior Vice President and Chief Lending Officer. From 2011 to 2013, he was the Vice President and Mortgage Operations Manager of Main Source Bank, where he was in charge of managing residential mortgage operations. Before his employment with Main Source Bank, he served as the Chief Lending Officer of The Franklin Savings and Loan Company until its acquisition by Cheviot Savings Bank. Mr. Meyers holds a B.A. in Economics from College of the Holy Cross and an M.B.A. in Finance from Xavier University. He currently serves on the board of Price Hill Will, a non-profit community development organization in the Price Hill area of Cincinnati.

Board Independence

The board of directors has determined that each of our directors, except for Robert A. Bedinghaus, is “independent” as defined in the listing standards of the Nasdaq Stock Market. He is not independent because we employ him as Executive Chairman of the Board of Directors. In determining the independence of the other directors, the board of directors considered transactions, relationships and arrangements between Cincinnati Bancorp and its directors which are not required to be reported under “Transactions with Certain Related Persons.”

Codes of Ethics for Senior Officers

Cincinnati Bancorp has adopted a Code of Ethics for Senior Officers that applies to Cincinnati Bancorp’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics for Senior Officers is available on our website at www.cincinnatifederal.com. Amendments to and waivers from the Code of Ethics for Senior Officers will also be disclosed on our website.

Transactions With Certain Related Persons

Loans and Extensions of Credit. Federal securities law generally prohibits publicly-traded companies from making loans to their executive officers and directors, but it contains a specific exemption from this prohibition for loans made by federally-insured financial institutions, such as Cincinnati Federal, to their executive officers and directors in compliance with federal banking regulations. Federal banking regulations permit executive officers and directors to receive the same terms that are widely available to other employees so long as the director or executive officer is not given preferential treatment compared to the other participating employees. Cincinnati Federal makes loans to its employees, other than senior management and directors, through an employee loan program at a reduced interest rate 0.25% below the interest rate offered to the public on fixed-rate loans. The margin on adjustable-rate loans is also reduced by 0.25%.

Cincinnati Federal does not generally make loans to its executive officers and directors. A mortgage loan may be made to an insider provided it is collateralized using their primary residence and the loan must be sold in the secondary mortgage market at prevailing terms and conditions. Cincinnati Federal complies with federal regulations with respect to its loans and extensions of credit to executive officers and directors.

Other Transactions. Harold L. Anness is a retired attorney from the law firm of Griffin, Fletcher & Herndon LLP (“GF&H”) and a retired employee from Lawyers Title of Cincinnati, Inc. (“Lawyers Title”). GF&H serves as outside general counsel to Cincinnati Federal and provides loan closing services to borrowers of Cincinnati Federal who elect to use its services. Lawyers Title provides loan closing, escrow and title insurance services to borrowers of Cincinnati Federal who elect to use its services. Lawyers Title and GF&H are related entities. During the fiscal year ended December 31, 2018, Cincinnati Federal paid $16,272 in legal fees and expenses to GF&H for foreclosure services and other legal services rendered to Cincinnati Federal. During the fiscal year ended December 31, 2018, borrowers of Cincinnati Federal paid $75,549 in fees and expenses to GF&H and $216,629 in fees and expenses to Lawyers Title.

Mr. Anness owns 10% of RB Title Agency, LLC (“RB Title”). RB Title provides loan closing, escrow and title insurance services to borrowers of Cincinnati Federal who elect to use its services. Borrowers of Cincinnati Federal paid $50,431 in fees and expenses to RB Title during the fiscal year ended December 31, 2018.

Committees of the Board of Directors

We conduct business through meetings of our board of directors and its committees. The board of directors of Cincinnati Bancorp, Inc. has established a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of these committees operates under a written charter, which governs its composition, responsibilities and operations. The table below sets forth the directors of each of the listed standing committees.

Audit Committee	Compensation Committee	Nominating and Corporate Governance
Andrew J. Nurre, CPA (Chair)	Stuart H. Anness, MD (Chair)	Charles G. Skidmore (Chair)
Charles G. Skidmore	Harold A. Anness	Harold A. Anness
Philip E. Wehrman	Andrew J. Nurre, CPA	Stuart H. Anness, MD
	Charles G. Skidmore	Andrew J. Nurre, CPA
Philip E. Wehrman

Executive Compensation

The following information is furnished for our principal executive officer and the two most highly compensated executive officers (other than the principal executive officer) whose total compensation exceeded $100,000 for the fiscal year ended December 31, 2018. These individuals are sometimes referred to in this prospectus as the “named executive officers.”

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	All Other Compensation		Total
Joseph V. Bunke	2018	$134,283	$15,000	$—	$—	$8,804	(1)	$158,087
President	2017	130,372	15,000	51,494	26,873	7,835		231,574

Gregory W. Myers	2018	$151,055	$19,000	$—	$—	$11,214	(2)	$181,269
Senior Vice President and Chief Lending Officer	2017	145,947	15,000	51,494	32,247	8,351		253,039

Herbert C. Brinkman	2018	$141,259	$17,000	$—	$—	$9,165	(3)	$167,424
Chief Financial Officer	2017	136,482	15,000	51,494	29,561	6,541		239,078

(1)	Consists of employer matching contributions to the 401(k) Plan ($4,478), employer-paid life insurance premiums ($354), employer-paid long-term disability insurance premiums ($372) and membership fees ($3,600).
(2)	Consists of employer matching contributions to the 401(k) Plan ($6,804), employer-paid life insurance premiums ($394), employer-paid long-term disability insurance premiums ($416) and membership fees ($3,600).
(3)	Consists of employer matching contributions to the 401(k) Plan ($4,748), employer-paid life insurance premiums ($394), employer-paid long-term disability insurance premiums ($423) and membership fees ($3,600).

Employment Agreement

Cincinnati Federal has entered into an employment agreement with Gregory W. Meyers. The current term of the employment agreement expires on December 31, 2021. The employment agreement sets forth the duties and responsibilities of Mr. Meyers and provides Mr. Meyers with a base salary and other employee benefits. The current base salary of Mr. Meyers is $155,587.

We may terminate Mr. Meyers’ employment at any time during the term of the employment agreement. Mr. Meyers is not entitled to receive any compensation or other benefits for any period following his termination of employment for “Just Cause” (as defined in the agreement). If, in connection with or within one year of a change in control of Cincinnati Federal, we terminate Mr. Meyers’ employment for any reason other than Just Cause or if Mr. Meyers elects to terminate his employment, we will pay him an amount equal to three times his “average annual compensation” (as that term is used for purposes of Section 280G of the Internal Revenue Code of 1986, as amended). Mr. Meyers will also be eligible for continued coverage under our group health, hospitalization and disability plans at our expense until the earlier of (i) the end of the term of the employment agreement or (ii) the date on which he becomes covered under another employer’s plan providing comparable coverage. If we terminate Mr. Meyers employment during the term of the employment agreement for reasons other than Just Cause and outside of a change in control of Cincinnati Federal, we will pay him his monthly base salary for the remaining term of the agreement and continue to provide him with coverage under our group health, hospitalization and disability plans at our expense until the earlier of (i) the first anniversary of his termination of employment or (ii) the date on which he becomes covered under another employer’s plan providing comparable coverage. If Mr. Meyers dies during the term of the employment agreement, we will pay his estate the compensation otherwise due him through the end of the calendar month in which his death occurs.

Outstanding Equity Awards at Fiscal Year End. The following table provides information regarding equity awards outstanding at December 31, 2018 to each named executive officer.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares of Restricted Stock That Have Not Vested (1)	Market Value of Shares of Restricted Stock That Have Not Vested (2)
Joseph V. Bunke	1,684	6,740	$9.55	06/21/27	4,314	$51,768
Gregory W. Myers	2,021	8,088	9.55	06/21/27	4,314	51,768
Herbert C. Brinkman	1,853	7,414	9.55	06/21/27	4,314	51,768

(1)	Restricted stock awards vest in five approximately equal installments. The first installment vested on June 21, 2018.
(2)	Based upon the closing stock price of $12.00 per share on December 31, 2018.

Equity Incentive Plan. At Cincinnati Bancorp’s 2017 Annual Meeting of Stockholders, Cincinnati Bancorp’s approved the Cincinnati Bancorp 2017 Equity Incentive Plan. Under the plan, Cincinnati Bancorp has the authority to grant a total of 84,243 stock options and a total of 33,697 restricted stock awards. At June 30, 2019, 75,817 stock options and 33,697 restricted stock awards had been granted.

Employee Stock Ownership Plan and Trust. Cincinnati Federal implemented an employee stock ownership plan in connection with Cincinnati Bancorp’s initial public offering. Employees with at least one year of employment with Cincinnati Federal are eligible to participate. At June 30, 2019, the employee stock ownership plan held 49,425 unallocated shares of common stock. Shares purchased by the employee stock ownership plan are held in a suspense account for allocation among participants as the loan utilized to purchase the shares are repaid. The loan is repaid principally from Cincinnati Federal’s discretionary contributions to the employee stock ownership plan.

Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan are allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. Benefits under the plan become fully vested upon completion of six years of credited service. A participant’s interest in his account under the plan also fully vests in the event of termination of service due to a participant’s early or normal retirement, death, disability, or upon a change in control (as defined in the plan). Vested benefits are payable in the form of shares of common stock and/or cash. Cincinnati Federal’s contributions to the employee stock ownership plan are discretionary, subject to the loan terms and tax law limits. Therefore, benefits payable under the employee stock ownership plan cannot be estimated. Pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718-40, we are required to record compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account. The employee stock ownership plan will terminate in the event of a change in control.

In connection with the conversion, the trustee for our existing employee stock ownership plan is expected to purchase, on behalf of the employee stock ownership plan, 8% of the shares of common stock sold in the offering. We anticipate that the employee stock ownership plan will fund its stock purchase with a loan from Cincinnati Bancorp, Inc. equal to the aggregate purchase price of the common stock. The loan will have a 20-year term and be repaid principally through Cincinnati Federal’s contributions to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the term of the loan.

401(k) Plan. Cincinnati Federal maintains the Cincinnati Federal Savings and Loan Association 401(k) Profit Sharing Plan and Trust, a tax-qualified defined contribution plan for eligible employees (the “401(k) Plan”). The named executive officers are eligible to participate in the 401(k) Plan just like other employees. An employee must attain age 20 and complete 3 months of service to be eligible to participate in the 401(k) Plan.

Under the 401(k) Plan a participant may elect to defer, on a pre-tax basis, the maximum amount as permitted by the Internal Revenue Code. For 2019, the salary deferral contribution limit is $19,000, provided, however, that a participant over age 50 may contribute an additional $6,000 to the 401(k) Plan for a total of $25,000. In addition to salary deferral contributions, Cincinnati Federal may make a matching contribution equal to 100% of a participant’s elective deferral up to a maximum of 4% of the participant’s eligible compensation. A participant is always 100% vested in his or her salary deferral contributions. Matching contributions vest over a six-year period based on the years of participant’s service with Cincinnati Federal. Generally, unless the participant elects otherwise, the participant’s account balance will be distributed as a result of a participant’s termination of employment.

Split Dollar Life Insurance Plan. Cincinnati Federal has entered into an endorsement split-dollar life insurance plan covering Messrs. Bunke, Brinkman and Meyers that provided death benefits to each executive’s beneficiaries. Cincinnati Federal purchased life insurance policies on the life of each executive in an amount sufficient to provide for the benefits under the plan. The executive has the right to designate the beneficiary who will receive his share of the proceeds payable upon his death. The policies are owned by Cincinnati Federal, which paid the premium due on the policies. Upon the death of a covered executive, the proceeds of the policy are divided between the executive’s beneficiary, who is entitled to the lesser of (i) two times his base salary or (ii) $250,000 on the executive’s death, and Cincinnati Federal, which is entitled to the remainder of the death benefit. Upon the occurrence of certain events specified in each plan, such as the executive’s termination of employment with Cincinnati Federal for any reason, total cessation of Cincinnati Federal’s business, bankruptcy, receivership or dissolution of Cincinnati Federal, receipt by Cincinnati Federal of written notification from the executive requesting to terminate the participation agreement, surrender, lapse, or other termination of the policy on the life of the executive by Cincinnati Federal, the executive’s participation in the plan will terminate and all death proceeds will be paid solely to Cincinnati Federal. Cincinnati Federal has the right to terminate each policy at any time and for any reason, except following a change in control of Cincinnati Federal unless the executive subsequently terminates employment.

Director Compensation

The following table provides the compensation received by the individuals who served as our non-employee directors during the fiscal year ended December 31, 2018. The table excludes perquisites, which did not exceed $10,000 in the aggregate for each director.

	Fees Earned or Paid in Cash	Total
Henry C. Dolive, Ph.D.	$33,000	$33,000
Harold L. Anness	33,000	33,000
Stuart H. Anness, MD	33,000	33,000
Andrew J. Nurre, CPA	37,000	37,000
Charles G. Skidmore	33,000	33,000
Philip E. Wehrman	8,250	8,250

Director Retirement Plan. Cincinnati Federal sponsors a director retirement plan for its non-employee directors. An individual who becomes a director after July 1, 2014, may not become a participant in the plan until he has completed 12 years of service on the board of directors.

Under the plan, a director who remains in service until his “benefit age” (as specified on a separate individual joinder agreement entered into with each participating director) becomes entitled to a retirement benefit. The benefit age for each of the current participants is age 75. The retirement benefit equals 50% of the director’s average annual fees paid for his services as a non-employee director for the five calendar years during which the director received the highest fees. The retirement benefit is paid in ten annual installments commencing within 30 days following the director’s attainment of his benefit eligibility date. A director’s benefit eligibility date generally means the earlier of (i) the date of the director’s separation from service after attaining his benefit age, (ii) the later of the date of his separation from service or age 70, if his separation from service occurs before his benefit age, (iii) the date he becomes disabled, (iv) the date he dies, or (v) the date on which he has a separation from service within two years of a change in control.

If a director separates from service before attaining his retirement age and other than for cause, death or disability or within two years of a change in control, he becomes entitled to his accrued benefit, payable at his benefit eligibility date in ten installments. If a director separates from service within two years of a change in control, he becomes entitled to his retirement benefit, payable on his benefit eligibility date in a lump sum (unless he has timely elected a different form of payment). If the director becomes disabled before attaining his benefit age, he will become entitled to a disability benefit. If the director has less than 15 years of service at the time of his disability, the benefit equals the director’s accrued benefit at the time of his disability. If the director has completed 15 years or more of service, the disability benefit equals the present value of the retirement benefit the director would have received had he continued in service until his benefit age and become disabled immediately thereafter. We will pay the benefit in a lump sum within 30 days of the director becoming disabled. If a director terminates service for “cause,” he will not be entitled to any benefit under the plan.

If a director dies after he begins receiving benefits but before receiving all benefit payments under the plan, we will pay his beneficiary the remaining payments at the same time the director would have received them had he survived. If a director dies while in service before attaining his benefit age, his beneficiary will become entitled to a survivor benefit. If the director has less than 15 years of service at the time of his death, the survivor benefit equals the director’s accrued benefit at the time of his death. If the director has completed 15 years or more of service, the survivor benefit equals the retirement benefit the director would have received had he continued in service until his benefit age and died immediately thereafter.

To qualify for benefits under the plan, directors must adhere to certain non-competition obligations for two years following a separation from service. These obligations do not apply following a change in control.

Benefits to be Considered Following Completion of the Conversion

Stock-Based Benefit Plans. Following the stock offering, we intend to adopt one or more new stock-based benefit plans that will provide for grants of stock options and restricted common stock awards. If adopted within 12 months following the completion of the conversion, the aggregate number of shares reserved for the exercise of stock options or available for stock awards under the stock-based benefit plans would be limited to 10% and 4%, respectively, of the shares sold in the stock offering.

The stock-based benefit plans will not be established sooner than six months after the stock offering, and if adopted within one year after the stock offering, the plans must be approved by a majority of the votes eligible to be cast by our stockholders. If stock-based benefit plans are established more than one year after the stock offering, they must be approved by a majority of votes cast by our stockholders. The following additional restrictions would apply to our stock-based benefit plans only if such plans are adopted within one year after the stock offering:

•	non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plans;

•	any one non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plans;

•	any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plans;

•	any tax-qualified employee stock benefit plans and restricted stock plans, in the aggregate, may not acquire more than 10% of the shares sold in the offering, unless Cincinnati Federal has tangible capital of 10% or more, in which case tax-qualified employee stock benefit plans and restricted stock plans may acquire up to 12% of the shares sold in the offering;

•	the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plans;

•	accelerated vesting is not permitted except for death, disability or upon a change in control of Cincinnati Bancorp, Inc. or Cincinnati Federal; and

•	our executive officers or directors must exercise or forfeit their options if Cincinnati Federal becomes critically undercapitalized, is subject to enforcement action or receives a capital directive.

We have not determined whether we will present stock-based benefit plans for stockholder approval before or more than 12 months after the completion of the conversion. If either federal or state regulators change their regulations or policies regarding stock-based benefit plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

The actual value of the shares awarded under stock-based benefit plans would be based in part on the price of Cincinnati Bancorp, Inc.’s common stock at the time the shares are awarded. The following table presents the total value of all shares of restricted stock that would be available for issuance under the stock-based benefit plans, assuming the shares are awarded when the market price of our common stock ranges from $8.00 per share to $14.00 per share.

Share Price	42,496 Shares Awarded at Minimum of Offering Range	49,995 Shares Awarded at Midpoint of Offering Range	57,494 Shares Awarded at Maximum of Offering Range	66,118 Shares Awarded at Adjusted Maximum of Offering Range

(In thousands, except share price information)
$8.00	$340	$400	$460	$529
10.00	425	500	575	661
12.00	510	600	690	793
14.00	595	700	805	926

The grant-date fair value of the options granted under the stock-based benefit plans will be based in part on the price of shares of common stock of Cincinnati Bancorp, Inc. at the time the options are granted. The value also will depend on the various assumptions utilized in the option pricing model ultimately adopted. The following table presents the total estimated value of the options to be available for grant under the stock-based benefit plans, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share. The Black-Scholes option pricing model provides an estimate only of the fair value of the options, and the actual value of the options may differ significantly from the value set forth in this table.

Exercise Price	Grant-Date Fair Value Per Option	106,239 Options at Minimum of Offering Range	124,988 Options at Midpoint of Offering Range	143,736 Options at Maximum of Offering Range	165,296 Options at Adjusted Maximum of Offering Range

(In thousands, except exercise price and fair value information)
$8.00	$2.07	$220	$259	$298	$342
10.00	2.59	275	324	372	428
12.00	3.11	330	389	447	514
14.00	3.63	386	454	522	600

The tables presented above are provided for informational purposes only. There can be no assurance that our stock price will not trade below $10.00 per share. Before you make an investment decision, we urge you to read this prospectus carefully, including, but not limited to, the section entitled “Risk Factors” beginning on page 17.

Proposed Change in Control Agreements.

Cincinnati Federal intends to enter into change in control agreements with Messrs. Bedinghaus, Bunke and Brinkman. The term of the agreement with Mr. Bedinghaus will be three years and the term of the agreements with Messrs. Bunke and Brinkman will be two years. Each year, the board of directors may renew the agreements for an additional year, so that the terms again become either three or two years. Under the agreements, if the executive’s employment is involuntarily terminated or if the executive voluntarily terminates employment for “good reason,” in either case following a change in control, Cincinnati Federal, or its successor, will pay the executive a severance equal to a multiple of the average taxable income received from Cincinnati Federal or Cincinnati Bancorp, Inc. for the previous five years. The multiple is three times, in the case of Mr. Bedinghaus, and two times, in the case of Messrs. Bunke and Brinkman. In addition, Cincinnati Federal, or its successor, will pay the cost of the executive’s medical and dental coverage for 18 months. For purposes of the agreements, the term “good reason” includes (i) the failure to re-elect or re-appoint the executive to the position(s) he held immediately prior to the change in control, (ii) a material change in the executive’s position(s) to be one of lesser responsibility, importance or scope, (iii) a liquidation or dissolution of Cincinnati Federal, (iv) a material reduction in the executive’s base salary or benefits or (v) a relocation of the executive’s principal place of employment by more than 25 miles.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table provides the beneficial ownership of shares of common stock of Cincinnati Bancorp held by our directors and executive officers, individually and as a group, and all individuals known to management to own more than 5% of our common stock at June 30, 2019. For purposes of this table, a person is deemed to be the beneficial owner of any shares of common stock over which he has, or shares, directly or indirectly, voting or investment power or as to which he has the right to acquire beneficial ownership at any time within 60 days after June 30, 2019.

	Number of Shares		Percent Outstanding (1)
5% Beneficial Owners:
CF Mutual Holding Company	1,008,969		55.5%

Directors:
Robert A. Bedinghaus	38,904	(2)	2.1
Harold L. Anness	18,369	(3)	*
Stuart H. Anness, MD.	23,369	(4)	1.3
Andrew J. Nurre, CPA	5,369	(5)	*
Charles G. Skidmore	13,369	(6)	*
Philip E. Wehrman	—		—

Director Emeritus:
Henry C. Dolive, Ph.D.	9,369	(7)	*

Executive Officers Who Are Not Directors:
Joseph V. Bunke	33,367	(8)	1.8
Herbert C. Brinkman	15,205	(9)	*
Gregory W. Meyers	28,841	(10)	1.6
All directors, directors emeritus and executive officers as a group (10 persons)	186,162		10.3%

*	Less than 1%.
(1)	Based on 1,816,329 shares outstanding at June 30, 2019.
(2)	Includes 26,000 shares held indirectly through an Individual Retirement Account (“IRA”), 436 shares held indirectly through the Cincinnati Federal Employee Stock Ownership Plan (“ESOP”), 3,100 shares of vested restricted shares, 4,650 shares of unvested restricted stock and 4,718 exercisable stock options.
(3)	Includes 15,000 shares held indirectly through an IRA, 674 shares of vested restricted stock, 1,010 shares of unvested restricted stock and 1,685 exercisable stock options.
(4)	Includes 20,000 shares held indirectly through spouse’s trust, 674 shares of vested restricted stock, 1,010 shares of unvested restricted stock and 1,685 exercisable stock options.
(5)	Includes 2,000 shares held indirectly through an IRA, 674 shares of vested restricted stock, 1,010 shares of unvested restricted stock and 1,685 exercisable stock options.
(6)	Includes 674 shares of vested restricted stock, 1,010 shares of unvested restricted stock and 1,685 exercisable stock options.
(7)	Includes 674 shares of vested restrictive shares, 1,010 shares of unvested restricted stock and 1,685 exercisable stock options.
(8)	Includes 20,000 shares held indirectly through 401(k) Plan, 1,000 shares held indirectly through an IRA, 1,106 shares held indirectly through ESOP, 2,157 shares of vested restricted stock, 3,235 shares of unvested restricted stock and 3,370 exercisable stock options.
(9)	Includes 4,936 shares held indirectly through 401(k) Plan, 1,170 shares held indirectly through ESOP, 2,157 shares of vested restricted stock, 3,235 shares of unvested restricted stock and 3,707 exercisable stock options.
(10)	Includes 18,177 shares held indirectly through 401(k) Plan, 1,228 shares held indirectly through ESOP, 2,157 shares of vested restricted stock, 3,235 shares of unvested restricted stock and 4,044 exercisable stock options.

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth, for each of Cincinnati Bancorp, Inc.’s directors, director emeritus, and executive officers, and for all of these individuals as a group, the following information:

(i)	the number of exchange shares to be held upon completion of the conversion, based upon their beneficial ownership of Cincinnati Federal common stock at June 30, 2019;

(ii)	the proposed purchases of subscription shares, assuming sufficient shares of common stock are available to satisfy their subscriptions; and

(iii)	the total shares of common stock to be held upon completion of the conversion.

In each case, it is assumed that subscription shares are sold at the minimum of the offering range. See “The Conversion and Offering – Additional Limitations on Common Stock Purchases.” Federal and state regulations prohibit our directors and officers from selling the shares they purchase in the offering for one year after the date of purchase.

		Proposed Purchases of Stock in the Offering (2)		Total Common Stock to be Held at Minimum of Offering Range (3)
Name of Beneficial Owner	Number of Exchange Shares to Be Held (1)	Number of Shares	Amount	Number of Shares	Percentage of Shares Outstanding
Harold L. Anness	17,564	20,000	$200,000	37,564	2.0%
Stuart H. Anness, MD	22,828	20,000	200,000	42,828	2.2
Robert A. Bedinghaus	35,991	20,000	200,000	55,991	2.9
Henry C. Dolive, Ph.D. (4)	8,089	3,500	35,000	11,589	*
Andrew J. Nurre, CPA	3,878	3,200	32,000	7,078	*
Charles G. Skidmore	12,300	20,000	200,000	32,300	1.7
Philip E. Wehrman	—	15,000	150,000	15,000	*
Herbert C. Brinkman	12,105	5,000	50,000	17,105	*
Joseph V. Bunke	31,580	10,000	100,000	41,580	2.2
Gregory W. Meyers	26,106	—	—	26,106	1.4
All Directors, Directors Emeritus and Executive Officers	170,421	116,700	$1,167,000	287,141	15.0%

*	Less than 1%.
(1)	Based on information presented under “Beneficial Ownership of Common Stock,” and assuming an exchange ratio of 1.0528 at the minimum of the offering range.
(2)	Includes proposed subscriptions, if any, by associates.
(3)	Assuming an exchange ratio of 1.6381 at the adjusted maximum of the offering range, directors, directors emeritus, and executive officers would beneficially own 381,871 shares, or 12.8% of our outstanding shares of common stock.
(4)	Director Emeritus.

THE CONVERSION AND OFFERING

The boards of directors of CF Mutual Holding Company and Cincinnati Bancorp have approved the plan of conversion. The plan of conversion must also be approved by the stockholders of Cincinnati Bancorp and the members of CF Mutual Holding Company (i.e., depositors of Cincinnati Federal, eligible borrowers of Cincinnati Federal and eligible borrowers of the former Kentucky Federal Savings and Loan Association). Special meetings of stockholders and members have been called for this purpose. We have filed applications with the Federal Reserve Board with respect to the conversion and with respect to Cincinnati Bancorp, Inc. becoming the holding company for Cincinnati Federal. The approval of the Federal Reserve Board is required before we can consummate the conversion and issue shares of common stock. We have also filed an application with the Office of the Comptroller of the Currency with respect to amendments to Cincinnati Federal’s charter. The approval of the Office of the Comptroller of the Currency is required before we can consummate the conversion and issue shares of common stock. Any approval by the Federal Reserve Board or the Office of the Comptroller of the Currency does not constitute a recommendation or endorsement of the plan of conversion.

General

Pursuant to the plan of conversion, our organization will convert from the mutual holding company form of organization to the fully stock form. CF Mutual Holding Company will be merged into Cincinnati Bancorp and as a result CF Mutual Holding Company will cease to exist. Cincinnati Bancorp, which owns 100% of the outstanding common stock of Cincinnati Federal, will merge into a new Maryland corporation named Cincinnati Bancorp, Inc. and as a result Cincinnati Bancorp will cease to exist. As part of the conversion, the 55.5% ownership interest of CF Mutual Holding Company in Cincinnati Bancorp will be offered for sale in the stock offering. When the conversion is completed, Cincinnati Bancorp, Inc. will own all of the outstanding common stock of Cincinnati Federal and public stockholders will own all of the outstanding common stock of Cincinnati Bancorp, Inc. A diagram of our corporate structure before and after the conversion is set forth in the “Summary” section of this prospectus.

Under the plan of conversion, at the completion of the conversion and offering, each share of Cincinnati Bancorp common stock owned by persons other than CF Mutual Holding Company will be converted automatically into the right to receive new shares of Cincinnati Bancorp, Inc. common stock determined pursuant to an exchange ratio. The exchange ratio will ensure that immediately after the exchange of existing shares of Cincinnati Bancorp for new shares of Cincinnati Bancorp, Inc. the public stockholders will own the same aggregate percentage of shares of common stock of Cincinnati Bancorp, Inc. that they owned in Cincinnati Bancorp immediately before the conversion, excluding any shares they purchased in the offering and their receipt of cash paid in lieu of fractional shares, and adjusted downward to reflect certain assets held by CF Mutual Holding Company.

We intend to retain between $3.8 million and $5.4 million of the net proceeds of the offering and to invest between $4.7 million and $6.5 million of the net proceeds in Cincinnati Federal. The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion.

The plan of conversion provides that we will offer shares of common stock for sale in the subscription offering to eligible account holders, our tax-qualified employee benefit plans, including our employee stock ownership plan, supplemental account holders, and other members (qualifying depositors and certain borrowers). In addition, we may offer common stock for sale in a community offering to members of the general public, with a preference given in the following order:

(i)	Natural persons (including trusts of natural persons) residing in the Ohio counties of Butler, Clermont, Hamilton and Warren, the Indiana county of Dearborn, and the Kentucky counties of Boone, Campbell and Kenton; and

(ii)	Cincinnati Bancorp’s public stockholders at the close of business on , 2019.

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering may begin concurrently with, during or after the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Federal Reserve Board. See “—Community Offering.”

We also may offer for sale shares of common stock not purchased in the subscription or community offerings in a syndicated community offering in which KBW will be sole manager. See “—Syndicated Community Offering.”

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation appraisal of the estimated pro forma market value of Cincinnati Bancorp, Inc. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock. The independent valuation will be updated and the final number of shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the conversion and offering and is qualified in its entirety by reference to the provisions of the plan of conversion. A copy of the plan of conversion is available for inspection at each office of Cincinnati Federal. The plan of conversion is also filed as an exhibit to CF Mutual Holding Company’s application for conversion, of which this prospectus is a part, copies of which may be obtained from the Federal Reserve Board. The plan of conversion is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this prospectus is a part. Copies of the registration statement may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website (www.sec.gov). See “Where You Can Find Additional Information.”

Reasons for the Conversion

Our primary reasons for converting and undertaking the stock offering are to:

•	Support our planned growth and strengthen our regulatory capital position with the additional capital we will raise in the stock offering. While Cincinnati Federal exceeds all regulatory capital requirements, the proceeds from the offering will significantly augment our capital position and enable us to support our planned growth by increasing our regulatory loans-to-one borrower limit. The augmented capital will be essential to the continued implementation of our business strategy.

•	Transition our organization to a stock holding company structure, which gives us greater flexibility to access the capital markets compared to our existing mutual holding company structure. The stock holding company structure is a more flexible form of organization that will give us greater flexibility to access the capital markets through possible future equity and debt offerings, although we have no current plans, agreements or understandings regarding any additional securities offerings.

•	Improve the liquidity of our shares of common stock. The larger number of shares that will be outstanding after completion of the conversion and offering is expected to result in a more liquid and active market for Cincinnati Bancorp, Inc. common stock. A more liquid and active market will make it easier for our stockholders to buy and sell our common stock and will give us greater flexibility in implementing capital management strategies.

•	Facilitate our stock holding company’s ability to pay dividends to our public stockholders. Current regulations of the Federal Reserve Board substantially restrict the ability of recently formed mutual holding companies, such as CF Mutual Holding Company, to waive dividends declared by their subsidiaries. Accordingly, because any dividends declared and paid by Cincinnati Bancorp would have to be paid to CF Mutual Holding Company along with all other stockholders, the amount of dividends available for all other stockholders will be less than if CF Mutual Holding Company were to waive the receipt of dividends. The conversion will eliminate our mutual holding company structure and will facilitate our ability to pay dividends to all stockholders of Cincinnati Bancorp, Inc., subject to legal, regulatory and financial considerations applicable to all financial institutions. See “Our Dividend Policy.”

•	Facilitate future mergers and acquisitions. Although we do not currently have any understandings or agreements regarding any specific acquisition transaction, the stock holding company structure will give us greater flexibility to structure, and make us a more attractive and competitive bidder for, mergers and acquisitions of other financial institutions or business lines as opportunities arise. The additional capital raised in the offering also will enable us to consider larger merger transactions. Although we intend to remain an independent financial institution, the stock holding company structure may make us a more attractive acquisition candidate for other institutions. Applicable regulations prohibit the acquisition of Cincinnati Bancorp, Inc. for three years following completion of the conversion, and also prohibit anyone from acquiring or offering to acquire more than 10% of our stock without regulatory approval.

Approvals Required

The affirmative vote of a majority of the total votes eligible to be cast by the members of CF Mutual Holding Company (i.e., depositors of Cincinnati Federal, eligible borrowers of Cincinnati Federal and eligible borrowers of the former Kentucky Federal Savings and Loan Association) is required to approve the plan of conversion. By their approval of the plan of conversion, the members of CF Mutual Holding Company will also be approving the merger of CF Mutual Holding Company with and into Cincinnati Bancorp. The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of Cincinnati Bancorp and the affirmative vote of the holders of a majority of the outstanding shares of common stock of Cincinnati Bancorp held by the public stockholders of Cincinnati Bancorp (i.e., all stockholders other than CF Mutual Holding Company) also are required to approve the plan of conversion. We have filed applications with the Federal Reserve Board with respect to the conversion and with respect to Cincinnati Bancorp, Inc. becoming the holding company for Cincinnati Federal. The approval of the Federal Reserve Board is required before we can consummate the conversion and issue shares of common stock. The Office of the Comptroller of the Currency must also approve an amendment to Cincinnati Federal’s charter to establish a liquidation account. The approval of the Office of the Comptroller of the Currency is required before we can consummate the conversion and issue shares of common stock.

Share Exchange Ratio for Current Stockholders

At the completion of the conversion, each publicly held share of Cincinnati Bancorp common stock will be converted automatically into the right to receive a number of shares of Cincinnati Bancorp, Inc. common stock. The number of shares of common stock will be determined pursuant to the exchange ratio, which ensures that the public stockholders will own the same percentage of common stock in Cincinnati Bancorp, Inc. after the conversion as they held in Cincinnati Bancorp immediately before the conversion, exclusive of their purchase of additional shares of common stock in the offering and their receipt of cash in lieu of fractional exchange shares, and adjusted downward to reflect certain assets held by CF Mutual Holding Company. The exchange ratio will not depend on the market value of Cincinnati Bancorp common stock. The exchange ratio will be based on the percentage of Cincinnati Bancorp common stock held by the public, the independent valuation of Cincinnati Bancorp, Inc. prepared by Keller & Company, Inc., and the number of shares of common stock issued in the offering. The exchange ratio is expected to range from approximately 1.0528 shares for each publicly held share of Cincinnati Bancorp at the minimum of the offering range to 1.6381 shares for each publicly held share of Cincinnati Bancorp at the adjusted maximum of the offering range.

The following table shows how the exchange ratio will adjust, based on the appraised value of Cincinnati Bancorp, Inc. as of August 12, 2019, assuming public stockholders of Cincinnati Bancorp own 55.5% of the outstanding shares of Cincinnati Bancorp common stock and CF Mutual Holding Company has cash of $50,000 immediately before the completion of the conversion. The table also shows how many shares of Cincinnati Bancorp, Inc. a hypothetical owner of Cincinnati Bancorp common stock would receive in the exchange for 100 shares of common stock owned at the completion of the conversion, depending on the number of shares issued in the offering.

	Shares to be Sold in This Offering		Shares of Cincinnati Bancorp, Inc. to be Issued for Shares of Cincinnati Bancorp		Total Shares of Common Stock to be Issued in Exchange and	Exchange	Equivalent Value of Shares Based Upon Offering	Equivalent Pro Forma Tangible Book Value Per Exchanged	Whole Shares to be Received for 100 Existing
	Amount	Percent	Amount	Percent	Offering	Ratio	Price (1)	Share (2)	Shares (3)
Minimum	1,062,394	55.5	850,106	44.5	1,912,500	1.0528	$10.53	$16.32	105
Midpoint	1,249,875	55.5	1,000,125	44.5	2,250,000	1.2386	12.39	14.60	123
Maximum	1,437,356	55.5	1,150,144	44.5	2,587,500	1.4244	14.24	13.33	142
Adjusted Maximum	1,652,960	55.5	1,322,665	44.5	2,975,625	1.6381	16.38	12.24	163

(1)	Represents the value of shares of Cincinnati Bancorp, Inc. common stock to be received in the conversion by a holder of one share of Cincinnati Bancorp, pursuant to the exchange ratio, based upon the $10.00 per share offering price.
(2)	Represents the pro forma tangible book value per share at each level of the offering range multiplied by the respective exchange ratio. At August 12, 2019, Cincinnati Bancorp’s tangible book value per share was $12.83.
(3)	Cash will be paid in lieu of fractional shares.

Options to purchase shares of Cincinnati Bancorp common stock that are outstanding immediately before the completion of the conversion will be converted into options to purchase shares of Cincinnati Bancorp, Inc. common stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the exchange ratio. The aggregate exercise price, term and vesting period of the options will remain unchanged.

Effects of Conversion

Continuity. The conversion will not affect the normal business of Cincinnati Federal of accepting deposits and making loans. Cincinnati Federal will continue to be a federally-chartered savings bank and will continue to be regulated by the Office of the Comptroller of the Currency. After the conversion, Cincinnati Federal will continue to offer existing services to depositors, borrowers and other customers. The directors of Cincinnati Bancorp serving at the time of the conversion will be the directors of Cincinnati Bancorp, Inc. upon the completion of the conversion.

Effect on Deposit Accounts. Pursuant to the plan of conversion, each depositor of Cincinnati Federal at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

Effect on Loans. No loan outstanding from Cincinnati Federal will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed before the conversion.

Effect on Voting Rights of Depositors and Borrowers. Depositors and certain borrowers of Cincinnati Federal are members of, and have voting rights in, CF Mutual Holding Company, as to all matters requiring a vote of members. Upon completion of the conversion, depositors and borrowers will no longer have voting rights. All voting rights in Cincinnati Federal will be vested in Cincinnati Bancorp, Inc. as the sole stockholder of Cincinnati Federal. The stockholders of Cincinnati Bancorp, Inc. will possess exclusive voting rights with respect to Cincinnati Bancorp, Inc. common stock.

Tax Effects. We have received an opinion of counsel with regard to the federal income tax consequences of the conversion and an opinion of our tax advisor with regard to the Ohio income tax consequences of the conversion to the effect that the conversion will not be a taxable transaction for federal or state income tax purposes to CF Mutual Holding Company, Cincinnati Bancorp, Cincinnati Federal, the public stockholders of Cincinnati Bancorp (except for cash paid for fractional shares), eligible account holders, supplemental eligible account holders, or other members. See “—Material Income Tax Consequences.”

Effect on Liquidation Rights. Each depositor in Cincinnati Federal has both a deposit account in Cincinnati Federal and a pro rata ownership interest in the net worth of CF Mutual Holding Company based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This ownership interest may only be realized in the event of a complete liquidation of CF Mutual Holding Company and Cincinnati Federal; however, there has never been a liquidation of a solvent mutual holding company. Any depositor who opens a deposit account receives a pro rata ownership interest in CF Mutual Holding Company without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the deposit account but nothing for his or her ownership interest in the net worth of CF Mutual Holding Company, which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a stock depository institution that is a subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which would be realizable only in the unlikely event that CF Mutual Holding Company and Cincinnati Federal are liquidated completely. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of CF Mutual Holding Company after other claims, including claims of depositors to the amounts of their deposits, are paid.

Under the plan of conversion, Eligible Account Holders (as defined below) and Supplemental Eligible Account Holders (as defined below) will receive an interest in liquidation accounts maintained by Cincinnati Bancorp, Inc. and Cincinnati Federal in an aggregate amount equal to (i) CF Mutual Holding Company’s ownership interest in Cincinnati Bancorp’s total stockholders’ equity as of the date of the latest statement of financial condition included in this prospectus, plus (ii) the value of the net assets of CF Mutual Holding Company as of the date of the latest statement of financial condition of CF Mutual Holding Company before the consummation of the conversion (excluding its ownership of Cincinnati Bancorp). Cincinnati Bancorp, Inc. and Cincinnati Federal will hold the liquidation accounts for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposits in Cincinnati Federal after the conversion. The liquidation accounts are intended to preserve for Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with Cincinnati Federal a liquidation interest in the residual net worth, if any, of Cincinnati Bancorp, Inc. or Cincinnati Federal (after the payment of all creditors, including depositors to the full extent of their deposit accounts) in the event of a liquidation of (a) Cincinnati Bancorp, Inc. and Cincinnati Federal or (b) Cincinnati Federal. See “—Liquidation Rights.”

Stock Pricing and Number of Shares to be Issued

The plan of conversion and applicable regulations require that the aggregate purchase price of the common stock sold in the offering must be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. We have retained Keller & Company, Inc. to prepare an independent valuation appraisal. For its services in preparing the initial valuation and valuation updates, Keller & Company, Inc. will receive a fee of $37,000, as well as payment for reimbursable expenses. We have paid Keller & Company, Inc. no fees during the previous three years. We have agreed to indemnify Keller & Company, Inc. and its employees and affiliates for certain costs and expenses in connection with claims or litigation relating to the appraisal and arising out of any misstatement or untrue statement of a material fact in information supplied to Keller & Company, Inc. by us or by an intentional omission by us to state a material fact in the information provided, except where Keller & Company, Inc. has been negligent or at fault.

The independent valuation was prepared by Keller & Company, Inc. in reliance upon the information contained in this prospectus, including the consolidated financial statements of Cincinnati Bancorp. Keller & Company, Inc. also considered the following factors, among others:

•	the present results and financial condition of Cincinnati Bancorp and the projected results and financial condition of Cincinnati Bancorp, Inc.;

•	the economic and demographic conditions in Cincinnati Bancorp’s existing market area;

•	certain historical, financial and other information relating to Cincinnati Bancorp;

•	a comparative evaluation of the operating and financial characteristics of Cincinnati Bancorp with those of other publicly traded savings institutions;

•	the effect of the conversion and offering on Cincinnati Bancorp, Inc.’s stockholders’ equity and earnings potential;

•	the proposed dividend policy of Cincinnati Bancorp, Inc.; and

•	the trading market for securities of comparable institutions and general conditions in the market for such securities.

The independent valuation is also based on an analysis of a peer group of publicly traded savings and loan and bank holding companies that Keller & Company, Inc. considered comparable to Cincinnati Bancorp, Inc. under regulatory guidelines applicable to the independent valuation. Under these guidelines, a minimum of ten peer group companies are selected from the universe of all publicly traded financial institutions with relatively comparable resources, strategies and financial and other operating characteristics. Such companies must also be traded on a securities exchange (such as Nasdaq or the New York Stock Exchange). The peer group companies selected for Cincinnati Bancorp, Inc. also consisted of fully-converted stock institutions that were not subject to an actual or rumored acquisition and that had been publicly traded for at least one year. In addition, Keller & Company, Inc. limited the peer group to companies with assets of less than $1.3 billion, to companies located in the Midwest, Northeast, Mid-Atlantic and Southeast regions of the United States, to companies with an equity to assets ratio of at least 8.0% but not more than 16.0%, and to companies with a core return on average assets of less than 1.15%.

The independent valuation appraisal considered the pro forma effect of the offering. Consistent with federal appraisal guidelines, the appraisal applied three primary methodologies: (i) the pro forma price-to-book value approach applied to both reported book value and tangible book value; (ii) the pro forma price-to-earnings approach applied to reported and core earnings; and (iii) the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based on the current market valuations of the peer group companies. Keller & Company, Inc. placed the greatest emphasis on the price-to-earnings and price-to-book approaches in estimating pro forma market value. Keller & Company, Inc. did not consider a pro forma price-to-assets approach to be meaningful in preparing the appraisal, as this approach is more meaningful when a company has low equity or earnings. The price-to-assets approach is less meaningful for a company like us, as we have equity in excess of regulatory capital requirements and positive reported and core earnings.

In applying each of the valuation methods, Keller & Company, Inc. considered adjustments to the pro forma market value based on a comparison of Cincinnati Bancorp, Inc. with the peer group. Keller & Company, Inc. made downward adjustments for earnings, stock liquidity, dividends, market area, subscription interest, and marketability of the issue; made no upward adjustments; and made no adjustments for financial condition, management, and balance sheet growth.

Included in Keller & Company, Inc.’s independent valuation were certain assumptions as to the pro forma earnings of Cincinnati Bancorp, Inc. after the conversion that were used in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return of 1.31% on the net offering proceeds and purchases in the open market of 4% of the common stock issued in the offering by the stock-based benefit plan at the $10.00 per share purchase price. See “Pro Forma Data” for additional information concerning assumptions included in the independent valuation and used in preparing pro forma data. The use of different assumptions may yield different results.

The independent valuation states that as of August 12, 2019, the estimated pro forma market value of Cincinnati Bancorp, Inc. was $22.5 million. Based on federal regulations, this market value forms the midpoint of a range with a minimum of $19.1 million and a maximum of $25.9 million. The aggregate offering price of the shares will be equal to the valuation range multiplied by the percentage of Cincinnati Bancorp common stock owned by CF Mutual Holding Company. The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range, the percentage of Cincinnati Bancorp common stock owned by CF Mutual Holding Company, certain assets held by CF Mutual Holding Company and the $10.00 price per share, the minimum of the offering range is 1,062,394 shares, the midpoint of the offering range is 1,249,875 shares and the maximum of the offering range is 1,437,356 shares.

The board of directors of Cincinnati Bancorp, Inc. reviewed the independent valuation and, in particular, considered the following:

•	Cincinnati Bancorp’s financial condition and results of operations;

•	a comparison of financial performance ratios of Cincinnati Bancorp to those of other financial institutions of similar size;

•	market conditions generally and in particular for financial institutions; and

•	the historical trading price of the publicly held shares of Cincinnati Bancorp common stock.

All of these factors are set forth in the independent valuation. The board of directors also reviewed the methodology and the assumptions used by Keller & Company, Inc. in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended, with the approval of the Federal Reserve Board, as a result of subsequent developments in the financial condition of Cincinnati Bancorp or Cincinnati Federal or market conditions generally. If the independent valuation is updated to amend the pro forma market value of Cincinnati Bancorp, Inc. to less than $19.1 million or more than $29.8 million, the appraisal will be filed with the Securities and Exchange Commission by means of a post-effective amendment to Cincinnati Bancorp, Inc.’s registration statement.

The following table presents a summary of selected pricing ratios for Cincinnati Bancorp, Inc. (on a pro forma basis) at and for the twelve months ended June 30, 2019, and for the peer group companies based on earnings and other information at and for the twelve months ended March 31, 2019, with stock prices at August 12, 2019, as reflected in the appraisal report. Compared to the average pricing of the peer group, and based upon the information in the following table, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 36.67% on a price-to-book value basis, a discount of 39.21% on a price-to-tangible book value basis and a premium of 64.25% on a price-to-earnings basis. Our board of directors, in reviewing and approving the appraisal, considered the range of price-to-earnings multiples and the range of price-to-book value and price-to-tangible book value ratios at the different amounts of shares to be sold in the offering. The appraisal did not consider one valuation approach to be more important than the other. The estimated appraised value and the resulting premium/discount took into consideration the potential financial effect of the conversion and offering as well as the trading price of Cincinnati Bancorp’s common stock. The closing price of the common stock was $14.75 per share on July 19, 2019, the last trading day immediately preceding the announcement of the conversion, and $16.00 per share on August 12, 2019, the effective date of the appraisal.

	Price-to-earnings multiple (1)		Price-to-book value ratio	Price-to-tangible book value ratio
Cincinnati Bancorp, Inc. (on a pro forma basis, assuming completion of the conversion)
Adjusted Maximum	53.82	x	81.23%	81.70%
Maximum	46.26	x	74.52%	75.02%
Midpoint	39.83	x	68.03%	68.49%
Minimum	33.53	x	60.83%	61.27%

Valuation of peer group companies, all of which are fully converted (on an historical basis)
Averages	24.25	x	107.47%	112.71%
Medians	13.75	x	108.52%	112.39%

(1)	Price-to-earnings multiples calculated by Keller & Company, Inc. in the independent appraisal are based on an estimate of “core” or recurring earnings. These ratios are different than those presented in “Pro Forma Data.”

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our shares of common stock. Keller & Company, Inc. did not independently verify our consolidated financial statements and other information that we provided to them, nor did Keller & Company, Inc. independently value our assets or liabilities. The independent valuation considers Cincinnati Federal as a going concern and should not be considered as an indication of the liquidation value of Cincinnati Federal. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above $10.00 per share.

Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15%, or up to $29.8 million, without resoliciting subscribers, which will result in a corresponding increase of up to 15% in the maximum of the offering range to up to 1,652,960 shares, to reflect changes in the market and financial conditions or demand for the shares. We will not decrease the minimum of the valuation range and the minimum of the offering range without a resolicitation of subscribers. The subscription price of $10.00 per share will remain fixed. See “—Additional Limitations on Common Stock Purchases” as to the method of distribution of additional shares to be issued in the event of an increase in the offering range of up to 1,652,960 shares.

If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $29.8 million and a corresponding increase in the offering range to more than 1,652,960 shares, or a decrease in the minimum of the valuation range to less than $19.1 million and a corresponding decrease in the offering range to fewer than 1,062,394 shares, then we will promptly return, with interest at 0.15% per annum, all funds previously delivered to us to purchase shares of common stock in the subscription and community offerings and cancel deposit account withdrawal authorizations and, after consulting with the Federal Reserve Board, we may terminate the plan of conversion. Alternatively, we may establish a new offering range, extend the offering period and commence a resolicitation of purchasers or take other actions as permitted by the Federal Reserve Board to complete the offering. If we extend the offering and conduct a resolicitation due to a change in the independent valuation, we will notify subscribers of the extension of time and of the rights of subscribers to place a new stock order for a specified period of time. Any single offering extension will not exceed 90 days; aggregate extensions may not conclude beyond _____________, 2021, which is two years after the special meeting of members to approve the plan of conversion.

An increase in the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest and Cincinnati Bancorp, Inc.’s pro forma earnings and stockholders’ equity on a per share basis while increasing stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber’s ownership interest and Cincinnati Bancorp, Inc.’s pro forma earnings and stockholders’ equity on a per share basis, while decreasing stockholders’ equity on an aggregate basis.

Copies of the independent valuation appraisal report of Keller & Company, Inc. and the detailed memorandum setting forth the method and assumptions used in the appraisal report are filed as exhibits to the documents specified under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

In accordance with the plan of conversion, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and on the purchase and ownership limitations set forth in the plan of conversion and as described below under “—Additional Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Each depositor of Cincinnati Federal with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) at the close of business on June 30, 2018 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase, subject to the overall purchase limitations, up to the greater of $200,000 (20,000 shares) of our common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the product of the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Eligible Account Holders. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, any remaining unallocated shares will be allocated to each remaining Eligible Account Holder whose subscription remains unfilled in same the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of our shares of common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she has an ownership interest on June 30, 2018. In the event of an oversubscription, failure to list all accounts could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also directors or executive officers of Cincinnati Bancorp or who are associates of such persons will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to their increased deposits in the 12 months preceding June 30, 2018.

Priority 2: Tax-Qualified Plans. Our tax-qualified employee plans, including Cincinnati Federal’s employee stock ownership plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering, although our employee stock ownership plan intends to purchase 8% of the shares of common stock sold in the offering. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan may instead elect to purchase shares in the open market following the completion of the conversion, subject to the approval of the Federal Reserve Board.

Priority 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and by our tax-qualified employee stock benefit plans, each depositor of Cincinnati Federal with a Qualifying Deposit at the close of business on September 30, 2019, who is not an Eligible Account Holder (“Supplemental Eligible Account Holder”), will receive, without payment therefor, nontransferable subscription rights to purchase up to $200,000 (20,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, any remaining shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which he or she has an ownership interest at September 30, 2019. In the event of an oversubscription, failure to list all accounts could result in fewer shares being allocated than if all accounts had been disclosed.

Priority 4: Other Members. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, by our tax-qualified employee stock benefit plans and by Supplemental Eligible Account Holders, (i) each depositor of Cincinnati Federal at the close of business on ________, 2019 who is not an Eligible Account Holder or Supplemental Eligible Account Holder, (ii) each borrower of Cincinnati Federal at the close of business on January 21, 2015 and borrower of the former Kentucky Federal Savings and Loan Association at the close of business on October 12, 2018 whose borrowings, in each case, remained outstanding at __________, 2019 who is not an Eligible Account Holder or Supplemental Eligible Account Holder (collectively, “Other Members”) will receive, without payment therefor, nontransferable subscription rights to purchase up to $200,000 (20,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Other Member to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, any remaining shares will be allocated in the proportion that the amount of the subscription of each Other Member bears to the total amount of the subscriptions of all Other Members whose subscriptions remain unsatisfied.

To ensure proper allocation of common stock, each Other Member Account Holder must list on the stock order form all deposit and applicable loan accounts in which he or she has an ownership interest at _______, 2019. In the event of an oversubscription, failure to list all accounts could result in fewer shares being allocated than if all accounts had been disclosed.

Expiration Date. The subscription offering will expire at 2:00 p.m., Eastern time, on __________, 2019, unless extended by us for up to 45 days or such additional periods with the approval of the Federal Reserve Board, if necessary. Subscription rights will expire whether or not each eligible account holder can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint, maximum or adjusted maximum of the offering range. Subscription rights which have not been exercised before the expiration date will become void.

We will not execute orders until at least the minimum number of shares of common stock has been sold in the offering. If at least 1,062,394 shares have not been sold in the offering by ___________, 2020 and the Federal Reserve Board has not consented to an extension, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly, with interest at 0.15% per annum, for funds received in the subscription and community offerings, and all deposit account withdrawal authorizations will be canceled. If the Federal Reserve Board grants an extension beyond __________, 2020, we will resolicit purchasers in the offering as described under “—Procedure for Purchasing Shares in the Subscription and Community Offerings—Expiration Date.”

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, our tax-qualified employee stock benefit plans, Supplemental Eligible Account Holder and Other Members, we may offer shares pursuant to the plan of conversion to members of the general public in a community offering. Shares would be offered in the community offering with the following preferences:

(i)	Natural persons (including trusts of natural persons) residing in the Ohio counties of Butler, Clermont, Hamilton and Warren, the Indiana county of Dearborn, and the Kentucky counties of Boone, Campbell and Kenton;

(ii)	Cincinnati Bancorp’s public stockholders at the close of business on ___________, 2019; and

(iii)	Other members of the general public.

Subscribers in the community offering may purchase up to $200,000 (20,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

If we do not have sufficient shares of common stock available to fill the orders of natural persons residing in the Ohio counties of Butler, Clermont, Hamilton and Warren, the Indiana county of Dearborn, and the Kentucky counties of Boone, Campbell and Kenton, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among natural persons (including trusts of natural persons) residing in those counties whose orders remain unsatisfied on an equal number of shares basis per order. If an oversubscription occurs due to the orders of public stockholders of Cincinnati Bancorp or members of the general public, the allocation procedures described above will apply to the orders of such persons. In connection with the allocation process, orders received for shares of common stock in the community offering will first be filled up to a maximum of 2% of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.

The term “residing” or “resident” as used in this prospectus with respect to the community means any person who occupies a dwelling within the local community, has a present intent to remain within the local community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the local community together with an indication that such presence within the local community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to determine whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

Expiration Date. The community offering may begin concurrently with, during or promptly after the subscription offering, and is currently expected to terminate at the same time as the subscription offering, and must terminate no more than 45 days following the subscription offering, unless extended. We may decide to extend the community offering for any reason and we are not required to give purchasers notice of any such extension unless such period extends beyond _____________, 2020, in which case we will resolicit purchasers.

Syndicated Community Offering

If feasible, our board of directors may decide to offer for sale shares of common stock not subscribed for or purchased in the subscription and community offerings in a syndicated community offering, subject to such terms, conditions and procedures as we may determine, in a manner that will achieve a wide distribution of our shares of common stock.

If a syndicated community offering is held, KBW will serve as sole manager. In such capacity, KBW may form a syndicate of other brokers-dealers who are member firms of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Neither KBW nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, KBW has agreed to use its best efforts in the sale of shares in any syndicated community offering. We have not selected any particular broker-dealers to participate in a syndicated community offering and will not do so until before the commencement of the syndicated community offering. The shares of common stock will be sold at the same price per share ($10.00 per share) that the shares are sold in the subscription offering and the community offering.

If there is a syndicated community offering, it is currently expected that investors would follow the same general procedures applicable to purchasing shares in the subscription and community offerings (the use of stock order forms and the submission of funds directly to Cincinnati Bancorp, Inc. for the payment of the purchase price of the shares ordered) except that payment must be in immediately available funds (bank checks, money orders, deposit account withdrawals from accounts at Cincinnati Federal or wire transfers). See “—Procedure for Purchasing Shares in the Subscription and Community Offerings.” “Sweep” arrangements and delivery versus payment settlement will only be used in a syndicated community offering to the extent consistent with Rules 10b-9 and 15c2-4 of the Securities Exchange Act of 1934, as amended, and then-existing guidance and interpretations thereof of the Securities and Exchange Commission regarding the conduct of “min/max” offerings.

A syndicated community offering must terminate no more than 45 days following the expiration of the subscription offering, unless extended with the approval of the Federal Reserve Board, if necessary.

If for any reason we cannot effect a syndicated community offering of shares of common stock not purchased in the subscription and community offerings, or if there are an insignificant number of shares remaining unsold after such offerings, we will try to make other arrangements for the sale of unsubscribed shares. The Federal Reserve Board and the Financial Industry Regulatory Authority must approve any such arrangements.

Additional Limitations on Common Stock Purchases

The plan of conversion includes the following additional limitations on the number of shares of common stock that may be purchased in the offering:

(i)	No person may purchase fewer than 25 shares of common stock, to the extent those shares are available for purchase;

(ii)	Tax-qualified employee benefit plans, including our employee stock ownership plan, may purchase in the aggregate up to 10% of the shares of common stock issued in the offering, including shares issued if the offering range is increased by up to 15%;

(iii)	Except for the employee stock ownership plan, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than $600,000 (60,000 shares) of common stock in all categories of the offering combined;

(iv)	The number of shares of common stock that an existing Cincinnati Bancorp public stockholder may purchase in the offering, together with associates or persons acting in concert with such stockholder, when combined with the shares that the stockholder and his or her associates will receive in exchange for existing Cincinnati Bancorp common stock, may not exceed 9.9% of the shares of common stock of Cincinnati Bancorp, Inc. to be issued and outstanding at the completion of the conversion and offering; and

(v)	The maximum number of shares of common stock that may be purchased in all categories of the offering by executive officers and directors of Cincinnati Federal and their associates, in the aggregate, when combined with shares of common stock of Cincinnati Bancorp, Inc. issued in exchange for existing shares of Cincinnati Bancorp, may not exceed 31% of the total shares issued in the conversion.

Depending upon market or financial conditions, our board of directors, with regulatory approval and without further approval of members of CF Mutual Holding Company and stockholders of Cincinnati Bancorp, may decrease or increase the purchase limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount of shares of common stock and who indicated on their stock order forms a desire to be resolicited in the event of an increase will be given the opportunity to increase their orders up to the then applicable limit, and other large subscribers may be given the opportunity to increase their orders up to the then applicable limit. The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by persons who choose to increase their orders. If the maximum purchase limitation is increased to 5% of the shares sold in the offering, such limitation may be further increased to 9.99%, provided that orders for shares of common stock exceeding 5% of the shares sold in the offering may not exceed in the aggregate 10% of the total shares sold in the offering.

If the offering range is increased to up to 1,652,960 shares of common stock, shares will be allocated in the following order of priority in accordance with the plan of conversion:

(i)	to fill the subscriptions of our tax-qualified employee benefit plans, specifically our employee stock ownership plan, for up to 10% of the total number of shares of common stock issued in the offering;

(ii)	if there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Member levels, to fill unfilled subscriptions of these subscribers according to their respective priorities; and

(iii)	to fill unfilled subscriptions in the community offering, with preference given first to natural persons (including trusts of natural persons) residing in the Ohio counties of Butler, Clermont, Hamilton and Warren, the Indiana county of Dearborn, and the Kentucky counties of Boone, Campbell and Kenton, then to Cincinnati Bancorp’s public stockholders at the close of business on __________, 2019, and then to members of the general public.

The term “associate” of a person means:

(i)	any corporation or organization (other than Cincinnati Federal, Cincinnati Bancorp, Inc., Cincinnati Bancorp or CF Mutual Holding Company or a majority-owned subsidiary of any of those entities) of which the person is a senior officer, partner or, directly or indirectly, 10% beneficial stockholder;

(ii)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and

(iii)	any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of Cincinnati Bancorp or Cincinnati Federal.

The term “acting in concert” means:

(i)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(ii)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.” We may presume that certain persons are acting in concert based upon, among other things, joint account relationships or the fact that persons share a common address (whether or not related by blood or marriage) or may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to Cincinnati Bancorp or other companies. Our directors are not treated as associates of each other solely because of their membership on the board of directors.

Common stock purchased in the offering will be freely transferable except for shares purchased by directors and certain officers of Cincinnati Bancorp, Inc. or Cincinnati Federal and except as described below. Any purchases made by any associate of Cincinnati Bancorp, Inc. or Cincinnati Federal for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under Financial Industry Regulatory Authority guidelines, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of our shares of common stock at the time of conversion and thereafter, see “—Certain Restrictions on Purchase or Transfer of Our Shares after Conversion” and “Restrictions on Acquisition of Cincinnati Bancorp, Inc.”

Plan of Distribution; Selling Agent and Underwriter Compensation

Subscription and Community Offerings. To assist in the marketing of our shares of common stock in the subscription and community offerings, we have retained KBW, which is a broker-dealer registered with the Financial Industry Regulatory Authority. KBW will assist us on a best efforts basis in the subscription and community offerings by:

•	advising us on the financial and securities market implications of the conversion and the plan of conversion;

•	assisting us in structuring and marketing the offering;

•	reviewing all offering documents, including the prospectus, stock order forms and marketing materials (it being understood that the preparation and filing of any and all such documents will be our responsibility and that of our counsel);

•	assisting us in scheduling and preparing meetings with potential investors and broker-dealers, if necessary;

•	assisting us in analyzing proposals from outside vendors in connection with the offering, as needed;

•	assisting us in the drafting and distribution of press releases as required or appropriate in connection with the offering;

•	meeting with our board of directors and/or our management to discuss any of the above services; and

•	providing such other financial advisory and investment banking services as may be reasonably necessary to promote the successful completion of the offering.

For these services, KBW has received a non-refundable management fee of $25,000 and will receive at the closing of the offering a success fee of $250,000 for the shares of common stock sold in the offering. The management fee, to the extent actually paid at or before closing, will be credited against the success fee. In addition, if KBW is required or requested to provide significant services as a result of a resolicitation of subscribers, KBW will be entitled to additional compensation for such services, not to exceed $25,000.

Syndicated Community Offering. If shares of common stock are sold in a syndicated community offering, we will pay a fee of up to 6.0% of the aggregate dollar amount of common stock sold in the syndicated community offering to KBW and any other broker-dealers included in the syndicated community offering. The success fee to be paid to KBW for its services in the subscription and community offerings will be credited against any fee payable for services in the syndicated community offering.

Expenses. KBW also will be reimbursed for reasonable out-of-pocket expenses, not to exceed $25,000, and fees and expenses of its legal counsel not to exceed $75,000. These expenses may be increased by additional amounts not to exceed $10,000 and $15,000, respectively, if unusual circumstances arise or a delay or resolicitation occurs, including a delay in the offering that would require an update to the financial information included in this prospectus. In no event shall out-of-pocket expenses, including fees and expenses of legal counsel, exceed $125,000. If the plan of conversion is terminated or if KBW’s engagement is terminated in accordance with the provisions of the agency agreement, KBW will receive reimbursement of its reasonable out-of-pocket expenses. KBW shall have earned in full, and be entitled to be paid in full, all fees then due and payable at such date of termination. We have separately agreed to pay KBW up to $40,000 in fees and expenses for serving as records management agent, as described below.

Records Management

We have also engaged KBW as conversion and records management agent in connection with the conversion and the subscription and community offerings. In its role as conversion and records management agent, KBW will assist us in the offering by:

•	reviewing our deposit and loan accounts and create a master file of CF Mutual Holding Company’s members (i.e., depositors of Cincinnati Federal, certain borrowers of Cincinnati Federal and certain borrowers of the former Kentucky Federal Savings and Loan Association) as of the key record dates;

•	assisting us in designing and preparing proxy forms and stock order forms;

•	tabulating proxies from members;

•	acting as or supporting the inspector of election at CF Mutual Holding Company’s special meeting of members and Cincinnati Bancorp’s special meeting of stockholders;

•	operating and managing the Stock Information Center; and

•	processing stock order forms.

KBW will receive fees of $25,000 for these services, of which $10,000 has been paid as of the date of this prospectus. These fees can be increased by up to $10,000 if changes in regulations or in the plan of conversion, or delays requiring duplicate or replacement processing. KBW will also be reimbursed for its reasonable out-of-pocket expenses not to exceed $5,000.

Indemnity

We will indemnify KBW against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as well as certain other claims and litigation arising out of KBW’s engagement with respect to the conversion.

Solicitation of Offers by Officers and Directors

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock in the subscription and community offerings. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of Cincinnati Federal may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of KBW. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

Procedure for Purchasing Shares in the Subscription and Community Offerings

Expiration Date. The subscription and community offerings will expire at 2:00 p.m., Eastern time, on __________, 2019, unless we extend one or both for up to 45 days, with the approval of Federal Reserve Board, if required. This extension may be approved by us, in our sole discretion, without notice to purchasers in the offering. Any extension of the subscription and/or community offering beyond __________, 2020 would require the Federal Reserve Board’s approval. If the offering is so extended, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will promptly return your funds, with interest at 0.15% per annum, or cancel your deposit account withdrawal authorization. If the offering range is decreased below the minimum of the offering range or is increased above the adjusted maximum of the offering range, all subscribers’ stock orders will be cancelled, their deposit account withdrawal authorizations will be cancelled, and funds submitted to us will be returned promptly, with interest at 0.15% per annum, for funds received in the subscription and community offerings. We will then resolicit the subscribers, giving them an opportunity to place a new stock order for a period of time.

To ensure each purchaser receives a prospectus at least 48 hours before the _______, 2019 expiration date of the offering, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days before the expiration date or hand delivered any later than two days before the expiration date. Execution of a stock order form will confirm receipt of delivery in accordance with Rule 15c2-8. Stock order forms will be distributed only with a prospectus.

We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at 0.15% per annum, from the date of receipt as described above.

Use of Order Forms in the Subscription and Community Offerings. To purchase shares of common stock in the subscription and community offerings, you must properly complete an original stock order form and remit full payment. We are not required to accept orders submitted on photocopied or facsimiled stock order forms. All stock order forms must be received (not postmarked) on or before 2:00 p.m., Eastern time, on _________, 2019. We are not required to accept stock order forms that are not received by that time, are not signed or are otherwise executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed stock order forms, and we have the right to waive or permit the correction of incomplete or improperly executed stock order forms. We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects. You may submit your stock order form and payment by mail using the stock order reply envelope provided or by overnight delivery to the address listed on the stock order form. You may also hand-deliver stock order forms to Cincinnati Federal’s main office, located at 6581 Harrison Avenue, Cincinnati, Ohio, which is open between 9:00 a.m. and 5:00 p.m., Eastern time, Monday through Friday. Hand-delivered stock order forms will be accepted only at this location. We will not accept stock order forms at our other offices. Do not mail stock order forms to Cincinnati Federal.

Once tendered, an order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time before completion of the offering. If you are ordering shares in the offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Cincinnati Federal, the Federal Deposit Insurance Corporation or the federal government, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Payment for Shares. Payment for all shares of common stock must accompany all completed order forms for the purchase to be valid. Payment for shares in the subscription and community offerings may be made by:

(i)	personal check, bank check or money order, made payable to Cincinnati Bancorp, Inc. – do not remit cash; or

(ii)	authorization of withdrawal of available funds from your Cincinnati Federal deposit account(s).

Appropriate means for designating withdrawals from deposit account(s) at Cincinnati Federal are provided on the stock order form. The funds designated must be available in the account(s) at the time the stock order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contractual rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current passbook rate after the withdrawal. In the case of payments made by personal check, these funds must be available in the account(s). Checks and money orders received in the subscription and community offerings will be immediately cashed and placed in a segregated account at Cincinnati Federal and will earn interest at 0.15% per annum from the date payment is processed until the offering is completed or terminated.

You may not remit cash or any type of third-party checks (including those payable to you and endorsed over to Cincinnati Bancorp, Inc.). You may not designate on your stock order form direct withdrawal from a retirement account at Cincinnati Federal. See “—Using Individual Retirement Account Funds.” Additionally, you may not designate on your stock order form a direct withdrawal from Cincinnati Federal deposit accounts with check-writing privileges. Instead, a check should be provided. If you request a direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and will immediately withdraw the amount from your checking account(s). If permitted by the Federal Reserve Board, in the event we resolicit large purchasers, as described above in “—Additional Limitations on Common Stock Purchases,” such purchasers who wish to increase their purchases will not be able to use personal checks to pay for the additional shares, but instead must pay for the additional shares using immediately available funds. Wire transfers will not be accepted.

Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by ___________, 2019. If the subscription and community offerings are extended past ______________, 2020, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will promptly return your funds, with interest at 0.15% per annum, or cancel your deposit account withdrawal authorization. We may resolicit purchasers for a specified period of time.

Regulations prohibit Cincinnati Federal from lending funds or extending credit to any persons to purchase shares of common stock in the offering.

We have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time before 48 hours before the completion of the conversion. This payment may be made by wire transfer.

If our employee stock ownership plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering, provided that there is a loan commitment from an unrelated financial institution or Cincinnati Bancorp, Inc. to lend to the employee stock ownership plan the necessary amount to fund the purchase. In addition, if our 401(k) plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering.

Using Individual Retirement Account Funds. If you are interested in using funds in your individual retirement account (“IRA”) at Cincinnati Federal or other retirement account to purchase shares of common stock in the offering, you must do so through an account offered by a custodian that can hold common stock. By regulation, Cincinnati Federal’s IRAs are not capable of holding common stock. Therefore, if you wish to use funds that are currently in an IRA held at Cincinnati Federal, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will instead have to be transferred to an independent trustee or custodian, such as a brokerage firm, which offers the type of retirement accounts that can hold common stock. The purchase must be made through that account. If you do not have such an account, you will need to establish one before placing a stock order. A one-time and/or annual administrative fee may be payable to the independent trustee or custodian. You may select the custodian of your choice. You may, but are under no obligation to, select KBW or one of its affiliated broker dealers, Stifel, Nicolaus & Company, Incorporated (“SN”) or Century Securities Associates (“CSA”), as your IRA custodian. If you do purchase shares of Cincinnati Bancorp, Inc. common stock using funds from a KBW, SN or CSA IRA account, you acknowledge that KBW, SN or CSA, as applicable, did not recommend or give you advice regarding such purchase. Other than the standard account fees and compensation associated with all IRA accounts, KBW, SN and CSA do not receive additional fees or compensation as a result of the purchase of Cincinnati Bancorp, Inc. common stock through a KBW, SN or CSA IRA or retirement account. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Individuals interested in using funds in an individual retirement account or any other retirement account, whether held at Cincinnati Federal or elsewhere, to purchase shares of common stock should contact our Stock Information Center for guidance as soon as possible, preferably at least two weeks before the __________, 2019 offering deadline. Processing these transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

Delivery of Shares of Common Stock. All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A book entry statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and offering. We expect trading in the stock to begin on the day of completion of the conversion and stock offering or the next business day. Until a statement reflecting your ownership of shares of common stock is available and delivered to you, you may not be able to sell the shares of common stock that you purchased, even though the shares of common stock will have begun trading. Your ability to sell the shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Other Restrictions. Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country, or in a state of the United States with respect to which any of the following apply:

(i)	a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside in such state;

(ii)	the offer or sale of shares of common stock to such persons would require us or our employees to register, under the securities laws of such state, as a broker or dealer or to register or otherwise qualify our securities for sale in such state; or

(iii)	such registration or qualification would be impracticable for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares

Applicable banking regulations prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. When registering your stock purchase on the stock order form, you cannot add the name(s) of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do. Doing so may jeopardize your subscription rights. You may only add those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise before completion of the offering.

We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Stock Information Center

Our banking office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, call our Stock Information Center at 1-(877) __________ (toll-free). The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern time, and will be closed on bank holidays.

Liquidation Rights

Liquidation Before the Conversion. In the unlikely event that CF Mutual Holding Company is liquidated before the conversion, all claims of creditors of CF Mutual Holding Company would be paid first. Thereafter, if there were any assets of CF Mutual Holding Company remaining, these assets would first be distributed to depositors of Cincinnati Federal pro rata based on the value of their accounts at Cincinnati Federal.

Liquidation Following the Conversion. The plan of conversion provides for the establishment, upon the completion of the conversion, of a liquidation account by Cincinnati Bancorp, Inc. for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to (i) CF Mutual Holding Company’s ownership interest in Cincinnati Bancorp’s total stockholders’ equity as of the date of the latest statement of financial condition contained in this prospectus plus (ii) the value of the net assets of CF Mutual Holding Company as of the date of the latest statement of financial condition of CF Mutual Holding Company before the consummation of the conversion (excluding its ownership of Cincinnati Bancorp). The plan of conversion also provides for the establishment of a parallel liquidation account in Cincinnati Federal to support the Cincinnati Bancorp, Inc. liquidation account if Cincinnati Bancorp, Inc. does not have sufficient assets to fund its obligations under the Cincinnati Bancorp, Inc. liquidation account.

In the unlikely event that Cincinnati Federal were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first. However, except with respect to the liquidation account to be established in Cincinnati Bancorp, Inc., a depositor’s claim would be solely for the principal amount of his or her deposit accounts plus accrued interest. Depositors generally would not have an interest in the value of the assets of Cincinnati Federal or Cincinnati Bancorp, Inc. above that amount.

The liquidation account established by Cincinnati Bancorp, Inc. is intended to provide qualifying depositors of Cincinnati Federal with a liquidation interest (exchanged for the liquidation interests such persons had in CF Mutual Holding Company) after the conversion in the event of a complete liquidation of Cincinnati Bancorp, Inc. and Cincinnati Federal or a liquidation solely of Cincinnati Federal. Specifically, in the unlikely event that either (i) Cincinnati Federal or (ii) Cincinnati Bancorp, Inc. and Cincinnati Federal were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by a distribution to depositors as of the close of business on June 30, 2018 and ____________, 2019 of their interests in the liquidation account maintained by Cincinnati Bancorp, Inc. Also, in a complete liquidation of both entities, or of Cincinnati Federal only, when Cincinnati Bancorp, Inc. has insufficient assets (other than the stock of Cincinnati Federal) to fund the liquidation account distribution owed to Eligible Account Holders, and Cincinnati Federal has positive net worth, then Cincinnati Federal shall immediately make a distribution to fund Cincinnati Bancorp, Inc.’s remaining obligations under the liquidation account. In no event will any Eligible Account Holder be entitled to a distribution that exceeds such holder’s interest in the liquidation account maintained by Cincinnati Bancorp, Inc. as adjusted periodically pursuant to the plan of conversion and federal regulations. If Cincinnati Bancorp, Inc. is completely liquidated or sold apart from a sale or liquidation of Cincinnati Federal, then the Cincinnati Bancorp, Inc. liquidation account will cease to exist and Eligible Account Holders will receive an equivalent interest in the Cincinnati Federal liquidation account, subject to the same rights and terms as the Cincinnati Bancorp, Inc. liquidation account.

Pursuant to the plan of conversion, after two years from the date of conversion and upon the written request of the Federal Reserve Board, Cincinnati Bancorp, Inc. will transfer, or, upon the prior written approval of the Federal Reserve Board, may transfer the liquidation account and the depositors’ interests in such account to Cincinnati Federal and the liquidation account shall thereupon be subsumed into the liquidation account of Cincinnati Federal.

Under the rules and regulations of the Federal Reserve Board, a post-conversion merger, consolidation, or similar combination or transaction with another depository institution or depository institution holding company in which Cincinnati Bancorp, Inc. or Cincinnati Federal is not the surviving institution, would not be considered a liquidation. In such a transaction, the liquidation account would be assumed by the surviving institution or company.

Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial pro-rata interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in Cincinnati Federal as of the close of business on June 30, 2018 or September 30, 2019, respectively, equal to the proportion that the balance of such account holder’s deposit account at the close of business on June 30, 2018 or September 30, 2019, respectively, bears to the balance of all deposit accounts of all Eligible Account Holders and Supplemental Eligible Account Holders in Cincinnati Federal on such dates.

If, however, on any December 31 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account at the close of business on June 30, 2018 or September 30, 2019, or any other annual closing date, then the liquidation account as well as the interest in the liquidation account relating to such deposit account would be reduced by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositors. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be available for distribution to stockholders.

Material Income Tax Consequences

Completion of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to the federal and state income tax consequences of the conversion to CF Mutual Holding Company, Cincinnati Bancorp, Cincinnati Federal, Cincinnati Bancorp, Inc., Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members. Unlike private letter rulings, an opinion of counsel or tax advisor is not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that Cincinnati Bancorp, Inc. or Cincinnati Federal would prevail in a judicial proceeding.

CF Mutual Holding Company, Cincinnati Bancorp, Cincinnati Federal and Cincinnati Bancorp, Inc. have received an opinion of counsel, Luse Gorman, PC, regarding all of the material federal income tax consequences of the conversion, which include the following:

1.	The merger of CF Mutual Holding Company with and into Cincinnati Bancorp will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

2.	The constructive exchange of Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in CF Mutual Holding Company for liquidation interests in Cincinnati Bancorp will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

3.	None of CF Mutual Holding Company, Cincinnati Bancorp, Eligible Account Holders nor Supplemental Eligible Account Holders will recognize any gain or loss on the transfer of the assets of CF Mutual Holding Company to Cincinnati Bancorp and the assumption by Cincinnati Bancorp of CF Mutual Holding Company’s liabilities, if any, in constructive exchange for liquidation interests in Cincinnati Bancorp.

4.	The basis of the assets of CF Mutual Holding Company and the holding period of such assets to be received by Cincinnati Bancorp will be the same as the basis and holding period of such assets in CF Mutual Holding Company immediately before the exchange.

5.	The merger of Cincinnati Bancorp with and into Cincinnati Bancorp, Inc. will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code and, therefore, will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code. Neither Cincinnati Bancorp nor Cincinnati Bancorp, Inc. will recognize gain or loss as a result of such merger.

6.	The basis of the assets of Cincinnati Bancorp and the holding period of such assets to be received by Cincinnati Bancorp, Inc. will be the same as the basis and holding period of such assets in Cincinnati Bancorp immediately before the exchange.

7.	Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in Cincinnati Bancorp for interests in the liquidation account in Cincinnati Bancorp, Inc.

8.	The exchange by the Eligible Account Holders and Supplemental Eligible Account Holders of the liquidation interests that they constructively received in Cincinnati Bancorp for interests in the liquidation account established in Cincinnati Bancorp, Inc. will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

9.	Each stockholder’s aggregate basis in shares of Cincinnati Bancorp, Inc. common stock (including fractional share interests) received in the exchange will be the same as the aggregate basis of Cincinnati Bancorp common stock surrendered in the exchange.

10.	Each stockholder’s holding period in its Cincinnati Bancorp, Inc. common stock received in the exchange will include the period during which the Cincinnati Bancorp common stock surrendered was held, provided that the Cincinnati Bancorp common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

11.	Except with respect to cash received in lieu of fractional shares, current stockholders of Cincinnati Bancorp will not recognize any gain or loss upon their exchange of Cincinnati Bancorp common stock for Cincinnati Bancorp, Inc. common stock.

12.	Cash received by any current stockholder of Cincinnati Bancorp in lieu of a fractional share interest in shares of Cincinnati Bancorp, Inc. common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of Cincinnati Bancorp, Inc. common stock, which such stockholder would otherwise be entitled to receive. Accordingly, a stockholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the stockholder as a capital asset, the gain or loss will be capital gain or loss.

13.	It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Cincinnati Bancorp, Inc. common stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon distribution to them of nontransferable subscription rights to purchase shares of Cincinnati Bancorp, Inc. common stock. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.

14.	It is more likely than not that the fair market value of the benefit provided by the liquidation account of Cincinnati Federal supporting the payment of the Cincinnati Bancorp, Inc. liquidation account in the event Cincinnati Bancorp, Inc. lacks sufficient net assets is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in the Cincinnati Federal liquidation account as of the effective date of the merger of Cincinnati Bancorp with and into Cincinnati Bancorp, Inc.

15.	It is more likely than not that the basis of the shares of Cincinnati Bancorp, Inc. common stock purchased in the offering by the exercise of nontransferable subscription rights will be the purchase price. The holding period of the Cincinnati Bancorp, Inc. common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date the right to acquire such stock was exercised.

16.	No gain or loss will be recognized by Cincinnati Bancorp, Inc. on the receipt of money in exchange for Cincinnati Bancorp, Inc. common stock sold in the offering.

We believe that the tax opinions summarized above address all material federal income tax consequences that are generally applicable to CF Mutual Holding Company, Cincinnati Bancorp, Cincinnati Federal, Cincinnati Bancorp, Inc., persons receiving subscription rights, and stockholders of Cincinnati Bancorp. With respect to items 13 and 15 above, Luse Gorman, PC noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. Luse Gorman, PC further noted that Keller & Company, Inc. has issued a letter that the subscription rights have no ascertainable fair market value. Luse Gorman, PC also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Luse Gorman, PC believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise the subscription rights in an amount equal to the ascertainable value, and we could recognize gain on the distribution of such rights. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences if subscription rights are deemed to have an ascertainable value.

The opinion as to item 14 above is based on the position that: (i) no holder of an interest in a liquidation account has ever received any payment attributable to a liquidation account; (ii) the interests in the liquidation accounts are not transferable; (iii) the amounts due under the liquidation account with respect to each Eligible Account Holder will be reduced as their deposits in Cincinnati Federal are reduced; and (iv) the Cincinnati Federal liquidation account payment obligation arises only if Cincinnati Bancorp, Inc. lacks sufficient assets to fund the liquidation account.

In addition, we have received a letter from Keller & Company, Inc. stating its belief that the benefit provided by the Cincinnati Federal liquidation account supporting the payment of the liquidation account if Cincinnati Bancorp, Inc. lacks sufficient net assets does not have any economic value at the time of the conversion. Based on the foregoing, Luse Gorman, PC believes it is more likely than not that such rights in the Cincinnati Federal liquidation account have no value. If such rights are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder or Supplemental Eligible Account Holder in the amount of such fair market value as of the date of the conversion.

The opinion of Luse Gorman, PC, unlike a letter ruling issued by the Internal Revenue Service, is not binding on the Internal Revenue Service and the conclusions expressed therein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed reorganization and stock offering, but any such rulings may not be cited as precedent by any taxpayer other than the taxpayer to whom a ruling is addressed. We do not plan to apply for a letter ruling concerning the transactions described herein.

We have also received an opinion from BKD, LLP that the Ohio income tax consequences are consistent with the federal income tax consequences.

The federal and state tax opinions have been filed with the Securities and Exchange Commission as exhibits to Cincinnati Bancorp, Inc.’s registration statement.

Certain Restrictions on Purchase or Transfer of Our Shares after Conversion

All shares of common stock purchased in the offering by a director or certain officers of Cincinnati Federal, Cincinnati Bancorp, Cincinnati Bancorp, Inc. or CF Mutual Holding Company generally may not be sold for a period of one year following the closing of the conversion, except if the individual dies. Restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of Cincinnati Bancorp, Inc. also will be restricted by the insider trading rules under the Securities Exchange Act of 1934, as amended.

Purchases of shares of our common stock by any of our directors, certain officers and their associates, during the three-year period following the closing of the conversion, may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Federal Reserve Board. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our common stock by our stock option plan or any of our tax-qualified employee stock benefit plans or non-tax-qualified employee stock benefit plans, including any restricted stock plans.

COMPARISON OF STOCKHOLDERS’ RIGHTS FOR STOCKHOLDERS OF CINCINNATI BANCORP

General. As a result of the conversion, stockholders of Cincinnati Bancorp will become stockholders of Cincinnati Bancorp, Inc. The differing rights of stockholders of Cincinnati Bancorp and stockholders of Cincinnati Bancorp, Inc. result from differences between federal and Maryland law and regulations, and differences between Cincinnati Bancorp’s federal stock charter and bylaws and Cincinnati Bancorp, Inc.’s Maryland articles of incorporation and bylaws.

This discussion is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the material differences and similarities affecting the rights of stockholders. See “Where You Can Find Additional Information” for procedures for obtaining a copy of Cincinnati Bancorp, Inc.’s articles of incorporation and bylaws.

Authorized Capital Stock. The authorized capital stock of Cincinnati Bancorp consists of 9,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share.

The authorized capital stock of Cincinnati Bancorp, Inc. consists of 14,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, par value $0.01 per share.

Under Maryland General Corporation Law and Cincinnati Bancorp, Inc.’s articles of incorporation, the board of directors may increase or decrease the number of authorized shares without stockholder approval. Stockholder approval is required to increase or decrease the number of authorized shares of Cincinnati Bancorp.

Cincinnati Bancorp’s charter and Cincinnati Bancorp, Inc.’s articles of incorporation both authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board of directors has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management to attempt to block a hostile tender offer, merger or other transaction by which a third party seeks control. We currently have no plans for the issuance of additional shares for such purposes.

Issuance of Capital Stock. Pursuant to applicable laws and regulations, CF Mutual Holding Company is required to own not less than a majority of the outstanding shares of Cincinnati Bancorp common stock. CF Mutual Holding Company will no longer exist following completion of the conversion.

Cincinnati Bancorp, Inc.’s articles of incorporation do not contain restrictions on the issuance of shares of capital stock to directors, officers or controlling persons, whereas Cincinnati Bancorp’s charter restricts such issuances to general public offerings, or to directors for qualifying shares, unless the share issuance or the plan under which they would generally be issued has been approved by stockholders. However, stock-based compensation plans, such as stock option plans and restricted stock plans, would have to be submitted for approval by Cincinnati Bancorp, Inc. stockholders due to requirements of the Nasdaq Stock Market and to qualify stock options for favorable federal income tax treatment.

Voting Rights. Neither Cincinnati Bancorp’s charter or bylaws nor Cincinnati Bancorp, Inc.’s articles of incorporation or bylaws provide for cumulative voting for the election of directors. For additional information regarding voting rights, see “—Limitations on Voting Rights of Greater-than-10% Stockholders” below.

Payment of Dividends. Cincinnati Bancorp’s ability to pay dividends depends, to a large extent, upon Cincinnati Federal’s ability to pay dividends to Cincinnati Bancorp, which is restricted by federal regulations and by federal income tax considerations related to savings banks.

The same restrictions will apply to Cincinnati Federal’s ability to pay of dividends to Cincinnati Bancorp, Inc. In addition, Maryland law generally provides that Cincinnati Bancorp, Inc. is limited to paying dividends in an amount equal to its capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make Cincinnati Bancorp, Inc. insolvent.

Board of Directors. Cincinnati Bancorp’s bylaws and Cincinnati Bancorp, Inc.’s articles of incorporation require the board of directors to be divided into three classes and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

Under Cincinnati Bancorp’s bylaws, any vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. Persons elected by the board of directors of Cincinnati Bancorp to fill vacancies may only serve until the next election of directors by stockholders. Under Cincinnati Bancorp, Inc.’s bylaws, any vacancy occurring on the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled only by the affirmative vote of two-thirds of the remaining directors, and any director so chosen shall hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.

Limitations on Liability. The charter and bylaws of Cincinnati Bancorp do not limit the personal liability of directors or officers.

Cincinnati Bancorp, Inc.’s articles of incorporation provide that directors and officers will not be personally liable for monetary damages to Cincinnati Bancorp, Inc. for certain actions as directors or officers, except for (i) receipt of an improper personal benefit, (ii) actions or omissions that are determined to have materially involved active and deliberate dishonesty, or (iii) to the extent otherwise provided by Maryland law. These provisions might, in certain instances, discourage or deter stockholders or management from bringing a lawsuit against directors or officers for a breach of their duties even though such an action, if successful, might benefit Cincinnati Bancorp, Inc.

Indemnification of Directors, Officers, Employees and Agents. As generally allowed under current Federal Reserve Board regulations and Cincinnati Bancorp’s bylaws, Cincinnati Bancorp will indemnify its current and former directors, officers and employees for any amount for which that person becomes liable under a judgment in, and any reasonable costs incurred in connection with, any litigation involving such person’s activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person, or final judgment other than on the merits, if a majority of disinterested directors determines that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of Cincinnati Bancorp or its stockholders. Cincinnati Bancorp also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may become entitled to indemnification.

The articles of incorporation of Cincinnati Bancorp, Inc. provide that it shall indemnify (i) its current and former directors and officers to the fullest extent required or permitted by Maryland law, including the advancement of expenses, and (ii) other employees or agents to such extent as shall be authorized by the board of directors and Maryland law, all subject to any applicable federal law and regulation. Maryland law allows Cincinnati Bancorp, Inc. to indemnify any person for expenses, liabilities, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director, officer or employee of Cincinnati Bancorp, Inc. No such indemnification may be given if the acts or omissions of the person are adjudged to be in bad faith and material to the matter giving rise to the proceeding, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled. The right to indemnification includes the right to be paid the expenses incurred in advance of final disposition of a proceeding.

Special Meetings of Stockholders. Cincinnati Bancorp’s bylaws provide that special meetings of stockholders may be called by the chairman, the president, a majority of the members of the board of directors or the holders of not less than 10% of the outstanding capital stock entitled to vote at the meeting.

Cincinnati Bancorp, Inc.’s bylaws provide that special meetings of stockholders may be called by the president, the chairman or by a majority vote of the total authorized directors, and shall be called upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Stockholder Nominations and Proposals. Cincinnati Bancorp’s bylaws provide that stockholders may submit nominations for election of directors at an annual meeting of stockholders and may propose any new business to be taken up at such a meeting by filing the proposal in writing with Cincinnati Bancorp at least five days before the date of any such meeting.

Cincinnati Bancorp, Inc.’s bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to Cincinnati Bancorp, Inc. not less than 110 days nor more than 120 days before the anniversary of the prior year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days before the anniversary of the preceding year’s annual meeting, a stockholder’s written notice shall be timely only if delivered or mailed to and received by the Secretary of Cincinnati Bancorp, Inc. at the principal executive office of the corporation no earlier than the day on which public disclosure of the date of such annual meeting is first made and no later than the tenth day following the day on which public disclosure of the date of such annual meeting is first made.

Management believes that it is in the best interests of Cincinnati Bancorp, Inc. and its stockholders to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management’s nominees or proposals, even if stockholders believe such nominees or proposals are not in stockholders’ best interests.

Stockholder Action Without a Meeting. Under Cincinnati Bancorp’s bylaws and under Maryland law with respect to Cincinnati Bancorp, Inc., action may be taken by stockholders without a meeting if all stockholders entitled to vote on the action consent to taking such action without a meeting.

Stockholder’s Right to Examine Books and Records. A federal regulation, which is applicable to Cincinnati Bancorp, provides that stockholders may inspect and copy specified books and records after proper written notice for a proper purpose. Maryland law provides that a stockholder may inspect a company’s bylaws, stockholder minutes, annual statement of affairs and any voting trust agreements. However, only a stockholder or group of stockholders who together, for at least six months, have held at least 5% of the company’s total shares, have the right to inspect the company’s stock ledger, list of stockholders and books of accounts.

Limitations on Voting Rights of Greater-than-10% Stockholders. Cincinnati Bancorp, Inc.’s articles of incorporation provide that no beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of common stock will be permitted to vote any shares in excess of such 10% limit. Cincinnati Bancorp’s charter contains a similar provision that will expire on October 14, 2020, which is the fifth anniversary of Cincinnati Federal’s initial conversion to stock form.

In addition, federal regulations provide that for a period of three years following the date of the completion of the conversion and offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of Cincinnati Bancorp, Inc.’s equity securities without the prior written approval of the Federal Reserve Board. Where any person acquires beneficial ownership of more than 10% of a class of Cincinnati Bancorp, Inc.’s equity securities without the prior written approval of the Federal Reserve Board, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

Director Qualifications. Cincinnati Bancorp, Inc.’s bylaws provide that certain individuals are not eligible for election or appointment as a director, including an individual who (i) in the past ten years, has been subject to a cease and desist, consent or other formal order, other than a civil money penalty, from a financial or securities regulatory agency; (ii) has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law; or (iii) is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime. The bylaws also prohibit service on the board of directors where an individual: is, at the same time, associated with a bank, savings institution, credit union, mortgage banking company, consumer loan company or similar organization that engages in financial services related business activities or solicits customers in the same market area as Cincinnati Bancorp, Inc. or any of its subsidiaries; does not agree in writing to comply with all of Cincinnati Bancorp, Inc.’s policies applicable to directors including but not limited to its confidentiality policy and confirm in writing his or her qualifications under the bylaws; is a party to any agreement or arrangement with a party other than Cincinnati Bancorp, Inc. or a subsidiary that (1) materially limits his or her voting discretion as a member of the board of directors, or (2) materially impairs his or her ability to discharge his or her fiduciary duties with respect to the fundamental strategic direction of Cincinnati Bancorp, Inc.; or is the nominee or representative of a company or other entity of which any of the directors, partners, trustees or 10% stockholders would not be eligible for election or appointment to the board of directors under the bylaws.

Cincinnati Bancorp’s charter and bylaws do not provide for restrictions on service as a director.

Business Combinations with Interested Stockholders. Under Maryland law, “business combinations” between Cincinnati Bancorp, Inc. and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of Cincinnati Bancorp, Inc.’s voting stock after the date on which Cincinnati Bancorp, Inc. had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of Cincinnati Bancorp, Inc. at any time after the date on which Cincinnati Bancorp, Inc. had 100 or more beneficial owners of its stock who, within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of Cincinnati Bancorp, Inc. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between Cincinnati Bancorp, Inc. and an interested stockholder generally must be recommended by the board of directors of Cincinnati Bancorp, Inc. and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of Cincinnati Bancorp, Inc., and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of Cincinnati Bancorp, Inc. other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if Cincinnati Bancorp, Inc.’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

Current federal regulations do not provide a vote standard for business combinations involving a federal mid-tier stock holding companies, like Cincinnati Bancorp.

Mergers, Consolidations and Sales of Assets. As a result of an election made in Cincinnati Bancorp, Inc.’s articles of incorporation, a merger or consolidation of Cincinnati Bancorp, Inc. requires approval of a majority of all votes entitled to be cast by stockholders. However, no approval by stockholders is required for a merger if:

•	the plan of merger does not make an amendment to the articles of incorporation that would be required to be approved by the stockholders;

•	each stockholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after; and

•	the number of shares of any class or series of stock outstanding immediately after the effective time of the merger will not increase by more than 20% the total number of voting shares outstanding immediately before the merger.

In addition, under certain circumstances the approval of the stockholders shall not be required to authorize a merger with or into a 90%-owned subsidiary of Cincinnati Bancorp, Inc.

Under Maryland law, a sale of all or substantially all of Cincinnati Bancorp, Inc.’s assets other than in the ordinary course of business, or a voluntary dissolution of Cincinnati Bancorp, Inc., requires the approval of its board of directors and the affirmative vote of two-thirds of the votes of stockholders entitled to be cast on the matter.

Current federal regulations do not provide a vote standard for mergers, consolidations or sales of assets by federal mid-tier stock holding companies, like Cincinnati Bancorp.

Evaluation of Offers. The articles of incorporation of Cincinnati Bancorp, Inc. provide that its board of directors, when evaluating a transaction that would or may involve a change in control of Cincinnati Bancorp, Inc. (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of Cincinnati Bancorp, Inc. and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:

•	the economic effect, both immediate and long-term, upon Cincinnati Bancorp, Inc.’s stockholders, including stockholders, if any, who do not participate in the transaction;

•	the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, Cincinnati Bancorp, Inc. and its subsidiaries and on the communities in which Cincinnati Bancorp, Inc. and its subsidiaries operate or are located;

•	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of Cincinnati Bancorp, Inc.;

•	whether a more favorable price could be obtained for Cincinnati Bancorp, Inc.’s stock or other securities in the future;

•	the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of Cincinnati Bancorp, Inc. and its subsidiaries;

•	the future value of the stock or any other securities of Cincinnati Bancorp, Inc. or the other entity to be involved in the proposed transaction;

•	any antitrust or other legal and regulatory issues that are raised by the proposal;

•	the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

•	the ability of Cincinnati Bancorp, Inc. to fulfill its objectives as a financial institution holding company and the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

If the board of directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.

Cincinnati Bancorp’s charter and bylaws do not contain a similar provision.

Dissenters’ Rights of Appraisal. Under Maryland law, stockholders of Cincinnati Bancorp, Inc. will not have dissenters’ appraisal rights in connection with a plan of merger or consolidation to which Cincinnati Bancorp, Inc. is a party as long as the common stock of Cincinnati Bancorp, Inc. trades on a national securities exchange.

Current federal regulations do not provide for dissenters’ appraisal rights for stockholders of federal mid-tier stock holding companies, like Cincinnati Bancorp.

Forum Selection for Certain Stockholder Lawsuits. The Articles of Incorporation of Cincinnati Bancorp, Inc. provide that, unless Cincinnati Bancorp, Inc. consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Cincinnati Bancorp, Inc., (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Cincinnati Bancorp, Inc. to Cincinnati Bancorp, Inc. or Cincinnati Bancorp, Inc.’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Maryland, in all cases subject to the court’s having personal jurisdiction over the indispensible parties named as defendants. Under the articles of incorporation, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of Cincinnati Bancorp, Inc. shall be deemed to have notice of and consented to the exclusive forum provisions of the articles of incorporation. Because this provision permits claims to be brought in federal courts located in the State of Maryland, this provision would apply to a claim made under the U.S. federal securities laws where there is exclusive federal jurisdiction for such a claim.

Cincinnati Bancorp’s charter and bylaws do not contain a similar provision.

Amendment of Governing Instruments. No amendment of Cincinnati Bancorp’s charter may be made unless it is first proposed by the board of directors, then approved or preapproved by the Federal Reserve Board, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. Amendments to Cincinnati Bancorp’s bylaws require either preliminary approval by or post-adoption notice to the Federal Reserve Board as well as approval of the amendment by a majority vote of the authorized board of directors, or by a majority of the votes cast by the stockholders of Cincinnati Bancorp at any legal meeting.

Cincinnati Bancorp, Inc.’s articles of incorporation may be amended, upon the submission of an amendment by the board of directors to a vote of the stockholders, by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole board of directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

(i)	the limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(ii)	the division of the board of directors into three staggered classes;

(iii)	the ability of the board of directors to fill vacancies on the board;

(iv)	the requirement that directors may only be removed for cause and by the affirmative vote of at least two-thirds of the votes eligible to be cast by stockholders;

(v)	the ability of the board of directors to amend and repeal the bylaws;

(vi)	the ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire Cincinnati Bancorp, Inc.;

(vii)	the authority of the board of directors to provide for the issuance of preferred stock;

(viii)	the validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

(ix)	the number of stockholders constituting a quorum or required for stockholder consent;

(x)	the indemnification of current and former directors and officers, as well as employees and other agents, by Cincinnati Bancorp, Inc.;

(xi)	the limitation of liability of officers and directors to Cincinnati Bancorp, Inc. for money damages;

(xii)	the inability of stockholders to cumulate their votes in the election of directors;

(xiii)	the advance notice requirements for stockholder proposals and nominations;

(xiv)	the requirement that the forum for certain actions or disputes will be a state or federal court located within the State of Maryland; and

(xv)	the provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation provided in (i) through (xiv) of this list.

Cincinnati Bancorp, Inc.’s articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of Cincinnati Bancorp, Inc.’s directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders. Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the outstanding voting stock.

RESTRICTIONS ON ACQUISITION OF CINCINNATI BANCORP, INC.

Although the board of directors of Cincinnati Bancorp, Inc. is unaware of any effort that might be made to obtain control of Cincinnati Bancorp, Inc. after the conversion, the board of directors believes that it is appropriate to include certain provisions as part of Cincinnati Bancorp, Inc.’s articles of incorporation to protect the interests of Cincinnati Bancorp, Inc. and its stockholders from takeovers which the board of directors might conclude are not in the best interests of Cincinnati Bancorp, Inc. or its stockholders.

The following discussion is a general summary of the material provisions of Maryland law, Cincinnati Bancorp, Inc.’s articles of incorporation and bylaws, Cincinnati Federal’s charter and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description is necessarily general and is not intended to be a complete description of the document or regulatory provision in question. Cincinnati Bancorp, Inc.’s articles of incorporation and bylaws are included as part of CF Mutual Holding Company’s application for conversion filed with the Federal Reserve Board and Cincinnati Bancorp, Inc.’s registration statement filed with the Securities and Exchange Commission. See “Where You Can Find Additional Information.”

Maryland Law and Articles of Incorporation and Bylaws of Cincinnati Bancorp, Inc.

Maryland law, as well as Cincinnati Bancorp, Inc.’s articles of incorporation and bylaws, contain a number of provisions relating to corporate governance and rights of stockholders that may discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of Cincinnati Bancorp, Inc. more difficult.

Directors. The board of directors will be divided into three classes. The members of each class will be elected for a term of three years and only one class of directors will be elected annually. Thus, it would take at least two annual elections to replace a majority of the board of directors. The bylaws establish qualifications for board members, including restrictions on affiliations with competitors of Cincinnati Federal and restrictions based upon prior legal or regulatory violations. Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders. Such notice and information requirements are applicable to all stockholder business proposals and nominations, and are in addition to any requirements under the federal securities laws.

Restrictions on Calling Special Meetings. The articles of incorporation and bylaws provide that special meetings of stockholders can be called by the president, the chairman, by a majority of the whole board of directors or upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Prohibition of Cumulative Voting. The articles of incorporation prohibit cumulative voting for the election of directors.

Limitation of Voting Rights. The articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit. This provision has been included in the articles of incorporation in reliance on Section 2-507(a) of the Maryland General Corporation Law, which entitles stockholders to one vote for each share of stock unless the articles of incorporation provide for a greater or lesser number of votes per share or limit or deny voting rights.

Restrictions on Removing Directors from Office. The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of Cincinnati Bancorp, Inc.’s then-outstanding common stock entitled to vote (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights”).

Authorized but Unissued Shares. After the conversion, Cincinnati Bancorp, Inc. will have authorized but unissued shares of common and preferred stock. See “Description of Capital Stock of Cincinnati Bancorp, Inc.” The articles of incorporation authorize 1,000,000 shares of serial preferred stock. Cincinnati Bancorp, Inc. is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each such series. In the event of a proposed merger, tender offer or other attempt to gain control of Cincinnati Bancorp, Inc. that the board of directors does not approve, it may be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of Cincinnati Bancorp, Inc. The board of directors has no present plan or understanding to issue any preferred stock.

Amendments to Articles of Incorporation and Bylaws. Amendments to the articles of incorporation must be approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole board of directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend certain provisions. A list of these provisions is provided under “Comparison of Stockholders’ Rights For Stockholders of Cincinnati Bancorp – Amendment of Governing Instruments.”

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of Cincinnati Bancorp, Inc.’s directors or by the affirmative vote of at least 80% of the total votes eligible to be cast by stockholders at a duly constituted meeting of stockholders. Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the total votes eligible to be cast.

The provisions requiring the affirmative vote of 80% of the total eligible votes eligible to be cast for certain stockholder actions have been included in the articles of incorporation of Cincinnati Bancorp, Inc. in reliance on Section 2-104(b)(4) of the Maryland General Corporation Law, which permits the articles of incorporation to require a greater proportion of votes than the proportion that would otherwise be required for stockholder action under the Maryland General Corporation Law.

Business Combinations with Interested Stockholders. Maryland law restricts mergers, consolidations, sales of assets and other business combinations between Cincinnati Bancorp, Inc. and an “interested stockholder.” See “Comparison of Stockholder Rights for Stockholders of Cincinnati Bancorp – Mergers, Consolidations and Sales of Assets.”

Evaluation of Offers. The articles of incorporation of Cincinnati Bancorp, Inc. provide that its board of directors, when evaluating a transaction that would or may involve a change in control of Cincinnati Bancorp, Inc. (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of Cincinnati Bancorp, Inc. and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to, certain enumerated factors. For a list of these enumerated factors, see “Comparison of Stockholder Rights for Stockholders of Cincinnati Bancorp – Evaluation of Offers.”

Purpose and Anti-Takeover Effects of Cincinnati Bancorp, Inc.’s Articles of Incorporation and Bylaws. Our board of directors believes that the provisions described above are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our board of directors. These provisions also will assist us in the orderly deployment of the offering proceeds into productive assets during the initial period after the conversion. We believe these provisions are in the best interests of Cincinnati Bancorp, Inc. and its stockholders. Our board of directors believes that it will be in the best position to determine the true value of Cincinnati Bancorp, Inc. and to negotiate more effectively for what may be in the best interests of all our stockholders. Accordingly, our board of directors believes that it is in the best interests of Cincinnati Bancorp, Inc. and all of our stockholders to encourage potential acquirers to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of our board of directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of Cincinnati Bancorp, Inc. and that is in the best interests of all our stockholders.

Takeover attempts that have not been negotiated with and approved by our board of directors present the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by our board of directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for our stockholders, with due consideration given to matters such as the management and business of the acquiring corporation.

Although a tender offer or other takeover attempt may be made at a price substantially above the current market price, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders.

Despite our belief as to the benefits to stockholders of these provisions of Cincinnati Bancorp, Inc.’s articles of incorporation and bylaws, these provisions also may have the effect of discouraging a future takeover attempt that would not be approved by our board of directors, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also make it more difficult to remove our board of directors and management. Our board of directors, however, has concluded that the potential benefits outweigh the possible disadvantages.

Charter of Cincinnati Federal

Cincinnati Federal’s charter will provide that for a period of five years from the closing of the conversion and offering, no person other than Cincinnati Bancorp, Inc. may offer directly or indirectly to acquire the beneficial ownership of more than 10% of any class of equity security of Cincinnati Federal. This provision will not apply to any tax-qualified employee benefit plan of Cincinnati Federal or Cincinnati Bancorp, Inc. or to underwriters in connection with a public offering. In addition, during this five-year period, all shares owned over the 10% limit may not be voted on any matter submitted to stockholders for a vote.

Federal Conversion Regulations

Federal Reserve Board regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquire stock or subscription rights in a converting institution or its holding company from another person before completion of its conversion. Further, without the prior written approval of the Federal Reserve Board, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The Federal Reserve Board has defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to a bank or its holding company, or to an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public, are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

Change in Control Law and Regulations

Under the Change in Bank Control Act, a federal law, no person may acquire control of an insured savings association or its parent holding company unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition. The Federal Reserve Board takes into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition. In addition, federal regulations provide that no company may acquire control of a savings association without the prior approval of the Federal Reserve Board. Any company that acquires such control becomes a “savings and loan holding company” subject to registration, examination and regulation by the Federal Reserve Board.

Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the company’s directors, or a determination by the Federal Reserve Board that the acquirer has the power to direct, or directly or indirectly exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings and loan holding company’s voting stock constitutes a rebuttable determination of control under the regulations under certain circumstances including where, as will be the case with Cincinnati Bancorp, Inc., the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934. Federal Reserve Board regulations provide that parties seeking to rebut control will be provided an opportunity to do so in writing.

DESCRIPTION OF CAPITAL STOCK OF CINCINNATI BANCORP, INC.

General

Cincinnati Bancorp, Inc. is authorized to issue 14,000,000 shares of common stock, par value of $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. Cincinnati Bancorp, Inc. currently expects to issue in the offering and exchange up to 2,975,625 shares of common stock, at the adjusted maximum of the offering range. Cincinnati Bancorp, Inc. will not issue shares of preferred stock in the conversion. Each share of common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock, in accordance with the plan of conversion, all of the shares of common stock will be duly authorized, fully paid and non-assessable.

The shares of common stock will represent non-withdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

Common Stock

Dividends. Cincinnati Bancorp, Inc. may pay dividends on its common stock if, after giving effect to such dividends, it would be able to pay its debts in the usual course of business and its total assets would exceed the sum of its total liabilities plus the amount needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the dividends. However, even if Cincinnati Bancorp, Inc.’s assets are less than the amount necessary to satisfy the requirement set forth above, Cincinnati Bancorp, Inc. may pay dividends from: its net earnings for the fiscal year in which the distribution is made; its net earnings for the preceding fiscal year; or the sum of its net earnings for the preceding eight fiscal quarters. The payment of dividends by Cincinnati Bancorp, Inc. is also subject to limitations that are imposed by applicable regulation, including restrictions on payments of dividends that would reduce Cincinnati Bancorp, Inc.’s assets below the then-adjusted balance of its liquidation account. The holders of common stock of Cincinnati Bancorp, Inc. will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If Cincinnati Bancorp, Inc. issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon completion of the offering and exchange, the holders of common stock of Cincinnati Bancorp, Inc. will have exclusive voting rights in Cincinnati Bancorp, Inc. They will elect Cincinnati Bancorp, Inc.’s board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person who beneficially owns more than 10% of the then-outstanding shares of Cincinnati Bancorp, Inc.’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If Cincinnati Bancorp, Inc. issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require the approval of 80% of our outstanding common stock.

As a federally-chartered stock savings bank, corporate powers and control of Cincinnati Federal are vested in its board of directors, who elect the officers of Cincinnati Federal and who fill any vacancies on the board of directors. Voting rights of Cincinnati Federal are vested exclusively in the owners of the shares of capital stock of Cincinnati Federal, which will be Cincinnati Bancorp, Inc., and voted at the direction of Cincinnati Bancorp, Inc.’s board of directors. Consequently, the holders of the common stock of Cincinnati Bancorp, Inc. will not have direct control of Cincinnati Federal.

Liquidation. In the unlikely event of any liquidation, dissolution or winding up of Cincinnati Federal, Cincinnati Bancorp, Inc., as the holder of 100% of Cincinnati Federal’s capital stock, would be entitled to receive all assets of Cincinnati Federal available for distribution, after payment or provision for payment of all debts and liabilities of Cincinnati Federal, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. In the unlikely event of liquidation, dissolution or winding up of Cincinnati Bancorp, Inc., the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities (including payments with respect to its liquidation account), all of the assets of Cincinnati Bancorp, Inc. available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of the common stock of Cincinnati Bancorp, Inc. will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Preferred Stock

None of Cincinnati Bancorp, Inc’s authorized shares of preferred stock will be issued as part of the offering or the conversion. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

TRANSFER AGENT

The transfer agent and registrar for Cincinnati Bancorp, Inc.’s common stock is American Stock Transfer & Trust Company, LLC, Brooklyn, New York.

EXPERTS

The consolidated financial statements of Cincinnati Bancorp as of December 31, 2018 and 2017 and for the years then ended have been included in this prospectus and in the registration statement in reliance upon the report of BKD, LLP, independent registered public accounting firm, appearing elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

Keller & Company, Inc. has consented to the publication in this prospectus of the summary of its report setting forth its opinion as to the estimated pro forma market value of the shares of common stock of Cincinnati Bancorp, Inc. upon completion of the conversion and offering and of its letters with respect to subscription rights and the liquidation accounts.

LEGAL MATTERS

Luse Gorman, PC, Washington, D.C., counsel to Cincinnati Bancorp, Inc., CF Mutual Holding Company, Cincinnati Bancorp and Cincinnati Federal, has issued to Cincinnati Bancorp, Inc. its opinions regarding the legality of the common stock and the federal income tax consequences of the conversion. BKD, LLP, Cincinnati, Ohio, has provided an opinion to us regarding the Ohio income tax consequences of the conversion. Certain legal matters will be passed upon for KBW and, in the event of a syndicated community offering, for any other co-managers, by Vorys, Sater, Seymour and Pease LLP, Cincinnati, Ohio.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Cincinnati Bancorp, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report, which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. The Securities and Exchange Commission’s telephone number is 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a web site (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including Cincinnati Bancorp, Inc. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

CF Mutual Holding Company has filed an application for conversion with the Federal Reserve Board, and Cincinnati Bancorp, Inc. has filed a savings and loan holding company application with the Federal Reserve Board. To obtain a copy of the applications filed with the Federal Reserve Board, you may contact Allen M. Brown, Banking Supervisor, of the Federal Reserve Bank of Cleveland at (216) 579-3091. The plan of conversion is available for inspection, upon request, at each of Cincinnati Federal’s offices.

In connection with the offering, Cincinnati Bancorp, Inc. will register its common stock under Section 12 of the Securities Exchange Act of 1934 and, upon such registration, Cincinnati Bancorp, Inc. and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of conversion, Cincinnati Bancorp, Inc. has undertaken that it will not terminate such registration for a period of at least three years following the completion of the offering.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF CINCINNATI BANCORP

Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets at June 30, 2019 (unaudited) December 31, 2018 and 2017	F-3
Consolidated Statements of Income for the Six Months Ended June 30, 2019 and 2018 (unaudited) and the Years Ended December 31, 2018 and 2017	F-4
Consolidated Statements of Comprehensive Income for the Six Months Ended June 30, 2019 and 2018 (unaudited) and the Years Ended December 31, 2018 and 2017	F-5
Consolidated Statements of Stockholders’ Equity for the Six Months Ended June 30, 2019 and 2018 (unaudited) and the Years Ended December 31, 2018 and 2017	F-6
Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2019 and 2018 (unaudited) and the Years Ended December 31, 2018 and 2017	F-7
Notes to Consolidated Financial Statements	F-9

*        *        *

Separate financial statements for Cincinnati Bancorp, Inc. have not been included in this prospectus because Cincinnati Bancorp, Inc. has not engaged in any significant activities, has no significant assets, and has no contingent liabilities, revenue or expenses.

All financial statement schedules have been omitted as the required information either is not applicable or is included in the consolidated financial statements or related notes.

F-1

Report of Independent Registered Public Accounting Firm

To the Shareholders, Board of Directors and Audit Committee

Cincinnati Bancorp

Cincinnati, Ohio

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Cincinnati Bancorp (Company) as of December 31, 2018 and 2017, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits.

We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BKD, LLP
BKD, LLP

We have served as the Company's auditor since 2011.

Cincinnati, Ohio
March 29, 2019

F-2

Cincinnati Bancorp

Consolidated Balance Sheets

June 30, 2019 (Unaudited) and December 31, 2018 and 2017

	June 30,	December 31,
	2019	2018	2017
	(Unaudited)
Assets
Cash and due from banks	$2,428,381	$2,620,309	$2,567,495
Interest-bearing demand deposits in banks	7,063,240	4,107,880	4,294,461
Federal funds sold	1,656,000	4,361,000	3,404,868

Cash and cash equivalents	11,147,621	11,089,189	10,266,824

Interest-bearing time deposits	200,000	200,000	-
Available-for-sale securities	427,338	630,361	910,222
Loans held for sale	4,128,092	1,282,000	2,221,084
Loans, net of allowance for loan losses of $1,404,988, $1,405,072 and $1,360,072, respectively	176,159,596	170,365,031	147,020,218
Premises and equipment, net	3,398,213	3,407,185	2,525,484
Federal Home Loan Bank stock	2,657,400	2,583,100	1,021,100
Foreclosed assets held for sale	-	102,098	-
Interest receivable	611,126	569,659	448,727
Mortgage servicing rights	1,398,293	1,252,740	909,821
Federal Home Loan Bank lender risk account receivable	1,583,550	1,703,276	1,708,593
Bank-owned life insurance	4,042,150	3,997,242	3,254,330
Other assets	581,022	512,180	166,523

Total assets	$206,334,401	$197,694,061	$170,452,926

Liabilities and Stockholders' Equity

Liabilities
Deposits
Demand	$27,963,967	$29,308,448	$22,957,095
Savings	34,732,283	32,534,398	23,839,361
Certificates of deposit	75,959,432	80,548,910	67,151,270
Total deposits	138,655,682	142,391,756	113,947,726

Federal Home Loan Bank advances	41,315,752	28,580,438	34,309,810
Advances from borrowers for taxes and insurance	1,056,672	1,799,419	1,480,777
Interest payable	76,894	53,945	38,626
Directors deferred compensation	610,506	571,186	440,632
Other liabilities	1,098,604	1,155,894	783,962

Total liabilities	182,814,110	174,552,638	151,001,533

Commitments and Contingent Liabilities

Temporary Equity
ESOP Shares subject to mandatory redemption	209,202	180,563	126,612

Stockholders' Equity
Preferred stock - authorized 1,000,000 shares, $0.01 par value, none issued	-	-	-
Common stock - authorized 9,000,000 shares, $0.01 par value 1,816,517, 1,816,329 and 1,752,947 issued and outstanding at June 30, 2019 and December 31, 2018 and December 31, 2017, respectively	29,593	29,593	17,192
Additional paid-in-capital	7,488,899	7,458,745	6,172,924
Unearned ESOP Shares	(471,779)	(494,245)	(539,176)
Retained earnings - substantially restricted	16,531,264	16,219,209	13,877,826
Accumulated other comprehensive loss	(266,888)	(252,442)	(203,985)

Total stockholders' equity	23,311,089	22,960,860	19,324,781

Total liabilities, temporary equity, and stockholders' equity	$206,334,401	$197,694,061	$170,452,926

See Notes to Consolidated Financial Statements

F-3

Cincinnati Bancorp

Consolidated Statements of Income

Six Months Ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

	Six Months Ended June 30,		Year Ended December 31,
	2019	2018	2018	2017
	(Unaudited)
Interest and Dividend Income
Loans, including fees	$4,023,086	$3,197,269	$6,733,291	$5,706,079
Securities	6,415	7,598	19,574	1,626
Dividends on Federal Home Loan Bank stock and other	163,258	82,767	241,690	81,937
Total interest and dividend income	4,192,759	3,287,634	6,994,555	5,789,642

Interest Expense
Deposits	932,103	640,805	1,429,302	1,011,157
Federal Home Loan Bank advances	398,239	288,184	653,968	407,269
Total interest expense	1,330,342	928,989	2,083,270	1,418,426

Net Interest Income	2,862,417	2,358,645	4,911,285	4,371,216

Provision for Loan Losses	-	30,000	45,000	30,000

Net Interest Income After Provision for Loan Losses	2,862,417	2,328,645	4,866,285	4,341,216

Noninterest Income
Gain on sales of loans	716,207	804,525	1,669,731	1,607,898
Mortgage servicing fees	167,925	179,674	255,855	193,951
Gain on merger with Kentucky Federal	-	-	2,192,340	-
Other	413,397	373,965	757,177	675,014
Total noninterest income	1,297,529	1,358,164	4,875,103	2,476,863

Noninterest Expense
Salaries and employee benefits	2,057,042	1,645,791	3,580,817	3,196,892
Occupancy and equipment	289,697	240,109	504,010	440,919
Directors compensation	104,560	84,500	177,250	197,500
Data processing	382,139	292,354	621,774	563,293
Professional fees	144,997	150,588	299,992	262,300
Franchise tax	100,298	77,857	156,528	148,868
Deposit insurance premiums	28,406	25,385	53,152	38,600
Advertising	60,823	72,712	174,574	102,097
Software licenses	56,957	43,557	91,607	84,655
Loan costs	159,861	217,152	397,674	337,316
Net gain on sales of foreclosed assets	(54,474)	-	(1,262)	(873)
Merger-related expenses	18,000	82,193	576,960	-
Other	456,705	284,599	615,712	537,676
Total noninterest expense	3,805,011	3,216,797	7,248,788	5,909,243

Income Before Income Tax	354,935	470,012	2,492,600	908,836

Provision for Income Taxes	42,880	105,135	191,278	33,595

Net Income	$312,055	$364,877	$2,301,322	$875,241

Earnings per common share - basic	$0.18	$0.21	$1.34	$0.52
Earnings per common share - diluted	$0.18	$0.21	$1.34	$0.52
Weighted-average shares outstanding - basic	1,747,314	1,673,741	1,691,434	1,670,946
Weighted-average shares outstanding - diluted	1,759,269	1,673,741	1,695,259	1,670,946

See Notes to Consolidated Financial Statements

F-4

Cincinnati Bancorp

Consolidated Statements of Comprehensive Income

Six Months Ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

	Six Months Ended June 30,		Year Ended December 31,
	2019	2018	2018	2017
	(Unaudited)
Net Income	$312,055	$364,877	$2,301,322	$875,241

Other Comprehensive Loss:
Net unrealized gains (losses) losses on available-for-sale securities	2,036	1,744	(147)	(18,259)
Tax (expense) benefit	(428)	(366)	31	6,208
Changes in directors' retirement plan prior service costs	(20,322)	(5,328)	(10,655)	14,143
Tax benefit (expense)	4,268	1,597	2,375	(4,809)
Other comprehensive loss	(14,446)	(2,353)	(8,396)	(2,717)

Comprehensive Income	$297,609	$362,524	$2,292,926	$872,524

See Notes to Consolidated Financial Statements

F-5

Cincinnati Bancorp

Consolidated Statements of Stockholders’ Equity

Six Months Ended June 30, 2019 (Unaudited) and Years Ended December 31, 2018 and 2017

					Accumulated
		Additional	Unearned		Other	Total
	Common	Paid-in	ESOP	Retained	Comprehensive	Stockholders'
	Stock	Capital	Shares	Earnings	Loss	Equity
Balance, January 1, 2017	$17,192	$6,158,071	$(584,107)	$13,002,585	$(201,268)	$18,392,473

ESOP shares subject to mandatory redemption	-	(44,370)	-	-	-	(44,370)

ESOP shares earned	-	-	44,931	-	-	44,931

Stock-based compensation expense	-	59,223	-	-	-	59,223

Net income	-	-	-	875,241	-	875,241

Other comprehensive loss	-	-	-	-	(2,717)	(2,717)

Balance, December 31, 2017	17,192	6,172,924	(539,176)	13,877,826	(203,985)	19,324,781

Cumulative effect of adoption of ASU 2018-02	-	-	-	40,061	(40,061)	-

Proceeds from issuance of common stock	12,401	1,227,600	-	-	-	1,240,001

ESOP shares subject to mandatory redemption	-	(53,951)	-	-	-	(53,951)

ESOP shares earned	-	9,020	44,931	-	-	53,951

Stock-based compensation expense	-	103,152	-	-	-	103,152

Net income	-	-	-	2,301,322	-	2,301,322

Other comprehensive loss	-	-	-	-	(8,396)	(8,396)

Balance, December 31, 2018	29,593	7,458,745	(494,245)	16,219,209	(252,442)	22,960,860

ESOP shares subject to mandatory redemption	-	(28,639)	-	-	-	(28,639)

ESOP shares earned	-	7,212	22,466	-	-	29,678

Stock-based compensation expense	-	51,581	-	-	-	51,581

Net income	-	-	-	312,055	-	312,055

Other comprehensive loss	-	-	-	-	(14,446)	(14,446)

Balance, June 30, 2019 (Unaudited)	$29,593	$7,488,899	$(471,779)	$16,531,264	$(266,888)	$23,311,089

See Notes to Consolidated Financial Statements

F-6

Cincinnati Bancorp

Consolidated Statements of Cash Flows

Six Months Ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

	Six Months Ended June 30,		Years Ended December 31,
	2019	2018	2018	2017
	(Unaudited)
Operating Activities
Net income	$312,055	$364,877	$2,301,322	$875,241
Items not requiring (providing) cash:
Depreciation and amortization	95,685	67,583	146,190	136,873
Provision for loan losses	-	30,000	45,000	30,000
Amortization of premiums and discounts on securities, net	7,410	5,306	10,122	29,622
Amortization of deferred prepayment penalty on Federal Home Loan Bank advances	2,314	2,313	4,628	32,030
Change in deferred income taxes	21,225	(37,424)	145,046	(182,175)
Gain on sale of loans	(716,207)	(804,525)	(1,669,731)	(1,607,898)
Proceeds from the sale of loans held for sale	33,439,389	28,767,731	57,038,358	58,086,318
Origination of loans held for sale	(35,569,274)	(27,625,130)	(54,429,543)	(57,384,767)
Earnings on cash surrender value of bank-owned life insurance	(44,908)	(36,908)	(77,173)	(81,679)
Stock-based compensation expense	51,581	51,581	103,152	59,223
ESOP shares earned	29,678	24,431	53,951	44,931
Gain on merger with Kentucky Federal	-	-	(2,192,340)	-
Net gain on sale of foreclosed assets	(54,474)	-	(1,262)	(873)
Changes in:
Interest receivable	(41,467)	79,866	(25,822)	(65,489)
Mortgage servicing rights	(145,553)	(174,833)	(342,919)	(179,657)
Federal Home Loan Bank lender risk account receivable	119,726	102,241	5,317	(2,980)
Other assets	(68,842)	(64,843)	(27,831)	(8,174)
Interest payable	22,949	17,412	15,319	14,394
Other liabilities	(55,677)	24,167	(214,820)	20,359
Net cash (used in) provided by operating activities	(2,594,390)	793,845	886,964	(184,701)

Investing Activities
Proceeds from maturities of available-for-sale securities	197,649	144,978	269,760	821,096
Proceeds from the sale of available-for-sale securities	-	-	4,999,893	-
Purchase of Federal Home Loan Bank stock	(74,300)	(18,700)	(18,700)	(113,100)
Net change in loans	(5,842,692)	(6,140,204)	(7,094,115)	(15,984,686)
Proceeds from the sale of interest-bearing time deposits	-	-	3,180,000	-
Proceeds from maturities of interest-bearing time deposits	-	-	200,000	-
Purchase of premises and equipment	(86,713)	(11,986)	(59,146)	(72,151)
Proceeds from sales of foreclosed assets	204,699	-	26,681	38,823
Cash received in merger with Kentucky Federal	-	-	2,224,645	-
Net cash (used in) provided by investing activities	(5,601,357)	(6,025,912)	3,729,018	(15,310,018)

See Notes to Consolidated Financial Statements

F-7

Cincinnati Bancorp

Consolidated Statements of Cash Flows

Six Months Ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

	Six Months Ended June 30,		Years Ended December 31,
	2019	2018	2018	2017
	(Unaudited)
Financing Activities
Net (decrease) increase in deposits	(3,736,074)	2,517,348	1,965,012	5,856,100
Proceeds from Federal Home Loan Bank advances	75,636,000	72,991,000	115,119,682	155,906,000
Repayment of Federal Home Loan Bank advances	(62,903,000)	(68,335,000)	(121,196,924)	(147,187,590)
Net (decrease) increase in advances from borrowers for taxes and insurance	(742,747)	(554,954)	318,643	58,878
Net cash provided by (used in) financing activities	8,254,179	6,618,394	(3,793,587)	14,633,388

Increase (Decrease) in Cash and Cash Equivalents	58,432	1,386,327	822,365	(861,331)
Cash and Cash Equivalents, Beginning of Period	11,089,189	10,266,824	10,266,824	11,128,155
Cash and Cash Equivalents, End of Period	$11,147,621	$11,653,151	$11,089,189	$10,266,824

Supplemental Cash Flows Information
Interest paid	$1,307,393	$911,577	$2,067,951	$1,404,032
Income taxes paid	-	182,229	257,229	174,717
Real estate acquired in settlement of loans	48,127	-	27,869	37,950

Kentucky Federal Savings and Loan Association merged with Cincinnati Federal effective October 12, 2018.
In conjunction with the merger, liabilities were assumed as follows:

Fair value of assets acquired			$30,818,444
Less common stock issued			1,240,001
Less gain on merger recognized			2,192,340
Liabilities assumed			$27,386,103

See Notes to Consolidated Financial Statements

F-8

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

Note 1:	Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Cincinnati Bancorp (“Company”) is the mid-tier holding company for Cincinnati Federal (the “Bank”), a federally chartered stock savings and loan association that is primarily engaged in providing a full range of banking and financial services to individual and corporate customers. Our business operations are conducted in the larger Greater Cincinnati/Northern Kentucky metropolitan area which includes Hamilton, Warren, Butler and Clermont Counties in Ohio, Boone, Kenton and Campbell Counties in Kentucky, and Dearborn County, Indiana. On October 14, 2015, the Bank reorganized into the mutual holding company structure. As part of the reorganization, the Company sold 773,663 shares of common stock at a price of $10.00 per share in a public offering and issued 945,587 shares of common stock to CF Mutual Holding Company, the Company’s parent mutual holding company. The Company is subject to competition from other financial institutions. The Company is subject to the regulation of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

Revenue Recognition

On January 1, 2019, the Company adopted Accounting Standards Update (ASU) 2014-09 "Revenue from Contracts with Customers" (Accounting Standards Codification (ASC) 606) and all subsequent ASUs that modified ASC 606. ASC 606 provides that an entity should recognize revenue to depict the transfer of promised goods and services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Interest income, net securities gains (losses), gains from the sale of mortgage loans and bank-owned life insurance are not included within the scope of ASC 606. For the revenue streams in the scope of ASC 606, service charges on deposits and electronic banking fees, there are no significant judgments related to the amount and timing of revenue recognition. All of the Company’s revenue from contracts with customers is recognized within noninterest income.

Service charges on deposit accounts: The Company earns fees from its deposit customers for transaction-based, account maintenance and overdraft services. Transaction-based fees, which include services such as stop payment charges, statement rendering and other fees, are recognized at the time the transaction is executed as that is the point in time the Company fulfills the customer's request. Account maintenance fees, which relate primarily to monthly maintenance, are earned over the course of a month, representing the period over which the Company satisfies the performance obligation. Overdraft fees are recognized at the point in time that the overdraft occurs. Service charges on deposits are withdrawn from the customer's account balance. Service charges are recorded in other noninterest income.

F-9

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

Interchange income: The Company earns interchange income from cardholder transactions conducted through the various payment networks. Interchange income from cardholder transactions represents a percentage of the underlying transaction value and is recognized daily, concurrently with the transaction processing services provided to the cardholder. The gross amount of these fees is processed through noninterest income. Interchange fees are recorded in other noninterest income.

Principles of Consolidation

The accompanying consolidated financial statements include Cincinnati Bancorp and its wholly-owned subsidiary, Cincinnati Federal, together referred to as “the Company.” Intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses, valuation of real estate acquired in connection with foreclosures or in satisfaction of loans, loan servicing rights and fair values of financial instruments.

Cash Equivalents

The Company considers all liquid investments with original maturities of three months or less to be cash equivalents.

From time to time, the Company’s interest-bearing cash accounts may exceed the FDIC’s insured limit of $250,000 per account. Management considers the risk of loss to be low based on the quality of the institutions where the funds are maintained.

Interest-bearing Time Deposits in Banks

Interest-bearing deposits in banks are carried at cost.

Securities

Available-for- sale securities are recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

F-10

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

For debt securities with fair value below amortized cost when the Company does not intend to sell a debt security, and it is more likely than not the Company will not have to sell the security before recovery of its cost basis, it recognizes the credit component of an other-than-temporary impairment of a debt security in earnings and the remaining portion in other comprehensive income.

Loans Held for Sale

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to noninterest income. Gains and losses on loan sales are recorded in noninterest income, and direct loan origination costs and fees are deferred at origination of the loan and are recognized in noninterest income upon sale of the loan.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal balances adjusted for unearned income, charge-offs, the allowance for loan losses, any unamortized deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

For loans amortized at cost, interest income is accrued based on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, as well as premiums and discounts, are deferred and amortized as a level yield adjustment over the respective term of the loan.

The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off are reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

When cash payments are received on impaired loans in each loan class, the Company records the payment as interest income unless collection of the remaining recorded principal amount is doubtful, at which time payments are used to reduce the principal balance of the loan. Troubled debt restructured loans recognize interest income on an accrual basis at the renegotiated rate if the loan is in compliance with the modified terms, no principal reduction has been granted and the loan has demonstrated the ability to perform in accordance with the renegotiated terms for a period of at least six consecutive months.

Loans acquired at merger are recorded at fair value with no carryover of the acquired entity’s previously established allowance for loan losses. The excess of expected cash flows over the estimated fair value of the acquired loans is recognized as interest income over the remaining contractual lives of the loans using the level yield method. Subsequent decreases in expected cash flows will require additions to the allowance for loan losses. Subsequent improvements in expected cash flows result in the recognition of additional interest income over the remaining contractual lives of the loans. Management estimates the cash flows expected to be collected at acquisition using a third-party risk model, which incorporates the estimate of key assumptions, such as default rates and prepayment speeds.

F-11

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to income. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of allocated and general components. The allocated component relates to loans that are classified as impaired. For those loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers nonclassified loans and is based on historical charge-off experience and expected loss given default derived from the Company’s internal risk rating process. Other adjustments may be made to the allowance for pools of loans after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss or risk rating data.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the collateral if the loan is collateral dependent.

Groups of loans with similar risk characteristics are collectively evaluated for impairment based on the group’s historical loss experience adjusted for changes in trends, conditions and other relevant factors that affect repayment of the loans.

F-12

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

In the course of working with borrowers, the Company may choose to restructure the contractual terms of certain loans. In this scenario, the Company attempts to work-out an alternative payment schedule with the borrower in order to optimize collectability of the loan. Any loans that are modified are reviewed by the Company to identify if a troubled debt restructuring (“TDR”) has occurred, which is when, for economic or legal reasons related to a borrower’s financial difficulties, the Company grants a concession to the borrower that it would not otherwise consider. Terms may be modified to fit the ability of the borrower to repay in line with the borrower’s current financial status, and the restructuring of the loan may include the transfer of assets from the borrower to satisfy the debt, a modification of loan terms or a combination of the two. If such efforts by the Company do not result in a satisfactory arrangement, the loan is referred to legal counsel, at which time foreclosure proceedings commence. The Company may terminate foreclosure proceedings if the borrower is able to work-out a satisfactory payment plan.

It is the Company’s policy that any restructured loans on nonaccrual status prior to being restructured remain on nonaccrual status until six consecutive months of satisfactory borrower performance, at which time management would consider its return to accrual status. If a loan was accruing at the time of restructuring, the Company reviews the loan to determine if it is appropriate to continue the accrual of interest on the restructured loan.

With regards to determination of the amount of the allowance for credit losses, TDRs are considered to be impaired. As a result, the determination of the amount of impaired loans for each portfolio segment within troubled debt restructurings is the same as detailed previously.

Lender Reserve Account

Certain loan sale transactions with the Federal Home Loan Bank of Cincinnati (FHLB) provide for the establishment of a Lender Reserve Account (LRA). The LRA consists of amounts withheld from loan sale proceeds by the FHLB for absorbing inherent losses that are probable on those sold loans. These withheld funds are an asset to the Company as they are scheduled to be paid to the Company in future years, net of any credit losses on those loans sold. The receivables are initially measured at fair value. The fair value is estimated by discounting the expected cash flows over the life of each master commitment contract. The accretable yield is amortized over the life of the master commitment contract. Expected cash flows are re-evaluated at each measurement date. If there is an adverse change in expected cash flows, the accretable yield would be adjusted on a prospective basis and the asset evaluated for impairment.

Premises and Equipment

Depreciable assets are stated at cost, less accumulated depreciation. Depreciation is charged to expense using the straight-line method over the estimated useful lives of the assets.

The estimated useful lives for each major depreciable classification of premises and equipment are as follows:

Buildings and improvements	15-40 years
Equipment	3-5 years

F-13

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

Federal Home Loan Bank Stock

Federal Home Loan Bank stock is a required investment for institutions that are members of the Federal Home Loan Bank system. The required investment in the common stock is based on a predetermined formula, carried at par and evaluated for impairment.

Foreclosed Assets Held for Sale

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value, less estimated costs to sell at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value, less estimated costs to sell. Revenue and expenses from operations and changes in the valuation allowance are included in net noninterest expense from foreclosed assets. There were no valuation allowances established during the six months ended June 30, 2019 and the years ended December 31, 2018 or 2017.

Mortgage Servicing Rights

Mortgage servicing assets are recognized separately when rights are acquired through sale of financial assets. Under the servicing assets and liabilities accounting guidance (ASC 860-50 Transfers and Servicing), servicing rights resulting from the sale of loans originated by the Company are initially measured at fair value at the date of transfer. The Company subsequently measures each class of servicing asset using the fair value method. Under the fair value method, the servicing rights are carried in the balance sheet at fair value and the changes in fair value are reported in earnings in the period in which the changes occur.

Fair value is based on a valuation model that calculates the present value of estimated future net servicing income. The valuation model incorporates assumptions that market participants would use in estimating future net servicing income, such as the cost to service, the discount rate, the custodial earnings rate, an inflation rate, ancillary income, prepayment speeds and default rates and losses. These variables change from quarter to quarter as market conditions and projected interest rates change, and may have an adverse impact on the value of the mortgage servicing rights and may result in a reduction or addition to noninterest income.

Servicing fee income is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal or a fixed amount per loan and are recorded as income when earned.

Employee Stock Ownership Plan (“ESOP”)

The cost of ESOP shares acquired, but not yet earned, is shown as a reduction of stockholders’ equity. Compensation expense is based on the market price of shares as they are committed to be released to participant accounts and the shares become outstanding for earnings per share computations. Dividends on allocated ESOP shares reduce retained earnings; dividends on unearned ESOP shares are used to reduce annual ESOP debt service. As of both June 30, 2019 and December 31, 2018, 17,972 shares have been allocated to eligible participants in the ESOP. (See Note 13 – Employee and Director Benefits).

F-14

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

Income Taxes

The Company accounts for income taxes in accordance with income tax accounting guidance (ASC 740, Income Taxes). The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Uncertain tax positions are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to management’s judgment.

If necessary, the Company recognizes interest and penalties on income taxes as a component of income tax expense.

With a few exceptions, the Company is no longer subject to examinations by tax authorities for years before 2016. As of June 30, 2019, December 31, 2018 and December 31, 2017, the Company had no uncertain tax positions.

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income (loss), net of applicable income taxes. Other comprehensive income (loss) includes unrealized gains (losses) on available-for-sale securities and changes in the funded status of the directors’ retirement plan.

F-15

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

Earnings Per Share

Basic earnings per share (“EPS”) allocated to common shareholders is calculated using the two-class method and is computed by dividing net income allocated to common shareholders by the weighted average number of common shares outstanding during the period. The two-class method is an earnings allocation formula the determines the EPS for each class of common stock and participating securities according to dividends distributed and participation rights in ther undistributed earnings. Diluted EPS is adjusted for dilutive effects of stock-based compensation and is calculated using the two-class method or treasury method. The average number of common shares outstanding is increased to include the number of shares that would have been outstanding if all potentially dilutive common stock equivalents were issued during the period, as well as for any adjustment to income that would result from the assumed issuance.

Unallocated common shares held by the Company’s ESOP are shown as a reduction in stockholders’ equity and are excluded from weighted-average common shares outstanding for both basic and diluted earnings per share calculations until they are committed to be released.

Subsidiary and Other Activities

The Bank had no subsidiaries at June 30, 2019, December 31, 2018 and 2017.

Note 2:	Merger

On April 18, 2018, Cincinnati Federal and Kentucky Federal Savings and Loan Association (“Kentucky Federal”) signed an Agreement and Plan of Merger, pursuant to which Kentucky Federal merged with and into Cincinnati Federal effective October 12, 2018.

On the effective date of the merger, the Company issued from its authorized but unissued shares of common stock, 63,382 shares of common stock to CF Mutual Holding Company. The number of shares issued was in consideration of Kentucky Federal’s appraised value. At closing, Kentucky Federal Board of Director, Philip Wehrman, was added to the Boards of Directors of CF Mutual Holding Company, Cincinnati Bancorp and Cincinnati Federal. The reason for the merger was to achieve scale and efficiency in operations, as well as, expanding market share.

F-16

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

The merger with Kentucky Federal was accounted for using the acquisition method of accounting and, accordingly, assets acquired, liabilities assumed, and consideration paid were recorded at their estimated fair values as of the merger date. The following table summarizes the fair value recorded as of October 12, 2018:

	Amount	Fair Value	Fair Value
	Recorded	Adjustments	Recorded
Consideration Paid:

Fair value of total consideration transferred (common shares issued)	$1,240,001	$-	$1,240,001

Identifiable Assets Acquired:

Cash and cash equivalents	2,224,645	-	2,224,645
Interest-bearing time deposits	3,580,000	-	3,580,000
Investment securities	5,280,000	(280,107)	4,999,893
Federal Home Loan Bank Stock	1,543,300	-	1,543,300
Net loans receivable	16,159,521	164,074	16,323,595
Premises & Equipment, net	194,202	772,700	966,902
Core deposit and other intangibles	-	221,193	221,193
Other real estate owned	132,590	(33,000)	99,590
Other assets	895,044	(35,718)	859,326

Total identifiable assets acquired	30,009,302	809,142	30,818,444

Liabilities Assumed:

Deposits	26,475,279	3,739	26,479,018
Federal Home Loan Bank advances	343,242	-	343,242
Deferred taxes	41,947	176,636	218,583
Other Liabilities	345,260	-	345,260

Total liabilities assumed	27,205,728	180,375	27,386,103

Total identified net assets acquired	2,803,574	628,767	3,432,341

Gain on merger	$1,563,573	$628,767	$2,192,340

As permitted by ASC No. 805-10-25, Business Combinations, the above estimates may be adjusted up to one year after closing date of the acquisition to reflect any new information obtained about facts and circumstances existing at the acquisition date. Any changes in the estimated fair values will be recognized in the period the adjustment is identified.

The assets acquired and liabilities assumed have been accounted for under the acquisition method of accounting. The assets and liabilities, both tangible and intangible, were recorded at their fair values as of October 12, 2018 based on management’s best estimate using the information available at acquisition date. The application of purchase accounting resulted in a bargain purchase gain of approximately $2.2 million. The driver of the gain on merger is the mutual ownership structure of Kentucky Federal. The number of institutions that could merge with Kentucky Federal was limited and the mutual holding company structure of Cincinnati Bancorp allowed the merger to occur.

F-17

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

The fair value for loans acquired from Kentucky Federal were estimated using cash flow projections based on remaining maturity and repricing terms. Cash flows were adjusted by estimated future credit losses and the rate of prepayments. Projected monthly cash flows were discounted to present value using a risk-adjusted market rate for similar loans. There was no carryover of Kentucky Federal’s allowance for loan losses associated with the loans that were acquired, as the loans were initially recorded at fair value on October 12, 2018. The Company acquired various loans in the acquisition for which none had evidence of deterioration of credit quality since origination. The fair value of assets includes loans with a fair value of $16,323,595. The gross principal and contractual interest due under the contracts is $16,419,786, of which $251,369 is expected to be uncollectible.

The core deposit intangible asset recognized is being amortized over its estimated life of approximately 10 years using the straight-line method.

Direct acquisition and integration costs were expensed as incurred and totaled approximately $18,000 and $82,000 for the six months ended June 30, 2019 and June 30, 2018 and $577,000 for the year ended December 31, 2018. These items were recorded as merger-related expenses on the consolidated statements of income.

The Company has determined that it is impractical to report amounts of revenue and earnings of Kentucky Federal since the acquisition date, October 12, 2018. The back-office systems conversion of the combined entity took place October 12, 2018. Accordingly, reliable and separate complete revenue and earnings information are no longer available. The following table presents unaudited pro forma information as if the acquisition of Kentucky Federal had occurred on January 1, 2017. The table below does not include merger-related expenses, including data conversion costs. The pro forma information does not necessarily reflect the results of operations that would have occurred had the merger with Kentucky Federal been completed at the beginning of the periods presented. Furthermore, the unaudited pro forma information does not reflect management’s estimate of any revenue enhancement opportunities or anticipated operational cost savings.

The following table presents selected unaudited pro forma financial information reflecting the merger assuming it was completed as of January 1, 2017. The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the financial results of the combined companies had the merger actually been completed at the beginning of the period presented, nor does it indicate future results for any other interim or full fiscal year period. Pro forma basic and fully diluted earnings per share were calculated using the Company’s actual weighted average shares outstanding for the periods presented, plus the incremental shares issued, assuming the merger occurred at the beginning of the periods presented. The unaudited pro forma information is based on the actual financial statements of the Company for the period presented.

F-18

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

	Pro Forma Data (Unaudited)
	For the year ended December 31,
	2018	2017
	(In thousands, except per share data)
Net interest income	$5,586	$5,230

Non-interest income	5,036	2,700

Non-interest expense	7,798	7,028

Net income	$454	$875

Pro forma earnings per share:
Basic	$0.27	$0.50
Diluted	$0.27	$0.50

F-19

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

Note 3:	Securities

The amortized cost and approximate fair values, together with gross unrealized gains and losses, of securities are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-Sale Securities:

June 30, 2019 (Unaudited):
Mortgage-backed securities of government sponsored entities	$424,388	$4,095	$(1,145)	$427,338

December 31, 2018:
Mortgage-backed securities of government sponsored entities	$629,447	$3,806	$(2,892)	$630,361

December 31, 2017:
Mortgage-backed securities of government sponsored entities	$909,161	$4,470	$(3,409)	$910,222

Proceeds from the sale of available-for-sale securities were $4,999,893 for the year ended December 31, 2018. No gains or losses were realized. There were no sales of available-for-sale securities for the six months ended June 30, 2019 or for the year ended December 31, 2017.

The total fair value of investments at June 30, 2019, December 31, 2018 and 2017, reported at less than historical cost was $264,226, $512,303 and $785,539, respectively, which are approximately 62%, 81% and 86%, of the Company’s investment portfolio at those respective dates. The decline primarily resulted from changes in market interest rates.

Expected maturities on mortgage-backed securities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties. At June 30, 2019, December 31, 2018 and 2017, the Company’s investments consisted entirely of mortgage-backed securities which are not due at a single maturity date.

F-20

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

The following tables show the gross unrealized losses and fair value of the Company’s investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment class and length of time that individual securities have been in a continuous unrealized loss position at June 30, 2019, December 31, 2018 and 2017:

	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
June 30, 2019 (Unaudited):
Mortgage-backed securities of government sponsored entities	$-	$-	$264,226	$(1,145)	$264,226	$(1,145)

December 31, 2018:
Mortgage-backed securities of government sponsored entities	$-	$-	$512,303	$(2,892)	$512,303	$(2,892)

December 31, 2017:
Mortgage-backed securities of government sponsored entities	$785,539	$(3,409)	$-	$-	$785,539	$(3,409)

F-21

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

Note 4:	Loans and Allowance for Loan Losses

Categories of loans at June 30, 2019, and December 31, 2018 and 2017 include:

	June 30,	December 31,
	2019	2018	2017
	(Unaudited)
One to four family mortgage loans - owner occupied	$96,939,145	$93,659,520	$77,532,809
One to four family - investment	14,200,487	14,242,563	11,354,976
Multi-family mortgage loans	28,936,519	27,140,014	23,895,594
Nonresidential mortgage loans	18,310,267	18,930,426	18,138,584
Construction and land loans	8,268,086	7,293,737	6,173,341
Real estate secured lines of credit	11,365,518	11,373,975	11,713,943
Commercial loans	374,657	415,730	334,628
Other consumer loans	777,144	796,051	471,386
Total loans	179,171,823	173,852,016	149,615,261

Less:
Net deferred loan costs	(525,850)	(491,331)	(479,795)
Undisbursed portion of loans	2,133,089	2,573,244	1,714,766
Allowance for loan losses	1,404,988	1,405,072	1,360,072

Net loans	$176,159,596	$170,365,031	$147,020,218

Risk characteristics applicable to each segment of the loan portfolio are described as follows:

One to Four Family Mortgage Loans and Real Estate Secured Lines of Credit: The one to four family mortgage loans and real estate secured lines of credit are secured by owner-occupied one to four family residences. Repayment of these loans is primarily dependent on the personal income and credit rating of the borrowers. Credit risk in these loans can be impacted by economic conditions within the Company’s market areas that might impact either property values or a borrower’s personal income. Risk is mitigated by the fact that the loans are of smaller individual amounts and spread over a large number of borrowers.

One to Four Family Investment Property Loans: The one to four family investment property loans are secured by non-owner occupied one to four family residences. Repayment of these loans is primarily dependent on the net rental income and personal income of the borrowers. These loans are considered to be higher risk than owner occupied one to four family mortgage loans. Credit risk in these loans can be impacted by economic conditions within the Company’s market areas that might impact investment property vacancies, property values or a borrower’s personal income. Risk is mitigated by the fact that the loans are of smaller individual amounts and spread over a large number of borrowers.

F-22

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

Multi-Family and Nonresidential Mortgage Loans: These loans typically involve larger principal amounts, and repayment of these loans is generally dependent on the successful operations of the property securing the loan or the business conducted on the property securing the loan. These loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate. Credit risk in these loans may be impacted by the creditworthiness of a borrower, property values and the local economies in the Company’s market areas.

Construction and Land Loans: Land loans are usually based upon estimates of costs and estimated value of the completed project and include independent appraisal reviews and a financial analysis of the developers and property owners. Sources of repayment of these loans may include permanent loans, sales of developed property or an interim loan commitment from the Company until permanent financing is obtained. These loans are considered to be higher risk than other real estate loans due to their ultimate repayment being sensitive to interest rate changes, general economic conditions and the availability of long-term financing. Credit risk in these loans may be impacted by the creditworthiness of a borrower, property values and the local economies in the Company’s market areas.

Commercial Loans: The commercial portfolio includes loans to commercial customers for use in financing working capital needs, equipment purchases and expansions. The loans in this category are repaid primarily from the cash flow of a borrower’s principal business operation. Credit risk in these loans is impacted by creditworthiness of a borrower and the economic conditions that impact the cash flow stability from business operations.

Other Consumer Loans: The consumer loan portfolio consists of various term and line of credit loans such as automobile loans and loans for other personal purposes. Repayment for these types of loans will come from a borrower’s income sources that are typically independent of the loan purpose. Credit risk is impacted by consumer economic factors (such as unemployment and general economic conditions in the Company’s market area) and the creditworthiness of a borrower.

F-23

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

The following tables present the activity in the allowance for loan losses for the six month periods ended June 30, 2019 and 2018 and the years ended December 31, 2018 and 2017, and the recorded investment in loans based on portfolio segment and impairment method as of June 30, 2019, and December 31, 2018 and 2017:

	Six Months Ended June 30, 2019 (Unaudited)
	One- to Four- Family Mortgage Loans Owner Occupied	One- to Four- Family Mortgage Loans Investment	Multi-Family Mortgage Loans	Nonresidential Mortgage Loans	Construction & Land Loans	Real Estate Secured Lines of Credit	Commercial Loans	Other Consumer Loans	Total
Allowance for loan losses:
Balance, beginning of period	$456,630	$123,017	$224,384	$182,338	$100,187	$296,873	$9,001	$12,642	$1,405,072
Provision (credit) charged to expense	-	-	-	-	-	-	-	-	-
Losses charged off	-	-	-	-	-	-	-	(84)	(84)
Recoveries	-	-	-	-	-	-	-	-	-
Balance, end of period	$456,630	$123,017	$224,384	$182,338	$100,187	$296,873	$9,001	$12,558	$1,404,988

Ending balance: Individually evaluated for impairment	$-	$27,790	$-	$-	$-	$-	$-	$-	$27,790

Ending balance: Collectively evaluated for impairment	$456,630	$95,227	$224,384	$182,338	$100,187	$296,873	$9,001	$12,558	$1,377,198
Loans:
Ending balance	$96,939,145	$14,200,487	$28,936,519	$18,310,267	$8,268,086	$11,365,518	$374,657	$777,144	$179,171,823

Ending balance: Individually evaluated for impairment	$936,099	$756,142	$510,973	$75,852	$-	$86,897	$-	$-	$2,365,963

Ending balance: Collectively evaluated for impairment	$96,003,046	$13,444,345	$28,425,546	$18,234,415	$8,268,086	$11,278,621	$374,657	$777,144	$176,805,860

F-24

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

	Six Months Ended June 30, 2018 (Unaudited)
	One- to Four- Family Mortgage Loans Owner Occupied	One- to Four- Family Mortgage Loans Investment	Multi-Family Mortgage Loans	Nonresidential Mortgage Loans	Construction & Land Loans	Real Estate Secured Lines of Credit	Commercial Loans	Other Consumer Loans	Total
Allowance for loan losses:
Balance, beginning of period	$338,697	$171,674	$240,896	$196,811	$82,669	$312,638	$6,934	$9,753	$1,360,072
Provision (credit) charged to expense	84,745	(69,588)	11,940	11,436	(7,458)	(355)	(724)	4	30,000
Losses charged off	-	-	-	-	-	-	-	-	-
Recoveries	-	-	-	-	-	-	-	-	-
Balance, end of period	$423,442	$102,086	$252,836	$208,247	$75,211	$312,283	$6,210	$9,757	$1,390,072

	Year Ended December 31, 2018
	One- to Four- Family Mortgage Loans Owner Occupied	One- to Four- Family Mortgage Loans Investment	Multi-Family Mortgage Loans	Nonresidential Mortgage Loans	Construction & Land Loans	Real Estate Secured Lines of Credit	Commercial Loans	Other Consumer Loans	Total
Allowance for loan losses:
Balance, beginning of year	$338,697	$171,674	$240,896	$196,811	$82,669	$312,638	$6,934	$9,753	$1,360,072
Provision (credit) charged to expense	117,933	(48,657)	(16,512)	(14,473)	17,518	(15,765)	2,067	2,889	45,000
Losses charged off	-	-	-	-	-	-	-	-	-
Recoveries	-	-	-	-	-	-	-	-	-
Balance, end of year	$456,630	$123,017	$224,384	$182,338	$100,187	$296,873	$9,001	$12,642	$1,405,072

Ending balance: Individually evaluated for impairment	$-	$33,683	$9,055	$-	$-	$-	$-	$-	$42,738

Ending balance: Collectively evaluated for impairment	$456,630	$89,334	$215,329	$182,338	$100,187	$296,873	$9,001	$12,642	$1,362,334
Loans:
Ending balance	$93,659,520	$14,242,563	$27,140,014	$18,930,426	$7,293,737	$11,373,975	$415,730	$796,051	$173,852,016

Ending balance: Individually evaluated for impairment	$966,592	$699,630	$621,757	$151,096	$-	$48,467	$-	$-	$2,487,542

Ending balance: Collectively evaluated for impairment	$92,692,928	$13,542,933	$26,518,257	$18,779,330	$7,293,737	$11,325,508	$415,730	$796,051	$171,364,474

F-25

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

	Year Ended December 31, 2017
	One- to Four- Family Mortgage Loans Owner Occupied	One- to Four- Family Mortgage Loans Investment	Multi-Family Mortgage Loans	Nonresidential Mortgage Loans	Construction & Land Loans	Real Estate Secured Lines of Credit	Commercial Loans	Other Consumer Loans	Total
Allowance for loan losses:
Balance, beginning of year	$413,194	$129,628	$175,295	$167,431	$64,297	$364,191	$11,916	$312	$1,326,264
Provision (credit) charged to expense	(78,305)	42,046	65,601	29,380	18,372	(51,553)	(4,982)	9,441	30,000
Losses charged off	-	-	-	-	-	-	-	-	-
Recoveries	3,808	-	-	-	-	-	-	-	3,808
Balance, end of year	$338,697	$171,674	$240,896	$196,811	$82,669	$312,638	$6,934	$9,753	$1,360,072

Ending balance: Individually evaluated for impairment	$-	$42,396	$9,055	$-	$-	$-	$-	$-	$51,451

Ending balance: Collectively evaluated for impairment	$338,697	$129,278	$231,841	$196,811	$82,669	$312,638	$6,934	$9,753	$1,308,621
Loans:
Ending balance	$77,532,809	$11,354,976	$23,895,594	$18,138,584	$6,173,341	$11,713,943	$334,628	$471,386	$149,615,261

Ending balance: Individually evaluated for impairment	$747,022	$1,068,714	$632,447	$179,558	$-	$39,687	$-	$-	$2,667,428

Ending balance: Collectively evaluated for impairment	$76,785,787	$10,286,262	$23,263,147	$17,959,026	$6,173,341	$11,674,256	$334,628	$471,386	$146,947,833

F-26

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

The Company has adopted a standard grading system for all loans.

Definitions are as follows:

Prime (1) loans are of superior quality with excellent credit strength and repayment ability proving a nominal credit risk.

Good (2) loans are of above average credit strength and repayment ability proving only a minimal credit risk.

Satisfactory (3) loans are of reasonable credit strength and repayment ability proving an average credit risk due to one or more underlying weaknesses.

Acceptable (4) loans are of the lowest acceptable credit strength and weakened repayment ability providing a cautionary credit risk due to one or more underlying weaknesses. New borrowers are typically not underwritten within this classification.

Special Mention (5) loans have potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or in the Company’s credit position at some future date. Special mention loans are not adversely classified and do not expose the Company to sufficient risk to warrant adverse classification. Ordinarily, special mention credits have characteristics which corrective management action would remedy.

Substandard (6) loans are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

Doubtful (7) loans have all the weaknesses inherent in those classified Substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of current known facts, conditions and values, highly questionable and improbable.

Loss (8) loans are considered uncollectible and of such little value that their continuance as bankable assets is not warranted. This classification does not mean that the loan has absolutely no recovery or salvage value but rather it is not practical or desirable to defer writing off even though partial recovery may be affected in the future.

F-27

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

The following tables present the credit risk profile of the Company’s loan portfolio based on internal rating category and payment activity as of June 30, 2019, December 31, 2018 and 2017:

	June 30, 2019 (Unaudited)
	One- to Four- Family Mortgage Loans - Owner Occupied	One- to Four- Family Mortgage Loans - Investment	Multi-Family Mortgage Loans	Nonresidential Mortgage Loans	Construction & Land Loans	Real Estate Secured Lines of Credit	Commercial Loans	Other Consumer Loans	Total
Pass	$96,431,659	$13,389,763	$28,425,546	$17,707,942	$8,268,086	$11,180,178	$374,657	$777,144	$176,554,975
Special mention	-	617,505	137,035	602,325	-	23,999	-	-	1,380,864
Substandard	507,486	193,219	373,938	-	-	161,341	-	-	1,235,984
Doubtful	-	-	-	-	-	-	-	-	-
Loss	-	-	-	-	-	-	-	-	-

Total	$96,939,145	$14,200,487	$28,936,519	$18,310,267	$8,268,086	$11,365,518	$374,657	$777,144	$179,171,823

F-28

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

	December 31, 2018
	One- to Four- Family Mortgage Loans - Owner Occupied	One- to Four- Family Mortgage Loans - Investment	Multi-Family Mortgage Loans	Nonresidential Mortgage Loans	Construction & Land Loans	Real Estate Secured Lines of Credit	Commercial Loans	Other Consumer Loans	Total
Pass	$92,776,661	$13,010,425	$26,509,203	$18,234,663	$7,293,737	$11,225,481	$415,730	$795,523	$170,261,423
Special mention	-	1,101,684	138,723	627,934	-	26,000	-	-	1,894,341
Substandard	882,859	130,454	492,088	67,829	-	122,494	-	528	1,696,252
Doubtful	-	-	-	-	-	-	-	-	-
Loss	-	-	-	-	-	-	-	-	-

Total	$93,659,520	$14,242,563	$27,140,014	$18,930,426	$7,293,737	$11,373,975	$415,730	$796,051	$173,852,016

	December 31, 2017
	One- to Four- Family Mortgage Loans - Owner Occupied	One- to Four- Family Mortgage Loans - Investment	Multi-Family Mortgage Loans	Nonresidential Mortgage Loans	Construction & Land Loans	Real Estate Secured Lines of Credit	Commercial Loans	Other Consumer Loans	Total
Pass	$77,239,158	$9,723,639	$23,254,092	$17,341,292	$6,173,341	$11,021,251	$334,628	$471,386	$145,558,787
Special mention	-	384,819	-	617,734	-	489,700	-	-	1,492,253
Substandard	293,651	1,246,518	641,502	179,558	-	202,992	-	-	2,564,221
Doubtful	-	-	-	-	-	-	-	-	-
Loss	-	-	-	-	-	-	-	-	-

Total	$77,532,809	$11,354,976	$23,895,594	$18,138,584	$6,173,341	$11,713,943	$334,628	$471,386	$149,615,261

The pass portfolio within the tables above consists of loans graded Prime (1) through Acceptable (4).

The Company evaluates the loan risk grading system definitions and the allowance for loan losses methodology on an ongoing basis. No significant changes were made to either during the six months ended June 30, 2019 and the year ended December 31, 2018.

F-29

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

The following tables present the Company’s loan portfolio aging analysis of the recorded investment in loans as of June 30, 2019, December 31, 2018 and December 31, 2017:

	June 30, 2019 (Unaudited)
	30-59 Days Past Due	60-89 Days Past Due	90 Days and Greater Past Due	Total Past Due	Current	Total Loans Receivable	Total Loans > 90 Days Past Due & Accruing
One to Four-family mortgage loans	$134,960	$-	$53,367	$188,327	$96,750,818	$96,939,145	$-
One to Four Family - Investment	-	-	127,577	127,577	14,072,910	14,200,487	-
Multi-family mortgage loans	-	-	-	-	28,936,519	28,936,519	-
Nonresidential mortgage loans	-	-	-	-	18,310,267	18,310,267	-
Construction & land loans	-	-	-	-	8,268,086	8,268,086	-
Real estate secured lines of credit	27,795	-	-	27,795	11,337,723	11,365,518	-
Commercial Loans	-	-	-	-	374,657	374,657	-
Other consumer loans	-	-	-	-	777,144	777,144	-

Total	$162,755	$-	$180,944	$343,699	$178,828,124	$179,171,823	$-

F-30

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

	December 31, 2018
	30-59 Days Past Due	60-89 Days Past Due	90 Days and Greater Past Due	Total Past Due	Current	Total Loans Receivable	Total Loans > 90 Days Past Due & Accruing
One to Four-family mortgage loans	$158,932	$86,900	$676,024	$921,856	$92,737,664	$93,659,520	$-
One to Four Family - Investment	-	-	-	-	14,242,563	14,242,563	-
Multi-family mortgage loans	-	-	-	-	27,140,014	27,140,014	-
Nonresidential mortgage loans	-	-	67,829	67,829	18,862,597	18,930,426	-
Construction & land loans	-	-	-	-	7,293,737	7,293,737	-
Real estate secured lines of credit	9,634	-	-	9,634	11,364,341	11,373,975	-
Commercial Loans	-	-	-	-	415,730	415,730	-
Other consumer loans	-	-	528	528	795,523	796,051	-

Total	$168,566	$86,900	$744,381	$999,847	$172,852,169	$173,852,016	$-

	December 31, 2017
	30-59 Days Past Due	60-89 Days Past Due	90 Days and Greater Past Due	Total Past Due	Current	Total Loans Receivable	Total Loans > 90 Days Past Due & Accruing
One to Four-family mortgage loans	$92,143	$-	$144,357	$236,500	$77,296,309	$77,532,809	$-
One to Four Family - Investment	-	-	8,755	8,755	11,346,221	11,354,976	-
Multi-family mortgage loans	-	-	-	-	23,895,594	23,895,594	-
Nonresidential mortgage loans	-	-	-	-	18,138,584	18,138,584	-
Construction & land loans	-	-	-	-	6,173,341	6,173,341	-
Real estate secured lines of credit	80,000	-	-	80,000	11,633,943	11,713,943	-
Commercial Loans	-	-	-	-	334,628	334,628	-
Other consumer loans	-	-	-	-	471,386	471,386	-

Total	$172,143	$-	$153,112	$325,255	$149,290,006	$149,615,261	$-

A loan is considered impaired, in accordance with the impairment accounting guidance (ASC 310, Receivables), when based on current information and events, it is probable the Company will be unable to collect all amounts due from the borrower in accordance with the contractual terms of the loan. Impaired loans include nonperforming commercial loans but also include loans modified in TDRs.

F-31

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

The following tables present impaired loans at June 30, 2019 and for the six months ended June 30, 2019 and 2018:

				For the Six Months Ended June 30,
	As of June 30, 2019			2019		2018
				(Unaudited)
	Recorded Balance	Unpaid Principal Balance	Specific Allowance	Average Investment in Impaired Loans	Interest Income Recognized	Average Investment in Impaired Loans	Interest Income Recognized
Loans without a specific valuation allowance
One- to four-family mortgage loans	$936,099	$936,099	$-	$963,335	$26,902	$1,019,702	$15,804
One to Four family - Investment	435,881	435,881	-	439,385	10,152	559,589	15,132
Multi-family mortgage loans	510,973	510,973	-	512,891	16,769	521,264	17,239
Nonresidential mortgage loans	75,852	75,852	-	79,530	2,415	190,212	5,877
Construction & Land loans	-	-	-	-	-	-	-
Real estate secured lines of credit	86,897	86,897	-	88,486	2,563	51,579	1,417
Commercial Loans	-	-	-	-	-	-	-
Other consumer loans	-	-	-	-	-	-	-
Loans with a specific valuation allowance
One- to four-family mortgage loans	-	-	-	-	-	-	-
One to Four family - Investment	320,261	348,051	27,790	354,016	10,786	481,712	11,755
Multi-family mortgage loans	-	-	-	-	-	118,250	3,453
Nonresidential mortgage loans	-	-	-	-	-	-	-
Construction & Land loans	-	-	-	-	-	-	-
Real estate secured lines of credit	-	-	-	-	-	-	-
Commercial Loans	-	-	-	-	-	-	-
Other consumer loans	-	-	-	-	-	-	-

	$2,365,963	$2,393,753	$27,790	$2,437,643	$69,587	$2,942,308	$70,677

F-32

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

The following tables present impaired loans at and for the years ended December 31, 2018 and 2017:

	December 31, 2018
	Recorded Balance	Unpaid Principal Balance	Specific Allowance	Average Investment in Impaired Loans	Interest Income Recognized
Loans without a specific valuation allowance
One- to four-family mortgage loans	$966,592	$966,592	$-	$975,511	$33,914
One to Four family - Investment	315,393	315,393	-	322,564	39,833
Multi-family mortgage loans	514,993	514,993	-	519,339	47,559
Nonresidential mortgage loans	151,096	151,096	-	165,871	5,996
Construction & land loans	-	-	-	-	-
Real estate secured lines of credit	48,467	48,467	-	50,820	3,114
Commercial loans	-	-	-	-	-
Other consumer loans	-	-	-	-	-
Loans with a specific valuation allowance
One- to four-family mortgage loans	-	-	-	-	-
One to Four family - Investment	384,237	417,920	33,683	427,874	22,775
Multi-family mortgage loans	106,764	115,819	9,055	117,578	8,499
Nonresidential mortgage loans	-	-	-	-	-
Construction & land loans	-	-	-	-	-
Real estate secured lines of credit	-	-	-	-	-
Commercial loans	-	-	-	-	-
Other consumer loans	-	-	-	-	-

	$2,487,542	$2,530,280	$42,738	$2,579,557	$161,690

	December 31, 2017
	Recorded Balance	Unpaid Principal Balance	Specific Allowance	Average Investment in Impaired Loans	Interest Income Recognized
Loans without a specific valuation allowance
One- to four-family mortgage loans	$747,022	$747,022	$-	$753,098	$28,104
One to Four family - Investment	574,375	574,375	-	587,247	34,059
Multi-family mortgage loans	522,818	522,818	-	522,817	38,940
Nonresidential mortgage loans	179,558	179,558	-	186,670	12,352
Construction & land loans	-	-	-	-	-
Real estate secured lines of credit	39,687	39,687	-	42,229	3,540
Commercial loans	-	-	-	-	-
Other consumer loans	-	-	-	-	-
Loans with a specific valuation allowance
One- to four-family mortgage loans	-	-	-	-	-
One to Four family - Investment	494,339	536,735	42,396	546,369	25,911
Multi-family mortgage loans	109,629	118,684	9,055	120,196	8,153
Nonresidential mortgage loans	-	-	-	-	-
Construction & land loans	-	-	-	-	-
Real estate secured lines of credit	-	-	-	-	-
Commercial loans	-	-	-	-	-
Other consumer loans	-	-	-	-	-

	$2,667,428	$2,718,879	$51,451	$2,758,626	$151,059

F-33

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

Interest income recognized on a cash basis was not materially different than interest income recognized.

The following table presents the Company’s nonaccrual loans at June 30, 2019 and December 31, 2018 and 2017. This table excludes accruing TDRs.

	June 30,	December 31,
	2019	2018	2017
	(Unaudited)
One- to four-family mortgage loans	$176,286	$676,024	$144,357
One to four family - Investment	127,577	-	8,755
Multi-family mortgage loans	-	-	-
Nonresidential mortgage loans	-	67,829	-
Construction and land loans	-	-	-
Real estate secured lines of credit	-	-	-
Commercial loans	-	-	-
Other consumer loans	-	528	-

Total	$303,863	$744,381	$153,112

F-34

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

The Company had no restructured loans that were identified as TDRs during the years ended December 31, 2018 and 2017. There were two newly classified TDRs during the six months ended June 30, 2019. The following tables present the new classified TDRs at June 30, 2019:

June 30, 2019 (Unaudited)
	Number of Loans	Pre-Modification Recorded Balance	Post-Modification Recorded Balance
Mortgage loans on real estate:
Residential 1-4 family - Owner Occupied	2	$114,018	$143,173
Residential 1-4 family - Investment	-	-	-
Multifamily	-	-	-
Nonresidential mortgage loans	-	-	-
Construction & land loans	-	-	-
Real estate secured lines of credit	-	-	-
Commercial loans	-	-	-
Consumer loans	-	-	-

	2	$114,018	$143,173

F-35

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

Newly restructured loans by type of modification are as follows for the six months ended June 30, 2019:

June 30, 2019 (Unaudited)
	Interest Only	Term	Combination	Total Modification
Mortgage loans on real estate:
Residential 1-4 family - Owner Occupied	$-	$-	$102,340	$102,340
Residential 1-4 family - Investment	-	-	-	-
Multifamily	-	-	-	-
Nonresidential mortgage loans	-	-	-	-
Construction & land loans	-	-	-	-
Real estate secured lines of credit	40,833	-	-	40,833
Commercial loans	-	-	-	-
Consumer loans	-	-	-	-

	$40,833	$-	$102,340	$143,173

The Company had no TDRs modified during the six months ended June 30, 2019 and the years ended December 31, 2018 and December 31, 2017 that subsequently defaulted.

As of June 30, 2019, borrowers with loans designated as TDRs and totaling $707,000 of residential real estate loans and $511,000 of multifamily loans, met the criteria for placement back on accrual status. This criteria is a minimum of six consecutive months of payment performance under existing or modified terms.

There were no foreclosed properties at June 30, 2019. There were three foreclosed residential real estate properties at December 31, 2018, totaling $102,100 net of valuation allowances. There was one consumer mortgage loan in process of foreclosure at June 30, 2019, with a balance of $53,000, and there were three consumer mortgage loans in the process of foreclosure at December 31, 2018 totaling $301,000.

F-36

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

Note 5:  Premises and Equipment

Major classifications of premises and equipment, stated at cost, are as follows:

	June 30,	December 31,
	2019	2018	2017
	(Unaudited)
Land	$720,971	$720,971	$596,762
Buildings and improvements	4,412,275	4,344,614	3,508,083
Furniture and equipment	957,768	938,717	870,964
	6,091,014	6,004,302	4,975,809
Less accumulated depreciation	(2,692,801)	(2,597,117)	(2,450,325)

Net premises and equipment	$3,398,213	$3,407,185	$2,525,484

Depreciation expense was approximately $96,000 and $68,000 for the six months ended June 30, 2019 and 2018, and approximately $146,000 and $137,000 for the years ended December 31, 2018 and 2017, respectively.

Note 6:  Loan Servicing

Loans serviced for others are not included in the accompanying balance sheets. The risks inherent in mortgage servicing assets relate primarily to changes in prepayments that result from shifts in mortgage interest rates. The unpaid principal balance of residential mortgage loans serviced for others was $101,492,469, $99,414,705 and $82,923,341 at June 30, 2019, December 31, 2018 and 2017, respectively.

The following summarizes the activity in mortgage servicing rights measured using the fair value method for the six months ended June 30, 2019 and 2018, and years ended December 31, 2018 and December 31, 2017:

	Six Months Ended June 30,		Year Ended December 31,
	2019	2018	2018	2017
	(Unaudited)
Fair value as of the beginning of the period	$1,252,740	$909,821	$909,821	$730,164
Recognition of mortgage servicing rights on the sale of loans	100,301	105,183	309,712	193,792
Changes in fair value due to changes in valuation inputs or assumptions used in the valuation model	45,252	69,650	33,207	(14,135)

Fair value at the end of the period	$1,398,293	$1,084,654	$1,252,740	$909,821

F-37

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

Contractually specified servicing fees were approximately $123,000 and $110,000, for the six months ended June 30, 2019 and 2018, and $256,000 and $194,000 for the years ended December 31, 2018 and December 31, 2017, respectively.

Certain loan sale transactions with the FHLB provide for establishment of an LRA. The LRA consists of amounts withheld from the loan sale proceeds by the FHLB for absorbing potential losses on those loans sold. These withheld funds are an asset to the Company as they are scheduled to be paid to the Company in future years, net of any credit losses on those loans sold. The LRA funds withheld to settle these potential losses totaled approximately $2,708,000, $2,722,000 and $2,661,000 at June 30, 2019, December 31, 2018 and December 31, 2017, respectively; however, these receivables are recorded at fair value at the time of sale, which includes consideration of potential credit losses, at the time of the establishment of the LRA. In the event that the credit losses do not exceed the withheld funds, the LRA agreements provide for payment of these funds to the Company in seven annual installments beginning five years after the sale date or in 26 annual installments, beginning five years after the sale date. The carrying value of the LRA is equal to the initial fair value plus an interest component less any cash receipts, which totaled approximately $1,584,000, $1,703,000 and $1,709,000 at June 30, 2019, December 31, 2018 and December 31, 2017, respectively. The Company had mandatory delivery contracts outstanding of $7.9 million and $2.6 million as of June 30, 2019 and December 31, 2018, respectively.

Note 7:  Time Deposits

Time deposits in denominations of $250,000 or more were approximately $4,994,000, $5,333,000 and $6,849,700 at June 30, 2019, December 31, 2018 and December 31, 2017, respectively. Deposit accounts in excess of $250,000 are not insured by the FDIC.

At June 30, 2019, December 31, 2018 and December 31, 2017, the scheduled maturities of time deposits were as follows:

	June 30,	December 31,
	2019	2018	2017
	(Unaudited)
One year or less	$40,970,186	$49,799,669	$33,273,570
Over one year to two years	18,982,706	13,936,624	22,444,847
Over two years to three years	9,756,910	10,332,065	6,120,937
Over three years to four years	3,707,049	3,488,891	4,364,522
Over four years to five years	2,540,796	2,989,892	929,422
Thereafter	1,785	1,769	17,972

	$75,959,432	$80,548,910	$67,151,270

F-38

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

Interest expense during the six months ended June 30, 2019 and 2018, and years ended December 31, 2018 and 2017, for each major category of deposits was as follows:

	Six Months Ended June 30,		Year Ended December 31,
	2019	2018	2018	2017
	(Unaudited)
Deposit Type:

Savings	$74,756	$17,706	$65,297	$20,453
Interest Bearing Demand	72,740	64,474	134,405	71,454
Certificates of Deposit	784,607	558,625	1,229,600	919,250

Total	$932,103	$640,805	$1,429,302	$1,011,157

Note 8:  Federal Home Loan Bank Advances

FHLB advances are secured by a blanket pledge of qualifying mortgage loans totaling approximately $125,555,575, $116,337,520 and $101,932,900 and the Company’s investment in FHLB stock at June 30, 2019, December 31, 2018 and December 31, 2017, respectively. Advances, at interest rates ranging from 1.01% to 3.12%, are subject to restrictions or penalties in the event of prepayment.

F-39

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

Aggregate annual maturities of FHLB advances at June 30, 2019, December 31, 2018 and 2017 are as follows:

	June 30,	December 31,
	2019	2018	2017
	(Unaudited)
One year or less	$19,771,000	$15,450,000	$21,634,000
Over one year to two years	6,738,152	8,538,152	10,650,000
Over two years to three years	9,200,000	2,600,000	2,038,152
Over three years to four years	3,000,000	2,000,000	-
Over four years to five years	2,612,000	-	-
	41,321,152	28,588,152	34,322,152
Deferred prepayment penalty, net of amortization	(5,400)	(7,714)	(12,342)

	$41,315,752	$28,580,438	$34,309,810

During 2014 and previous years, the Company prepaid certain FHLB advances which resulted in prepayment penalties. There were no prepayments that resulted in prepayment penalties in any periods presented.

At June 30, 2019 and December 31, 2018, we had $41.3 million and $28.6 million outstanding in advances from the FHLB-Cincinnati, respectively, and had capacity to borrow approximately an additional $51.3 million and $52.5 million from the FHLB-Cincinnati at those respective dates, based on our collateral capacity. We had an additional $11.5 million on lines of credit with three commercial banks. No amount was outstanding on these lines at June 30, 2019 and December 31, 2018.

F-40

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

Note 9: Income Taxes

The provision for income taxes includes these components for the six months ended June 30, 2019 and 2018 and the years ended December 31, 2018 and 2017. A reconciliation of income tax expense at the statutory rate to the Company’s actual income tax expense is shown below:

	Six Months Ended June 30,		Year Ended December 31,
	2019	2018	2018	2017
	(Unaudited)
Taxes currently payable	$(31,674)	$(467,812)	$46,232	$215,770
Deferred income taxes	74,554	572,947	145,046	(182,175)

Income tax expense	$42,880	$105,135	$191,278	$33,595

	Six Months Ended June 30,		Year Ended December 31,
	2019	2018	2018	2017
	(Unaudited)
Computed at the statutory rate	$78,316	$98,703	$523,447	$309,004
Increase (decrease) resulting from:
Effect of gain on merger with Kentucky Federal	-	-	(460,391)	-
Deferred tax re-valuation	-	-	-	(229,969)
Bank-owned life insurance	(9,432)	(7,749)	(15,598)	(27,771)
Merger expenses	-	17,260	59,681	-
Other	(26,004)	(3,079)	84,139	(17,669)

Actual tax expense	$42,880	$105,135	$191,278	$33,595

F-41

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

A reconciliation between the statutory income tax and the Company's effective tax rate follows:

	Six Months Ended June 30,		Year Ended December 31,
	2019	2018	2018	2017
	(Unaudited)
Computed at the statutory rate	21.00%	21.00%	21.00%	34.00%
Increase (decrease) resulting from:
Effect of gain on merger with Kentucky Federal	-	-	(18.47%)	-
Change in effective tax rate	-	-	-	(25.30%)
Bank-owned life insurance	(2.53%)	(1.65%)	(0.63%)	(3.06%)
Merger expenses	-	3.67%	2.39%	-
Other	(6.97%)	(0.65%)	3.38%	(1.94%)

Effective tax rate	11.50%	22.37%	7.67%	3.70%

F-42

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

The tax effects of temporary differences related to deferred taxes shown on the balance sheets at June 30, 2019, December 31, 2018 and December 31, 2017 were:

	June 30,	December 31,
	2019	2018	2017
Deferred tax assets
Allowance for loan losses	$295,047	$277,403	$267,953
Loans held for sale	18,203	5,437	12,000
Directors' Retirement Plan	109,869	102,287	92,533
Net operating loss	244,401	244,401
Other	(8,287)	19,161	36,914
	659,233	648,689	409,400
Deferred tax liabilities
Deferred loan costs	(110,429)	(105,737)	(100,757)
Prepaid penalties on FHLB advances	(1,134)	(1,620)	(2,592)
Dividends on FHLB stock	(332,211)	(332,211)	(103,227)
Mortgage servicing rights	(293,642)	(263,075)	(191,062)
FHLB lender risk account receivable	(332,546)	(357,688)	(358,805)
Depreciation	(183,604)	(183,604)	(15,116)
Unrealized gains on available-for-sale securities	(619)	(192)	(223)
Valuation allowance	(19,322)	(19,322)	-
Other	(211,438)	(135,971)	-
	(1,484,945)	(1,399,420)	(771,782)

Net deferred tax liability	$(825,712)	$(750,731)	$(362,382)

On December 22, 2017, federal tax reform legislation commonly known as the Tax Cuts and Jobs Act (the “Tax Act”) was enacted into law, resulting in significant modifications to existing federal tax law. As a result of the changes under the Tax Act, the Company recorded an incremental income tax benefit of $229,969 during the year ended December 31, 2017, which consisted primarily of the re-measurement of deferred tax assets and liabilities at the new federal statutory rate of 21%. Prior to the enactment of the Tax Act, deferred tax assets and liabilities were measured at the previous federal statutory rate of 34%.

Retained earnings at June 30, 2019, December 31, 2018 and 2017, include approximately $766,000 for which no deferred federal income tax liability has been recognized. This amount represents an allocation of income to bad debt deductions for tax purposes only. Reduction of amounts so allocated for purposes other than tax bad debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes only, which would be subject to the then-current corporate income tax rate. The deferred income tax liability on the preceding amount that would have been recorded if it was expected to reverse into taxable income in the foreseeable future was approximately $160,900 at June 30, 2019, December 31, 2018 and 2017.

F-43

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

As of June 30, 2019 and December 31, 2018, the Company has net operating loss carryforwards of approximately $666,000 which expire between 2028 and 2037 and $468,000 with no expiration.

A valuation allowance for deferred tax assets is provided for all or some portion of deferred tax assets when it is more likely than not an amount will not be realized. An increase or decrease in the valuation allowance that results from a change in circumstances is included in income tax expense in the period they are identified. At June 30, 2019 and December 31, 2018, the Company has a valuation allowance of $19,322 to reduce deferred tax assets to the amount that is more likely than not to be realized under IRS Code Section 382 limitations.

Note 10: Accumulated Other Comprehensive Loss

The components of accumulated other comprehensive loss, included in equity, are as follows:

	June 30,	December 31,
	2019	2018	2017
	(Unaudited)
Net unrealized gain on available for sale securities	$2,330	$721	$700

Directors' retirement plan	(341,239)	(320,917)	(310,262)

Tax benefit	72,021	67,754	105,577

Net of tax amount	$(266,888)	$(252,442)	$(203,985)

Note 11: Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Furthermore, the Bank’s regulators could require adjustments to regulatory capital not reflected in these financial statements.

F-44

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined) to risk-weighted assets (as defined), common equity Tier I capital (as defined) to risk-weighted assets (as defined) and of Tier I capital to average assets (as defined). Management believes that, as of June 30, 2019 and December 31, 2018 and 2017, the Bank met all capital adequacy requirements to which it was subject at such dates.

Effective January 1, 2015, new regulatory capital requirements commonly referred to as ‘Basel III” were implemented and are reflected below. Management opted out of the accumulated comprehensive income treatment under the new requirements, and as such unrealized gains and losses from available-for-sale securities will continue to be excluded from regulatory capital.

The below minimum capital requirements exclude the capital conservation buffer required to avoid limitations on capital distributions, including dividend payments and certain discretionary bonus payments to executive officers. The capital conservation buffer is being phased in from 0.0% for 2015 to 2.50% by 2019. The capital conservation buffer was 2.5% at June 30, 2019 and 1.875% at December 31, 2018.

As of June 30, 2019 and December 31, 2018, the most recent notification from the Office of the Comptroller of the Currency categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank’s category.

The Bank’s actual capital amounts and ratios are presented in the following table:

	Actual		Minimum Capital Requirement		Minimum to Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
As of June 30, 2019 (Unaudited)

Total risk-based capital
(to risk-weighted assets)	$24,237	16.5%	$11,743	8.0%	$14,679	10.0%

Tier I capital
(to risk-weighted assets)	22,832	15.6%	8,807	6.0%	11,743	8.0%

Common Equity Tier I capital
(to risk-weighted assets)	22,832	15.6%	6,606	4.5%	9,541	6.5%

Tier I capital
(to adjusted total assets)	22,832	11.1%	8,245	4.0%	10,306	5.0%

F-45

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

	Actual		Minimum Capital Requirement		Minimum to Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
			(Dollars in thousands)
As of December 31, 2018

Total risk-based capital
(to risk-weighted assets)	$24,480	17.5%	$11,176	8.0%	$13,970	10.0%

Tier I capital
(to risk-weighted assets)	23,075	16.5%	8,382	6.0%	11,176	8.0%

Common Equity Tier I capital
(to risk-weighted assets)	23,075	16.5%	6,287	4.5%	9,081	6.5%

Tier I capital
(to adjusted total assets)	23,075	11.5%	8,014	4.0%	10,017	5.0%

As of December 31, 2017

Total risk-based capital
(to risk-weighted assets)	$20,158	16.5%	$9,789	8.0%	$12,236	10.0%

Tier I capital
(to risk-weighted assets)	18,798	15.4%	7,342	6.0%	9,789	8.0%

Common Equity Tier I capital
(to risk-weighted assets)	18,798	15.4%	5,506	4.5%	7,953	6.5%

Tier I capital
(to adjusted total assets)	18,798	11.3%	6,633	4.0%	8,291	5.0%

The following is a reconciliation of the Bank’s equity capital under accounting principles generally accepted in the United States of America to Tier 1 and Total risk-based capital:

	June 30,	December 31,
	2019	2018	2017
	(In thousands)	(In thousands)
	(Unaudited)
Regulatory Capital:
Stockholders' equity	$22,773	$23,041	$18,594
Disallowed servicing and other	(208)	(219)	-
Accumulated other comprehensive loss	267	253	204
Tier 1 risk-based capital	22,832	23,075	18,798
Eligible Allowance for loan losses (1)	1,405	1,405	1,360
Total risk-based capital	$24,237	$24,480	$20,158

(1) Limited to 1.25% of risk-weighted assets

F-46

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

Note 12:	Related Party Transactions

At June 30, 2019 and December 31, 2018 and 2017, the Company had loans outstanding to executive officers, directors and their affiliates (related parties). Activity consisted of the following:

	Six Months Ended
	June 30,	Year Ended December 31,
	2019	2018	2017
	(Unaudited)
Beginning balance	$879,412	$930,096	$987,958
New loans	-	-	-
Repayments	33,679	50,954	57,862
Ending balances	$845,733	$879,142	$930,096

In management’s opinion, such loans and other extensions of credit are consistent with sound lending practices and are within applicable regulatory lending limitations. In management’s opinion these loans did not involve more than normal risk of collectability or present other unfavorable features.

Deposits from related parties held by the Bank at June 30, 2019 and December 31, 2018 and 2017 totaled approximately $1,677,000, $1,403,000 and $1,083,000, respectively.

Note 13:	Employee and Director Benefits

The Company has a 401(k) profit-sharing plan covering substantially all employees. The Company’s contributions to the plan are determined annually by the Board of Directors of Cincinnati Federal. Contributions to the plan were approximately $63,800 and $44,100 for the six months ended June 30, 2019 and 2018, respectively, and $88,700 and $77,000 for the years ended December 31, 2018 and 2017, respectively.

In connection with the conversion to an entity owned by stockholders, the Company established an Employee Stock Ownership Plan (ESOP) for the exclusive benefit of eligible employees. The ESOP borrowed funds from the Company in an amount sufficient to purchase 67,397 shares (approximately 3.92% of the common stock sold in the stock offering). The loan is secured by the shares purchased and will be repaid by the ESOP with funds from contributions made by the Company and dividends received by the ESOP. Contributions will be applied to repay interest on the loan first, and then the remainder will be applied to principal. The loan is expected to be repaid over a period of up to 15 years. Shares purchased with the loan proceeds are held in a suspense account for allocation among participants as the loan is repaid. Contributions to the ESOP and shares released from the suspense account are allocated among participants in proportion to their compensation, relative to total compensation of all active participants. Participants will vest in their accrued benefits under the ESOP at the rate of 20 percent per year after two years of service. Vesting is accelerated upon retirement, death or disability of the participant, or a change in control of the Company. Forfeitures will be reallocated to remaining plan participants. Benefits may be payable upon retirement, death, disability, separation from service, or termination of the ESOP.

F-47

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

The debt of the ESOP is eliminated in consolidation. Contributions to the ESOP shall be sufficient to pay principal and interest currently due under the loan agreement. As shares are committed to be released from collateral, the Company reports compensation expense equal to the average market price of the shares for the respective period, and the shares become outstanding for earnings per share computations. Dividends on unallocated ESOP shares, if any, are recorded as a reduction of debt and accrued interest. ESOP compensation expense was approximately $29,700 and $24,400 for the six months ended June 30, 2019 and 2018, respectively, and $54,000 and $44,900 for the years ended December 31, 2018 and 2017, respectively.

A summary of the ESOP shares as of June 30, 2019, December 31, 2018 and 2017 are as follows:

	June 30,	December 31,
	2019	2018	2017
	(Unaudited)
Shares released to participants	13,479	13,479	8,986
Share allocated to participants	4,493	4,493	4,493
Unreleased shares	49,425	49,425	53,918
Total	67,397	67,397	67,397

Fair value of unreleased shares	$605,456	$605,456	$593,098

If the ESOP is unable to satisfy the obligation to repurchase the shares held by each beneficiary upon the beneficiary’s termination or retirement, the Company is obligated to repurchase the shares. At both June 30, 2019 and December 31, 2018, the fair value of these shares is $220,157. In addition, there are no outstanding shares held by former employees that are subject to an ESOP related repurchase option.

In addition, the Company provides post-retirement benefits to directors of the Company. The Company accounts for the benefits in accordance with ASC 715-60 Defined Benefit Plans, which requires the Company to recognize a liability and related compensation costs for providing a benefit to a director extending to post-retirement periods. The liability is recognized based on the substantive agreement with the director.

F-48

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

The Company uses a December 31 measurement date for the plan as such, information about the plan as of June 30, 2019 is not available. Information about the plan’s funded status and pension cost follows:

	Year Ended December 31,
	2018	2017
Change in benefit obligation:
Beginning of year	$440,630	$419,921
Service cost	11,965	10,633
Interest cost	12,687	13,863
Loss (gain)	36,795	11,213
Benefits paid	(15,000)	(15,000)

End of year	$487,077	$440,630

Amounts recognized in accumulated other comprehensive income not yet recognized as components of net periodic benefit cost consist of:

	Year Ended December 31,
	2018	2017
Prior service cost	$25,280	$25,280
Net loss	$3,622	$860

The accumulated benefit obligation for the benefit plan was $473,884 and $440,630 at December 31, 2018, and December 31, 2017, respectively.

The estimated prior service credit for the plan that will be amortized from accumulated other comprehensive income into net periodic benefit cost over the next fiscal year is approximately $25,280.

	Year Ended December 31,
	2018	2017
Components of net periodic benefit cost:
Service cost	$11,965	$10,633
Interest Cost	12,687	13,863
Loss recognized	860	77
Prior service cost	25,280	25,280

	$50,792	$49,853

F-49

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

The retiree accrued liability expected to be reversed from the plan as of December 31, 2018 and December 31, 2017 is as follows:

	Years Ended December 31,
	2018	2017
One year or less	$30,000	$15,000
Over one year to two years	30,000	30,000
Over two years to three years	30,000	30,000
Over three years to four years	30,000	30,000
Over four years to five years	30,000	30,000
Thereafter	126,000	105,000

	$276,000	$240,000

Significant assumptions for the benefit plan liability include the following as of December 31, 2018 and 2017:

	Years Ended December 31,
	2018	2017
Weighted average assumptions used to determine benefit cost obligation:

Discount Rate	3.47%	4.05%

Note	14: Operating Lease Income

The Company has two operating leases where it acts as lessor to two different tenants for office space. One lease expires in November 2021 and has three additional renewal options for five years each. The other lease expires in July 2020. Rental income for these leases was approximately $46,000 and $46,000 for the six months ended June 30, 2019 and 2018, respectively, and $92,000 and $91,800 for the years ended December 31, 2018 and 2017, respectively.

F-50

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

Future minimum lease receipts under the operating lease are:

	June 30, 2019	December 31, 2018	December 31, 2017
	(Unaudited)
One year or less	$92,352	$92,352	$67,452
Over one year to two years	79,902	92,352	67,452
Over two years to three years	67,452	79,902	67,452
Over three years to four years	67,452	67,452	67,452
Over four years to five years	67,452	67,452	67,452
Thereafter	67,452	67,452	67,452

Total minimum lease receipts	$442,062	$466,962	$404,712

Note	15: Disclosures About Fair Value of Assets and Liabilities

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements must maximize the use of observable inputs and minimize the use of unobservable inputs. There is a hierarchy of three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities.

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full-term of the assets or liabilities.

Level 3	Unobservable inputs supported by little or no market activity and are significant to the fair value of the assets or liabilities.

F-51

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

Recurring Measurements

The following tables present the fair value measurements of assets measured at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall at June 30, 2019, December 31, 2018 and December 31, 2017:

		Fair Value Measurements Using
		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)
June 30, 2019 (Unaudited)
Mortgage-backed securities of government sponsored entities	$427,338	$-	$427,338	$-
Mortgage servicing rights	1,398,293	-	-	1,398,293

December 31, 2018
Mortgage-backed securities of government sponsored entities	$630,361	$-	$630,361	$-
Mortgage servicing rights	1,252,740	-	-	1,252,740

December 31, 2017
Mortgage-backed securities of government sponsored entities	$910,222	$-	$910,222	$-
Mortgage servicing rights	909,821	-	-	909,821

Following is a description of the valuation methodologies and inputs used for assets measured at fair value on recurring basis and recognized in the accompanying consolidated balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy.

Available-for-sale Securities

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. If quoted market prices are not available, then fair values are estimated by using quoted prices of securities with similar characteristics or independent asset pricing services and pricing models, the inputs of which are market-based or independently sourced market parameters, including, but not limited to, yield curves, interest rates, volatilities, prepayments, defaults, cumulative loss projections and cash flows. Such securities are classified in Level 2 of the valuation hierarchy. In certain cases where Level 1 and Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy.

Mortgage Servicing Rights

Mortgage servicing rights do not trade in an active, open market with readily observable prices. Accordingly, fair value is estimated using discounted cash flow models having significant inputs of loan balance, weighted average coupon, weighted average maturity, escrow payments, servicing fees, prepayment speeds, float, cost to service, ancillary income, and discount rate. Due to the nature of the valuation inputs, mortgage servicing rights are classified within Level 3 of the hierarchy.

F-52

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

Mortgage servicing rights are tested for impairment. Management measures mortgage servicing rights through use of a third-party independent valuation. Inputs to the model are reviewed by management.

The following is a reconciliation of the beginning and ending balances of recurring fair value measurements related to mortgage servicing rights recognized in the accompanying balance sheets using significant unobservable (Level 3) inputs:

	Six Months Ended June 30,		Year Ended December 31,
	2019	2018	2018	2017
	(Unaudited)
Fair value as of the beginning of the period	$1,252,740	$909,821	$909,821	$730,164
Recognition of mortgage servicing rights on the sale of loans	100,301	105,183	309,712	193,792
Changes in fair value due to changes in valuation inputs or assumptions used in the valuation model	45,252	69,650	33,207	(14,135)

Fair value at the end of the period	$1,398,293	$1,084,654	$1,252,740	$909,821

Mortgage servicing rights are carried in the balance sheet at fair value and the changes in fair value are reported in other noninterest income in the period in which the changes occur.

Nonrecurring Measurements

The Company had no fair value measurements of assets measured at fair value on a nonrecurring basis at June 30, 2019 and December 31, 2018. The following table presents the fair value measurement of assets measured at fair value on a nonrecurring basis and the level of hierarchy in which the fair value measurements fall at December 31, 2017.

F-53

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

		Fair Value Measurements Using
	Carrying	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Amount	(Level 1)	(Level 2)	(Level 3)
December 31, 2018
Collateral-dependent impaired loans	$744,381	$-	$-	$744,381

December 31, 2017
Collateral-dependent impaired loans	$153,112	$-	$-	$153,112

Collateral-dependent Impaired Loans

The Company considers the appraisal or evaluation as the starting point for determining fair value and then considers other factors and events in the environment that may affect the fair value. Appraisals of the collateral underlying collateral-dependent loans are obtained when the loan is determined to be collateral-dependent and subsequently as deemed necessary by management. Appraisals are reviewed for accuracy and consistency by management. Appraisers are selected from the list of approved appraisers maintained by management. The appraised values are reduced by discounts to consider lack of marketability and estimated cost to sell if repayment or satisfaction of the loan is dependent on the sale of the collateral. These discounts and estimates are developed by management by comparison to historical results.

F-54

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

Unobservable (Level 3) Inputs

The following tables present quantitative information about unobservable inputs used in recurring and nonrecurring Level 3 fair value measurements at June 30, 2019, December 31, 2018 and 2017:

	Fair Value at June 30, 2019	Valuation Technique	Unobservable Inputs	Range (Weighted Average)
	(Unaudited)
Mortgage servicing rights	$1,398,293	Discounted cash flow	Discount rate PSA prepayment speeds	10% 70%-119%

	Fair Value at December 31, 2018	Valuation Technique	Unobservable Inputs	Range (Weighted Average)
Mortgage servicing rights	$1,252,740	Discounted cash flow	Discount rate PSA prepayment speeds	10% 113%-218%

Impaired loans (collateral dependent)	$744,381	Market comparable properties	Marketability discount	10%-15% (12%)

	Fair Value at December 31, 2017	Valuation Technique	Unobservable Inputs	Range (Weighted Average)
Mortgage servicing rights	$909,821	Discounted cash flow	Discount rate PSA prepayment speeds	10% 130%-272%

Impaired loans (collateral dependent)	$153,112	Market comparable properties	Marketability discount	10%-15% (12%)

Fair Value of Financial Instruments

The following methods were used to estimate the fair value of all other financial instruments recognized in the accompanying balance sheets at amounts other than fair value.

Cash and cash equivalents, Federal Home Loan Bank Stock and Interest Receivable

The carrying amount approximates fair value.

Loans Held for Sale

Fair value of loans held for sale is based on quoted market prices, where available, or is determined by discounting estimated cash flows using interest rates approximating the Company’s current origination rates for similar loans and adjusted to reflect the inherent credit risk.

F-55

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

Loans

The estimated fair value of loans as of June 30, 2019 follows the guidance in ASU 2016-01, which prescribes an “exit price” in estimating and disclosing the fair value of financial instruments. The fair value calculation at that date discounted estimated cash flows using rates that incorporated discounts for credit, liquidity and marketability factors. The fair values at December 31, 2018 and 2017 used an “entry price.” The fair value calculation for those dates discounted estimated cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings and for the same maturities. As a result, the fair value disclosures for June 30, 2019 and December 31, 2018 and 2017 are not directly comparable.

Federal Home Loan Bank Lender Risk Account Receivable

The fair value of the Federal Home Loan Bank lender risk account receivable is estimated by discounting the estimated remaining cash flows of each strata of the receivable at current rates applicable to each strata for the same remaining maturities.

Deposits

Deposits include demand deposits and savings accounts. The carrying amount approximates fair value. The fair value of fixed-maturity time deposits is estimated using a discounted cash flow calculation that applies the rates currently offered for deposits of similar remaining maturities.

Federal Home Loan Bank Advances

Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate the fair value of existing debt. Fair value of long-term debt is based on quoted market prices or dealer quotes for the identical liability when traded as an asset in an active market. If a quoted market price is not available, an expected present value technique is used to estimate fair value.

Advances from Borrowers for Taxes and Insurance and Interest Payable

The carrying amount approximates fair value.

Commitments to Originate Loans, Forward Sale Commitments, Letters of Credit and Lines of Credit

The fair value of commitments to originate loans is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of forward sale commitments is estimated based on current market prices for loans of similar terms and credit quality. The fair values of letters of credit and lines of credit are based on fees currently charged for similar agreements or on the estimated cost to terminate or otherwise settle the obligations with the counterparties at the reporting date. At June 30, 2019 and December 31, 2018 and 2017, the fair value of commitments was not material.

F-56

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

The following table presents estimated fair values of the Company’s financial instruments carried at cost at June 30, 2019, December 31, 2018 and 2017:

		Fair Value Measurements Using
	Carrying	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Amount	(Level 1)	(Level 2)	(Level 3)
June 30, 2019 (Unaudited)
Financial Assets:
Cash and cash equivalents	$11,147,621	$11,147,621	$-	$-
Loans held for sale	4,128,092	-	4,215,080	-
Loans, net of allowance for loan losses	176,159,596	-	-	175,507,806
Federal Home Loan Bank stock	2,657,400	-	2,657,400	-
Interest receivable	611,126	-	611,126	-
Federal Home Loan Bank lender risk account receivable	1,583,550	-	-	1,663,618

Financial Liabilities:
Deposits	138,655,682	62,696,250	76,420,308	-
Federal Home Loan Bank advances	41,315,752	-	41,687,056	-
Advances from borrowers for taxes and insurance	1,056,672	-	1,056,672	-
Interest payable	76,894	-	76,894	-

December 31, 2018
Financial Assets:
Cash and cash equivalents	$11,089,189	$11,089,189	$-	$-
Loans held for sale	1,282,000	-	1,307,890	-
Loans, net of allowance for loan losses	170,365,031	-	-	174,545,610
Federal Home Loan Bank stock	2,583,100	-	2,583,100	-
Interest receivable	569,659	-	569,659	-
Federal Home Loan Bank lender risk account receivable	1,703,276	-	-	1,677,187

Financial Liabilities:
Deposits	142,391,756	61,842,846	80,152,017	-
Federal Home Loan Bank advances	28,580,438	-	28,460,471	-
Advances from borrowers for taxes and insurance	1,799,419	-	1,799,419	-
Interest payable	53,945	-	53,945	-

December 31, 2017
Financial Assets:
Cash and cash equivalents	$10,266,824	$10,266,824	$-	$-
Loans held for sale	2,221,084	-	2,278,225	-
Loans, net of allowance for loan losses	147,020,218	-	-	149,839,913
Federal Home Loan Bank stock	1,021,000	-	1,021,000	-
Interest receivable	448,727	-	448,727	-
Federal Home Loan Bank lender risk account receivable	1,708,593	-	-	1,762,223

Financial Liabilities:
Deposits	113,947,726	46,796,456	66,965,227	-
Federal Home Loan Bank advances	34,309,810	-	34,222,713	-
Advances from borrowers for taxes and insurance	1,480,777	-	1,480,777	-
Interest payable	38,626	-	38,626	-

F-57

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

Note 16:	Commitments and Credit Risk

Commitments to Originate Loans

Commitments to originate loans are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since a portion of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each customer’s creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management’s credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate.

Forward sale commitments are commitments to sell groups of residential mortgage loans that the Company originates or purchases as part of its mortgage banking activities. The Company commits to sell the loans at specified prices in a future period. These commitments are acquired to reduce market risk on mortgage loans in the process of origination and mortgage loans held for sale since the Company is exposed to interest rate risk during the period between issuing a loan commitment and the sale of the loan into the secondary market.

The amount of commitments to fund fixed-rate loans at June 30, 2019, December 31, 2018 and 2017 follows:

	June 30,		December 31,
	2019		2018		2017
	(Unaudited)
		Interest Rate		Interest Rate		Interest Rate
	Amount	Range	Amount	Range	Amount	Range
Commitments to fund fixed-rate loans	$7,927,000	3.375% - 5.375%	$2,566,950	4.625% - 6.00%	$3,247,703	3.75% - 4.50%

Lines of Credit

Lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Lines of credit generally have fixed expiration dates. Since a portion of the line may expire without being drawn upon, the total unused lines do not necessarily represent future cash requirements. Each customer’s creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management’s credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate. Management uses the same credit policies in granting lines of credit as it does for on-balance-sheet instruments.

F-58

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

Loan commitments outstanding at June 30, 2019, December 31, 2018 and 2017 were composed of the following:

	June 30,	December 31,
	2019	2018	2017
	(Unaudited)
Commitments to originate loans	$13,255,050	$2,845,450	$6,360,251
Forward sale commitments	7,927,000	3,848,950	5,468,787
Lines of credit	17,331,971	16,119,038	12,637,670

Note 17:	Earnings Per Share

Basic earnings per common share is computed based upon the weighted-average number of common shares outstanding during the period, less shares in the Company’s ESOP that are unallocated and not committed to be released. The computations are as follows for the six months ended June 30, 2019 and 2018, and the years ended December 31, 2018 and 2017:

	Six Months Ended June 30,		Years Ended December 31,
	2019	2018	2018	2017
	(Unaudited)
Net Income	$312,055	$364,877	$2,301,322	$875,241
Less allocation of earnings to participating securities	3,376	6,486	27,184	10,846
Net income allocated to common shareholders	308,679	358,391	2,274,138	864,395

Shares outstanding for basic earnings per share:

Weighted-average shares outstanding	1,795,058	1,726,785	1,741,985	1,725,989
Less: average unearned ESOP shares	47,744	53,044	50,551	55,043
	1,747,314	1,673,741	1,691,434	1,670,946

Basic earnings per common share:	$0.18	$0.21	$1.34	$0.52

Effect of dilutive securities:
Stock options	11,955	-	3,825	-
Weighted-average number of shares outstanding used in the calculation of diluted earnings per common share	1,759,269	1,673,741	1,695,259	1,670,946

Diluted earnings per share	$0.18	$0.21	$1.34	$0.52

F-59

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

Note 18:	Equity Incentive Plan

In May 2017, the Company’s stockholders approved the Cincinnati Bancorp 2017 Equity Incentive Plan (the “2017 Plan”). The 2017 Plan authorizes the issuance or delivery to participants of up to 117,940 shares of the Company’s common stock pursuant to the grants of restricted stock awards, restricted stock unit awards, incentive stock options, and non-qualified stock options. Of this number, the maximum number of shares of Company common stock that may be issued under the 2017 Plan pursuant to the exercise of stock options is 84,243 shares and the maximum number of shares of Company common stock that may be issued as restricted stock awards or restricted stock units is 33,697 shares. Stock options awarded to employees may be incentive stock options or non-qualified stock options. Shares subject to award under the 2017 Plan may be authorized but unissued shares or treasury shares. The 2017 Plan contains annual and lifetime limits on certain types of awards to individual participants.

Awards may vest or become exercisable only upon the achievement of performance measures or based solely on the passage of time after award. Stock options and restricted stock awards provide for accelerated vesting if there is a change in control (as defined in the 2017 Plan).

In June 2017, the Company granted stock options for 79,187 shares to members of the Board of Directors and certain members of management. Options granted in June 2017 have an exercise price of $9.55, as determined on the grant date and expire ten years from the grant date.

F-60

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

Activity in the stock option plan was as follows for the six months ended June 30, 2019 and the years ended December 31, 2018 and 2017:

			Weighted-Average
			Remaining	Aggregate
		Weighted-Average	Contractual Term	Intrinsic
	Shares	Exercise Price	(Years)	Value
June 30, 2019 (Unaudited)
Outstanding, beginning of period	79,187	$9.55	8.5	$194,008
Granted	-	-
Exercised	(674)	$9.55
Forfeited	(2,696)	$9.55

Outstanding, end of period	75,817	$9.55	8.0	$337,386

Exercisable, end of period	30,327	$9.55	8.0	$134,954

December 31, 2018
Outstanding, beginning of period	79,187	$9.55	9.5	$69,685
Granted	-	-
Exercised	-	-
Forfeited	-	-

Outstanding, end of period	79,187	$9.55	8.5	$194,008

Exercisable, end of period	15,837	$9.55	8.5	$38,802

December 31, 2017
Outstanding, beginning of period	-	$-		$-
Granted	79,187	$9.55	10	-
Exercised	-	-
Forfeited	-	-

Outstanding, end of period	79,187	$9.55	9.5	$69,685

Exercisable, end of period	-	$-	-	$-

The fair value was calculated for stock options granted in June 2017 using the following assumptions: expected volatility of 11.45%, a risk-free interest rate of 2.31%, and an expected term of ten years.

The weighted-average grant-date fair value of options granted during the year 2017 was $2.86 per share.

F-61

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

In June 2017, the Company awarded 33,697 restricted shares to members of the Board of Directors and certain members of management. The restricted stock awards have a five year vesting period. Shares of restricted stock granted to employees under the 2017 Plan are subject to vesting based on continuous employment for a specified time period following the date of grant. During the restricted period, the holder is entitled to full voting rights and dividends, thus are considered participating securities.

Total compensation cost recognized in the income statement for share-based payment arrangements was $52,000 during each of the six months ended June 30, 2019 and 2018, and $103,000 for each of the years ended December 31, 2018 and 2017.

Total unrecognized compensation cost related to unvested share-based compensation arrangements granted under the Plan was approximately $309,000 and $353,400, as of June 30, 2019 and December 31, 2018, respectively. That cost is expected to be recognized over a weighted-average period of three years.

Note 19:	Multiemployer Defined Benefit Plan

In connection with the acquisition of Kentucky Federal, Cincinnati Federal is now part of a multiple-employer pension plan that is considered a multiemployer plan for accounting purposes. The Pentegra Defined Benefit Plan for Financial Institutions (Pentegra DB Plan) is a tax-qualified defined benefit plan. The Pentegra DB Plan’s Employer Identification Number is 13-5645888 and the Plan Number is 333. The Pentegra DB Plan operates as a multiemployer plan for accounting purposes and as a multiple–employer plan under the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code (IRC). There are no collective bargaining agreements in place that require contributions to the Pentegra DB Plan.

The Pentegra DB Plan is a single plan under IRC Section 413(c) and, as a result, all of the assets stand behind all of the liabilities. Accordingly, under the Pentegra DB Plan contributions made by a participating employer may be used to provide benefits of other participating employers. If Cincinnati Federal chooses to stop participating in this plan, it may be required to pay an amount based on the underfunded status of the plan, referred to as the withdrawal liability. Effective June 30, 2016, participation in the plan was frozen.

The funded status (market value divided by funding target) of the plan at June 30, 2018 and 2017 was 88.12% and 94%, respectively.

Total contributions made to the Pentegra DB Plan, as reported on Form 5500, equal $367,119,418 and $153,185,807 for the plan years ended June 30, 2017 and June 30, 2016. Cincinnati Federal’s contribution to the Pentegra DB Plan for the fiscal year ending December 31, 2018 are not more than 5% of the total contributions to the Pentegra DB Plan for the plan year ended June 30, 2017.

F-62

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

Accounting Standards Update 2011-09 requires the use of the most recently available annual return (Form 5500) to determine if an employer’s contributions represent more than 5% of total contributions to the Pentegra DB Plan. The 2016 Form 5500 is the most recently available annual report. The Schedule SB contains the total contributions to the Pentegra DB Plan for the year ending June 30, 2017. Cincinnati Federal’s contributions to the plan were $145,930 and $8,895 for the years ending December 31, 2018 and 2017, respectively.

Plan	Employer Identification	Company Contributions		FIP/RP Status Pending/	Expiration of Collective
Name	Number	2018	2017	Implemented	Bargaining Agreement
Pentegra Defined Benefit Plan for Financial Institutions	13-5645888/333	$145,930	$8,895	No	None

Note 20:	Recent Accounting Pronouncements

Cincinnati Bancorp is an “emerging growth company,” as defined under the federal securities laws. As an “emerging growth company”, we have elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to the financial statements of public companies that comply with such new or revised accounting standards.

FASB ASU No. 2018-02, Income Statement - Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income

ASU No. 2018-02 was issued in February 2018 and addresses a narrow-scope financial reporting issue that arose as a consequence of the passage of H.R. 1, originally known as the “Tax Cuts and Jobs Act.” GAAP requires adjustment of deferred tax assets and liabilities for the effect of a change in tax laws or rates with the effect to be included in income from continuing operations in the reporting period that includes the enactment date. This guidance is applicable even in situations in which the related income tax effects of items in accumulated other comprehensive income were originally recognized in other comprehensive income rather than in income from continuing operations. As a consequence, the tax effects of items within accumulated other comprehensive income, referred to as stranded tax effects in the update, do not reflect the appropriate tax rate. The amendments in ASU No. 2018-02 allow a reclassification from accumulated other comprehensive income to retained earnings for the stranded tax effects resulting from the Tax Cuts and Jobs Act. Because the amendments only relate to the reclassification of the income tax effects of the Tax Cuts and Jobs Act, the underlying guidance that requires that the effect of a change in tax laws or rates be included in income from continuing operations is not affected. ASU No. 2018-02 is effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted, including adoption in any interim period. Cincinnati Bancorp early adopted ASU No. 2018-02 January 1, 2018 and reclassified its stranded tax effects totaling approximately $40,061 (credit) into retained earnings.

F-63

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

FASB ASU No. 2017-09, Compensation – Stock Compensation (Topic 718) – Scope Modification Accounting

In May 2017 the FASB issued ASU No. 2017-09, Compensation – Stock Compensation (Topic 718) – Scope of Modification Accounting. The amendments in this update provide guidance about which the terms or conditions of share-based payment award require an entity to apply modifications accounting. The amendments in this update will be applied prospectively to an award modified on or after the adoption date. The amendments in ASU 2017-09 are effective for fiscal years, and interim periods within those fiscal years, beginning after December 31, 2017. Adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

FASB ASU 2017-07, Compensation – Retirement Benefits (Topic 715)

ASU No. 2017-07 was issued in March 2017 and applies to all employers that offer to their employees defined benefit pension plans, other postretirement benefit plans, or other types of benefits accounted for under Topic 715. The amendments in this update require that an employer report the service cost component in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period. The other components of net benefit cost, as defined, are required to be presented in the income statement separately from the service cost component and outside a subtotal of income from operations, if one is presented. If a separate line item or items are not used, the line item or items used in the income statement to present the other components of net benefit cost must be disclosed. The amendments in ASU No. 2017-07 are effective for public business entities for annual periods beginning after December 15, 2017, including interim periods within those annual periods. For other entities, the amendments in this update are effective for annual periods beginning after December 15, 2018, and interim periods beginning after December 15, 2019. The amendments in this update are to be applied retrospectively for the presentation of the service cost component and the other components of net periodic pension cost and net periodic postretirement benefit cost in the income statement. Adoption of this standard is not expected to have a material impact on the Company’s consolidated financial statements.

FASB ASU 2016-15, Classification of Certain Cash Receipts and Cash Payments

On August 26, 2016, the FASB issued ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force), ("ASU 2016-15"). The amendments in ASU 2016-15 address eight specific cash flow issues and apply to all entities, including both business entities and not-for-profit entities that are required to present a statement of cash flows under FASB Accounting Standards Codification (FASB ASC) 230, Statement of Cash Flows. The amendments in ASU 2016-15 are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted, including adoption in an interim period. The Company has assessed ASU 2016-15 and does not expect a significant impact on its accounting and disclosures.

F-64

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

FASB ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326)

In June 2016, the FASB issued ASU No. 2016-13, “Measurement of Credit Losses on Financial Instruments.” This ASU significantly changes how entities will measure credit losses for most financial assets and certain other instruments that aren’t measured at fair value through net income.

In issuing the standard, the FASB is responding to criticism that today’s guidance delays recognition of credit losses. The standard will replace today’s “incurred loss” approach with an “expected loss” model. The new model, referred to as the current expected credit loss (“CECL”) model, will apply to: (1) financial assets subject to credit losses and measured at amortized cost, and (2) certain off-balance sheet credit exposures. This includes, but is not limited to, loans, leases, held-to-maturity securities, loan commitments, and financial guarantees.

The CECL model does not apply to available-for-sale (“AFS”) debt securities. For AFS debt securities with unrealized losses, entities will measure credit losses in a manner similar to what they do today, except that the losses will be recognized as allowances rather than reductions in the amortized cost of the securities. As a result, entities will recognize improvements to estimated credit losses immediately in earnings rather than as interest income over time, as they do today.

The ASU also simplifies the accounting model for purchased credit-impaired debt securities and loans. ASU 2016-13 also expands the disclosure requirements regarding an entity’s assumptions, models, and methods for estimating the allowance for loan and lease losses. In addition, entities will need to disclose the amortized cost balance for each class of financial asset by credit quality indicator, disaggregated by the year of origination.

ASU No. 2016-13 is effective for public business entities that are U.S. Securities and Exchange Commission (SEC) filers, the amendments are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. For all other public business entities, the amendments are effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (i.e., modified retrospective approach). The Company is currently evaluating the impact of these amendments to the Company’s financial position and results of operations and currently does not know or cannot reasonably quantify the impact of the adoption of the amendments as a result of the complexity and extensive changes from these amendments. The Allowance for Loan Losses (ALL) estimate is material to the Company and given the change from an incurred loss model to a methodology that considers the credit loss over the life of the loan, there is the potential for an increase in the ALL at adoption date. The Company is anticipating a significant change in the processes and procedures to calculate the ALL, including changes in assumptions and estimates to consider expected credit losses over the life of the loan versus the current accounting practice that utilizes the incurred loss model. In addition, the current accounting policy and procedures for the other-than-temporary impairment on available-for-sale securities will be replaced with an allowance approach. The Company continues collecting and retaining historical loan and credit data. The Company is in the process of identifying data gaps. Certain CECL models are currently being evaluated. The Audit Committee is informed of ongoing CECL developments. For additional information on the allowance for loan losses, see Note 4.

F-65

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

FASB ASU 2016-02, Leases (Topic 842)

ASU No. 2016-02 was issued in February 2016 and requires a lessee to recognize in the statement of financial position a liability to make lease payments (“the lease liability”) and a right to use the underlying asset for the lease term, initially measured at the present value of the lease payments. When measuring assets and liabilities arising from a lease, the lessee should include payments to be made in optional periods only if the lessee is reasonably certain, as defined, to exercise an option to the lease or not to exercise an option to terminate the lease. Optional payments to purchase the underlying asset should be included if the lessee is reasonably certain it will exercise the purchase option. Most variable lease payments should be excluded except for those that depend on an index or a rate or are in substance fixed payments.

A lessee shall classify a lease as a finance lease if it meets any of the five listed criteria:

a.	The lease transfers ownership of the underlying asset to the lessee by the end of the lease term.
b.	The lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise.
c.	The lease term is for the major part of the remaining economic life of the underlying asset.
d.	The present value of the sum of the lease payments and any residual value guaranteed by the lessee equals or exceeds substantially all of the fair value of the underlying asset.
e.	The underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term.

For finance leases, a lessee shall recognize in the statement of income interest on the lease liability separately from the amortization of the right-of-use asset. Amortization of the right-to-use asset shall be on a straight-line basis, unless another basis is more representative of the pattern in which the lessee expects to consume the right-of-use asset’s future economic benefits. If the lease does not meet any of the five criteria, the lessee shall classify it as an operating lease and shall recognize a single lease cost on a straight line basis over the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the lease term.

F-66

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

Public business entities should apply the amendments in ASU 2016-02 for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Nonpublic business entities should apply the amendments for fiscal years beginning after December 15, 2019 and interim periods within fiscal years beginning after December 15, 2020. Entities are required to use a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements, with certain practical expedients available. The impact is not expected to have a material effect on the Company’s consolidated financial position or results of operations since the Company does not have a material amount of lease agreements.

FASB ASU 2016-01 Recognition and Measurement of Financial Assets and Financial Liabilities

In January 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities. For public business entities, the amendments in this update include the elimination of the requirement to disclose the method(s) and significant assumptions used to estimate fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet, the requirement to use the exit price notion when measuring fair value of financial instruments for disclosure purposes, the requirement to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments, the requirement for separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (that is, securities or loans and receivables) on the balance sheet or accompanying notes to the financial statements, and the amendments clarify that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity's other deferred tax assets.

ASU 2016-01 is effective for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. For private companies the new guidance becomes effective for fiscal years beginning after December 15, 2018, and for interim periods within fiscal years beginning after December 15, 2019. The amendments should be applied by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption. Early adoption of the amendments in this update is not permitted, except that early application by public business entities to financial statements of fiscal years or interim periods that have not yet been issued or, by all other entities, that have not yet been made available for issuance are permitted as of the beginning of the fiscal year of adoption for the following amendment: An entity should present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk if the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments. The Company is currently evaluating the impact of these amendments, but does not expect them to have a material effect on the Company’s consolidated financial position or results of operations since it does not have any equity securities or a valuation allowance. However, the amendments will have an impact on certain items that are disclosed at fair value that are not currently utilizing the exit price notion when measuring fair value. Adoption of the standard did not have a significant impact on the Company’s fair value and other disclosure requirements. For additional information on fair value of assets and liabilities, see Note 15.

F-67

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

FASB ASU 2014-09, Revenue from Contracts with Customers

In May 2014, the FASB issued amended guidance on revenue recognition from contracts with customers. The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most contract revenue recognition guidance, including industry-specific guidance. The core principle of the amended guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Public entities should apply the amendments in ASU 2014-09 to interim reporting periods within annual reporting periods beginning after December 15, 2017 (that is, a public entity would be required to apply the new revenue standard beginning in the first interim period within the period of adoption). Nonpublic entities should apply the amendments in ASU 2014-09 for annual reporting periods beginning after December 31, 2018, and to interim reporting periods within annual reporting periods beginning after December 15, 2019. The adoption of ASU 2014-09 on January 1, 2019 did not have a material impact on the Company’s accounting and disclosures.

F-68

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

Note 21: Condensed Financial Information (Parent Company Only)

 Presented below is condensed financial information as to the financial position, results of operations and cash flows of the Company:

	Condensed Balance Sheet
	June 30,	December 31,
	2019	2018	2017
	(Unaudited)
Assets
Cash and due from banks	$569,480	$285,544	$784,883
Investment in bank subsidiary	22,772,685	23,040,821	18,594,877
Other assets	178,126	-	71,633

Total Assets	$23,520,291	$23,326,365	$19,451,393

Liabilities

Other liabilities	$-	$184,942	$-

Temporary Equity

ESOP shares subject to mandatory redemption	209,202	180,563	126,612

Stockholders' Equity	23,311,089	22,960,860	19,324,781

Total temporary equity and stockholders' equity	$23,520,291	$23,326,365	$19,451,393

F-69

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

	Condensed Statement of Income and Comprehensive Income
	June 30,	June 30,	Year Ended December 31,
	2019	2018	2018	2017
	(Unaudited)	(Unaudited)
Dividend Income	$750,000	$-	$-	$600,000
Gain on merger	-	-	2,192,340	-

Merger-related expenses	18,000	-	576,960	-
Other noninterest expenses	140,517	133,278	229,924	135,726

Total noninterest expense	158,517	133,278	806,884	135,726

Income before federal income tax benefits and equity in undistributed income of the subsidiary	591,483	(133,278)	1,385,456	464,274

Federal income tax benefits	55,513	27,990	50,980	47,508

Equity in undistributed income of subsidiary	(334,941)	470,165	864,886	363,459

Net Income	$312,055	$364,877	$2,301,322	$875,241

Comprehensive Income	$297,609	$362,524	$2,292,926	$872,524

F-70

Cincinnati Bancorp

Notes to the Consolidated Financial Statements

As of June 30, 2019 (Unaudited) and December 31, 2018 and 2017, and Six Months

ended June 30, 2019 and 2018 (Unaudited) and Years Ended December 31, 2018 and 2017

	Condensed Statement of Cash Flows
	June 30,	June 30,	Year Ended December 31,
	2019	2018	2018	2017
	(Unaudited)	(Unaudited)
Operating Activities
Net Income	$312,055	$364,877	$2,301,322	$875,241

Items not requiring (providing) cash

Equity in undistributed income of subsidiary	334,941	(470,165)	(864,886)	(363,459)
Gain on merger	-	-	(2,192,340)	-
Increase (decrease) in cash due to changes in:
Accrued expenses and other assets	(363,060)	(27,990)	256,565	(47,507)

Net cash provided by (used in) operating activities	283,936	(133,278)	(499,339)	464,275

Net change in cash and due from banks	283,936	(133,278)	(499,339)	464,275

Cash and due from banks at beginning of period	285,544	784,883	784,883	320,608

Cash and due from banks at end of period	$569,480	$651,605	$285,544	$784,883

F-71

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by Cincinnati Bancorp, Inc. or Cincinnati Federal. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances imply that there has been no change in the affairs of Cincinnati Bancorp, Inc. or Cincinnati Federal since any of the dates as of which information is furnished herein or since the date hereof.

Up to 1,437,356 Shares

(Subject to Increase to up to 1,652,960 Shares)

Cincinnati Bancorp, Inc.

(Proposed Holding Company for Cincinnati Federal)

COMMON STOCK

par value $0.01 per share

__________________

PROSPECTUS

__________________

Keefe, Bruyette & Woods

A Stifel Company

________, 2019

_________________

These securities are not deposits or accounts and are not federally insured or guaranteed.

_________________

Until _______, 2019, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Dear Fellow Stockholder:

Cincinnati Bancorp is soliciting stockholder votes regarding the mutual-to-stock conversion of CF Mutual Holding Company. Pursuant to a Plan of Conversion and Reorganization, our organization will convert from a partially public company to a fully public company by selling a minimum of 1,062,394 shares of common stock of a newly formed company, named Cincinnati Bancorp, Inc., which will become the holding company for Cincinnati Federal.

The Proxy Vote

We must receive the approval of our stockholders before we can proceed with the transactions contemplated by the Plan of Conversion and Reorganization. Enclosed is a proxy statement/prospectus describing the proposals being presented at our special meeting of stockholders. Please vote the enclosed proxy card today. Our Board of Directors urges you to vote “FOR” approval of the Plan of Conversion and Reorganization and “FOR” approval of the other matters to be presented at the special meeting.

The Exchange

Upon the completion of the conversion, your shares of Cincinnati Bancorp common stock will be exchanged for shares of Cincinnati Bancorp, Inc. common stock. The number of new shares that you receive will be based on an exchange ratio that is described in the proxy statement/prospectus. Shortly after the completion of the conversion, our exchange agent will send a transmittal form to each stockholder of Cincinnati Bancorp who holds stock certificates. The transmittal form will explain the procedure to follow to exchange your shares. Do not deliver your certificate(s) before you receive the transmittal form. Shares of Cincinnati Bancorp that are held in “street name” (e.g., in a brokerage account) will be converted automatically at the completion of the conversion – no action or documentation will be required of you.

The Stock Offering

We are offering for sale shares of common stock of Cincinnati Bancorp, Inc. at a price of $10.00 per share. The shares are first being offered in a subscription offering to eligible depositors and borrowers of Cincinnati Federal. Cincinnati Bancorp’s public stockholders do not have priority rights to purchase shares in the subscription offering unless they are also eligible depositors of Cincinnati Federal, eligible borrowers of Cincinnati Federal or eligible borrowers of the former Kentucky Federal Savings and Loan Association. However, if all shares are not subscribed for in the subscription offering, shares would be available for sale in a community offering to Cincinnati Bancorp’s public stockholders and others not eligible to subscribe for shares in the subscription offering. If you are interested subscribing for shares of our common stock, contact our Stock Information Center at 1-(877) ________ (toll-free) to receive a stock order form and a prospectus. The stock offering period is expected to expire on _________, 2019.

If you have any questions, please refer to the Questions & Answers section in this document.

Thank you for your support as a stockholder of Cincinnati Bancorp.

Sincerely,

Joseph V. Bunke

President

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, nor any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

PROSPECTUS OF CINCINNATI BANCORP, INC.

AND

PROXY STATEMENT OF CINCINNATI BANCORP

Cincinnati Federal is converting from the mutual holding company structure to a fully-public stock holding company structure. Currently, Cincinnati Federal is a wholly-owned subsidiary of Cincinnati Bancorp, a federally-chartered corporation, and CF Mutual Holding Company owns 55.5% of Cincinnati Bancorp’s common stock. The remaining 44.5% of Cincinnati Bancorp’s common stock is owned by public stockholders. As a result of the conversion, a newly formed Maryland corporation named Cincinnati Bancorp, Inc., Inc. will replace Cincinnati Bancorp as the holding company of Cincinnati Federal. Each share of Cincinnati Bancorp common stock owned by the public will be exchanged for between 850,106 and 1,150,144 shares of common stock of Cincinnati Bancorp, Inc., so that immediately after the conversion Cincinnati Bancorp’s public stockholders will own the same percentage of Cincinnati Bancorp, Inc. common stock as they owned of Cincinnati Bancorp’s common stock immediately before the conversion, excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares, and reflecting certain assets held by CF Mutual Holding Company. The actual number of shares that you will receive will depend on the percentage of Cincinnati Bancorp common stock held by the public at the completion of the conversion, certain assets held by CF Mutual Holding Company, the final independent appraisal of Cincinnati Bancorp, Inc. and the number of shares of Cincinnati Bancorp, Inc. common stock sold in the offering described in the following paragraph. It will not depend on the market price of Cincinnati Bancorp common stock. See “Proposal 1 – Approval of the Plan of Conversion and Reorganization – Share Exchange Ratio” for a discussion of the exchange ratio. Based on the $_____ per share closing price of Cincinnati Bancorp common stock as of the last trading day before the date of this proxy statement/prospectus, the initial value of the Cincinnati Bancorp, Inc. common stock you receive in the share exchange would be ____ than the market value of the Cincinnati Bancorp common stock you currently own. See “Risk Factors – The market value of Cincinnati Bancorp, Inc. common stock received in the share exchange may be less than the market value of Cincinnati Bancorp common stock exchanged.”

Concurrently with the exchange offer, we are offering for sale up to 1,437,356 shares of common stock of Cincinnati Bancorp, Inc., representing the ownership interest of CF Mutual Holding Company in Cincinnati Bancorp as well as certain assets held by CF Mutual Holding Company. We are offering the shares of common stock to eligible depositors of Cincinnati Federal, to Cincinnati Federal’s tax qualified benefit plans and to the public, including Cincinnati Bancorp stockholders, at a price of $10.00 per share. The conversion of CF Mutual Holding Company and the offering and exchange of common stock by Cincinnati Bancorp, Inc. is referred to herein as the “conversion and offering.” Once the conversion and offering are completed, Cincinnati Federal will be a wholly-owned subsidiary of Cincinnati Bancorp, Inc., and 100% of the common stock of Cincinnati Bancorp, Inc. will be owned by public stockholders. As a result of the conversion and offering, Cincinnati Bancorp and CF Mutual Holding Company will cease to exist.

Cincinnati Bancorp’s common stock is currently traded on the OTC Pink Marketplace (OTCPK) operated by OTC Markets Group under the symbol “CNNB.” We have applied to list the shares of Cincinnati Bancorp, Inc. common stock on the Nasdaq Capital Market under the symbol “CNNB.”

The conversion and offering cannot be completed unless the stockholders of Cincinnati Bancorp approve the Plan of Conversion and Reorganization of CF Mutual Holding Company, which may be referred to herein as the “plan of conversion.” Cincinnati Bancorp is holding a special meeting of stockholders at the main office of Cincinnati Federal, located at 6581 Harrison Avenue, Cincinnati, Ohio, on _______, 2019, at ___:___ ___.m., Eastern time, to consider and vote upon the plan of conversion. We must obtain the affirmative vote of the holders of (i) two-thirds of the total number of votes entitled to be cast at the special meeting by Cincinnati Bancorp stockholders, including shares held by CF Mutual Holding Company, and (ii) a majority of the total number of votes entitled to be cast at the special meeting by Cincinnati Bancorp stockholders other than CF Mutual Holding Company. Cincinnati Bancorp’s board of directors unanimously recommends that stockholders vote “FOR” approval of the plan of conversion.

This document serves as the proxy statement for the special meeting of stockholders of Cincinnati Bancorp and the prospectus for the shares of Cincinnati Bancorp, Inc. common stock to be issued in exchange for shares of Cincinnati Bancorp common stock. We urge you to read this entire document carefully. You can also obtain information about us from documents that we have filed with the Securities and Exchange Commission and the Board of Governors of the Federal Reserve System. This document does not serve as the prospectus relating to the offering by Cincinnati Bancorp, Inc. of its shares of common stock in the offering, which is being made pursuant to a separate prospectus. Stockholders of Cincinnati Bancorp are not required to participate in the stock offering.

This proxy statement/prospectus contains information that you should consider in evaluating the plan of conversion. In particular, you should carefully read the section captioned “Risk Factors” beginning on page 11 for a discussion of certain risk factors relating to the conversion and offering.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency nor any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

For answers to your questions, read this proxy statement/prospectus, including the Questions and Answers section, beginning on page 1. Questions about voting on the plan of conversion may be directed to Laurel Hill Advisory Group, LLC, Monday through Friday from 9:00 a.m. to 5:00 p.m., Eastern time. Banks and brokers can call (____) _______, and all others can call 1-(888) 742-1305 (toll-free).

The date of this proxy statement/prospectus is ________, 2019, and it is first being mailed to stockholders of Cincinnati Bancorp on or about ________, 2019.

Cincinnati Bancorp

6581 Harrison Avenue

Cincinnati, Ohio 45247

(513) 574-3025

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

On __________, 2019, Cincinnati Bancorp will hold a special meeting of stockholders at the above address. The meeting will begin at ___:____ ___.m., Eastern time. At the meeting, stockholders will consider and act on the following:

1.	The approval of a plan of conversion and reorganization, whereby CF Mutual Holding Company and Cincinnati Bancorp will convert and reorganize from the mutual holding company structure to the stock holding company structure, as more fully described in the attached proxy statement;

2.	The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the plan of conversion and reorganization;

The following informational proposals:

3.	Approval of a provision in Cincinnati Bancorp, Inc.’s articles of incorporation requiring a super-majority vote of stockholders to approve certain amendments to Cincinnati Bancorp, Inc.’s articles of incorporation;

4.	Approval of a provision in Cincinnati Bancorp, Inc.’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to Cincinnati Bancorp, Inc.’s bylaws;

5.	Approval of a provision in Cincinnati Bancorp, Inc.’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Cincinnati Bancorp, Inc.’s outstanding voting stock; and

Such other business that may properly come before the meeting.

NOTE: The board of directors is not aware of any other business to come before the meeting.

The provisions of Cincinnati Bancorp, Inc.’s articles of incorporation that are summarized as informational proposals 3 through 5 were approved as part of the process in which our board of directors approved the plan of conversion and reorganization (the “plan of conversion”). These proposals are informational in nature only because the Board of Governors of the Federal Reserve System’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals.

The board of directors has fixed the close of business on ________, 2019, as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof.

Upon written request addressed to the Corporate Secretary of Cincinnati Bancorp at the above address, stockholders may obtain an additional copy of this proxy statement/prospectus and/or a copy of the plan of conversion. In order to assure timely receipt of these materials, Cincinnati Bancorp must receive the written request by __________, 2019.

Complete, sign and date the enclosed proxy card, which is solicited by the board of directors, and mail it in the enclosed envelope today. The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

Harold L. Anness
Corporate Secretary

Cincinnati, Ohio

_________, 2019

QUESTIONS AND ANSWERS

FOR STOCKHOLDERS OF CINCINNATI BANCORP

REGARDING THE PLAN OF CONVERSION AND REORGANIZATION

You should read this document for more information about the conversion. We have filed an application with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) with respect to the conversion and stock offering and with respect to Cincinnati Bancorp, Inc. becoming the holding company for Cincinnati Federal. The approval of the Federal Reserve Board is required before we can consummate the conversion and stock offering. We have also filed an application with the Office of the Comptroller of the Currency with respect to amendments to Cincinnati Federal’s Charter. The approval of the Office of the Comptroller of the Currency is required before we can consummate the conversion and stock offering. Any approval by the Federal Reserve Board or the Office of the Comptroller of the Currency does not constitute a recommendation or endorsement of the plan of conversion. Consummation of the conversion is also subject to approval of the plan of conversion by Cincinnati Bancorp’s stockholders, and to the satisfaction of certain other conditions.

Q.	WHAT ARE STOCKHOLDERS BEING ASKED TO APPROVE?

A.	Cincinnati Bancorp stockholders as of the close of business on ______, 2019 are being asked to vote on the plan of conversion pursuant to which CF Mutual Holding Company will convert from the mutual to the stock form of organization. As part of the conversion, a newly formed Maryland corporation, Cincinnati Bancorp, Inc., is offering its common stock to eligible depositors of Cincinnati Federal, certain borrowers of Cincinnati Federal, and certain borrowers of the former Kentucky Federal Savings and Loan Association, to Cincinnati Federal’s tax qualified benefit plans, to stockholders of Cincinnati Bancorp as of the close of business on ______, 2019, and to the public. The shares offered represent CF Mutual Holding Company’s current ownership interest in Cincinnati Bancorp, adjusted for certain assets held by CF Mutual Holding Company. Your vote is very important. Without sufficient votes “FOR” approval of the plan of conversion, we cannot implement the plan of conversion and complete the stock offering.

In addition, Cincinnati Bancorp stockholders are being asked to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

Stockholders also are asked to vote on the following informational proposals with respect to the articles of incorporation of Cincinnati Bancorp, Inc.:

•	Approval of a provision requiring a super-majority vote to approve certain amendments to Cincinnati Bancorp, Inc.’s articles of incorporation;

•	Approval of a provision requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to Cincinnati Bancorp, Inc.’s bylaws; and

•	Approval of a provision to limit the voting rights of shares beneficially owned in excess of 10% of Cincinnati Bancorp, Inc.’s outstanding voting stock.

The provisions of Cincinnati Bancorp, Inc.’s articles of incorporation that are included as informational proposals were approved as part of the process in which our board of directors approved the plan of conversion. These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of Cincinnati Bancorp, Inc.’s articles of incorporation that are summarized above as informational proposals may have the effect of deterring, or rendering more difficult, attempts by third parties to obtain control of Cincinnati Bancorp, Inc. if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

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Q.	WHAT ARE THE REASONS FOR THE CONVERSION AND RELATED OFFERING?

A.	The primary reasons for the conversion and offering are to:

•	support our planned growth and strengthen our regulatory capital position with the additional capital we will raise in the stock offering;

•	facilitate our stock holding company’s ability to pay dividends to our public stockholders;

•	transition our organization to a stock holding company structure, which gives us greater flexibility to access the capital markets compared to our existing mutual holding company structure;

•	improve the liquidity of our shares of common stock; and

•	facilitate future mergers and acquisitions.

As a fully converted stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including the form of consideration that we can use to pay for an acquisition. Our current mutual holding company structure limits our ability to offer shares of our common stock as consideration in a merger or acquisition since CF Mutual Holding Company is required to own a majority of Cincinnati Bancorp’s outstanding shares of common stock. Potential sellers often want stock for at least part of the purchase price. Our new stock holding company structure will enable us to offer stock or cash consideration, or a combination of stock and cash, and therefore will enhance our ability to compete with other bidders when acquisition opportunities arise. We currently have no arrangements or understandings regarding any specific acquisition. See “Proposal 1 – Approval of the Plan of Conversion and Reorganization – Reasons for the Conversion” for a more complete discussion of our reasons for conducting the conversion and offering.

Q.	WHAT WILL STOCKHOLDERS RECEIVE FOR THEIR EXISTING CINCINNATI BANCORP SHARES?

A.	As more fully described in “Proposal 1 – Approval of the Plan of Conversion and Reorganization – Share Exchange Ratio,” depending on the number of shares sold in the offering, each share of common stock that you own at the time of the completion of the conversion will be exchanged for between 850,106 shares at the minimum and 1,322,665 shares at the adjusted maximum of the offering range of Cincinnati Bancorp, Inc. common stock (cash will be paid in lieu of any fractional shares). For example, if you own 100 shares of Cincinnati Bancorp common stock, and the exchange ratio is 1.4244 (at the maximum of the offering range), after the conversion you will receive 142 shares of Cincinnati Bancorp, Inc. common stock and $4.40 in cash, the value of the fractional share based on the $10.00 per share purchase price of stock in the offering.

If you own shares of Cincinnati Bancorp common stock in a brokerage account in “street name,” your shares will be automatically exchanged within your account, and you do not need to take any action to exchange your shares of common stock or receive cash in lieu of fractional shares. If you own shares in the form of Cincinnati Bancorp stock certificates, after the completion of the conversion and stock offering, our exchange agent will mail to you a transmittal form with instructions to surrender your stock certificates. A statement reflecting your ownership of shares of common stock of Cincinnati Bancorp, Inc. and a check representing cash in lieu of fractional shares will be mailed to you within five business days after the transfer agent receives a properly executed transmittal form and your existing Cincinnati Bancorp stock certificate(s). Cincinnati Bancorp, Inc. will not issue stock certificates. Do not submit your stock certificate(s) until you receive a transmittal form.

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Q.	WHY WILL THE SHARES THAT I RECEIVE BE BASED ON A PRICE OF $10.00 PER SHARE RATHER THAN THE TRADING PRICE OF THE COMMON STOCK BEFORE COMPLETION OF THE CONVERSION?

A.	The shares will be based on a price of $10.00 per share because that is the price at which Cincinnati Bancorp, Inc. will sell shares in its stock offering. The amount of common stock Cincinnati Bancorp, Inc. will issue at $10.00 per share in the offering and the exchange is based on an independent appraisal of the estimated market value of Cincinnati Bancorp, Inc. Keller and Company, Inc., assuming the conversion and offering are completed. Keller and Company, Inc., an appraisal firm experienced in the appraisal of financial institutions, has estimated that, as of August 12, 2019, this market value was $22.5 million. Based on Federal Reserve Board regulations, the market value forms the midpoint of a range with a minimum of $19.1 million and a maximum of $25.9 million. Based on this valuation and the valuation range, the number of shares of common stock of Cincinnati Bancorp, Inc. that existing public stockholders of Cincinnati Bancorp will receive in exchange for their shares of Cincinnati Bancorp common stock is expected to range from 850,106 to 1,150,144, with a midpoint of 1,000,125 (a value of approximately $8.5 million to $11.5 million, with a midpoint of $10.0 million, based on a price of $10.00 per share). If demand for shares or market conditions warrant, the appraisal can be increased by 15%, which would result in an appraised value of $29.8 million and the value of exchanged shares of $13.2 million. The number of shares received by the existing public stockholders of Cincinnati Bancorp is intended to maintain their existing ownership in our organization (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares, and as adjusted to reflect certain assets held by CF Mutual Holding Company). The independent appraisal is based in part on Cincinnati Bancorp’s financial condition and results of operations, the pro forma impact of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of ten publicly traded savings and loan and bank holding companies that Keller and Company, Inc. considered comparable to Cincinnati Bancorp

Q.	Does the exchange ratio depend on the TRADING price of CINCINNATI BANCORP common stock?

A.	No, the exchange ratio will not be based on the market price of Cincinnati Bancorp common stock. Instead, the exchange ratio will be based on the appraised value of Cincinnati Bancorp, Inc. The purpose of the exchange ratio is to maintain the ownership percentage of public stockholders of Cincinnati Bancorp, as adjusted to reflect certain assets held by CF Mutual Holding Company. Therefore, changes in the price of Cincinnati Bancorp common stock between now and the completion of the conversion and offering will not affect the calculation of the exchange ratio.

Q.	SHOULD I SUBMIT MY STOCK CERTIFICATE(S) NOW?

A.	No. If you hold stock certificate(s), instructions for exchanging the certificates will be sent to you by our exchange agent after the completion of the conversion. If your shares are held in “street name” (e.g., in a brokerage account) rather than in certificate form, the share exchange will be reflected automatically in your account upon completion of the conversion.

Q.	HOW DO I VOTE?

A.	Mark, sign and date each proxy card enclosed, and return the card(s) to us in the enclosed proxy reply envelope. Alternatively, you may vote by Internet or telephone by following the instructions on the proxy card. For information on submitting your proxy, please refer to instructions on the enclosed proxy card. YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE TODAY.

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Q.	IF MY SHARES ARE HELD IN STREET NAME, WILL MY BROKER, BANK OR OTHER NOMINEE AUTOMATICALLY VOTE ON THE PLAN ON MY BEHALF?

A.	No. Your broker, bank or other nominee will not be able to vote your shares without instructions from you. You should instruct your broker, bank or other nominee to vote your shares, using the directions that they provide to you.

Q.	WHY SHOULD I VOTE? WHAT HAPPENS IF I DON’T VOTE?

A.	Your vote is very important. We believe the conversion and offering are in the best interests of our stockholders. Not voting all the proxy card(s) you receive will have the same effect as voting “against” the approval of the plan of conversion. Without sufficient favorable votes “FOR” approval of the plan of conversion, we cannot complete the conversion and offering.

Q.	WHAT IF I DO NOT GIVE VOTING INSTRUCTIONS TO MY BROKER, BANK OR OTHER NOMINEE?

A.	Your vote is important. If you do not instruct your broker, bank or other nominee to vote your shares, the unvoted proxy will have the same effect as a vote “against” the plan of conversion.

Q.	MAY I PLACE AN ORDER TO PURCHASE SHARES IN THE COMMUNITY OFFERING, IN ADDITION TO THE SHARES THAT I WILL RECEIVE IN THE EXCHANGE?

A.	Yes. If you would like to receive a prospectus and stock order form, you must call our Stock Information Center at 1-(877) __________ (toll-free), Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern time. The Stock Information Center is closed bank holidays.

Eligible depositors and borrowers of Cincinnati Federal have priority subscription rights allowing them to purchase common stock in a subscription offering. Shares not purchased in the subscription offering may be available for sale to the public in a community offering, as described in this document. If orders for Cincinnati Bancorp, Inc. common stock in a community offering exceed the number of shares available for sale, shares will be allocated (to the extent shares remain available) as follows: first, to cover orders of natural persons (including trusts of natural persons) residing in the Ohio counties of Butler, Clermont, Hamilton and Warren, the Indiana county of Dearborn, and the Kentucky counties of Boone, Campbell and Kenton; second, to cover orders of Cincinnati Bancorp stockholders as of _______, 2019; and thereafter, to cover orders of the general public.

Stockholders of Cincinnati Bancorp are subject to an ownership limitation. Shares of common stock purchased in the offering by a stockholder and his or her associates or individuals acting in concert with the stockholder, plus any shares a stockholder and these individuals receive in the exchange for existing shares of Cincinnati Bancorp common stock, may not exceed 9.9% of the total shares of common stock of Cincinnati Bancorp, Inc. to be issued and outstanding after the completion of the conversion.

Properly completed and signed stock order forms, with full payment, must be received (not postmarked) no later than ___:___ p.m., Eastern time, on ________, 2019.

Q.	WILL THE CONVERSION HAVE ANY EFFECT ON DEPOSIT AND LOAN ACCOUNTS AT CINCINNATI FEDERAL?

A.	No. The account number, amount, interest rate and withdrawal rights of deposit accounts will remain unchanged. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the legal limit. Loans and rights of borrowers will not be affected. Depositors and borrowers will no longer have voting rights in CF Mutual Holding Company as to matters currently requiring such vote. CF Mutual Holding Company will cease to exist after the conversion and offering. Only stockholders of Cincinnati Bancorp, Inc. will have voting rights after the conversion and offering.

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OTHER QUESTIONS?

For answers to other questions, please read this proxy statement/prospectus. Questions about voting on the plan of conversion may be directed to Laurel Hill Advisory Group, LLC, Monday through Friday from 9:00 a.m. to 5:00 p.m., Eastern time. Banks and brokers can call (____) _____, and all others can call 1-(888) 742-1305 (toll-free). Questions about the stock offering may be directed to our Stock Information Center at 1-(877) __________ (toll-free), Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern time. The Stock Information Center is closed bank holidays.

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SUMMARY

This summary highlights material information from this proxy statement/prospectus and may not contain all the information that is important to you. To understand the conversion and other proposals fully, you should read this entire document carefully, including the sections entitled “Risk Factors,” “Proposal 1 — Approval of The Plan of Conversion and Reorganization,” “Proposal 2 — Adjournment of the Special Meeting,” “Proposals 3 through 5 — Informational Proposals Related to the Articles of Incorporation of Cincinnati Bancorp, Inc.” and the consolidated financial statements and the notes to the consolidated financial statements.

The Special Meeting

Date, Time and Place. Cincinnati Bancorp will hold its special meeting of stockholders at the main office of Cincinnati Federal, located at 6581 Harrison Avenue, Cincinnati, Ohio, on _________, 2019, at ___:___ ___.m., Eastern time.

The Proposals. Stockholders will be voting on the following proposals at the special meeting:

1.	The approval of a plan of conversion and reorganization whereby: (a) CF Mutual Holding Company and Cincinnati Bancorp will convert and reorganize from the mutual holding company structure to the stock holding company structure; (b) Cincinnati Bancorp, Inc., a Maryland corporation, will become the new stock holding company of Cincinnati Federal; (c) the outstanding shares of Cincinnati Bancorp, other than those held by CF Mutual Holding Company, will be converted into shares of common stock of Cincinnati Bancorp, Inc.; and (d) Cincinnati Bancorp, Inc. will offer shares of its common stock for sale in a subscription offering, a community offering and, if necessary, a syndicated offering;

2.	The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the plan of conversion;

The following informational proposals:

3.	Approval of a provision in Cincinnati Bancorp, Inc.’s articles of incorporation requiring a super-majority vote of stockholders to approve certain amendments to Cincinnati Bancorp, Inc.’s articles of incorporation;

4.	Approval of a provision in Cincinnati Bancorp, Inc.’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to Cincinnati Bancorp, Inc.’s bylaws;

5.	Approval of a provision in Cincinnati Bancorp, Inc.’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Cincinnati Bancorp, Inc.’s outstanding voting stock; and

Such other business that may properly come before the meeting.

The provisions of Cincinnati Bancorp, Inc.’s articles of incorporation that are summarized as informational proposals 3 through 5 were approved as part of the process in which our board of directors approved the plan of conversion. These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of Cincinnati Bancorp, Inc.’s articles of incorporation that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of Cincinnati Bancorp, Inc., if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

6

Vote Required for Approval of Proposals by the Stockholders of Cincinnati Bancorp

Proposal 1: Approval of the Plan of Conversion. We must obtain the affirmative vote of the holders of (i) two-thirds of the total number of votes entitled to be cast at the special meeting by Cincinnati Bancorp stockholders, including shares held by CF Mutual Holding Company, and (ii) a majority of the total number of votes entitled to be cast at the special meeting by Cincinnati Bancorp stockholders other than CF Mutual Holding Company.

Proposal 1 must also be approved by the members of CF Mutual Holding Company (i.e., depositors of Cincinnati Federal, certain borrowers of Cincinnati Federal and certain borrowers of the former Kentucky Federal Savings and Loan Association) at a special meeting called for that purpose. Depositors and borrowers will receive separate proxy materials from CF Mutual Holding Company regarding the conversion.

Proposal 2: Approval of the adjournment of the special meeting. We must obtain the affirmative vote of at least a majority of the votes cast by Cincinnati Bancorp stockholders at the special meeting to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.

Informational Proposals 3 through 5. The provisions of Cincinnati Bancorp, Inc.’s articles of incorporation that are summarized as informational proposals were approved as part of the process in which the board of directors of Cincinnati Bancorp approved the plan of conversion. These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of Cincinnati Bancorp, Inc.’s articles of incorporation that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of Cincinnati Bancorp, Inc., if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Other Matters. We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of common stock of Cincinnati Bancorp. At this time, we know of no other matters that may be presented at the special meeting.

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must advise the corporate secretary of Cincinnati Bancorp in writing before your common stock has been voted at the special meeting, deliver a signed, later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

Vote by CF Mutual Holding Company

Management anticipates that CF Mutual Holding Company, our majority stockholder, will vote all of its shares of common stock in favor of all the matters set forth above. If CF Mutual Holding Company votes all of its shares in favor of each proposal, the approval of the adjournment of the special meeting, if necessary, would be assured.

As of _______, 2019, the directors and executive officers of Cincinnati Bancorp beneficially owned _________ shares (excluding exercisable options), or approximately _____% of the outstanding shares of Cincinnati Bancorp common stock, and CF Mutual Holding Company owned 1,008,969 shares, or approximately 55.5% of the outstanding shares of Cincinnati Bancorp common stock.

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Vote Recommendations

Your board of directors unanimously recommends that you vote “FOR” approval of the plan of conversion, “FOR” approval of the adjournment of the special meeting, if necessary, and “FOR” approval of the Informational Proposals 3 through 5.

Our Business

[Same as prospectus]

Plan of Conversion and Reorganization

The Boards of Directors of Cincinnati Bancorp, CF Mutual Holding Company, Cincinnati Federal and Cincinnati Bancorp, Inc. have adopted a plan of conversion pursuant to which Cincinnati Federal will reorganize from a mutual holding company structure to a stock holding company structure. Public stockholders of Cincinnati Bancorp will receive shares in Cincinnati Bancorp, Inc. in exchange for their shares of Cincinnati Bancorp common stock based on an exchange ratio. See “—The Exchange of Existing Shares of Cincinnati Bancorp Common Stock.” This conversion to a stock holding company structure also includes the offering by Cincinnati Bancorp, Inc. of shares of its common stock to eligible depositors and borrowers of Cincinnati Federal and to the public, including Cincinnati Bancorp stockholders, in a subscription offering and, if necessary, in a community offering and/or in a separate offering through a syndicate of broker-dealers, referred to in this proxy statement/prospectus as the syndicated offering. Following the conversion and offering, CF Mutual Holding Company and Cincinnati Bancorp will no longer exist, and Cincinnati Bancorp, Inc. will be the parent company of Cincinnati Federal.

The conversion and offering cannot be completed unless the stockholders of Cincinnati Bancorp approve the plan of conversion. Cincinnati Bancorp’s stockholders will vote on the plan of conversion at Cincinnati Bancorp’s special meeting. This document is the proxy statement used by Cincinnati Bancorp’s board of directors to solicit proxies for the special meeting. It is also the prospectus of Cincinnati Bancorp, Inc. regarding the shares of Cincinnati Bancorp, Inc. common stock to be issued to Cincinnati Bancorp’s stockholders in the share exchange. This document does not serve as the prospectus relating to the offering by Cincinnati Bancorp, Inc. of its shares of common stock in the subscription offering and any community offering or syndicated community offering, which will be made pursuant to a separate prospectus.

Our Organizational Structure

[Same as prospectus]

Business Strategy

[Same as prospectus]

Reasons for the Conversion

[Same as prospectus]

See “Proposal 1 — Approval of the Plan of Conversion and Reorganization” for a more complete discussion of our reasons for conducting the conversion and offering.

Conditions to Completion of the Conversion

[Same as prospectus]

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The Exchange of Existing Shares of Cincinnati Bancorp Common Stock

[Same as prospectus]

How We Determined the Offering Range, the Exchange Ratio and the $10.00 Per Share Stock Price

[Same as prospectus]

For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “Proposal 1 — Approval of the Plan of Conversion and Reorganization – Stock Pricing and Number of Shares to be Issued.”

How We Intend to Use the Proceeds From the Offering

[Same as prospectus]

Our Dividend Policy

[Same as prospectus]

Purchases and Ownership by Officers and Directors

[Same as prospectus]

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion

[Same as prospectus]

Market for Common Stock

[Same as prospectus]

Tax Consequences

[Same as prospectus]

Changes in Stockholders’ Rights for Existing Stockholders of Cincinnati Bancorp

As a result of the conversion, existing stockholders of Cincinnati Bancorp will become stockholders of Cincinnati Bancorp, Inc. Some rights of stockholders of Cincinnati Bancorp, Inc. will be reduced compared to the rights stockholders currently have in Cincinnati Bancorp The reduction in stockholder rights results from differences between the federal and Maryland charters/articles of incorporation and bylaws, and from distinctions between federal and Maryland law. Many of the differences in stockholder rights under the articles of incorporation and bylaws of Cincinnati Bancorp, Inc. are not mandated by Maryland law but have been chosen by management as being in the best interests of Cincinnati Bancorp, Inc. and all of its stockholders. The differences in stockholder rights in the articles of incorporation and bylaws of Cincinnati Bancorp, Inc. include the following provisions chosen by the board: (i) greater lead time required for stockholders to submit proposals for certain provisions of new business or to nominate directors; (ii) approval by at least 80% of outstanding shares required to amend the bylaws and certain provisions of the articles of incorporation; (iii) a limit on voting rights of shares beneficially owned in excess of 10% of Cincinnati Bancorp, Inc.’s outstanding voting stock; (iv) director qualifications; and (v) a greater percentage of outstanding shares that is required for stockholders to call a special meeting. See “Comparison of Stockholders’ Rights For Existing Stockholders of Cincinnati Bancorp” for a discussion of these differences.

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Dissenters’ Rights

Stockholders of Cincinnati Bancorp do not have dissenters’ rights in connection with the conversion and offering.

Important Risks in Owning Cincinnati Bancorp, Inc.’s Common Stock

Before you vote on the conversion, you should read the “Risk Factors” section beginning on page 11 of this proxy statement/prospectus.

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RISK FACTORS

You should consider carefully the following risk factors when deciding how to vote on the conversion and before purchasing shares of Cincinnati Bancorp, Inc. common stock.

Risks Related to Our Business

[Same as prospectus]

Risks Related to the Offering and the Exchange

The market value of Cincinnati Bancorp, Inc. common stock received in the share exchange may be less than the market value of Cincinnati Bancorp common stock exchanged.

The number of shares of Cincinnati Bancorp, Inc. common stock you receive will be based on an exchange ratio that will be determined as of the date of completion of the conversion and offering. The exchange ratio will be based on the percentage of Cincinnati Bancorp common stock held by the public before the completion of the conversion and offering, the final independent appraisal of Cincinnati Bancorp, Inc. common stock prepared by Keller and Company, Inc. and the number of shares of common stock sold in the offering. The exchange ratio will ensure that public stockholders of Cincinnati Bancorp common stock will own the same percentage of Cincinnati Bancorp, Inc. common stock after the conversion and offering as they owned of Cincinnati Bancorp common stock immediately before completion of the conversion and offering (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares, and adjusted to reflect certain assets held by CF Mutual Holding Company). The exchange ratio will not depend on the market price of Cincinnati Bancorp common stock.

The exchange ratio ranges from 1.0528 shares at the minimum and 1.6381 shares at the adjusted maximum of the offering range of Cincinnati Bancorp, Inc. common stock per share of Cincinnati Bancorp common stock. Shares of Cincinnati Bancorp, Inc. common stock issued in the share exchange will have an initial value of $10.00 per share. Depending on the exchange ratio and the market value of Cincinnati Bancorp common stock at the time of the exchange, the initial market value of the Cincinnati Bancorp, Inc. common stock that you receive in the share exchange could be less than the market value of the Cincinnati Bancorp common stock that you currently own. Based on the most recent closing price of Cincinnati Bancorp common stock before the date of this proxy statement/prospectus, which was $______, the initial value of the Cincinnati Bancorp, Inc. common stock you receive in the share exchange would be less than the market value of the Cincinnati Bancorp common stock you currently own.

There may be a decrease in stockholders’ rights for existing stockholders of Cincinnati Bancorp.

As a result of the conversion, existing stockholders of Cincinnati Bancorp will become stockholders of Cincinnati Bancorp, Inc. In addition to the provisions discussed below that may discourage takeover attempts that may be favored by stockholders, some rights of stockholders of Cincinnati Bancorp, Inc. will be reduced compared to the rights stockholders currently have in Cincinnati Bancorp. The reduction in stockholder rights results from differences between the federal and Maryland chartering documents and bylaws, and from differences between federal and Maryland law. Many of the differences in stockholder rights under the articles of incorporation and bylaws of Cincinnati Bancorp, Inc. are not mandated by Maryland law but have been chosen by management as being in the best interests of Cincinnati Bancorp, Inc. and its stockholders. The articles of incorporation and bylaws of Cincinnati Bancorp, Inc. include the following provisions: (i) greater lead time required for stockholders to submit proposals for new business or to nominate directors; (ii) approval by at least 80% of the outstanding shares of capital stock entitled to vote generally is required to amend the bylaws and certain provisions of the articles of incorporation; (iii) a limit on voting rights of shares beneficially owned in excess of 10% of Cincinnati Bancorp, Inc.’s outstanding voting stock; (iv) director qualifications; and (v) a greater percentage of outstanding shares that is required for stockholders to call a special meeting. See “Comparison of Stockholders’ Rights For Existing Stockholders of Cincinnati Bancorp” for a discussion of these differences.

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The future price of the shares of common stock may be less than the $10.00 purchase price per share in the offering.

If you purchase shares of common stock in the offering, you may not be able to sell them later at or above the $10.00 purchase price. In many cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price. The aggregate purchase price of the shares of common stock sold in the offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change from time to time. After the shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, changes in federal tax laws, new regulations, investor perceptions of Cincinnati Bancorp, Inc. and the outlook for the financial services industry in general. Price fluctuations in our common stock may be unrelated to our operating performance.

Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.

We intend to invest between $4.7 million and $6.5 million of the net proceeds of the offering (or $7.6 million at the adjusted maximum of the offering range) in Cincinnati Federal. We may use the remaining net proceeds to invest in short-term investments and for general corporate purposes, including repurchasing shares of our common stock and paying dividends. We also expect to use a portion of the net proceeds we retain to fund a loan to our employee stock ownership plan to purchase shares of common stock in the offering. Cincinnati Federal may use the net proceeds it receives to fund new loans, expand its retail banking franchise by establishing or acquiring new branches or by acquiring other financial institutions or other financial services companies, or for other general corporate purposes. However, with the exception of funding the loan to the employee stock ownership plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have significant flexibility in determining the amount of the net proceeds we apply to different uses and when we apply or reinvest such proceeds. Also, certain of these uses, such as opening new branches or acquiring other financial institutions, may require the approval of the Office of the Comptroller of the Currency or the Federal Reserve Board. We have not established a timetable for investing the net proceeds, and we cannot predict how long we will require to invest the net proceeds. Our failure to reinvest these funds effectively would reduce our profitability and may adversely affect the value of our common stock.

Our return on equity will be low following the stock offering, which could negatively affect the trading price of our shares of common stock.

Net income divided by average stockholders’ equity, known as “return on equity,” is a ratio many investors use to compare the performance of financial institutions. Our return on equity will be low until we are able to leverage the additional capital we receive from the stock offering. Our return on equity also will be negatively affected by added expenses associated with our employee stock ownership plan and the stock-based benefit plans we intend to adopt, and may be negatively affected by higher minimum regulatory capital requirements. Until we can increase our net interest income and noninterest income and leverage the capital raised in the stock offering, we expect our return on equity to be low, which may reduce the market price of our shares of common stock.

Our stock-based benefit plans will increase our expenses and reduce our income.

We intend to adopt one or more new stock-based benefit plans after the conversion, subject to stockholder approval, which will increase our annual compensation and benefit expenses related to the stock options and stock awards granted to participants under the new stock-based benefit plans. The actual amount of these new stock-related compensation and benefit expenses will depend on the number of options and stock awards granted under the plans, the fair market value of our stock or options on the date of grant, the vesting period, and other factors which we cannot predict at this time. If we adopt stock-based benefit plans within 12 months following the conversion, the shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under such plans would be limited to 4% and 10%, respectively, of the total shares of our common stock sold in the stock offering. If we adopt stock-based benefit plans more than 12 months after the completion of the conversion, we may award restricted shares of common stock or grant options in excess of these amounts, which would further increase costs.

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In addition, we will recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts, and we will recognize expense for restricted stock awards and stock options over the vesting period of awards made to recipients. The expense in the first year following the offering for our employee stock ownership plan and for our new stock-based benefit plans, assuming such plans had been implemented at the beginning of the year, has been estimated to be approximately $______ ($_____ after tax) at the adjusted maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. For further discussion of our proposed stock-based plans, see “Management – Benefits to be Considered Following Completion of the Conversion.”

The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.

We intend to adopt one or more new stock-based benefit plans following the stock offering. These plans may be funded either through open market purchases of our common stock or from the issuance of authorized but unissued shares of common stock. Our ability to repurchase shares of our common stock to fund these plans will be subject to many factors, including applicable regulatory restrictions on stock repurchases, the availability of stock in the market, the trading price of our stock, our capital levels, alternative uses for our capital and our financial performance. While our intention is to fund the new stock-based benefit plans through open market purchases, stockholders would experience a 9.09% dilution in ownership interest if newly issued shares of our common stock are used to fund stock options in an amount equal to 10% of the shares sold in the offering, and all such stock options are exercised, and a 3.85% dilution in ownership interest if newly issued shares of our common stock are used to fund shares of restricted common stock in an amount equal to 4% of the shares sold in the offering. Such dilution would also reduce earnings per share. If we adopt the plans more than 12 months following the conversion, new stock-based benefit plans would not be subject to these limitations and stockholders could experience greater dilution.

Although the implementation of new stock-based benefit plans would be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.

We have not determined when we will adopt one or more new stock-based benefit plans. Stock-based benefit plans adopted more than 12 months following the completion of the conversion may exceed regulatory restrictions on the size of stock-based benefit plans adopted within 12 months, which would further increase our costs.

If we adopt stock-based benefit plans more than 12 months following the completion of the conversion, then grants of shares of common stock or stock options under our proposed stock-based benefit plans may exceed 4% and 10%, respectively, of shares of common stock sold in the stock offering. Stock-based benefit plans that provide for awards in excess of these amounts would increase our costs beyond the amounts estimated in “—Our stock-based benefit plans will increase our expenses and reduce our income.” Stock-based benefit plans that provide for awards in excess of these amounts could also result in dilution to stockholders in excess of that described in “—The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.” Although the implementation of stock-based benefit plans would be subject to stockholder approval, the timing of the implementation of such plans will be at the discretion of our board of directors.

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Various factors may make takeover attempts more difficult to achieve.

Certain provisions of our articles of incorporation and bylaws and federal banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire control of Cincinnati Bancorp, Inc. without our board of directors’ approval. Under regulations applicable to the conversion, for a period of three years following completion of the conversion, no person may offer to acquire or acquire beneficial ownership of more than 10% of our common stock without prior approval of the Federal Reserve Board. Under federal law, subject to certain exemptions, a person, entity or group must notify the Federal Reserve Board and receive the Federal Reserve Board’s non-objection before acquiring control of a savings and loan holding company. There also are provisions in our articles of incorporation and bylaws that we may use to delay or block a takeover attempt, including a provision that prohibits any person from voting more than 10% of our outstanding shares of common stock. Cincinnati Federal’s charter will contain a similar restriction on acquisitions of 10% or more of its common stock, directly or indirectly, for five years following the conversion. Furthermore, shares of restricted stock and stock options that we may grant to employees and directors, stock ownership by our management and directors and other factors may make it more difficult for companies or persons to acquire control of Cincinnati Bancorp, Inc. without the consent of our board of directors. Taken as a whole, these statutory or regulatory provisions and provisions in our articles of incorporation and bylaws could result in our being less attractive to a potential acquirer and thus could adversely affect the market price of our common stock.

For additional information, see “Restrictions on Acquisition of Cincinnati Bancorp, Inc.” and “Management—Benefits to be Considered Following Completion of the Conversion.”

There may be a limited trading market in our shares of common stock, which would hinder your ability to sell our common stock and may lower the market price of our common stock.

Before the conversion and offering, transactions in shares of Cincinnati Bancorp common stock have been quoted on the OTC Pink Marketplace operated by OTC Markets Group Inc., but the shares have not been actively traded. We have applied to list the shares of Cincinnati Bancorp, Inc. common stock on the Nasdaq Capital Market following the conversion and offering.  In order to list our common stock on the Nasdaq Capital Market, we are required to have at least three broker-dealers who will make a market in our common stock and at least 300 round-lot holders (i.e., a holder of 100 or more shares). We cannot assure you that we will satisfy these requirements. Keefe, Bruyette & Woods, Inc. has advised us that it intends to make a market in our common stock following the offering, but is under no obligation to do so.  The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of our common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold.  Persons purchasing the common stock may not be able to sell their shares at or above the $10.00 price per share in the offering. Purchasers of our common stock should recognize that there are risks involved in their investment and that there may be a limited trading market in the common stock.

You may not revoke your decision to purchase Cincinnati Bancorp, Inc. common stock in the subscription or community offerings after you send us your order.

Funds submitted or automatic withdrawals authorized in connection with the purchase of shares of common stock in the subscription and community offerings will be held by us until the completion or termination of the conversion and offering, including any extension of the expiration date and consummation of a syndicated offering. Because completion of the conversion and offering will be subject to regulatory approvals and an update of the independent appraisal prepared by Keller & Company, Inc., among other factors, there may be one or more delays in completing the conversion and offering. Orders submitted in the subscription and community offerings are irrevocable, and purchasers will have no access to their funds unless the offering is terminated, or extended beyond _________, 2020, or the number of shares to be sold in the offering is increased to more than 1,652,960 shares or decreased to fewer than 1,062,394 shares.

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INFORMATION ABOUT THE SPECIAL MEETING

General

This proxy statement/prospectus is being furnished to you in connection with the solicitation by the board of directors of Cincinnati Bancorp of proxies to be voted at the special meeting of stockholders to be held at the main office of Cincinnati Federal, located at 6581 Harrison Avenue, Cincinnati, Ohio, on _______, 2019, at ___:___ ___.m., Eastern time, and any adjournment or postponement thereof.

The purpose of the special meeting is to consider and vote upon the Plan of Conversion and Reorganization of CF Mutual Holding Company (the “plan of conversion”).

In addition, stockholders will vote on a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal. Stockholders also will vote on informational proposals with respect to the articles of incorporation of Cincinnati Bancorp, Inc.

Voting for or against approval of the plan of conversion includes a vote for or against the conversion of CF Mutual Holding Company to a stock holding company as contemplated by the plan of conversion. Voting in favor of the plan of conversion will not obligate you to purchase any shares of common stock in the offering and will not affect the balance, interest rate or federal deposit insurance of any deposits at Cincinnati Federal.

Who Can Vote at the Meeting

You are entitled to vote your Cincinnati Bancorp common stock if our records show that you held your shares as of the close of business on _________, 2019. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker or nominee how to vote.

As of the close of business on ___________, 2019, there were _________ shares of Cincinnati Bancorp common stock outstanding. Each share of common stock has one vote.

Attending the Meeting

If you are a stockholder as of the close of business on __________, 2019, you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Cincinnati Bancorp common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum; Vote Required

The special meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, is present at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

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Proposal 1: Approval of the Plan of Conversion and Reorganization. We must obtain the affirmative vote of the holders of (i) two-thirds of the outstanding common stock of Cincinnati Bancorp entitled to be cast at the special meeting, including shares held by CF Mutual Holding Company, and (ii) a majority of the outstanding shares of common stock of Cincinnati Bancorp entitled to be cast at the special meeting, other than shares held by CF Mutual Holding Company.

Proposal 2: Approval of the adjournment of the special meeting. We must obtain the affirmative vote of at least a majority of the votes cast by Cincinnati Bancorp stockholders entitled to vote at the special meeting to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.

Informational Proposals 3 through 5: Approval of certain provisions in Cincinnati Bancorp, Inc.’s articles of incorporation. The provisions of Cincinnati Bancorp, Inc.’s articles of incorporation that are summarized as informational proposals were approved as part of the process in which the board of directors of Cincinnati Bancorp approved the plan of conversion. These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of Cincinnati Bancorp, Inc.’s articles of incorporation that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of Cincinnati Bancorp, Inc., if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Other Matters. We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of common stock of Cincinnati Bancorp At this time, we know of no other matters that may be presented at the special meeting.

Shares Held by CF Mutual Holding Company and Our Officers and Directors

As of _______, 2019, CF Mutual Holding Company beneficially owned 1,008,969 shares of Cincinnati Bancorp common stock, or approximately 55.5% of our outstanding shares. We expect that CF Mutual Holding Company will vote all of its shares in favor of each of Proposal 1 – Approval of the Plan of Conversion and Reorganization, Proposal 2—Approval of the adjournment of the special meeting, and Informational Proposals 3 through 5.

As of ________, 2019, our officers and directors beneficially owned _______ shares of Cincinnati Bancorp common stock (excluding exercisable options), or approximately _____% of our outstanding shares and _____% of the outstanding shares held by stockholders other than CF Mutual Holding Company.

Voting by Proxy

Our board of directors is sending you this proxy statement/prospectus to request that you allow your shares of Cincinnati Bancorp common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of Cincinnati Bancorp common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our board of directors. Our board of directors recommends that you vote “FOR” approval of the plan of conversion, “FOR” approval of the adjournment of the special meeting, if necessary, and “FOR” approval of each of the Informational Proposals 3 through 5.

If any matters not described in this proxy statement/prospectus are properly presented at the special meeting, the board of directors will use their judgment to determine how to vote your shares. We do not know of any other matters to be presented at the special meeting.

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If your Cincinnati Bancorp common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Refer to the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement/prospectus.

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must advise the corporate secretary of Cincinnati Bancorp in writing before your common stock has been voted at the special meeting, deliver a signed, later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

Solicitation of Proxies

This proxy statement/prospectus and the accompanying proxy card are being furnished to you in connection with the solicitation of proxies for the special meeting by the board of directors. Cincinnati Bancorp will pay the costs of soliciting proxies from its stockholders. To the extent necessary to permit approval of the plan of conversion and the other proposals being considered, Laurel Hill Advisory Group, LLC, our proxy solicitor, and directors, officers or employees of Cincinnati Bancorp and Cincinnati Federal may solicit proxies by mail, telephone and other forms of communication. We will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with such solicitation. For its services as information agent and stockholder proxy solicitor, we will pay Laurel Hill Advisory Group, LLC $______ plus out-of-pocket expenses and charges for telephone calls made and received in connection with the solicitation.

We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Participants in the Employee Stock Ownership Plan

If you participate in Cincinnati Federal Employee Stock Ownership Plan, you will receive a voting instruction form that reflects all shares you may direct the trustees to vote on your behalf under the plan. Under the terms of the Employee Stock Ownership Plan, the Employee Stock Ownership Plan trustee votes all shares held by the Employee Stock Ownership Plan, but each Employee Stock Ownership Plan participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The Employee Stock Ownership Plan trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Cincinnati Bancorp common stock held by the Employee Stock Ownership Plan and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. The deadline for returning your voting instructions to the plan’s trustee is ___________, 2019.

The board of directors unanimously recommends that you sign, date and mark the enclosed proxy “FOR” approval of each of the above described proposals, including the adoption of the plan of conversion, and return it in the enclosed envelope today. Voting the proxy card will not prevent you from voting in person at the special meeting. For information on submitting your proxy, refer to the instructions on the enclosed proxy card.

Your prompt vote is very important. Failure to vote will have the same effect as voting against the plan of conversion.

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PROPOSAL 1 — APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION

The boards of directors of Cincinnati Bancorp and CF Mutual Holding Company have approved the Plan of Conversion and Reorganization of CF Mutual Holding Company, referred to herein as the “plan of conversion.” The plan of conversion must also be approved by the members of CF Mutual Holding Company and the stockholders of Cincinnati Bancorp, and is subject to the satisfaction of certain other conditions. Special meetings of members and stockholders have been called for this purpose. The approval of the Federal Reserve Board is required before we can consummate the conversion and stock offering. We have also filed an application with the Office of the Comptroller of the Currency with respect to the amendments to Cincinnati Federal’s Charter, and the approval of the Office of the Comptroller of the Currency is required before we can consummate the conversion and issue shares of common stock. Any approval by the Federal Reserve Board or the Office of the Comptroller of the Currency does not constitute a recommendation or endorsement of the plan of reorganization.

General

Pursuant to the plan of conversion, our organization will convert from the mutual holding company form of organization to the fully stock form. Currently, Cincinnati Federal is a wholly-owned subsidiary of Cincinnati Bancorp and CF Mutual Holding Company owns approximately 55.5% of Cincinnati Bancorp’s common stock. The remaining 44.5% of Cincinnati Bancorp’s common stock is owned by public stockholders. As a result of the conversion, a newly formed company, Cincinnati Bancorp, Inc., will become the holding company of Cincinnati Federal. Each share of Cincinnati Bancorp common stock owned by the public will be exchanged for between 850,106 shares at the minimum and 1,150,144 shares at the maximum of the offering range of Cincinnati Bancorp, Inc. common stock, so that Cincinnati Bancorp’s existing public stockholders will own the same percentage of Cincinnati Bancorp, Inc. common stock as they owned of Cincinnati Bancorp’s common stock immediately before the conversion (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares, and adjusted to reflect certain assets held by CF Mutual Holding Company). The actual number of shares that you will receive will depend on the percentage of Cincinnati Bancorp common stock held by the public immediately before the completion of the conversion, the final independent appraisal of Cincinnati Bancorp, Inc. and the number of shares of Cincinnati Bancorp, Inc. common stock sold in the offering described in the following paragraph. It will not depend on the market price of Cincinnati Bancorp common stock.

The board of directors considered the possibility that stockholders could receive less than the current market price of Cincinnati Bancorp when they exchange their shares for shares of Cincinnati Bancorp, Inc. common stock depending on the amount of stock sold in the offering. However, the board of directors believes that stockholders should vote to approve the plan of conversion and reorganization because the long-term benefits to stockholder of completing the conversion from the mutual holding company form of organization to the fully stock form of organization outweigh any short-term decline in market price that may occur. The board of directors believes that the completion of the conversion and stock offering will increase our capital and support continued growth and future business activities which will increase long-term stockholder value.

Concurrently with the exchange offer, Cincinnati Bancorp, Inc. is offering up to 1,437,356 shares of common stock for sale, representing the ownership interest of CF Mutual Holding Company in Cincinnati Bancorp, to eligible depositors and to the public at a price of $10.00 per share. After the conversion and offering are completed, Cincinnati Federal will be a wholly-owned subsidiary of Cincinnati Bancorp, Inc., and 100% of the common stock of Cincinnati Bancorp, Inc. will be owned by public stockholders. As a result of the conversion and offering, Cincinnati Bancorp and CF Mutual Holding Company will cease to exist.

Cincinnati Bancorp, Inc. intends to contribute between $4.7 million and $6.5 million of the net proceeds to Cincinnati Federal and retain between $3.8 million and $5.4 million of the net proceeds. The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion.

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The plan of conversion provides that we will offer shares of common stock in a “subscription offering” in the following descending order of priority:

(i)	To depositors with accounts at Cincinnati Federal with aggregate balances of at least $50 at the close of business on June 30, 2018.

(ii)	To our tax-qualified employee benefit plans (including Cincinnati Federal’s employee stock ownership plan), which will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering. We expect our employee stock ownership plan to purchase 8% of the shares of common stock sold in the stock offering, although we reserve the right to have the employee stock ownership plan purchase more than 8% of the shares sold in the offering to the extent necessary to complete the offering at the minimum of the offering range.

(iii)	To depositors with accounts at Cincinnati Federal with aggregate balances of at least $50 at the close of business on September 30, 2019.

(iv)	To depositors of Cincinnati Federal at the close of business on _______, 2019, and to borrowers of Cincinnati Federal as of the close of business on January 21, 2015, and borrowers of the former Kentucky Federal Savings and Loan Association as of the close of business on October 12, 2018, whose borrowings, in each case, remained outstanding as of the close of business on ______, 2019.

Shares of common stock not purchased in the subscription offering will be offered for sale to the general public in a community offering, with a preference given first to natural persons (including trusts of natural persons) residing in the Ohio counties of Butler, Clermont, Hamilton and Warren, the Indiana county of Dearborn, and the Kentucky counties of Boone, Campbell and Kenton. To the extent shares of common stock remain available, we will also offer the shares to Cincinnati Bancorp’s public stockholders as of __________, 2019. The community offering may begin concurrently with the subscription offering. We also may offer for sale shares of common stock not purchased in the subscription offering or the community offering through a syndicated offering. Keefe, Bruyette & Woods, Inc. will act as sole book-running manager for the syndicated offering. We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated offering. Any determination to accept or reject stock orders in the community offering or syndicated offering will be based on the facts and circumstances available to management at the time of the determination.

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation of the estimated pro forma market value of Cincinnati Bancorp, Inc. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock in the offering. The independent valuation will be updated and the final number of shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

A copy of the plan of conversion is available for inspection at each branch office of Cincinnati Federal and at the Federal Reserve Bank of Cleveland. The plan of conversion is also filed as an exhibit to CF Mutual Holding Company’s application to convert from mutual to stock form of which this proxy statement/prospectus is a part, copies of which may be obtained from the Federal Reserve Board. The plan of conversion is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this proxy statement/prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website. See “Where You Can Find Additional Information.”

The board of directors unanimously recommends that you vote “FOR” approval of the Plan of Conversion and Reorganization of CF Mutual Holding Company.

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[Remaining sections same as prospectus under “The Conversion and Offering,” with the following added:

Exchange of Existing Stockholders’ Stock Certificates

The conversion of existing outstanding shares of Cincinnati Bancorp common stock into the right to receive shares of Cincinnati Bancorp, Inc. common stock will occur automatically at the completion of the conversion. As soon as practicable after the completion of the conversion, our exchange agent will send a transmittal form to each public stockholder of Cincinnati Bancorp who holds physical stock certificates. The transmittal form will contain instructions on how to surrender certificates evidencing Cincinnati Bancorp common stock in exchange for shares of Cincinnati Bancorp, Inc. common stock in book entry form, to be held electronically on the books of our transfer agent. Cincinnati Bancorp, Inc. will not issue stock certificates. We expect that a statement reflecting your ownership of shares of common stock of Cincinnati Bancorp, Inc. common stock will be distributed within five business days after the exchange agent receives properly executed transmittal forms, Cincinnati Bancorp stock certificates and other required documents. Shares held by public stockholders in street name (such as in a brokerage account) will be exchanged automatically upon the completion of the conversion; no transmittal forms will be mailed relating to these shares.

No fractional shares of Cincinnati Bancorp, Inc. common stock will be issued to any public stockholder of Cincinnati Bancorp when the conversion is completed. For each fractional share that would otherwise be issued to a stockholder who holds a stock certificate, we will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 offering purchase price per share. Payment for fractional shares will be made as soon as practicable after the receipt by the exchange agent of the transmittal forms and the surrendered Cincinnati Bancorp stock certificates. If your shares of common stock are held in street name, you will automatically receive cash in lieu of fractional shares in your account.

Do not forward your stock certificates until you have received transmittal forms, which will include forwarding instructions. After the conversion, stockholders will not receive shares of Cincinnati Bancorp, Inc. common stock and will not be paid dividends on the shares of Cincinnati Bancorp, Inc. common stock until existing certificates representing shares of Cincinnati Bancorp common stock are surrendered for exchange in compliance with the terms of the transmittal form. When stockholders surrender their certificates, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate that represents shares of Cincinnati Bancorp common stock outstanding at the effective date of the conversion will be considered to evidence ownership of shares of Cincinnati Bancorp, Inc. common stock into which those shares have been converted by virtue of the conversion.

If a certificate for Cincinnati Bancorp common stock has been lost, stolen or destroyed, our exchange agent will issue a new stock certificate upon receipt of appropriate evidence as to the loss, theft or destruction of the certificate, appropriate evidence as to the ownership of the certificate by the claimant, and appropriate and customary indemnification, which is normally effected by the purchase of a bond from a surety company at the stockholder’s expense.

All shares of Cincinnati Bancorp, Inc. common stock that we issue in exchange for existing shares of Cincinnati Bancorp common stock will be considered to have been issued in full satisfaction of all rights pertaining to such shares of common stock, subject, however, to our obligation to pay any dividends or make any other distributions with a record date before the effective date of the conversion that may have been declared by us on or before the effective date, and which remain unpaid at the effective date.

Restrictions on Transfer of Subscription Rights and Shares

Applicable banking regulations prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. When registering your stock purchase on the stock order form, you cannot add the name(s) of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do. Doing so may jeopardize your subscription rights. You may only add those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise before completion of the offering.

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We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Stock Information Center

Our banking office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, please call our Stock Information Center. The telephone number is 1-(877) ___________ (toll-free). The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern time. The Stock Information Center will be closed on bank holidays.

Liquidation Rights

Liquidation Before the Conversion. In the unlikely event that CF Mutual Holding Company is liquidated before the conversion, all claims of creditors of CF Mutual Holding Company would be paid first. Thereafter, if there were any assets of CF Mutual Holding Company remaining, these assets would first be distributed to depositors of Cincinnati Federal pro rata based on the value of their accounts at Cincinnati Federal.

Liquidation Following the Conversion. The plan of conversion provides for the establishment, upon the completion of the conversion, of a liquidation account by Cincinnati Bancorp, Inc. for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to (i) CF Mutual Holding Company’s ownership interest in Cincinnati Bancorp’s total stockholders’ equity as of the date of the latest statement of financial condition contained in this proxy statement/prospectus plus (ii) the value of the net assets of CF Mutual Holding Company as of the date of the latest statement of financial condition of CF Mutual Holding Company before the consummation of the conversion (excluding its ownership of Cincinnati Bancorp). The plan of conversion also provides for the establishment of a parallel liquidation account in Cincinnati Federal to support the Cincinnati Bancorp, Inc. liquidation account in the event Cincinnati Bancorp, Inc. does not have sufficient assets to fund its obligations under the Cincinnati Bancorp, Inc. liquidation account.

In the unlikely event that Cincinnati Federal were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first. However, except with respect to the liquidation account to be established in Cincinnati Bancorp, a depositor’s claim would be solely for the principal amount of his or her deposit accounts plus accrued interest. Depositors generally would not have an interest in the value of the assets of Cincinnati Federal or Cincinnati Bancorp, Inc. above that amount.

The liquidation account established by Cincinnati Bancorp, Inc. is intended to provide qualifying depositors a liquidation interest (exchanged for the liquidation interests such persons had in CF Mutual Holding Company) after the conversion in the event of a complete liquidation of Cincinnati Bancorp, Inc. and Cincinnati Federal or a liquidation solely of Cincinnati Federal. Specifically, in the unlikely event that either (i) Cincinnati Federal or (ii) Cincinnati Bancorp, Inc. and Cincinnati Federal were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by a distribution to depositors as of June 30, 2018 and September 30, 2019 of their interests in the liquidation account maintained by Cincinnati Bancorp, Inc. Also, in a complete liquidation of both entities, or of Cincinnati Federal only, when Cincinnati Bancorp, Inc. has insufficient assets (other than the stock of Cincinnati Federal) to fund the liquidation account distribution owed to Eligible Account Holders, and Cincinnati Federal has positive net worth, then Cincinnati Federal shall immediately make a distribution to fund Cincinnati Bancorp, Inc.’s remaining obligations under the liquidation account. In no event will any Eligible Account Holder be entitled to a distribution that exceeds such holder’s interest in the liquidation account maintained by Cincinnati Bancorp, Inc. as adjusted from time to time pursuant to the plan of conversion and federal regulations. If Cincinnati Bancorp, Inc. is completely liquidated or sold apart from a sale or liquidation of Cincinnati Federal, then the Cincinnati Bancorp, Inc. liquidation account will cease to exist and Eligible Account Holders will receive an equivalent interest in the Cincinnati Federal liquidation account, subject to the same rights and terms as the Cincinnati Bancorp, Inc. liquidation account.

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Pursuant to the plan of conversion, after two years from the date of conversion and upon the written request of the Federal Reserve Board, Cincinnati Bancorp, Inc. will transfer, or upon the prior written approval of the Federal Reserve Cincinnati Bancorp, Inc. may transfer, the liquidation account and the depositors’ interests in such account to Cincinnati Federal and the liquidation account shall thereupon be subsumed into the liquidation account of Cincinnati Federal.

Under the rules and regulations of the Federal Reserve Board, a post-conversion merger, consolidation, or similar combination or transaction with another depository institution or depository institution holding company in which Cincinnati Bancorp, Inc. or Cincinnati Federal is not the surviving institution, would not be considered a liquidation. In such a transaction, the liquidation account would be assumed by the surviving institution or company.

Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial pro-rata interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in Cincinnati Federal on June 30, 2018 or September 30, 2019, respectively, equal to the proportion that the balance of such account holder’s deposit account on June 30, 2018 or September 30, 2019, respectively, bears to the balance of all deposit accounts of all Eligible Account Holders and Supplemental Eligible Account Holders in Cincinnati Federal on such dates.

If, however, on any December 31 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on June 30, 2018 or September 30, 2019, or any other annual closing date, then the liquidation account as well as the interest in the liquidation account relating to such deposit account would be reduced by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositors. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be available for distribution to stockholders.

Material Income Tax Consequences

Completion of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to the federal and state income tax consequences of the conversion to CF Mutual Holding Company, Cincinnati Bancorp, Cincinnati Federal, Eligible Account Holders, Supplemental Eligible Account Holders and Other Members. Unlike private letter rulings, an opinion of counsel or tax advisor is not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that Cincinnati Bancorp, Inc. or Cincinnati Federal would prevail in a judicial proceeding.

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CF Mutual Holding Company, Cincinnati Bancorp, Cincinnati Federal and Cincinnati Bancorp, Inc. have received an opinion of counsel, Luse Gorman, PC, regarding all of the material federal income tax consequences of the conversion, which include the following:

1.	The merger of CF Mutual Holding Company with and into Cincinnati Bancorp will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

2.	The constructive exchange of Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in CF Mutual Holding Company for liquidation interests in Cincinnati Bancorp will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

3.	None of CF Mutual Holding Company, Cincinnati Bancorp, Eligible Account Holders nor Supplemental Eligible Account Holders will recognize any gain or loss on the transfer of the assets of CF Mutual Holding Company to Cincinnati Bancorp and the assumption by Cincinnati Bancorp of CF Mutual Holding Company’s liabilities, if any, in constructive exchange for liquidation interests in Cincinnati Bancorp

4.	The basis of the assets of CF Mutual Holding Company and the holding period of such assets to be received by Cincinnati Bancorp will be the same as the basis and holding period of such assets in CF Mutual Holding Company immediately before the exchange.

5.	The merger of Cincinnati Bancorp with and into Cincinnati Bancorp, Inc. will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code and, therefore, will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code. Neither Cincinnati Bancorp nor Cincinnati Bancorp, Inc. will recognize gain or loss as a result of such merger.

6.	The basis of the assets of Cincinnati Bancorp and the holding period of such assets to be received by Cincinnati Bancorp, Inc. will be the same as the basis and holding period of such assets in Cincinnati Bancorp immediately before the exchange.

7.	Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in Cincinnati Bancorp for interests in the liquidation account in Cincinnati Bancorp, Inc.

8.	The exchange by the Eligible Account Holders and Supplemental Eligible Account Holders of the liquidation interests that they constructively received in Cincinnati Bancorp for interests in the liquidation account established in Cincinnati Bancorp, Inc. will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

9.	Each stockholder’s aggregate basis in shares of Cincinnati Bancorp, Inc. common stock (including fractional share interests) received in the exchange will be the same as the aggregate basis of Cincinnati Bancorp common stock surrendered in the exchange.

10.	Each stockholder’s holding period in his or her Cincinnati Bancorp, Inc. common stock received in the exchange will include the period during which the Cincinnati Bancorp common stock surrendered was held, provided that the Cincinnati Bancorp common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

11.	Except with respect to cash received in lieu of fractional shares, current stockholders of Cincinnati Bancorp will not recognize any gain or loss upon their exchange of Cincinnati Bancorp common stock for Cincinnati Bancorp, Inc. common stock.

12.	Cash received by any current stockholder of Cincinnati Bancorp in lieu of a fractional share interest in shares of Cincinnati Bancorp, Inc. common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of Cincinnati Bancorp, Inc. common stock, which such stockholder would otherwise be entitled to receive. Accordingly, a stockholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the stockholder as a capital asset, the gain or loss will be capital gain or loss.

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13.	It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Cincinnati Bancorp, Inc. common stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon distribution to them of nontransferable subscription rights to purchase shares of Cincinnati Bancorp, Inc. common stock. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.

14.	It is more likely than not that the fair market value of the benefit provided by the liquidation account of Cincinnati Federal supporting the payment of the Cincinnati Bancorp, Inc. liquidation account in the event Cincinnati Bancorp, Inc. lacks sufficient net assets is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in the Cincinnati Federal liquidation account as of the effective date of the merger of Cincinnati Bancorp with and into Cincinnati Bancorp, Inc.

15.	It is more likely than not that the basis of the shares of Cincinnati Bancorp, Inc. common stock purchased in the offering by the exercise of nontransferable subscription rights will be the purchase price. The holding period of the Cincinnati Bancorp, Inc. common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date the right to acquire such stock was exercised.

16.	No gain or loss will be recognized by Cincinnati Bancorp, Inc. on the receipt of money in exchange for Cincinnati Bancorp, Inc. common stock sold in the offering.

We believe that the tax opinions summarized above address all material federal income tax consequences that are generally applicable to CF Mutual Holding Company, Cincinnati Bancorp, Cincinnati Federal, Cincinnati Bancorp, Inc. and persons receiving subscription rights and stockholders of Cincinnati Bancorp With respect to items 13 and 15 above, Luse Gorman, PC noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. The firm further noted that Keller & Company, Inc. has issued a letter that the subscription rights have no ascertainable fair market value. The firm also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Luse Gorman, PC believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise the subscription rights in an amount equal to the ascertainable value, and we could recognize gain on the distribution of such rights. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences if subscription rights are deemed to have an ascertainable value.

The opinion as to item 14 above is based on the position that: (i) no holder of an interest in a liquidation account has ever received any payment attributable to a liquidation account; (ii) the interests in the liquidation accounts are not transferable; (iii) the amounts due under the liquidation account with respect to each Eligible Account Holder will be reduced as their deposits in Cincinnati Federal are reduced; and (iv) the Cincinnati Federal liquidation account payment obligation arises only if Cincinnati Bancorp, Inc. lacks sufficient assets to fund the liquidation account.

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In addition, we have received a letter from Keller & Company, Inc. stating its belief that the benefit provided by the Cincinnati Federal liquidation account supporting the payment of the liquidation account in the event Cincinnati Bancorp, Inc. lacks sufficient net assets does not have any economic value at the time of the conversion. Based on the foregoing, Luse Gorman, PC believes it is more likely than not that such rights in the Cincinnati Federal liquidation account have no value. If such rights are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder or Supplemental Eligible Account Holder in the amount of such fair market value as of the date of the conversion.

The opinion of Luse Gorman, PC, unlike a letter ruling issued by the Internal Revenue Service, is not binding on the Internal Revenue Service and the conclusions expressed therein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed reorganization and stock offering, but any such rulings may not be cited as precedent by any taxpayer other than the taxpayer to whom a ruling is addressed. We do not plan to apply for a letter ruling concerning the transactions described herein.

We have also received an opinion from BKD, LLP that the Ohio state income tax consequences are consistent with the federal income tax consequences.

The federal and state tax opinions have been filed with the Securities and Exchange Commission as exhibits to Cincinnati Bancorp, Inc.’s registration statement.

Certain Restrictions on Purchase or Transfer of Our Shares after Conversion

All shares of common stock purchased in the offering by a director or certain officers of Cincinnati Federal, Cincinnati Bancorp, Cincinnati Bancorp, Inc. or CF Mutual Holding Company generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death of the individual. Restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of Cincinnati Bancorp, Inc. also will be restricted by the insider trading rules under the Securities Exchange Act of 1934.

Purchases of shares of our common stock by any of our directors, certain officers and their associates, during the three-year period following the closing of the conversion, may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Federal Reserve Board. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our common stock by our stock option plan or any of our tax-qualified employee stock benefit plans or non-tax-qualified employee stock benefit plans, including any restricted stock plans.

PROPOSAL 2 — ADJOURNMENT OF THE SPECIAL MEETING

If there are not sufficient votes to constitute a quorum or to approve the plan of conversion at the time of the special meeting, the proposals may not be approved unless the special meeting is adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by Cincinnati Bancorp at the time of the special meeting to be voted for an adjournment, if necessary, Cincinnati Bancorp has submitted the question of adjournment to its stockholders as a separate matter for their consideration. The board of directors of Cincinnati Bancorp recommends that stockholders vote “FOR” approval of the adjournment proposal. If it is necessary to adjourn the special meeting, no notice of the adjourned special meeting is required to be given to stockholders (unless the adjournment is for more than 30 days or if a new record date is fixed), other than an announcement at the special meeting of the hour, date and place to which the special meeting is adjourned.

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The board of directors unanimously recommends that you vote “FOR” approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

PROPOSAL 3 THROUGH 5 — INFORMATIONAL PROPOSALS RELATING TO ARTICLES OF INCORPORATION OF CINCINNATI BANCORP, INC.

By their approval of the plan of conversion as set forth in Proposal 1, the board of directors of Cincinnati Bancorp has approved each of the informational proposals numbered 3 through 5, all of which relate to provisions included in the articles of incorporation of Cincinnati Bancorp, Inc. Each of these informational proposals is discussed in more detail below.

As a result of the conversion, the public stockholders of Cincinnati Bancorp, whose rights are presently governed by the charter and bylaws of Cincinnati Bancorp, will become stockholders of Cincinnati Bancorp, Inc., whose rights will be governed by the articles of incorporation and bylaws of Cincinnati Bancorp, Inc. The following informational proposals address the material differences between the governing documents of the two companies. This discussion is qualified in its entirety by reference to the charter and bylaws of Cincinnati Bancorp and the articles of incorporation and bylaws of Cincinnati Bancorp, Inc. See “Where You Can Find Additional Information” for procedures for obtaining a copy of those documents.

The provisions of Cincinnati Bancorp, Inc.’s articles of incorporation that are summarized as informational proposals 3 through 5 were approved as part of the process in which the board of directors of Cincinnati Bancorp approved the plan of conversion. These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. Cincinnati Bancorp’s stockholders are not being asked to approve these informational proposals at the special meeting. While we are asking you to vote with respect to each of the informational proposals set forth below, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of Cincinnati Bancorp, Inc.’s articles of incorporation and bylaws that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of Cincinnati Bancorp, Inc., if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Informational Proposal 3 – Approval of a Provision in Cincinnati Bancorp, Inc.’s Articles of Incorporation Requiring a Super-Majority Vote to Amend Certain Provisions of the Articles of Incorporation of Cincinnati Bancorp, Inc. No amendment of the charter of Cincinnati Bancorp may be made unless it is first proposed by the board of directors, then preliminarily approved by the Federal Reserve Board, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. The articles of incorporation of Cincinnati Bancorp, Inc. generally may be amended by the holders of a majority of the shares entitled to vote; provided, however, that any amendment of Section C, D, E or F of Article Fifth (Preferred Stock, Restrictions on Voting Rights of the Corporation’s Equity Securities, Majority Vote and Quorum), Article 7 (Directors), Article 8 (Bylaws), Article 9 (Evaluation of Certain Offers), Article 10 (Indemnification, etc. of Directors and Officers), Article 11 (Limitation of Liability), Article 12 (Selection of Forum) and Article 13 (Amendment of the Articles of Incorporation) must be approved by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote, except that the board of directors may amend the articles of incorporation without any action by the stockholders to increase or decrease the aggregate number of shares of capital stock.

These limitations on amendments to specified provisions of Cincinnati Bancorp, Inc.’s articles of incorporation are intended to ensure that the referenced provisions are not limited or changed upon a simple majority vote. While this limits the ability of stockholders to amend those provisions, CF Mutual Holding Company, as a 55.5% stockholder, currently can effectively block any stockholder proposed change to the charter.

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The requirement of a super-majority stockholder vote to amend specified provisions of Cincinnati Bancorp, Inc.’s articles of incorporation could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through amendments to the articles of incorporation is an important element of the takeover strategy of the potential acquirer. The board of directors believes that the provisions limiting certain amendments to the articles of incorporation will put the board of directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of Cincinnati Bancorp, Inc. and the fundamental rights of its stockholders, and to preserve the ability of all stockholders to have an effective voice in the outcome of such matters.

The board of directors recommends that you vote “FOR” approval of a provision in Cincinnati Bancorp, Inc.’s articles of incorporation requiring a super-majority vote to approve certain amendments to Cincinnati Bancorp, Inc.’s articles of incorporation.

Informational Proposal 4 – Approval of a Provision in Cincinnati Bancorp, Inc.’s Articles of Incorporation Requiring a Super-Majority Vote of Stockholders to Approve Stockholder Proposed Amendments to Cincinnati Bancorp, Inc.’s Bylaws. An amendment to Cincinnati Bancorp’s bylaws proposed by stockholders must be approved by the holders of a majority of the total votes eligible to be cast at a legal meeting subject to applicable approval by the Federal Reserve Board. The articles of incorporation of Cincinnati Bancorp, Inc. provides that stockholders may only amend the bylaws if such proposal is approved by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote.

The requirement of a super-majority stockholder vote to amend the bylaws of Cincinnati Bancorp, Inc. is intended to ensure that the bylaws are not limited or changed upon a simple majority vote of stockholders. While this limits the ability of stockholders to amend the bylaws, CF Mutual Holding Company, as a 55.5% stockholder, currently can effectively block any stockholder proposed change to the bylaws. Also, the board of directors of both Cincinnati Bancorp and Cincinnati Bancorp, Inc. may by a majority vote amend either company’s bylaws.

This provision in Cincinnati Bancorp, Inc.’s articles of incorporation could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through amendments to the bylaws is an important element of the takeover strategy of the potential acquirer. The board of directors believes that the provision limiting amendments to the bylaws will put the board of directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of Cincinnati Bancorp, Inc. and the fundamental rights of its stockholders, and to preserve the ability of all stockholders to have an effective voice in the outcome of such matters.

The board of directors unanimously recommends that you vote “FOR” approval of the provision in Cincinnati Bancorp, Inc.’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder proposed amendments to Cincinnati Bancorp, Inc.’s bylaws.

Informational Proposal 5 – Approval of a Provision in Cincinnati Bancorp, Inc.’s Articles of Incorporation to Limit the Voting Rights of Shares Beneficially Owned in Excess of 10% of Cincinnati Bancorp, Inc.’s Outstanding Voting Stock. The articles of incorporation of Cincinnati Bancorp, Inc. provide that in no event shall any person, who directly or indirectly beneficially owns in excess of 10% of the then-outstanding shares of common stock as of the record date for the determination of stockholders entitled or permitted to vote on any matter, be entitled or permitted to vote in respect of the shares held in excess of the 10% limit. Beneficial ownership is determined pursuant to the federal securities laws and includes, but is not limited to, shares as to which any person and his or her affiliates (i) have the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options and (ii) have or share investment or voting power (but shall not be deemed the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, and that are not otherwise beneficially, or deemed by Cincinnati Bancorp, Inc. to be beneficially, owned by such person and his or her affiliates).

The foregoing restriction does not apply to any employee benefit plans of Cincinnati Bancorp, Inc. or any subsidiary or a trustee of a plan.

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The provision in Cincinnati Bancorp, Inc.’s articles of incorporation limiting the voting rights of beneficial owners of more than 10% of Cincinnati Bancorp, Inc.’s outstanding voting stock is intended to limit the ability of any person to acquire a significant number of shares of Cincinnati Bancorp, Inc. common stock and thereby gain sufficient voting control so as to cause Cincinnati Bancorp, Inc. to effect a transaction that may not be in the best interests of Cincinnati Bancorp, Inc. and its stockholders generally. This provision will not prevent a stockholder from seeking to acquire a controlling interest in Cincinnati Bancorp, Inc., but it will prevent a stockholder from voting more than 10% of the outstanding shares of common stock unless that stockholder has first persuaded the board of directors of the merits of the course of action proposed by the stockholder. The board of directors of Cincinnati Bancorp, Inc. believes that fundamental transactions generally should be first considered and approved by the board of directors as it generally believes that it is in the best position to make an initial assessment of the merits of any such transactions and that its ability to make the initial assessment could be impeded if a single stockholder could acquire a sufficiently large voting interest so as to control a stockholder vote on any given proposal. This provision in Cincinnati Bancorp, Inc.’s articles of incorporation makes an acquisition, merger or other similar corporate transaction less likely to occur, even if such transaction is supported by most stockholders, because it can prevent a holder of shares in excess of the 10% limit from voting the excess shares in favor of the transaction. Thus, it may be deemed to have an anti-takeover effect.

The board of directors unanimously recommends that you vote “FOR” approval of a provision in Cincinnati Bancorp, Inc.’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Cincinnati Bancorp, Inc.’s outstanding voting stock.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

[Same as prospectus]

RECENT DEVELOPMENTS

[Same as prospectus]

FORWARD-LOOKING STATEMENTS

[Same as prospectus]

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

[Same as prospectus]

OUR DIVIDEND POLICY

[Same as prospectus]

MARKET FOR THE COMMON STOCK

[Same as prospectus]

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

[Same as prospectus]

CAPITALIZATION

[Same as prospectus]

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PRO FORMA DATA

[Same as prospectus]

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

[Same as prospectus]

BUSINESS OF CINCINNATI BANCORP, INC. AND CINCINNATI BANCORP

[Same as prospectus]

BUSINESS OF CINCINNATI FEDERAL

[Same as prospectus]

SUPERVISION AND REGULATION

[Same as prospectus]

TAXATION

[Same as prospectus]

MANAGEMENT

[Same as prospectus]

BENEFICIAL OWNERSHIP OF COMMON STOCK

[Same as prospectus]

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

[Same as prospectus]

COMPARISON OF STOCKHOLDERS’ RIGHTS FOR EXISTING
STOCKHOLDERS OF CINCINNATI BANCORP

[Same as prospectus]

RESTRICTIONS ON ACQUISITION OF CINCINNATI BANCORP, INC.

[Same as prospectus]

DESCRIPTION OF CAPITAL STOCK OF CINCINNATI BANCORP, INC.

 FOLLOWING THE CONVERSION

[Same as prospectus]

TRANSFER AGENT

[Same as prospectus]

29

EXPERTS

[Same as prospectus]

LEGAL MATTERS

[Same as prospectus]

WHERE YOU CAN FIND ADDITIONAL INFORMATION

[Same as prospectus]

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for our 2020 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at our executive office, located at 6581 Harrison Avenue, Cincinnati, Ohio 45247, no later than __________, 2019. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

Provisions of Cincinnati Bancorp’s Bylaws. Under Cincinnati Bancorp’s Bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at a meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, or to bring a proper subject of business before the meeting, must do so by a written notice timely received (generally not less than five days in advance of such meeting, subject to certain exceptions) by the Secretary of Cincinnati Bancorp.

Provisions of Cincinnati Bancorp, Inc.’s Bylaws. Cincinnati Bancorp, Inc.’s Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the board of directors, Cincinnati Bancorp, Inc.’s Secretary must receive written notice not earlier than the 120th day nor later than the 110th day before date of the annual meeting; provided, however, that in the event the date of the annual meeting is advanced more than 30 days before the anniversary of the preceding year’s annual meeting, then, to be timely, notice by the stockholder must be so received not later than the tenth day following the day on which public announcement of the date of such meeting is first made.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on Cincinnati Bancorp, Inc.’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of Cincinnati Bancorp, Inc. which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The notice with respect to director nominations must include: (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) all information relating to such person that would indicate such person’s qualification to serve on the Board of Directors of Cincinnati Bancorp, Inc.; (ii) an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of Cincinnati Bancorp, Inc.’s Bylaws; (iii) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule or regulation; and (iv) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on Cincinnati Bancorp, Inc.’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of Cincinnati Bancorp, Inc. which are owned beneficially or of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation.

30

The 2020 annual meeting of stockholders is expected to be held on May ____, 2020. If the conversion is completed, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no earlier than _________, 2019 and no later than ________, 2020. If notice is received before ________, 2019 or after__________, 2020, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting. If the conversion is not completed, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us by May ___, 2020. If notice is received after May ___, 2020, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

Nothing in this proxy statement/prospectus shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SPECIAL MEETING

The Notice of Special Meeting of Stockholders, Proxy Statement/Prospectus, and Proxy Card are available at http://www.______________.

OTHER MATTERS

As of the date of this document, the board of directors is not aware of any business to come before the special meeting other than the matters described above in the proxy statement/prospectus. However, if any matters should properly come before the special meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Harold L. Anness
Corporate Secretary

Cincinnati, Ohio

_______, 2019

31

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

Estimated Amount
Registrant’s Legal Fees and Expenses	$425,000
Registrant’s Accounting Fees and Expenses	100,000
Marketing Agent’s Fees and Expenses	350,000
Records Management Agent’s Fees and Expenses	30,000
Independent Appraiser’s Fees and Expenses	38,000
Printing, Postage, Mailing and EDGAR Fees and Expenses	150,000
Filing Fees (NASDAQ, FINRA, SEC)	70,000
Transfer Agent’s Fees and Expenses	30,000
Business Plan Consultant’s Fees and Expenses	30,000
Stock Certificate Fees and Expenses	10,000
Proxy Solicitation Fees and Expenses	35,000
Other	32,000
Total	$1,300,000

Item 14.	Indemnification of Directors and Officers

Article 10 of the Articles of Incorporation of Cincinnati Bancorp, Inc. (the “Corporation”) sets forth the circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they may incur in their capacities as such:

ARTICLE 10. Indemnification, etc. of Directors and Officers.

A.            Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the Maryland General Corporation Law (the “MGCL”) now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B.            Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances if it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his or her good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination before the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct, or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise, shall be on the Corporation.

C.            Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D.            Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E.             Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

F.             Limitations Imposed by Federal Law. Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

Any repeal or modification of this Article 10 by the stockholders of the Corporation or the Board of Directors shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

Item 15.	Recent Sales of Unregistered Securities

Not Applicable.

Item 16.	Exhibits and Financial Statement Schedules

(a)	List of Exhibits

1.1	Engagement Letters Among CF Mutual Holding Company, Cincinnati Bancorp, Cincinnati Federal and Keefe Bruyette & Woods, Inc. (Financial Advisory Agent Services)
1.2	Engagement Letter Among CF Mutual Holding Company, Cincinnati Bancorp, Cincinnati Federal and Keefe Bruyette & Woods, Inc. (Records Management Agent Services)
1.3	Form of Agency Agreement Among CF Mutual Holding Company, Cincinnati Bancorp, Cincinnati Federal, Cincinnati Bancorp, Inc. and Keefe Bruyette & Woods, Inc.*
2	Plan of Conversion and Reorganization
3.1	Articles of Incorporation of Cincinnati Bancorp, Inc.
3.2	Bylaws of Cincinnati Bancorp, Inc.
4	Form of Common Stock Certificate of Cincinnati Bancorp, Inc.
5	Opinion of Luse Gorman, PC regarding legality of securities being registered
8.1	Federal Income Tax Opinion of Luse Gorman, PC
8.2	State Income Tax Opinion of BKD, LLP
10.1	Cincinnati Federal Employee Stock Ownership Plan*
10.2	Employment Agreement with Gregory W. Meyers (1)
10.3	Form of Three-Year Change in Control Agreement
10.4	Form of Two-Year Change in Control Agreement
10.5	Director Retirement Plan (1)
10.6	Split Dollar Life Insurance Plan (1)
21	Subsidiaries of Cincinnati Bancorp, Inc.
23.1	Consent of Luse Gorman, PC (contained in Opinions included as Exhibits 5 and 8.1)
23.2	Consent of Keller & Company, Inc.
23.3	Consent of BKD, LLP
24	Power of Attorney (set forth on signature page)
99.1	Engagement letter between Cincinnati Federal and Keller & Company, Inc. to serve as independent appraiser
99.2	Letter of Keller & Company, Inc. with respect to value of Subscription Rights
99.3	Appraisal Report of Keller & Company, Inc.
99.4	Marketing Materials*
99.5	Stock Order and Certification Form*
99.6	Letter of Keller & Company, Inc. with respect to Liquidation Rights
99.7	Form of Cincinnati Bancorp stockholder proxy

*	To be filed by amendment.
(1)	Incorporated herein by reference to the Registration Statement on Form S-1, as amended (File No. 333-202657), of Cincinnati Bancorp.
(b)	Financial Statement Schedules

Financial statement schedules are not filed because the required information is inapplicable or is included in the consolidated financial statements and related notes.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)           That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)           That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)           The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(8)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on September 11, 2019.

CINCINNATI BANCORP, INC.

By:	/s/ Joseph V. Bunke
Joseph V. Bunke
President
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Cincinnati Bancorp, Inc. (the “Corporation”) hereby severally constitute and appoint Robert A. Bedinghaus and Joseph V. Bunke, each as our true and lawful attorney and agent, each to do any and all things in our names in the capacities indicated below which one or both of said individuals may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Corporation’s common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that one or more of said individuals shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph V. Bunke	President	September 11, 2019
Joseph V. Bunke	(Principal Executive Officer)

/s/ Herbert C. Brinkman	Chief Financial Officer and Treasurer	September 11, 2019
Herbert C. Brinkman	(Principal Financial and Accounting Officer)

/s/ Robert A. Bedinghaus	Director	September 11, 2019
Robert A. Bedinghaus	(Executive Chairman of the Board)

/s/ Harold L. Anness	Director	September 11, 2019
Harold L. Anness

/s/ Stuart H. Anness	Director	September 11, 2019
Stuart H. Anness

/s/ Andrew J. Nurre	Director	September 11, 2019
Andrew J. Nurre

/s/ Charles G. Skidmore	Director	September 11, 2019
Charles G. Skidmore

/s Philip E. Wehrman	Director	September 11, 2019
Philip E. Wehrman